Preliminary Offering Circular, Dated October 8, 2019

AN OFFERING STATEMENT PURSUANT TO REGULATION A RELATING TO THESE SECURITIES HAS BEEN FILED WITH THE SECURITIES AND EXCHANGE COMMISSION. INFORMATION CONTAINED IN THIS PRELIMINARY OFFERING CIRCULAR IS SUBJECT TO COMPLETION OR AMENDMENT. THESE SECURITIES MAY NOT BE SOLD NOR MAY OFFERS TO BUY BE ACCEPTED BEFORE THE OFFERING STATEMENT FILED WITH THE COMMISSION IS QUALIFIED. THIS PRELIMINARY OFFERING CIRCULAR SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY NOR MAY THERE BE ANY SALES OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL BEFORE REGISTRATION OR QUALIFICATION UNDER THE LAWS OF ANY SUCH STATE. WE MAY ELECT TO SATISFY OUR OBLIGATION TO DELIVER A FINAL OFFERING CIRCULAR BY SENDING YOU A NOTICE WITHIN TWO BUSINESS DAYS AFTER THE COMPLETION OF OUR SALE TO YOU THAT CONTAINS THE URL WHERE THE OFFERING CIRCULAR WAS FILED MAY BE OBTAINED.

1847 HOLDINGS LLC

590 Madison Avenue, 21st Floor

New York, NY 10022

212-417-9800; www.1847holdings.com

UP TO 320,000 SERIES A PREFERRED SHARES

1847 Holdings LLC (which, together with its consolidated subsidiaries, is referred to herein as “we,” “us,” “our” and “our company”) is offering a minimum of 40,000 and up to a maximum of 320,000 of its series A preferred shares at an offering price of $25.00 per share for minimum gross proceeds of $1,000,000 and up to a maximum of $8,000,000.

Prior to this offering, there has been no public market for our series A preferred shares. We intend to apply for the quotation of our series A preferred shares on the OTC Pink Market under the symbol “[  ].” Our common shares are currently eligible for quotation on the OTC Pink Market under the symbol “EFSH.”

The offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after the offering statement of which this offering circular forms a part has been qualified by the U.S Securities and Exchange Commission, or the SEC, or (3) the date on which this offering is earlier terminated by us in our sole discretion.

We have engaged Wilmington Trust, National Association as an escrow agent to hold funds tendered by investors, and assuming we sell a minimum of $1,000,000 in shares, may hold a series of closings at which we receive the funds from the escrow agent and issue the shares to investors. In the event we have not sold the minimum number of shares by the date that is one year from the qualification of this offering with the SEC, or sooner if we terminate the offering prior to such date, any money tendered by potential investors will be promptly returned by the escrow agent. We may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each closing, funds tendered by investors will be available to us.

This offering is being conducted on a “best efforts” basis pursuant to Regulation A of Section 3(6) of the Securities Act of 1933, as amended, or the Securities Act, for Tier 2 offerings. We have engaged Craft Capital Management LLC to serve as our sole and exclusive placement agent to assist in the placement of our shares. In addition, the placement agent may engage one or more co-managing agents, sub agents or selected dealers. The placement agent is not purchasing the shares, and is not required to sell any specific number or dollar amount of the shares in this offering. The placement agent will receive compensation for sales of the shares offered hereby at a fixed commission rate of 8% of the gross proceeds of the offering.

To public in this offering:	Series A Preferred Shares	Price to public	Underwriting discount and commissions(1)	Proceeds to us (before expenses(2)
Per share	n/a	$25.00	$2.00	$23.00
Total minimum	40,000	$1,000,000	$80,000	$920,000
Total maximum	320,000	$8,000,000	$640,000	$7,360,000

To placement agent:	Series A Preferred Shares	Price to public		Underwriting discount and commissions		Proceeds to us
Preferred shares	(3)	$	n/a	$	n/a	$	n/a

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(1)	See “Plan of Distribution” for details of the compensation payable to the placement agent.

(2)	We estimate the total expenses of this offering, excluding the placement agent commissions, will be approximately $211,000. Because this is a best efforts offering, the actual public offering amount, placement agent commissions and proceeds to us are not presently determinable and may be substantially less than the total maximum offering set forth above.

(3)

In addition to the discounts and commissions included in the above table, we have agreed to issue the placement agent at each closing a number of series A preferred shares equal to 1.25% of the shares sold at such closing.

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act, or the JOBS Act, and, as such, may elect to comply with certain reduced reporting requirements for this offering circular and future filing after this offering.

Our business and an investment in our securities involve significant risks. See “Risk Factors” beginning on page 12 of this offering circular to read about factors that you should consider before making an investment decision.

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or your net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

THE UNITED STATES SECURITIES AND EXCHANGE COMMISSION DOES NOT PASS UPON THE MERITS OR GIVE ITS APPROVAL OF ANY SECURITIES OFFERED OR THE TERMS OF THE OFFERING, NOR DOES IT PASS UPON THE ACCURACY OR COMPLETENESS OF ANY OFFERING CIRCULAR OR OTHER SOLICITATION MATERIALS. THESE SECURITIES ARE OFFERED PURSUANT TO AN EXEMPTION FROM REGISTRATION WITH THE COMMISSION; HOWEVER, THE COMMISSION HAS NOT MADE AN INDEPENDENT DETERMINATION THAT THE SECURITIES OFFERED ARE EXEMPT FROM REGISTRATION.

This offering circular follows the disclosure format of Part I of Form S-1 pursuant to the general instructions of Part II(a)(1)(ii) of Form 1-A.

The approximate date of commencement of proposed sale to the public is [ ].

SUITABILITY STANDARDS

An investment in our series A preferred shares involves significant risks and is only suitable for persons who have adequate financial means, desire a relatively long-term investment, and will not need liquidity from their investment. We intend to apply for the quotation of our series A preferred shares on the OTC Pink Market. However, no assurance can be given that we will be successful in arranging for our series A preferred shares to be quoted on the OTC Pink Market. This means that it may be very difficult for you to sell your series A preferred shares. This investment is not suitable for persons who seek liquidity or guaranteed income, or who seek a short-term investment.

Holders of our series A preferred shares do not have any right to cause the redemption of their series A preferred shares nor is there any date certain or time period at which you will be able to liquidate your series A preferred shares and if no market develops in our series A preferred shares, then you will not be able to liquidate your investment. Our manager has never offered prior programs or REITs in which disclosed in the offering materials was a date or time period at which the program or REIT might be liquidated. So, unlike other sponsors of direct participation programs who do have such track records, our manager has no track record regarding whether it has in fact liquidated a prior program or REIT on or around that date or during the time period it indicated it would nor does it have any track record of providing liquidity for investors.

In consideration of these factors, we have established suitability standards for an initial purchaser or subsequent transferee of our series A preferred shares, which will apply if our series A preferred shares are not listed on a national securities exchange at the time of sale or resale. These suitability standards require that a purchaser of series A preferred shares have, excluding the value of a purchaser’s home, furnishings, and automobiles, either:

•	a net worth of at least $250,000; or
•	a gross annual income of at least $70,000 and a net worth of at least $70,000.

Several states have established suitability requirements that are more stringent than our standards described above. If at the time of sale of our series A preferred shares under this offering circular our series A preferred shares are not listed on a national securities exchange, then our series A preferred shares will be sold only to investors in these states who meet our suitability standards set forth above along with the special suitability standards set forth below:

•	For Alabama Residents — Shares will only be sold to Alabama residents representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates.

•	For Idaho Residents — Purchasers residing in Idaho must have either (a) a liquid net worth of $85,000 and annual gross income of $85,000 or (b) a liquid net worth of $300,000. Additionally, an Idaho investor’s total investment in the issuer shall not exceed 10% of his or her liquid net worth.

•	For Iowa Residents — Iowa investors must have either: (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $100,000, or (b) a minimum liquid net worth of at least $350,000. In addition, an Iowa investor’s aggregate investment in us, shares of our affiliates, and other non-exchange traded direct participation investments may not exceed 10% of his or her liquid net worth. Accredited investors in Iowa, as defined in 17 C.F.R. § 230.501, as amended, are not subject to the 10% investment limitation.

•	For Kansas Residents — It is recommended by the office of the Kansas Securities Commissioner that Kansas investors not invest, in the aggregate, more than 10% of their liquid net worth in this and other non-exchange traded direct participation programs. For these purposes, liquid net worth shall be defined as that portion of total net worth (total assets minus total liabilities) that is comprised of cash, cash equivalents and readily marketable securities.

•	For Kentucky Residents — Investments by residents of the State of Kentucky must not exceed 10% of such investor’s liquid net worth in our shares or the shares of our affiliates’ non-exchange traded direct participation programs.

•	For Maine Residents — The Maine Office of Securities recommends that an investor’s aggregate investment in this offering and similar direct participation investments not exceed 10% of the investor’s liquid net worth.

•	For Massachusetts Residents — No more than 10% of any one Massachusetts investor’s liquid net worth may be invested in us and in other illiquid direct participation programs.

•	For Missouri Residents — No more than 10% of any one Missouri investor’s liquid net worth shall be invested in our securities.

•	For Nebraska Residents — In addition to the suitability standards above, Nebraska investors must limit their aggregate investment in our common shares and warrants and in other non-publicly exchange traded direct participation programs to 10% of such investor’s net worth. Accredited investors, as defined in 17 C.F.R. § 230.501, as amended, are not subject to this limitation.

•	For New Jersey Residents — New Jersey investors must have either (a) a minimum liquid net worth of at least $100,000 and a minimum annual gross income of not less than $85,000, or (b) a minimum liquid net worth of $350,000. For these purposes, “liquid net worth” is defined as that portion of net worth (total assets exclusive of home, home furnishings, and automobiles, minus total liabilities) that consists of cash, cash equivalents and readily marketable securities. In addition, a New Jersey investor’s investment in us, our affiliates, and other non-publicly traded direct investment programs (including real estate investment trusts, business development companies, oil and gas programs, equipment leasing programs and commodity pools, but excluding unregistered, federally and state exempt private offerings) may not exceed ten percent (10%) of his or her liquid net worth.

•	For New Mexico Residents — In addition to the suitability standards above, the State of New Mexico requires that each investor in that state limit his or her investment in us, our affiliates, and other non-traded direct participation programs to not more than 10% of their liquid net worth.

•	For North Dakota Residents — Shares will only be sold to residents of the State of North Dakota representing that they have a net worth of at least 10 times their investment in us and that they meet one of our suitability standards.

•	For Oregon Residents — Shares will only be sold to residents of the State of Oregon representing that they have a liquid net worth of at least 10 times their investment in us and our affiliates and that they meet one of our suitability standards.

•	For Pennsylvania Residents — A Pennsylvania resident’s investment in us must not exceed 10% of his or her net worth.

•	For Tennessee Residents — A Tennessee resident’s investment in us must not exceed 10% of his or her liquid net worth.

•	For Vermont Residents — Accredited investors in Vermont, as defined in 17 C.F.R. § 230.501, as amended, may invest freely in this offering. Non-accredited Vermont investors may not purchase an amount in this offering that exceeds 10% of the investor’s liquid net worth. For these purposes, “liquid net worth” is defined as an investor’s total assets (not including home, home furnishings, or automobiles) minus total liabilities.

For purposes of determining the suitability of an investor, net worth in all cases should be calculated excluding the value of an investor’s home, home furnishings, and automobiles. Other than as set forth above, “liquid net worth” is defined as that portion of net worth which consists of cash, cash equivalents, and readily marketable securities.

You are not required to invest any minimum amount in this offering, but we will not permit the purchase of fractional shares.

Our manager and each participating broker-dealer, authorized representative, or any other person selling series A preferred shares on our behalf are required to make every reasonable effort to determine that the purchase of shares is a suitable and appropriate investment for each investor based on information provided by the investor regarding the investor’s financial situation and investment objectives. Our manager or the participating broker-dealer, authorized representative, or any other person selling series A preferred shares on our behalf will make this determination based on information provided by such investor to our manager or the participating broker-dealer, authorized representative, or any other person selling shares on our behalf, including such investor’s age, investment objectives, investment experience, income, net worth, financial situation, and other investments held by such investor, as well as any other pertinent factors.

Our manager or the participating broker-dealer, authorized representative or any other person selling shares on our behalf will maintain records for at least six years of the information used to determine that an investment in the shares is suitable and appropriate for each investor.

In the case of sales to fiduciary accounts, the suitability standards must be met by the fiduciary account, the person who directly or indirectly supplied the funds for the purchase of the shares, or the beneficiary of the account. Given the long-term nature of an investment in our securities, our investment objectives, and the relative illiquidity of our securities, our suitability standards are intended to help ensure that our series A preferred shares are an appropriate investment for those of you who become investors.

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Please read this offering circular carefully. It describes our business, our financial condition and results of operations. We have prepared this offering circular so that you will have the information necessary to make an informed investment decision. You should rely only on the information contained in this offering circular. We have not, and the placement agent has not, authorized anyone to provide you with any information other than that contained in this offering circular. We are offering to sell, and seeking offers to buy, the securities covered hereby only in jurisdictions where offers and sales are permitted. The information in this offering circular is accurate only as of the date of this offering circular, regardless of the time of delivery of this offering circular or any sale of the securities covered hereby. Our business, financial condition, results of operations and prospects may have changed since that date. We are not, and the placement agent is not, making an offer of these securities in any jurisdiction where the offer is not permitted.

This offering circular includes statistical and other industry and market data that we obtained from industry publications and research, surveys and studies conducted by third parties. Industry publications and third-party research, surveys and studies generally indicate that their information has been obtained from sources believed to be reliable, although they do not guarantee the accuracy or completeness of such information. We believe that the data obtained from these industry publications and third-party research, surveys and studies are reliable. We are ultimately responsible for all disclosure included in this offering circular.

WE HAVE NOT AUTHORIZED ANY DEALER, SALESPERSON OR OTHER PERSON TO GIVE ANY INFORMATION OR REPRESENT ANYTHING NOT CONTAINED IN THIS OFFERING CIRCULAR. YOU SHOULD NOT RELY ON ANY UNAUTHORIZED INFORMATION. THIS OFFERING CIRCULAR IS NOT AN OFFER TO SELL OR BUY ANY SECURITIES IN ANY STATE OR OTHER JURISDICTION IN WHICH IT IS UNLAWFUL. THE INFORMATION IN THIS OFFERING CIRCULAR IS CURRENT AS OF THE DATE ON THE COVER. YOU SHOULD RELY ONLY ON THE INFORMATION CONTAINED IN THIS OFFERING CIRCULAR.

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SUMMARY

This summary highlights selected information contained elsewhere in this offering circular. This summary is not complete and does not contain all the information that you should consider before deciding whether to invest in our securities. You should carefully read the entire offering circular, including the risks associated with an investment in our company discussed in the “Risk Factors” section of this offering circular, before making an investment decision.

Our Company

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed two acquisitions.

In March 2017, our subsidiary, 1847 Neese Inc., or 1847 Neese, acquired Neese, Inc., or Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries.

In April 2019, we acquired substantially all of the assets of Goedeker Television Co., or Goedeker Television, through our subsidiary 1847 Goedeker Inc., or Goedeker, which now operates the prior business of Goedeker Television, a Missouri corporation founded in 1951. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods.

Through our structure, we plan to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular monthly distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We intend to make these future businesses our majority-owned subsidiaries and intend to actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Our Manager

We have engaged 1847 Partners LLC, which we refer to as our manager, to manage our day-to-day operations and affairs, oversee the management and operations of our businesses and perform certain other services on our behalf, subject to the oversight of our board of directors. We believe our manager’s expertise and experience will be a critical factor in executing our strategy to begin making and growing monthly distributions to our common shareholders and increasing common shareholder value over time. Ellery W. Roberts, our Chief Executive Officer, is the sole manager of our manager and, as a result, our manager is an affiliate of Mr. Roberts.

At our inception, our manager engaged Ellery W. Roberts as our Chief Executive Officer, President and Chief Financial Officer. Mr. Roberts is also an employee of our manager and is seconded to our company, which means that he has been assigned by our manager to work for our company during the term of the management services agreement. Although Mr. Roberts is an employee of our manager, he reports directly to our board of directors. Mr. Roberts will resign as our Chief Financial Officer and Robert D. Barry will be appointed as our Chief Financial Officer at the initial closing of this offering. Mr. Barry will enter into an employment agreement with our company and be employed directly by our company instead of being an employee of our manager that is seconded to us by our manager.

Since 2000, Mr. Roberts has developed and grown multiple sector-specific platform businesses, through the consummation of 29 acquisitions. Mr. Roberts was actively involved in all aspects of deal sourcing, structuring, financing, investment committee approval and post-closing management of these acquisitions. He has more than 20 years of experience in acquiring and managing small businesses and has been directly involved with over $3 billion in direct private equity investments. Collectively, our management team has more than 60 years of combined experience in acquiring and managing small businesses and has overseen the acquisitions and financing of over 50 businesses.

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We entered into a management services agreement with our manager on April 15, 2013, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets for services performed.

Our manager owns all of the allocation shares of our company, which are a separate class of limited liability company interests that, together with the common shares and the series A preferred shares, will comprise all of the classes of equity interests of our company. The allocation shares generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded then the profit allocation becomes payable to our manager as described in the section entitled “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation.”

Our Market Opportunity

We seek to acquire and manage small businesses, which we characterize as those that have an enterprise value of less than $50 million. We believe that the merger and acquisition market for small businesses is highly fragmented and provides significant opportunities to purchase businesses at attractive prices. For example, according to GF Data, platform acquisitions with enterprise values greater than $50.0 million commanded valuation premiums 30% higher than platform acquisitions with enterprise values less than $50.0 million (8.2x trailing twelve month adjusted EBITDA versus 6.3x trailing twelve month adjusted EBITDA, respectively).

We believe that the following factors contribute to lower acquisition multiples for small businesses:

•	there are typically fewer potential acquirers for these businesses;
•	third-party financing generally is less available for these acquisitions;
•	sellers of these businesses may consider non-economic factors, such as continuing board membership or the effect of the sale on their employees; and
•	these businesses are generally less frequently sold pursuant to an auction process.

We believe that our management team’s strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities offers us substantial opportunities to purchase small businesses. See “Our Manager—Key Personnel of our Manager” for more information about our management team.

We also believe that significant opportunities exist to improve the performance of the businesses upon their acquisition. In the past, our manager has acquired businesses that are often formerly owned by seasoned entrepreneurs or large corporate parents. In these cases, our manager has frequently found that there have been opportunities to further build upon the management teams of acquired businesses. In addition, our manager has frequently found that financial reporting and management information systems of acquired businesses may be improved, both of which can lead to substantial improvements in earnings and cash flow. Finally, because these businesses tend to be too small to have their own corporate development efforts, we believe opportunities exist to assist these businesses in meaningful ways as they pursue organic or external growth strategies that were often not pursued by their previous owners.

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Our Strategy

Our long-term goals are to begin making and growing monthly distributions to our common shareholders and to increase common shareholder value over the long-term. We acquired Neese and all of the assets of Goedeker Television primarily so that we can achieve a base of cash flow to build our company and begin making and growing monthly distributions to our common shareholders. We believe that these acquisitions will help us achieve our long-term goals.

We plan to continue focusing on acquiring other businesses. Therefore, we intend to continue to identify, perform due diligence on, negotiate and consummate platform acquisitions of small businesses in attractive industry sectors.

Our Management Strategy

Our management strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring businesses, we will attempt to grow the businesses both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we will seek to grow the earnings and cash flow of acquired companies and, in turn, begin making and growing regular monthly distributions to our common shareholders and to increase common shareholder value over time. We believe we can increase the cash flows of our businesses by applying our intellectual capital to improve and grow our future businesses.

We will seek to acquire and manage small businesses. We believe that the merger and acquisition market for small businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. We also believe, and our manager has historically found, that significant opportunities exist to improve the performance of these businesses upon their acquisition.

In general, our manager will oversee and support the management team of our future platform businesses by, among other things:

•	recruiting and retaining managers to operate our future businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;
•	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems;
•	assisting the management teams of our future businesses in their analysis and pursuit of prudent organic growth strategies
•	identifying and working with future business management teams to execute on attractive external growth and acquisition opportunities;
•	identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;
•	providing the management teams of our future businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and
•	forming strong subsidiary level boards of directors to supplement management teams in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

•	recruit and develop management teams for our future businesses that are familiar with the industries in which our future businesses operate;
•	focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;
•	create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;
•	achieve exposure in certain industries in order to create opportunities for future acquisitions; and
•	develop and maintain long-term collaborative relationships with customers and suppliers.

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We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our manager identifies and recruits qualified operating partners and managers for our businesses.

Our Acquisition Strategy

Our acquisition strategies involve the acquisition of small businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our invested capital. In this respect, we expect to make acquisitions in industries wherein we believe an acquisition presents an attractive opportunity from the perspective of both (i) return on assets or equity and (ii) an easily identifiable path for growing the acquired businesses. We believe that attractive opportunities will increasingly present themselves as private sector owners seek to monetize their interests in longstanding and privately-held businesses and large corporate parents seek to dispose of their “non-core” operations.

From a financial perspective, we expect to make acquisitions of small businesses that are stable, have minimal bad debt, and strong accounts receivable. In addition, we expect to acquire companies that have been able to generate positive pro forma cash available for distribution for a minimum of three years prior to acquisition. Our previous acquisitions of Neese and Goedeker met these acquisition criteria.

We expect to benefit from our manager’s ability to identify diverse acquisition opportunities in a variety of industries. In addition, we intend to rely upon our management teams’ experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses.

We expect the process of acquiring new businesses to be time-consuming and complex. Our manager has historically taken from 2 to 24 months to perform due diligence on, negotiate and close acquisitions. Although we expect our manager to be at various stages of evaluating several transactions at any given time, there may be significant periods of time during which it does not recommend any new acquisitions to us.

Our primary corporate purpose is to own, operate and grow our operating businesses.  However, in addition to acquiring businesses, we expect to sell businesses that we own from time to time. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame.  We may also decide to own and operate some or all of our businesses in perpetuity if our board believes that it makes sense to do so. Upon the sale of a business, we may use the resulting proceeds to retire debt or retain proceeds for future acquisitions or general corporate purposes. Generally, we do not expect to make special distributions at the time of a sale of one of our businesses; instead, we expect that we will seek to gradually increase monthly common shareholder distributions over time.

Summary of Our Businesses

Neese

We acquired Neese on March 3, 2017. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries. Neese’s revenue mix is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Services to the local agricultural and farming communities include manure spreading, land rolling, bin whipping, cleaning of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and others.

Neese carries high-quality farm and ranch equipment from prominent manufacturers, including Buhler Versatile Tractors, Harvest International, Nuhn Industries Ltd., Twinstar, Fantini, Loftness, Roto-Grind, Sage Oil Vac, Dixie Chopper, and many others.

Neese generated revenues of $2,404,534 and $2,232,241 for the six months ended June 30, 2019 and 2018, respectfully. For the year ended December 31, 2018 and period from March 3, 2017 (date of acquisition) to December 31, 2017, Neese generated revenues of $7,333,847 and $6,410,620, respectively.

Goedeker

On April 5, 2019, we completed the acquisition of substantially all of the assets of Goedeker Television through our subsidiary Goedeker, which now operates the prior business of Goedeker Television, a Missouri corporation founded in 1951.

Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. Goedeker has evolved from a local brick and mortar operation serving the St. Louis metro area to a large nationwide omnichannel retailer. While Goedeker still maintains its St. Louis showroom, over 90% of sales are placed through its website at www.goedekers.com. Goedeker offers over 500,000 stock keeping units, or SKUs, organized by category and product features, providing visitors to the site an easy to navigate shopping experience.

Goedeker Television generated revenues of $10,616,050 for the six months ended June 30, 2019. For the years ended December 31, 2018 and 2017, Goedeker Television generated revenues of $56,307,960 and $58,555,495, respectively.

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Our Historic Management Consulting Business

We previously operated a consulting and advisory services business focused on providing management consulting, finance, marketing, operational and strategic planning, relationship access, corporate development and merger and acquisition analysis services.

On September 15, 2013, our subsidiary, 1847 Management Services Inc., or 1847 Management, acquired a 50% interest in each of PPI Management Group, LLC and Christals Management LLC from our Chief Executive Officer and controlling shareholder, Ellery W. Roberts. Each of PPI Management Group, LLC and Christals Management LLL were management consulting and advisory firms. On October 3, 2017, our board decided to discontinue our management consulting operations in order to devote more time and resources to Neese and the identification of future acquisition targets.

Our Company Structure

Our company is a Delaware limited liability company that was formed on January 22, 2013. Your rights as a holder of series A preferred shares, and the fiduciary duties of our board of directors and executive officers, and any limitations relating thereto, are set forth in the second amended and restated operating agreement governing our company as the same will be amended by the share designation of the series A preferred shares immediately prior to the initial closing of this offering. We refer to our second amended and restated operating agreement as so amended by the share designation of the series A preferred shares herein, as the operating agreement. Your rights as a holder of series A preferred shares and the fiduciary duties of our board of directors and executive officers may differ from those applying to a Delaware corporation. However, subject to certain exceptions, the documents governing our company specify that the duties of our directors and officers will be generally consistent with the duties of directors and officers of a Delaware corporation. See “Description of Securities” for more information about the operating agreement.

In addition, investors in this offering will be shareholders in our company, which is a limited liability company. Subject to the discussion in “Material U.S. Federal Income Tax Considerations,” our company will be classified as a partnership for U.S. federal income tax purposes. Under the partnership income tax provisions, our company will not incur any U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, and deduction. As a holder of shares, you may not receive cash distributions sufficient in amount to cover taxes in respect of your allocable share of our company’s net taxable income. Our company will file a partnership return with the Internal Revenue Service, or IRS, and will issue tax information, including a Schedule K-1, to you that describes your allocable share of our company’s income, gain, loss, deduction, and other items. The U.S. federal income tax rules that apply to partnerships are complex, and complying with the reporting requirements may require significant time and expense. See the “Material U.S. Federal Income Tax Considerations” for more information.

Our company has three classes of limited liability company interests - the common shares, the series A preferred shares, which are being offered in this offering, and the allocation shares, all of which have been and will continue to be held by our manager. See “Description of Securities” for more information about our shares.

Our board of directors oversees the management of our company, our businesses and the performance of our manager. Our board of directors is currently composed of three members: Ellery W. Roberts, Robert D. Barry and Paul A. Froning. As holder of the allocation shares, our manager has a continuing right to appoint one director for every four directors constituting our board of directors. See “Description of Securities—Appointed Directors” for more information about our manager’s right to appoint a director.

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Our Competitive Advantages

We believe that our manager’s collective investment experience and approach to executing our investment strategy provide our company with several competitive advantages. These competitive advantages, certain of which are discussed below, have enabled our management to generate very attractive risk- adjusted returns for investors in their predecessor firms.

•	Robust Network. By employing an institutionalized, multi-platform marketing strategy, we believe our manager has established a robust national network of personal relationships with intermediaries, seasoned operating executives, entrepreneurs and managers, thereby firmly establishing our company’s presence and credibility in the small business market.

•	Disciplined Deal Sourcing. deal sourcing efforts include leveraging relationships with more than 3,000 qualified deal sources through regular calling, mail and e-mail campaigns, assignment of regional marketing responsibilities, in-person visits and high-profile sponsorship of important conferences and industry events.

•	Differentiated Acquisition Capabilities in the Small Business Market. Our evaluation of acquisition opportunities typically involves significant input from a seasoned operating partner with relevant experience, which we believe enhances both our diligence and ongoing monitoring capabilities. In addition, we approach every acquisition opportunity with creative structures, which we believe enables us to engineer mutually attractive scenarios for sellers, whereas competing buyers may be limited by their rigid structural requirements.

•	Value Proposition for Business Owners. In addition to serving as an exit pathway for sellers, we seek to align our interests with the sellers by enabling them to retain and/or earn (through incentive compensation) a substantial economic interest in their businesses following the acquisition and by typically allowing the incumbent management team to retain operating control of the acquired operating subsidiary on a day-to-day basis.

•	Operating Partners. Our manager has consistently worked with a strong network of seasoned operating partners - former entrepreneurs and executives with extensive experience building, managing and optimizing successful small businesses across a range of industries.

•	Small Business Market Experience. We believe the history and experience of our manager’s partnering with companies in the small business market allows us to identify highly attractive acquisition opportunities and add significant value to our operating subsidiaries.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to: (i) have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act; (ii) comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis); (iii) submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and (iv) disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” until December 31, 2019.

Corporate Information

Our principal executive offices are located at 590 Madison Avenue, 21st Floor, New York, NY 10022 and our telephone number is 212-417-9800. We maintain a website at www.1847holdings.com. Neese maintains a website at www.neeseinc.com and Goedeker maintains a website at www.goedekers.com. Information available on our websites is not incorporated by reference in and is not deemed a part of this offering circular.

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THE OFFERING

Securities being offered:	A minimum of 40,000 and up to a maximum of 320,000 of series A preferred shares for minimum gross proceeds of $1,000,000 and up to a maximum of $8,000,000.

Offering price per share:	$25.00 per share.

Terms of the series A preferred shares:	The following is a brief summary of the terms of the series A preferred shares.

• Ranking - The series A preferred shares shall, with respect to the payment of dividends and the distribution of assets upon liquidation, be deemed to rank: (a) senior to all common shares and allocation shares and to each other class or series of shares unless such other class or series of shares is expressly made senior to or on parity with the series A preferred shares; (b) on parity with any other class or series that is not expressly subordinated or made senior to the series A preferred shares, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof differ from those of the series A preferred shares; and (c) junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each other class or series of shares that is expressly made senior to the series A preferred shares. Notwithstanding the foregoing, the series A preferred shares will rank junior to the allocation shares with respect to the right of the holder of the allocation shares to receive profit distributions in accordance with our operating agreement.

•

Distributions - Distributions on the series A preferred shares will be mandatory and payable quarterly on January 30, April 30, July 30 and October 30 of each year at a rate per annum equal to 12%. If quarterly distributions are not paid in full for any quarterly period for a total of four consecutive or non-consecutive quarterly periods, then until all accrued but unpaid dividends have been paid in full and we have paid accrued dividends for all dividend periods during the two most recently completed quarterly periods, the dividend rate will increase to 14%. The declaration and payment of the dividend on our series A preferred shareswill be subject to the approval of our board of directors.

•

Liquidation Preference - Upon a liquidation or deemed liquidation event (e.g., sale of our company), then the holders of the series A preferred shares outstanding at such time will be entitled to receive a payment out of our assets available for distribution to such holders equal to their preferred capital account balance, which is expected to be the sum of the $25.00 liquidation preference per Series A Preferred Share and declared and unpaid distributions, to, but excluding, the date of liquidation or deemed liquidation.

•

Optional Redemption - We may, at our option, redeem the series A preferred shares, in whole or in part, at any time on or after the first anniversary of the initial closing of this offering at a price of $25.00 per share, plus declared and unpaid distributions to, but excluding, the redemption date. Holders of the series A preferred shares will have no right to require the redemption of the series A preferred shares.

•

Limited Voting Rights - Generally, the holders of series A preferred shares will have no voting rights. However, the affirmative vote of at least a majority of the outstanding series A preferred shares is required if: (i) certain changes to our organizational documents are made that materially and adversely affect the rights, preferences or voting powers of holders of the series A preferred shares, or (ii) we create a new series of preferred shares with senior liquidation/dividend preferences.

• No Conversion Right - The series A preferred shares are not convertible into common shares or any other security of our company.

Please see “Description of Securities” for a more detailed description of the terms of the series A preferred shares.

Securities outstanding before this offering:	3,165,625 common shares and 1,000 allocation shares.

Securities outstanding after this offering:

3,165,625 common shares, 1,000 allocation shares and 40,500 series A preferred shares if the minimum number of offered shares are sold (including 500 shares issued to the placement agent) and 324,000 series A preferred shares if the maximum number of offered shares are sold (including 4,000 shares issued to the placement agent).

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Placement agent:	We have engaged Craft Capital Management LLC to serve as our sole and exclusive placement agent to assist in the placement of our shares on a best efforts basis. See “Plan of Distribution.”

Use of proceeds:

We estimate that our net proceeds from this offering will be approximately $709,000 if the minimum number of offered shares are sold and approximately $7,149,000 if the maximum number of offered shares are sold, based upon the public offering price of $25 per share and after deducting the placement agent commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to acquire certain of the senior secured indebtedness owed by our subsidiaries to their institutional lenders and our intercompany debt, with the balance being used for working capital and general corporate purposes. For a discussion, see “Use of Proceeds.”

Termination of the offering:

The offering will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after the offering statement of which this offering circular forms a part has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

Closing of the offering; escrow account:

We have engaged Wilmington Trust, National Association as an escrow agent to hold funds tendered by investors, and assuming we sell a minimum of $1,000,000 in shares, may hold a series of closings at which we receive the funds from the escrow agent and issue the series A preferred shares to investors. In the event we have not sold the minimum number of shares by the date that is one year from the qualification of this offering with the SEC, or sooner if we terminate the offering prior to such date, any money tendered by potential investors will be promptly returned by the escrow agent. We may undertake one or more closings on a rolling basis once the minimum offering amount is sold. After each closing, funds tendered by investors will be available to us.

Restrictions on investment amount:

Generally, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Proposed listing:

Prior to this offering, there has been no public market for our series A preferred shares. We intend to apply for the quotation of our series A preferred shares on the OTC Pink Market under the symbol “[ ].” Our common shares are currently eligible for quotation on the OTC Pink Market under the symbol “EFSH.”

Risk factors:

Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section beginning on page 12 before deciding to invest in our securities.

Management fee:

We will pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of adjusted net assets, as defined in the management services agreement, subject to certain adjustments. Our board of directors will review the calculation of the management fee on an annual basis.

See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the calculation and payment of the management fee and the specific definitions of the terms used in such calculation, as well as an example of the quarterly calculation of the management fee.

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Profit allocation:

Our manager owns all of the allocation shares of our company that generally will entitle our manager to receive a 20% profit allocation upon the sale of a particular subsidiary, calculated based on whether the gains generated by such sale (in excess of a high water mark) plus certain historical profits of the subsidiary exceed an annual hurdle rate of 8% (which rate is multiplied by the subsidiary’s average share of our consolidated net assets). Once such hurdle rate has been exceeded then the profit allocation becomes payable to our manager as described in the section entitled “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation.”

The amount of profit allocation that will be payable in the future cannot be estimated with any certainty or reliability as of the date of this offering circular. Our board of directors has the right to elect to make any payment of profit allocation in the form of securities of our company.

See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information about the calculation and payment of profit allocation and the specific definitions of the terms used in such calculation.

Tax implications:

Subject to the discussion in “Material U.S. Federal Income Tax Considerations,” our company will be classified as a partnership for U.S. federal income tax purposes. Accordingly, our company will not incur U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, deduction, and other items.

The taxation of partnerships is extremely complex. Each prospective investor is advised and encouraged to consult with his or her own tax advisor(s) as to the tax implications of an investment in our shares.

See “Material U.S. Federal Income Tax Considerations” for information about the potential U.S. federal income tax consequences of the purchase, ownership and disposition of our shares.

The number of common shares outstanding after this offering is based on 3,165,625 common shares outstanding as of September 25, 2019 and excludes:

• 200,000 common shares that may be issued upon the exercise of outstanding warrants; and

• common shares that may be issued upon conversion of a secured convertible promissory note in the aggregate principal amount of $714,286 issued to Leonite Capital LLC on April 5, 2019.

Please see “Description of Securities” for additional information regarding these securities.

9

SUMMARY FINANCIAL DATA

The following tables summarize certain financial data regarding our business and should be read in conjunction with our financial statements and related notes contained elsewhere in this offering circular and the information under Management s Discussion and Analysis of Financial Condition and Results of Operations.

Our summary consolidated financial data as of December 31, 2018 and 2017 and for the years then ended are derived from our audited consolidated financial statements included elsewhere in this offering circular. We derived our summary consolidated financial data as of June 30, 2019 and for the six months ended June 30, 2019 and 2018 from our unaudited consolidated financial statements included elsewhere in this offering circular, which include all adjustments, consisting of normal recurring adjustments, that our management considers necessary for a fair presentation of our financial position and results of operations as of the dates and for the periods presented.

The summary financial data as of December 31, 2018 and 2017 and for the years then ended for Goedeker Television are derived from the audited financial statements of Goedeker Television included elsewhere in this offering circular.

All financial statements included in this offering circular are prepared and presented in accordance with generally accepted accounting principles in the United States, or GAAP. The summary financial information is only a summary and should be read in conjunction with the historical financial statements and related notes contained elsewhere herein. The financial statements contained elsewhere fully represent our financial condition and operations; however, they are not indicative of our future performance.

1847 Holdings LLC

	Years Ended December 31,		Six Months Ended June 30,
	2018	2017	2019	2018
			(unaudited)	(unaudited)
Statements of Operations Data
Total revenue	$7,333,847	$6,410,620	$13,020,584	$2,232,241
Operating expenses:
Cost of sales	2,370,757	1,904,712	9,545,726	556,591
Personnel costs	2,269,059	2,061,932	1,896,233	985,011
Depreciation and amortization	1,441,898	1,125,667	688,086	707,900
Fuel	1,117,045	700,315	360,265	378,843
General and administrative	1,653,683	2,006,092	2,086,670	1,013,500
Total operating expenses	8,852,442	7,798,718	14,576,980	3,641,845
Net loss from operations	(1,518,595)	(1,388,098)	(1,556,396)	(1,409,604)
Total other expense	(804,478)	(370,166)	(594,453)	(399,858)
Net loss before income taxes and non-controlling interests	(2,323,073)	(1,758,264)	(2,150,849)	(1,809,462)
Provision for income taxes (benefit)	(781,200)	(1,090,088)	(259,850)	(591,500)
Net loss	(1,541,873)	(668,176)	(1,890,999)	(1,217,962)
Less net loss attributable to non-controlling interests	(546,513)	(194,339)	(697,469)	(451,231)
Net loss attributable to common shareholders	$(995,360)	$(473,837)	$(1,193,530)	$(766,731)
Net loss per common share: basic and diluted	$(0.50)	$(0.21)	$(0.38)	$(0.25)
Weighted-average shares outstanding: basic and diluted	3,115,625	3,115,625	3,138,981	3,115,625

		As of December 31, 2018	As of December 31, 2017	As of June 30, 2019
				(unaudited)

Balance Sheet Data
Cash		$333,880	$501,422	$317,836
Total current assets		1,517,116	1,823,233	6,192,056
Total assets		6,052,279	7,972,957	19,468,767
Total current liabilities		2,212,215	3,864,406	11,408,414
Total liabilities		8,079,346	8,458,151	22,956,660
Total shareholders’ deficit		(2,027,067)	(485,194)	(3,487,893)
Total liabilities and shareholders’ deficit		$6,052,279	$7,972,957	$19,468,767

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Goedeker Television
			Years Ended December 31,
			2018	2017
Statements of Income Data
Net sales			$56,307,960	$58,555,495
Cost of goods sold			45,409,884	49,104,277
Gross profit			10,898,076	9,451,218
Total operating expenses			9,008,684	8,613,774
Income (loss) from operations			1,889,392	837,444
Total other income			115,986	77,938
Net income (loss)			$2,005,378	$915,382
Earnings (loss) per share - basic and diluted			$286.48	$130.77
Weighted average shares outstanding - basic and diluted			7,000	7,000

			As of December 31, 2018	As of December 31, 2017
Balance Sheet Data
Cash			$1,525,693	$1,797,419
Total current assets			9,542,818	10,577,736
Total assets			9,759,104	10,833,661
Total current liabilities			6,360,427	8,726,562
Total stockholders equity			3,398,677	2,107,099
Total liabilities and stockholders equity			$9,759,104	$10,833,661

Pro Forma Combined

The summary unaudited pro forma combined financial information is derived from the unaudited pro forma combined financial statements included elsewhere in this offering circular. The unaudited pro forma combined statement of operations for the six months ended June 30, 2019 combines the historical statement of operations of our company with the historical statement of operations of Goedeker Television and was prepared as if the acquisition of assets of Goedeker Television had occurred on January 1, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines the historical statement of operations of our company with the historical statement of operations of Goedeker Television and was prepared as if the acquisition of assets of Goedeker Television had occurred on January 1, 2018. The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

The summary unaudited pro forma combined financial information is only a summary and should be read in conjunction with the unaudited pro forma combined financial statements and related notes contained elsewhere herein.

Six Months Ended June 30, 2019

Statement of Operations Data	1847 Holdings	Goedeker Television January 1 to April 5, 2019	Pro Forma Adjustments	Pro Forma Condensed
Revenue	$13,020,584	$12,946,899	$-	$25,967,483
Cost of revenue	9,545,726	11,004,843	-	20,550,569
Gross profit	3,474,858	1,942,056	-	5,416,914
Total operating expenses	5,031,254	2,418,329	105,205	7,554,788
Loss from operations	(1,556,396)	(476,273)	(105,205)	(2,137,874)
Total other income (expense)	(594,453)	31,008	(390,028)	(953,473)
Loss before income taxes and controlling interests	(2,150,849)	(445,266)	(495,233)	(3,091,348)
Provision for income taxes	259,850	-	-	259,850
Net Loss	(1,890,999)	(445,266)	(495,233)	(2,831,498)
Net loss attributable to non-controlling interests	(697,469)	(133,580)	(148,570)	(979,619)
Net loss attributable to common shareholders	$(1,193,530)	$(311,686)	$(346,663)	$(1,851,879)
Loss per share - basic and diluted	$(0.38)			$(0.58)
Weighted average shares outstanding - basic and diluted	3,138,981		50,000	3,188,981

Year Ended December 31, 2018
Statement of Operations Data	1847 Holdings	Goedeker Television	Pro Forma Adjustments	Pro Forma Condensed
Revenue	$7,333,847	$56,307,960	$-	$63,641,807
Cost of revenue	2,370,757	45,409,884	-	47,780,641
Gross profit	4,963,090	10,898,076	-	15,861,166
Total operating expenses	6,481,685	9,008,684	400,000	15,890,369
Income (loss) from operations	(1,518,595)	1,889,392	(400,000)	(29,203)
Total other income (expense)	(804,478)	115,986	(1,491,029)	(2,179,521)
Income (loss) before income taxes and controlling interests	(2,323,073)	2,005,378	(1,891,029)	(2,208,724)
(Provision) benefit from income taxes	781,200	-	-	781,200
Net income (loss)	(1,541,873)	2,005,378	(1,891,029)	(1,427,524)
Net loss attributable to non-controlling interests	546,513	-	(20,836)	525,677
Net income (loss) attributable to common shareholders	$(995,360)	$2,005,378	$(1,911,865)	$(901,847)
Loss per share - basic and diluted	$(0.49)			$(0.45)
Weighted average shares outstanding - basic and diluted	3,115,625		50,000	3,165,625

Please see the unaudited pro forma combined financial statements and related notes contained elsewhere in this offering circular for more information regarding the adjustments.

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RISK FACTORS

An investment in our securities involves a high degree of risk. You should carefully read and consider all of the risks described below, together with all of the other information contained or referred to in this offering circular, before making an investment decision with respect to our securities. If any of the following events occur, our financial condition, business and results of operations (including cash flows) may be materially adversely affected. In that event, the market price of our shares could decline, and you could lose all or part of your investment.

Risks Related to Our Business and Structure

We may not be able to effectively integrate the businesses that we may acquire.

Our ability to realize the anticipated benefits of acquisitions will depend on our ability to integrate those businesses with our own. The combination of multiple independent businesses is a complex, costly and time-consuming process and there can be no assurance that we will be able to successfully integrate businesses into our business, or if such integration is successfully accomplished, that such integration will not be costlier or take longer than presently contemplated. Integration of future acquisitions may include various risks and uncertainties, including the factors discussed in the paragraph below. If we cannot successfully integrate and manage the businesses within a reasonable time, we may not be able to realize the potential and anticipated benefits of the such acquisitions, which could have a material adverse effect on our share price, business, cash flows, results of operations and financial position.

We will consider other acquisitions that we believe will complement, strengthen and enhance our growth. We evaluate opportunities on a preliminary basis from time to time, but these transactions may not advance beyond the preliminary stages or be completed. Such acquisitions are subject to various risks and uncertainties, including:

•	the inability to integrate effectively the operations, products, technologies and personnel of the acquired companies (some of which are in diverse geographic regions) and achieve expected synergies;

•	the potential disruption of existing business and diversion of management’s attention from day-to-day operations;

•	the inability to maintain uniform standards, controls, procedures and policies;

•	the need or obligation to divest portions of the acquired companies;

•	the potential failure to identify material problems and liabilities during due diligence review of acquisition targets;

•	the potential failure to obtain sufficient indemnification rights to fully offset possible liabilities associated with acquired businesses; and

•	the challenges associated with operating in new geographic regions.

We are a new company with limited history and we may not be able to manage our future businesses on a profitable basis.

We were formed on January 22, 2013 and operated our management consulting business from inception through October 3, 2017. On March 3, 2017, we acquired Neese, which is a business that provides a wide range of products and services for the agriculture, construction, lawn and garden industries. On April 5, 2019, we acquired the assets of Goedeker Television, a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. We plan to acquire additional operating businesses in the future. Our manager will manage the day-to-day operations and affairs of our company and oversee the management and operations of our future businesses, subject to the oversight of our board of directors. If we do not develop effective systems and procedures, including accounting and financial reporting systems, to manage our operations as a consolidated public company, we may not be able to manage the combined enterprise on a profitable basis, which could adversely affect our ability to pay distributions to our shareholders including specifically the dividends on the series A preferred shares.

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Our future success is dependent on the employees of our manager, our manager’s operating partners and the management team of our business, the loss of any of whom could materially adversely affect our financial condition, business and results of operations.

Our future success depends, to a significant extent, on the continued services of the employees of our manager. The loss of their services may materially adversely affect our ability to manage the operations of our businesses. The employees of our manager may leave our manager and go to companies that compete with us in the future. In addition, we will depend on the assistance provided by our manager’s operating partners in evaluating, performing diligence on and managing our businesses. The loss of any employees of our manager or any of our manager’s operating partners may materially adversely affect our ability to implement or maintain our management strategy or our acquisition strategy.

The future success of Neese, Goedeker and our future businesses also depends on the respective management teams of those businesses because we intend to operate our businesses on a stand-alone basis, primarily relying on their existing management teams for day-to-day operations. Consequently, their operational success, as well as the success of any organic growth strategy, will be dependent on the continuing efforts of the management teams of our future businesses. We will seek to provide these individuals with equity incentives in our company and to have employment agreements with certain persons we have identified as key to their businesses. However, these measures may not prevent these individuals from leaving their employment. The loss of services of one or more of these individuals may materially adversely affect our financial condition, business and results of operations.

We may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business.

We intend to acquire small businesses in various industries. Generally, because such businesses are privately held, we may experience difficulty in evaluating potential target businesses as much of the information concerning these businesses is not publicly available. Therefore, our estimates and assumptions used to evaluate the operations, management and market risks with respect to potential target businesses may be subject to various risks and uncertainties. Further, the time and costs associated with identifying and evaluating potential target businesses and their industries may cause a substantial drain on our resources and may divert our management team’s attention away from the operations of our businesses for significant periods of time.

In addition, we may have difficulty effectively integrating and managing acquisitions. The management or improvement of businesses we acquire may be hindered by a number of factors, including limitations in the standards, controls, procedures and policies implemented in connection with such acquisitions. Further, the management of an acquired business may involve a substantial reorganization of the business’ operations resulting in the loss of employees and customers or the disruption of our ongoing businesses. We may experience greater than expected costs or difficulties relating to an acquisition, in which case, we might not achieve the anticipated returns from any particular acquisition.

We face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities.

We have been formed to acquire and manage small businesses. In pursuing such acquisitions, we expect to face strong competition from a wide range of other potential purchasers. Although the pool of potential purchasers for such businesses is typically smaller than for larger businesses, those potential purchasers can be aggressive in their approach to acquiring such businesses. Furthermore, we expect that we may need to use third-party financing in order to fund some or all of these potential acquisitions, thereby increasing our acquisition costs. To the extent that other potential purchasers do not need to obtain third-party financing or are able to obtain such financing on more favorable terms, they may be in a position to be more aggressive with their acquisition proposals. As a result, in order to be competitive, our acquisition proposals may need to be aggressively priced, including at price levels that exceed what we originally determined to be fair or appropriate. Alternatively, we may determine that we cannot pursue on a cost-effective basis what would otherwise be an attractive acquisition opportunity.

We may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy.

In order to make future acquisitions, we intend to raise capital primarily through debt financing, primarily at our operating company level, additional equity offerings, the sale of equity or assets of our businesses, offering equity in our company or our businesses to the sellers of target businesses or by undertaking a combination of any of the above. Because the timing and size of acquisitions cannot be readily predicted, we may need to be able to obtain funding on short notice to benefit fully from attractive acquisition opportunities. Such funding may not be available on acceptable terms. In addition, the level of our indebtedness may impact our ability to borrow at our company level. The sale of additional shares of any class of equity will also be subject to market conditions and investor demand for such shares at prices that may not be in the best interest of our shareholders. These risks may materially adversely affect our ability to pursue our acquisition strategy.

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We may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

We may change our strategy at any time without the consent of our shareholders, which may result in our acquiring businesses or assets that are different from, and possibly riskier than, the strategy described in this offering circular. A change in our strategy may increase our exposure to interest rate and currency fluctuations, subject us to regulation under the Investment Company Act of 1940, as amended, which we refer to as the Investment Company Act, or subject us to other risks and uncertainties that affect our operations and profitability.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop or maintain an effective system of internal controls, we may not be able to accurately report our financial results and prevent fraud. As a result, current and potential shareholders could lose confidence in our financial statements, which would harm the trading price of our common shares.

Companies that file reports with the SEC, including us, are subject to the requirements of Section 404 of the Sarbanes-Oxley Act of 2002, or SOX 404. SOX 404 requires management to establish and maintain a system of internal control over financial reporting and annual reports on Form 10-K filed under the Securities Exchange Act of 1934, as amended, or the Exchange Act, to contain a report from management assessing the effectiveness of a company’s internal control over financial reporting. Separately, under SOX 404, as amended by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, public companies that are large accelerated filers or accelerated filers must include in their annual reports on Form 10-K an attestation report of their regular auditors attesting to and reporting on management's assessment of internal control over financial reporting. Non-accelerated filers and smaller reporting companies, like us, are not required to include an attestation report of their auditors in annual reports.

A report of our management is included under Item 9A. Controls and Procedures of our Annual Report on Form 10-K for the year ended December 31, 2018. We are a smaller reporting company and, consequently, are not required to include an attestation report of our auditor in our annual report. However, if and when we become subject to the auditor attestation requirements under SOX 404, we can provide no assurance that we will receive a positive attestation from our independent auditors.

During its evaluation of the effectiveness of internal control over financial reporting as of December 31, 2018, management identified material weaknesses. These material weaknesses were associated with (i) our lack of appropriate policies and procedures to evaluate the proper accounting and disclosures of key documents and agreements and (ii) our lack of sufficient and skilled accounting personnel with an appropriate level of technical accounting knowledge and experience in the application of GAAP commensurate with our financial reporting requirements. We are undertaking remedial measures, which measures will take time to implement and test, to address these material weaknesses. There can be no assurance that such measures will be sufficient to remedy the material weaknesses identified or that additional material weaknesses or other control or significant deficiencies will not be identified in the future. If we continue to experience material weaknesses in our internal controls or fail to maintain or implement required new or improved controls, such circumstances could cause us to fail to meet our periodic reporting obligations or result in material misstatements in our financial statements, or adversely affect the results of periodic management evaluations and, if required, annual auditor attestation reports. Each of the foregoing results could cause investors to lose confidence in our reported financial information and lead to a decline in our stock price.

Because our Chief Executive Officer controls our manager and owns a controlling interest in our company, he is able to designate our directors and officers and control all major decisions and corporate actions and, so long as our Chief Executive Officer retains ownership of a majority of our outstanding common shares and control over our manager, you will not be able to elect any directors or have a meaningful say in any major decisions or corporate actions, which could decrease the price and marketability of our shares.

Our Chief Executive Officer owns 2,625,000 common shares, or approximately 82.92% of our outstanding common shares. Our Chief Executive Officer also controls our manager. As a result, our Chief Executive Officer is able to elect all of our directors, appoint all of our officers, control the shareholder vote on any major decision or corporate action and control our operations. Our Chief Executive Officer can unilaterally decide major corporate actions such as mergers, acquisitions, future securities offerings, amendments to our operating agreement and other significant company events. Our Chief Executive Officer’s unilateral control over us could decrease the price and marketability of our common shares.

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In order for us to make required quarterly distributions to our series A preferred shareholders and begin to make optional distributions to our common shareholders, our operating subsidiaries or future operating companies that we acquire must have sufficient cash flow to permit such distributions. If there is not sufficient cash flow from our operating subsidiaries, then we may not be able to pay required distributions to our series A preferred shareholders and the value of your investment may decline.

To date, we have not declared or paid any distributions to any of our shareholders nor were we required to do so. However, following the issuance by us of series A preferred shares in this offering, we will be required to make quarterly distributions to our series A preferred shareholders in accordance with the series A preferred share designation. If our operating companies are not generating sufficient cash flow, we may not be able to pay full quarterly distributions to our series A preferred shareholders or make any distributions at all. A failure by us to make required quarterly distributions would negatively affect the value of the series A preferred shares and may result in the loss of all or a portion of the value of your investment in our company.

In addition, the put price and profit allocation will be payment obligations of our company and, as a result, will be senior in right to the payment of any distributions to our shareholders. Further, we are required to make a profit allocation to our manager upon satisfaction of applicable conditions to payment. See “Our Manager—Our Manager as an Equity Holder” for more information about our manager’s put right and profit allocation.

If we are unable to generate sufficient cash flow from the anticipated future dividends and interest payments that we expect to receive from Neese, Goedeker or our future businesses, we may not be able to make distributions to our shareholders.

We expect that our company’s primary business will be the holding and managing of controlling interests in Neese, Goedeker and the other operating businesses that we expect to acquire in the future. Therefore, we will be dependent upon the ability of our businesses to generate cash flows and, in turn, distribute cash to us in the form of interest and principal payments on indebtedness and distributions on equity to enable us, first, to satisfy our financial obligations including payment of the dividends on the series A preferred shares and, second, to make monthly distributions to our common shareholders. The ability of our future businesses to make payments to us may also be subject to limitations under laws of the jurisdictions in which they are incorporated or organized. If, as a consequence of these various restrictions or otherwise, we are unable to generate sufficient cash flow from our businesses, we may not be able to declare, or may have to delay or cancel payment of, dividends on the series A preferred shares and monthly distributions to our common shareholders. See “Dividend and Distribution Policy” for a more detailed description of these restrictions.

Our existing master lease agreement contains certain terms that could limit our ability to operate and could materially adversely affect our financial condition.

The cash portion of the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC, pursuant to a master lease agreement, as amended in October 2017, for the purchase of equipment used in our business, under which we are obligated to repay Utica Leaseco, LLC for certain of Neese’s equipment that it leases to 1847 Neese and Neese. In connection with the master lease agreement, we granted Utica Leaseco, LLC a security interest in and lien on all of Neese’s equipment, accounts receivable, general intangibles, inventory and certain other properties.

The master lease agreement contains customary events of default, including non-payment of rent or other payment within five (5) days of the due date, failure to maintain, use or operate the equipment in compliance with applicable law, or failure to perform any other terms, covenants or conditions under the master lease agreement. If an event of default were to occur, Utica Leaseco, LLC may pursue all remedies available to it, including terminating our right to use the equipment and other rights but not our obligations under the master lease agreement, and recover liquidating damages. The loss of our ability to use the equipment could limit our ability to operate and could materially adversely affect our financial condition.

Our revolving loan and term loan contain certain terms that could materially adversely affect our financial condition.

In connection with our acquisition of substantially all of the assets of Goedeker Television, through our subsidiary Goedeker, we entered into (i) a revolving loan and security agreement Burnley Capital LLC, or Burnley, and a guaranty with Burnley to guaranty the obligations under the loan and security agreement with Burnley upon the occurrence of certain prohibited acts described therein, and (ii) a term loan and security agreement with Small Business Community Capital II, L.P., or SBCC, and a guaranty with SBCC to guaranty the obligations under the loan and security agreement with SBCC upon the occurrence of certain prohibited acts described therein.

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Each of the loan and security agreements with Burnley and SBCC contains customary representations, warranties and affirmative and negative financial and other covenants. The revolving loan is secured by a first priority security interest in all of the assets of Goedeker and our subsidiary 1847 Goedeker Holdco Inc., or 1847 Goedeker. The term loan is secured by a second priority security interest (subordinate to the revolving loan) in all of the assets of Goedeker and 1847 Goedeker. If an event of default were to occur under the loan and security agreements, each of Burney and SBCC may pursue all remedies available to it, including declaring the obligations under its respective loan and security agreement immediately due and payable, which could materially adversely affect our financial condition.

In the future, we may seek to enter into other credit facilities to help fund our acquisition capital and working capital needs. These credit facilities may expose us to additional risks associated with leverage and may inhibit our operating flexibility and reduce cash flow available for payment of the dividends on the series A preferred shares and for other distributions to our shareholders.

We may seek to enter into other credit facilities with third-party lenders to help fund our acquisitions. Such credit facilities will likely require us to pay a commitment fee on the undrawn amount and will likely contain a number of affirmative and restrictive covenants.

If we violate any such covenants, our lenders could accelerate the maturity of any debt outstanding and we may be prohibited from making any distributions to our shareholders, including but not limited to payment of the dividends on the series A preferred shares. Such debt may be secured by our assets, including the stock we may own in businesses that we may acquire in the future and the rights we have under intercompany loan agreements that we may enter into in the future with our businesses. Our ability to meet our debt service obligations may be affected by events beyond our control and will depend primarily upon cash produced by businesses that we currently manage and may acquire in the future and distributed or paid to our company. Any failure to comply with the terms of our indebtedness may have a material adverse effect on our financial condition.

In addition, we expect that such credit facilities will bear interest at floating rates which will generally change as interest rates change. We will bear the risk that the rates that we are charged by our lenders will increase faster than we can grow the cash flow from our businesses or businesses that we may acquire in the future, which could reduce profitability, materially adversely affect our ability to service our debt, cause us to breach covenants contained in our third-party credit facilities and reduce cash flow available for distribution or payment and dividends.

We may engage in a business transaction with one or more target businesses that have relationships with our executive officers, our directors, our manager, our manager’s employees or our manager’s operating partners, or any of their respective affiliates, which may create or present conflicts of interest.

We may decide to engage in a business transaction with one or more target businesses with which our executive officers, our directors, our manager, our manager’s employees, our manager’s operating partners, or any of their respective affiliates, have a relationship, which may create or present conflicts of interest. Regardless of whether we obtain a fairness opinion from an independent investment banking firm with respect to such a transaction, conflicts of interest may still exist with respect to a particular acquisition and, as a result, the terms of the acquisition of a target business may not be as advantageous to our shareholders as it would have been absent any conflicts of interest.

The operational objectives and business plans of our businesses may conflict with our operational and business objectives or with the plans and objective of another business we own and operate.

Our businesses will operate in different industries and face different risks and opportunities depending on market and economic conditions in their respective industries and regions. A business’ operational objectives and business plans may not be similar to our objectives and plans or the objectives and plans of another business that we own and operate. This could create competing demands for resources, such as management attention and funding needed for operations or acquisitions, in the future.

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If, in the future, we cease to control and operate our businesses or other businesses that we acquire in the future or engage in certain other activities, we may be deemed to be an investment company under the Investment Company Act.

We have the ability to make investments in businesses that we will not operate or control. If we make significant investments in businesses that we do not operate or control, or that we cease to operate or control, or if we commence certain investment-related activities, we may be deemed to be an investment company under the Investment Company Act. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame. If we were deemed to be an investment company, we would either have to register as an investment company under the Investment Company Act, obtain exemptive relief from the SEC or modify our investments or organizational structure or our contract rights to fall outside the definition of an investment company. Registering as an investment company could, among other things, materially adversely affect our financial condition, business and results of operations, materially limit our ability to borrow funds or engage in other transactions involving leverage and require us to add directors who are independent of us or our manager and otherwise will subject us to additional regulation that will be costly and time-consuming.

As an “Emerging Growth Company” under the Jumpstart Our Business Startups Act of 2012, we are permitted to rely on exemptions from certain disclosure requirements.

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” until December 31, 2019. Until such time, we cannot predict if investors will find our shares less attractive because we may rely on these exemptions. If some investors find our shares less attractive as a result, there may be a less active trading market for such shares and our share price may be more volatile.

Risks Related to Our Relationship with Our Manager

Termination of the management services agreement will not affect our manager’s rights to receive profit allocations and removal of our manager may cause us to incur significant fees.

Our manager owns all of our allocation shares, which generally will entitle our manager to receive a profit allocation as a form of preferred distribution. In general, this profit allocation is designed to pay our manager 20% of the excess of the gains upon dispositions of our subsidiaries, plus an amount equal to the net income of such subsidiaries since their acquisition by our company, over an annualized hurdle rate. If our manager resigns or is removed, for any reason, it will remain the owner of our allocation shares. It will therefore remain entitled to all profit allocations while it holds our allocation shares regardless of whether it is terminated as our manager. If we terminate our manager, it may therefore be difficult or impossible for us to find a replacement to serve the function of our manager, because we would not be able to force our manager to transfer its allocation shares to a replacement manager so that the replacement manager could be entitled to a profit allocation. Therefore, as a practical matter, it may be difficult for us to replace our manager without its cooperation. If it becomes necessary to replace our manager and we are unable to replace our manager without its cooperation, we may be unable to continue to manage our operations effectively and our business may fail.

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If we terminate the management services agreement with our manager, any fees, costs and expenses already earned or otherwise payable to our manager upon termination would become immediately due. Moreover, if our manager were to be removed and our management services agreement terminated by a vote of our board of directors and a majority of our common shares other than common shares beneficially owned by our manager, we would also owe a termination fee to our manager on top of the other fees, costs and expenses. In addition, the management services agreement is silent as to whether termination of our manager “for cause” would result in a termination fee; there is therefore a risk that the agreement may be interpreted to entitle our manager to a termination fee even if terminated “for cause”. The termination fee would equal twice the sum of the amount of the quarterly management fees calculated with respect to the four fiscal quarters immediately preceding the termination date of the management services agreement. As a result, we could incur significant management fees as a result of the termination of our manager, which may increase the risk that our business may be unable to meet its financial obligations or otherwise fail.

Mr. Ellery W. Roberts, our Chief Executive Officer, director and majority shareholder, controls our manager. If some event were to occur to cause Mr. Roberts (or his designated successor, heirs, beneficiaries or permitted assigns) not to control our manager without the prior written consent of our board of directors, our manager would be considered terminated under our agreement. In addition, in his capacity as one of our directors and our majority shareholder, Mr. Roberts has the power to cause us to voluntarily terminate the management services agreement, although such voluntary termination would also require the vote of a majority of our board of directors. As such, Mr. Roberts may directly or jointly cause the adverse consequences from termination of our manager discussed above to occur.

Our manager and the members of our management team may engage in activities that compete with us or our businesses.

Although our Chief Executive Officer intends to devote substantially all of his time to the affairs of our company and our manager must present all opportunities that meet our company’s acquisition and disposition criteria to our board of directors, neither our manager nor our Chief Executive Officer is expressly prohibited from investing in or managing other entities. In this regard, the management services agreement and the obligation to provide management services will not create a mutually exclusive relationship between our manager and its affiliates, on the one hand, and our company, on the other. See “Our Manager” for more information about our relationship with our manager and our management team.

Our manager need not present an acquisition opportunity to us if our manager determines on its own that such acquisition opportunity does not meet our company’s acquisition criteria.

Our manager will review any acquisition opportunity to determine if it satisfies our company’s acquisition criteria, as established by our board of directors from time to time. If our manager determines, in its sole discretion, that an opportunity fits our criteria, our manager will refer the opportunity to our board of directors for its authorization and approval prior to signing a letter of intent, indication of interest or similar document or agreement. Opportunities that our manager determines do not fit our criteria do not need to be presented to our board of directors for consideration. In addition, upon a determination by our board of directors not to promptly pursue an opportunity presented to it by our manager, in whole or in part, our manager will be unrestricted in its ability to pursue such opportunity, or any part that we do not promptly pursue, on its own or refer such opportunity to other entities, including its affiliates. If such an opportunity is ultimately profitable, we will have not participated in such opportunity. See “Our Manager—Acquisition and Disposition Opportunities” for more information about our company’s current acquisition criteria.

Our Chief Executive Officer, Mr. Ellery W. Roberts, controls our manager and, as a result we may have difficulty severing ties with Mr. Roberts.

Under the terms of the management services agreement, our board of directors may, after due consultation with our manager, at any time request that our manager replace any individual seconded to our company, and our manager will, as promptly as practicable, replace any such individual. However, because Mr. Roberts controls our manager, we may have difficulty completely severing ties with Mr. Roberts absent terminating the management services agreement and our relationship with our manager. Further, termination of the management services agreement could give rise to a significant financial obligation of our company, which may have a material adverse effect on our business and financial condition. See “Our Manager” for more information about our relationship with our manager.

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If the management services agreement is terminated, our manager, as holder of the allocation shares, has the right to cause our company to purchase its allocation shares, which may have a material adverse effect on our financial condition.

If: (i) the management services agreement is terminated at any time other than as a result of our manager’s resignation, subject to (ii); or (ii) our manager resigns, our manager will have the right, but not the obligation, for one year from the date of termination or resignation, as the case may be, to cause our company to purchase the allocation shares for the put price. The put price shall be equal to, as of any exercise date: (i) if we terminate the management services agreement, the sum of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date; or (ii) if our manager resigns, the average of two separate, independently made calculations of the aggregate amount of the “base put price amount” as of such exercise date. If our manager elects to cause our company to purchase its allocation shares, we are obligated to do so and, until we have done so, our ability to conduct our business, including our ability to incur debt, to sell or otherwise dispose of our property or assets, to engage in certain mergers or consolidations, to acquire or purchase the property, assets or stock of, or beneficial interests in, another business, or to declare and pay dividends, would be restricted. These financial and operational obligations of our company may have a material adverse effect on our financial condition, business and results of operations. See “Our Manager—Our Manager as an Equity Holder—Supplemental Put Provision” for more information about our manager’s put right and our obligations relating thereto, as well as the definition and calculation of the base put price amount.

If the management services agreement is terminated, we will need to change our name and cease our use of the term “1847”, which in turn could have a material adverse impact upon our business and results of operations as we would be required to expend funds to create and market a new name.

Our manager controls our rights to the term “1847” as it is used in the name of our company. Our company and any businesses that we acquire must cease using the term “1847,” including any trademark based on the name of our company that may be licensed to them by our manager under the license provisions of our management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name, which may have a material adverse effect on our business and results of operations.

We have agreed to indemnify our manager under the management services agreement that may result in an indemnity payment that could have a material adverse impact upon our business and results of operations.

The management services agreement provides that we will indemnify, reimburse, defend and hold harmless our manager, together with its employees, officers, members, managers, directors and agents, from and against all losses (including lost profits), costs, damages, injuries, taxes, penalties, interests, expenses, obligations, claims and liabilities of any kind arising out of the breach of any term or condition in the management services agreement or the performance of any services under such agreement except by reason of acts or omissions constituting fraud, willful misconduct or gross negligence. If our manager is forced to defend itself in any claims or actions arising out of the management services agreement for which we are obligated to provide indemnification, our payment of such indemnity could have a material adverse impact upon our business and results of operations.

Our manager can resign on 120 days’ notice and we may not be able to find a suitable replacement within that time, resulting in a disruption in our operations that could materially adversely affect our financial condition, business and results of operations, as well as the market price of our shares.

Our manager has the right, under the management services agreement, to resign at any time on 120 days written notice, whether we have found a replacement or not. If our manager resigns, we may not be able to contract with a new manager or hire internal management with similar expertise and ability to provide the same or equivalent services on acceptable terms within 120 days, or at all, in which case our operations are likely to experience a disruption, our financial condition, business and results of operations, as well as our ability to pay distributions are likely to be materially adversely affected and the market price of our shares may decline. In addition, the coordination of our internal management, acquisition activities and supervision of our business is likely to suffer if we are unable to identify and reach an agreement with a single institution or group of executives having the experience and expertise possessed by our manager and its affiliates. Even if we are able to retain comparable management, whether internal or external, the integration of such management and their lack of familiarity with our businesses may result in additional costs and time delays that could materially adversely affect our financial condition, business and results of operations as well as the market price of our shares.

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The amount recorded for the allocation shares may be subject to substantial period-to-period changes, thereby significantly adversely impacting our results of operations.

Our company will record the allocation shares at the redemption value at each balance sheet date by recording any change in fair value through its income statement as a dividend between net income and net income available to common shareholders. The redemption value of the allocation shares is largely related to the value of the profit allocation that our manager, as holder of the allocation shares, will receive. The redemption value of the allocation shares may fluctuate on a period-to-period basis based on the monthly distributions we pay to our common shareholders, the earnings of our businesses and the price of our common shares, which fluctuation may be significant, and could cause a material adverse effect on our company’s results of operations. See “Our Manager—Our Manager as an Equity Holder” for more information about the terms and calculation of the profit allocation and any payments under the supplemental put provisions of our operating agreement.

We cannot determine the amount of management fee that will be paid to our manager over time with certainty, which management fee may be a significant cash obligation of our company and may reduce the cash available for operations, payment of dividends on the series A preferred shares and monthly distributions to our common shareholders.

Our manager’s management fee will be calculated by reference to our company’s adjusted net assets, which will be impacted by the following factors:

•	the acquisition or disposition of businesses by our company;

•	organic growth, add-on acquisitions and dispositions by our businesses; and

•	the performance of our businesses.

We cannot predict these factors, which may cause significant fluctuations in our adjusted net assets and, in turn, impact the management fee we pay to our manager. Accordingly, we cannot determine the amount of management fee that will be paid to our manager over time with any certainty, which management fee may represent a significant cash obligation of our company and may reduce the cash available for our operations and monthly distributions to our common shareholders.

We must pay our manager the management fee regardless of our performance. Therefore, our manager may be induced to increase the amount of our assets rather than the performance of our businesses.

Our manager is entitled to receive a management fee that is based on our adjusted net assets, as defined in the management services agreement, regardless of the performance of our businesses. In this respect, the calculation of the management fee is unrelated to our company’s net income. As a result, the management fee may encourage our manager to increase the amount of our assets by, for example, recommending to our board of directors the acquisition of additional assets, rather than increase the performance of our businesses. In addition, payment of the management fee may reduce or eliminate the cash we have available for payment of the dividend on the series A preferred shares and for monthly distribution to our common shareholders.

The management fee is based solely upon our adjusted net assets; therefore, if in a given year our performance declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for payment of dividends on the series A preferred shares and for monthly distribution to our common shareholders.

The management fee we pay to our manager will be calculated solely by reference to our company’s adjusted net assets. If in a given year the performance of our company declines, but our adjusted net assets remain the same or increase, the management fee we pay to our manager for such year will increase as a percentage of our net income and may reduce the cash available for monthly distributions to our common shareholders. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the terms and calculation of the management fee.

The amount of profit allocation to be paid to our manager could be substantial. However, we cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty.

We cannot determine the amount of profit allocation that will be paid over time or the put price with any certainty. Such determination would be dependent on, among other things, the number, type and size of the acquisitions and dispositions that we make in the future, the distributions we pay to our shareholders, the earnings of our businesses and the market value of common shares from time to time, factors that cannot be predicted with any certainty at this time. Such factors will have a significant impact on the amount of any profit allocation to be paid to our manager, especially if our share price significantly increases. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information about the calculation and payment of profit allocation. Any amounts paid in respect of the profit allocation are unrelated to the management fee earned for performance of services under the management services agreement.

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The management fee and profit allocation to be paid to our manager may significantly reduce the amount of cash available for monthly distribution to our common shareholders and for operations.

Under the management services agreement, our company will be obligated to pay a management fee to and, subject to certain conditions, reimburse the costs and out-of-pocket expenses of our manager incurred on behalf of our company in connection with the provision of services to our company. Similarly, our businesses will be obligated to pay fees to and reimburse the costs and expenses of our manager pursuant to any offsetting management services agreements entered into between our manager and our businesses, or any transaction services agreements to which such businesses are a party. In addition, our manager, as holder of the allocation shares, will be entitled to receive a profit allocation upon satisfaction of applicable conditions to payment and may be entitled to receive the put price upon the occurrence of certain events. While we cannot quantify with any certainty the actual amount of any such payments in the future, we do expect that such amounts could be substantial. See “Our Manager” for more information about these payment obligations of our company. The management fee, put price and profit allocation will be payment obligations of our company and, as a result, will be senior in right to the payment of any distributions to our shareholders. Likewise, the profit allocation may also significantly reduce the cash available for operations.

Our manager’s influence on conducting our business and operations, including acquisitions, gives it the ability to increase its fees and compensation to our Chief Executive Officer, which may reduce the amount of cash available for monthly distribution to our common shareholders.

Under the terms of the management services agreement, our manager is paid a management fee calculated as a percentage of our company’s adjusted net assets for certain items and is unrelated to net income or any other performance base or measure. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information about the calculation of the management fee. Our manager, which Ellery W. Roberts, our Chief Executive Officer, controls, may advise us to consummate transactions, incur third-party debt or conduct our operations in a manner that may increase the amount of fees paid to our manager which, in turn, may result in higher compensation to Mr. Roberts because his compensation is paid by our manager from the management fee it receives from our company.

Fees paid by our company and our businesses pursuant to transaction services agreements do not offset fees payable under the management services agreement and will be in addition to the management fee payable by our company under the management services agreement.

The management services agreement provides that businesses that we may acquire in the future may enter into transaction services agreements with our manager pursuant to which our businesses will pay fees to our manager. See “Our Manager—Our Manager as a Service Provider” for more information about these agreements. Unlike fees paid under the offsetting management services agreements, fees that are paid pursuant to such transaction services agreements will not reduce the management fee payable by our company. Therefore, such fees will be in addition to the management fee payable by our company or offsetting management fees paid by businesses that we may acquire in the future.

The fees to be paid to our manager pursuant to these transaction service agreements will be paid prior to any principal, interest or dividend payments to be paid to our company by our businesses, which will reduce the amount of cash available for monthly distributions to common shareholders.

Our manager’s profit allocation may induce it to make decisions and recommend actions to our board of directors that are not optimal for our business and operations.

Our manager, as holder of all of the allocation shares in our company, will receive a profit allocation based on the extent to which gains from any sales of our subsidiaries plus their net income since the time they were acquired exceed a certain annualized hurdle rate. As a result, our manager may be encouraged to make decisions or to make recommendations to our board of directors regarding our business and operations, the business and operations of our businesses, acquisitions or dispositions by us or our businesses and monthly distributions to our common shareholders, any of which factors could affect the calculation and payment of profit allocation, but which may otherwise be detrimental to our long-term financial condition and performance.

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The obligations to pay the management fee and profit allocation, including the put price, may cause our company to liquidate assets or incur debt.

If we do not have sufficient liquid assets to pay the management fee and profit allocation, including the put price, when such payments are due and payable, we may be required to liquidate assets or incur debt in order to make such payments. This circumstance could materially adversely affect our liquidity and ability to make monthly distributions to our common shareholders. See “Our Manager” for more information about these payment obligations of our company.

Risks Related to Taxation

Our shareholders will be subject to taxation on their share of our company’s taxable income, whether or not they receive cash distributions from our company.

Our company is a limited liability company and will be classified as a partnership for U.S. federal income tax purposes. Consequently, our shareholders will be subject to U.S. federal income taxation and, possibly, state, local and foreign income taxation on their share of our company’s taxable income, whether or not they receive cash distributions from our company. There is, accordingly, a risk that our shareholders may not receive cash distributions equal to their portion of our company’s taxable income or even in an amount sufficient to satisfy the tax liability that results from that income. This risk is attributable to a number of variables, such as results of operations, unknown liabilities, government regulations, financial covenants relating to the debt of our company, funds needed for future acquisitions and/or to satisfy short- and long-term working capital needs of our businesses, and the discretion and authority of our company’s board of directors to make distributions or modify our distribution policy.

As a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed under certain recently enacted partnership audit rules), although it will file an annual partnership information return with the IRS. The information return will report the results of our company’s activities and will contain a Schedule K-1 for each company shareholder reflecting allocations of profits or losses (and items thereof) to members of our company, that is, to the shareholders. Each partner of a partnership is required to report on his or her income tax return his or her share of items of income, gain, loss, deduction, credit, and other items of the partnership (in each case, as reflected on such Schedule K-1) without regard to whether cash distributions are received. Each holder will be required to report on his or her tax return his or her allocable share of company income, gain, loss, deduction, credit and other items for our company’s taxable year that ends with or within the holder’s taxable year. Thus, holders of common shares will be required to report taxable income (and thus be subject to significant income tax liability) without a corresponding current receipt of cash if our company were to recognize taxable income and not make cash distributions to the shareholders.

Generally, the determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement. The income tax laws governing the allocation of company income, gains, losses, deductions or credits set forth in a particular Schedule K-1 are complex and there can be no assurance that the IRS would not successfully challenge any allocation set forth in any such Schedule K-1. Whether an allocation set forth in any particular K-1 issued to a shareholder will be accepted by the IRS depends on a facts and circumstances analysis of the underlying economic arrangement of our company’s shareholders. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified. See “Material U.S. Federal Income Tax Considerations” included in the registration statement for more information.

All of our company’s income could be subject to an entity-level tax in the United States, which could result in a material reduction in cash flow available for distribution to shareholders and thus could result in a substantial reduction in the value our shares.

Based on the number of shareholders we have and because our shares are listed for trading on the Over-The-Counter market, we believe that our company will be regarded as a publicly-traded partnership. Under the federal tax laws, a publicly-traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly-traded partnership will be treated as a partnership, however, and not as a corporation, for U.S. federal tax purposes, so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income” within the meaning of section 7704(d) of the Internal Revenue Code of 1986, as amended, or the Code, and our company is not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of stock or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. Our company expects to realize sufficient qualifying income to satisfy the qualifying income exception. Our company also expects that we will not be required to register under the Investment Company Act.

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In certain cases, income that would otherwise qualify for the qualifying income exception may not so qualify if it is considered to be derived from an active conduct of a business. For example, the IRS may assert that interest received by our company from its subsidiaries is not qualifying income because it is derived in the conduct of a lending business. If our company fails to satisfy the qualifying income exception or is required to register under the Investment Company Act, our company will be classified as a corporation for U.S. federal (and certain state and local) income tax purposes, and shareholders of our company would be treated as shareholders in a domestic corporation. Our company would be required to pay federal income tax at regular corporate rates on its income. In addition, our company would likely be liable for state and local income and/or franchise taxes on its income. Distributions to the shareholders would constitute ordinary dividend income (taxable at then existing ordinary income rates) or, in certain cases, qualified dividend income (which is generally subject to tax at reduced tax rates) to such holders to the extent of our company’s earnings and profits, and the payment of these dividends would not be deductible to our company. Taxation of our company as a corporation could result in a material reduction in distributions to our shareholders and after-tax return and, thus, would likely result in a substantial reduction in the value of, or materially adversely affect the market price of, our shares.

The present U.S. federal income tax treatment of an investment in our shares may be modified by administrative, legislative, or judicial interpretation at any time, and any such action may affect investments previously made. For example, changes to the U.S. federal tax laws and interpretations thereof could make it more difficult or impossible to meet the qualifying income exception for our company to be classified as a partnership, and not as a corporation, for U.S. federal income tax purposes, necessitate that our company restructure its investments, or otherwise adversely affect an investment in our shares.

In addition, our company may become subject to an entity level tax in one or more states. Several states are evaluating ways to subject partnerships to entity level taxation through the imposition of state income, franchise, or other forms of taxation. If any state were to impose a tax upon our company as an entity, our distributions to you would be reduced.

Complying with certain tax-related requirements may cause our company to forego otherwise attractive business or investment opportunities or enter into acquisitions, borrowings, financings, or arrangements our company may not have otherwise entered into.

In order for our company to be treated as a partnership for U.S. federal income tax purposes and not as a publicly traded partnership taxable as a corporation, our company must meet the qualifying income exception discussed above on a continuing basis and our company must not be required to register as an investment company under the Investment Company Act. In order to effect such treatment, our company may be required to invest through foreign or domestic corporations, forego attractive business or investment opportunities or enter into borrowings or financings our company (o any of our subsidiaries, as the case may be) may not have otherwise entered into. This may adversely affect our ability to operate solely to maximize our cash flow. In addition, our company may not be able to participate in certain corporate reorganization transactions that would be tax free to our shareholders if our company were a corporation.

Non-corporate investors who are U.S. taxpayers will not be able to deduct certain fees, costs or other expenses for U.S. federal income tax purposes.

Our company will pay a management fee (and possibly certain transaction fees) to our manager. Our company will also pay certain costs and expenses incurred in connection with activities of our manager. Our company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. taxpayers who hold our shares. Under current law that is in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. taxpayers may not deduct any such miscellaneous itemized deductions for U.S. federal income tax purposes. A non-corporate U.S. taxpayer’s inability to deduct such items could result in such holder reporting as his or her share of company taxable income an amount that exceeds any cash actually distributed to such U.S. taxpayer for the year. Corporate U.S. holders of our shares generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

A portion of the income arising from an investment in our shares may be treated as unrelated business taxable income and taxable to certain tax-exempt holders despite such holders’ tax-exempt status.

Our company expects to incur debt that would be treated as “acquisition indebtedness” under section 514 of the Code with respect to certain of its investments. To the extent our company recognizes income from any investment with respect to which there is “acquisition indebtedness” during a taxable year, or to the extent our company recognizes gain from the disposition of any investment with respect to which there is “acquisition indebtedness,” a portion of the income received will be treated as unrelated business taxable income and taxable to tax-exempt investors. In addition, if the IRS successfully asserts that we are engaged in a trade or business for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), then tax-exempt and in certain cases non-U.S. holders would be subject to U.S. income tax on any income generated by such business. The foregoing only applies if the amount of such business income does not cause our company to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

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A portion of the income arising from an investment in our shares may be treated as income that is effectively connected with our conduct of a U.S. trade or business, which income would be taxable to holders who are not U.S. taxpayers.

If the IRS successfully asserts that we are engaged in a trade or business in the United States for U.S. federal income tax purposes (for example, if it determines we are engaged in a lending business), then in certain cases non-U.S. holders would be subject to U.S. income tax on any income that is effectively connected with such business. It could also cause the non-U.S. holder to be subject to U.S. federal income tax on a sale of his or her interest in our company under recently enacted tax law. The foregoing only applies if the amount of such business income does not cause our company to fail to meet the qualifying income test (which would happen if such income exceeded 10% of our gross income, and in which case such failure would cause us to be taxable as a corporation).

Risks related to recently enacted legislation.

The rules dealing with U.S. federal income taxation are constantly under review by persons involved in the legislative process and by the IRS and the U.S. Treasury Department. No assurance can be given as to whether, when or in what form the U.S. federal income tax laws applicable to us and our shareholders may be enacted. Changes to the U.S. federal income tax laws and interpretations of U.S. federal income tax laws could adversely affect an investment in our shares.

We cannot predict whether, when or to what extent new U.S. federal tax laws, regulations, interpretations or rulings will be issued, nor is the long-term impact of recently enacted tax legislation clear. Prospective investors are urged to consult their tax advisors regarding the effect of potential changes to the U.S. federal income tax laws on an investment in our shares.

Risks Related to the Business of Neese

Adverse weather conditions, including as a result of future climate change, may adversely affect the availability, quality and price of agricultural commodities and agricultural commodity products, which may impact Neese’s business, as well as our operations and operating results.

Adverse weather conditions have historically caused volatility in the agricultural commodity industry by causing crop failures or significantly reduced harvests, which may affect the supply and pricing of agricultural commodities, and result in reduce demand for our products and services and negatively affect the creditworthiness of agricultural producers who do business with us.

Severe adverse weather conditions, such as hurricanes or severe storms, may also result in extensive property damage, extended business interruption, personal injuries and other loss and damage to agricultural producers who do business with us. Our operations also rely on dependable and efficient transportation services. A disruption in transportation services, as a result of weather conditions or otherwise, may also significantly adversely impact our operations.

Additionally, the potential physical impacts of climate change are uncertain and may vary by region. These potential effects could include changes in rainfall patterns, water shortages, changing sea levels, changing storm patterns and intensities, and changing temperature levels that could adversely impact our costs and business operations, the location and costs of global agricultural commodity production and the supply and demand for agricultural commodities. These effects could be material to our results of operations, liquidity or capital resources.

Government policies and regulations, particularly those affecting the agricultural sector and related industries, could adversely affect our operations and profitability.

Agricultural commodity production and trade flows are significantly affected by government policies and regulations. Governmental policies affecting the agricultural industry, such as taxes, tariffs, duties, subsidies, import and export restrictions on agricultural commodities and commodity products and energy policies (including biofuels mandates), can influence industry profitability, the planting of certain crops versus other uses of agricultural resources, the location and size of crop production, whether unprocessed or processed commodity products are traded and the volume and types of imports and exports. In addition, international trade disputes can adversely affect agricultural commodity trade flows by limiting or disrupting trade between countries or regions.

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Increases in prices for, among other things, food, fuel and crop inputs, such as fertilizers, have become the subject of significant discussion by governmental bodies and the public throughout the world in recent years. In some countries, this has led to the imposition of policies such as price controls, tariffs and export restrictions on agricultural commodities. Future governmental policies, regulations or actions affecting our industries may adversely affect the supply of, demand for and prices of our products and services, restrict our ability to do business and cause our financial results to suffer.

We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.

We do not manufacture any products we sell, and instead purchase our products from manufacturers. Since we purchase products from many manufacturers under at-will contracts and contracts which can be terminated without cause upon 90 days’ notice or less, or which expire without express rights of renewal, manufacturers could discontinue sales to us immediately or upon short notice. In lieu of termination, a manufacturer may also change the terms upon which it sells, for example, by raising prices or broadening distribution to third parties. For these and other reasons, we may not be able to acquire desired merchandise in sufficient quantities or on acceptable terms in the future.

Any significant interruption in the supply of products by manufacturers could disrupt our ability to deliver merchandise to our customers in a timely manner, which could have a material adverse effect on our business, financial condition and results of operations.

Manufacturers are subject to certain risks that could adversely impact their ability to provide us with their products on a timely basis, including industrial accidents, environmental events, strikes and other labor disputes, union organizing activity, disruptions in logistics or information systems, loss or impairment of key manufacturing sites, product quality control, safety, and licensing requirements and other regulatory issues, as well as natural disasters and other external factors over which neither they nor we have control. In addition, our operating results depend to some extent on the orderly operation of our receiving and distribution processes, which depend on manufacturers’ adherence to shipping schedules and our effective management of our distribution facilities and capacity.

If a material interruption of supply occurs, or a significant manufacturer ceases to supply us or materially decreases its supply to us, we may not be able to acquire products with similar quality as the products we currently sell or to acquire such products in sufficient quantities to meet our customers’ demands or on favorable terms to our business, any of which could adversely impact our business, financial condition and results of operations.

Competition in Neese’s business and the agricultural equipment industry could adversely affect our business.

Neese sells products and services into a regional market. The principal competitive factors in our regional market includes product performance, innovation and quality, distribution, customer service and price. The competitive environment in the Neese’s business and the agricultural equipment industry includes global competitors and many regional and local competitors. These competitors have varying numbers of product lines competing with our products and services and each has varying degrees of regional focus. An important part of the competition within the agricultural equipment industry during the past decade has come from a variety of short-line and specialty manufacturers, as well as indigenous regional competitors, with differing manufacturing and marketing methods. Due to industry conditions, including the merger of certain large integrated competitors, we believe the agricultural equipment business continues to undergo change and is becoming more competitive. Our inability to successfully compete with respect to product performance, innovation and quality, distribution, customer service and price could adversely affect our results of operations and financial condition.

Risks Related to the Business of Goedeker

If we fail to acquire new customers or retain existing customers, or fail to do so in a cost-effective manner, we may not be able to achieve profitability.

Our success depends on our ability to acquire and retain customers in a cost-effective manner. In order to expand our customer base, we must appeal to and acquire customers who have historically used other means of commerce to purchase home goods and may prefer alternatives to our offerings, such as the websites of our competitors or our suppliers’ own websites. We have made significant investments related to customer acquisition and expect to continue to spend significant amounts to acquire additional customers. Our advertising efforts consist primarily of email marketing, affiliate marketing, and to a lesser extent, social media. These efforts are expensive and may not result in the cost-effective acquisition of customers. We cannot assure you that the net profit from new customers we acquire will ultimately exceed the cost of acquiring those customers. If we fail to deliver a quality shopping experience, or if consumers do not perceive the products we offer to be of high value and quality, we may not be able to acquire new customers. If we are unable to acquire new customers who purchase products in numbers sufficient to grow our business, we may not be able to generate the scale necessary to drive beneficial network effects with our suppliers or efficiencies in our logistics network, our net revenue may decrease, and our business, financial condition and operating results may be materially adversely affected.

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We believe that many of our new customers originate from word-of- mouth and other non-paid referrals from existing customers. Therefore, we must ensure that our existing customers remain loyal to us in order to continue receiving those referrals. If our efforts to satisfy our existing customers are not successful, we may not be able to acquire new customers in sufficient numbers to continue to grow our business, or we may be required to incur significantly higher marketing expenses in order to acquire new customers.

Our success depends in part on our ability to increase our net revenue per active customer. If our efforts to increase customer loyalty and repeat purchasing as well as maintain high levels of customer engagement are not successful, our growth prospects and revenue will be materially adversely affected.

Our ability to grow our business depends on our ability to retain our existing customer base and generate increased revenue and repeat purchases from this customer base, and maintain high levels of customer engagement. To do this, we must continue to provide our customers and potential customers with a unified, convenient, efficient and differentiated shopping experience by:

•	providing imagery, tools and technology that attract customers who historically would have bought elsewhere;

•	maintaining a high-quality and diverse portfolio of products;

•	delivering products on time and without damage; and

•	maintaining and further developing our online platforms.

If we fail to increase net revenue per active customer, generate repeat purchases or maintain high levels of customer engagement, our growth prospects, operating results and financial condition could be materially adversely affected.

Our business depends on our ability to build and maintain strong brands. We may not be able to maintain and enhance our brands if we receive unfavorable customer complaints, negative publicity or otherwise fail to live up to consumers’ expectations, which could materially adversely affect our business, results of operations and growth prospects.

Maintaining and enhancing our brands is critical to expanding our base of customers and suppliers. Our ability to maintain and enhance our brand depends largely on our ability to maintain customer confidence in our product and service offerings, including by delivering products on time and without damage. If customers do not have a satisfactory shopping experience, they may seek out alternative offerings from our competitors and may not return to our sites as often in the future, or at all. In addition, unfavorable publicity regarding, for example, our practices relating to privacy and data protection, product quality, delivery problems, competitive pressures, litigation or regulatory activity, could seriously harm our reputation. Such negative publicity also could have an adverse effect on the size, engagement, and loyalty of our customer base and result in decreased revenue, which could adversely affect our business and financial results. A significant portion of our customers’ brand experience also depends on third parties outside of our control, including suppliers and logistics providers such as FedEx, UPS, DHL, the U.S. Postal Service and other third-party delivery agents. If these third parties do not meet our or our customers’ expectations, our brands may suffer irreparable damage.

In addition, maintaining and enhancing these brands may require us to make substantial investments, and these investments may not be successful. If we fail to promote and maintain our brands, or if we incur excessive expenses in this effort, our business, operating results and financial condition may be materially adversely affected. We anticipate that, as our market becomes increasingly competitive, maintaining and enhancing our brands may become increasingly difficult and expensive. Maintaining and enhancing our brands will depend largely on our ability to provide high quality products to our customers and a reliable, trustworthy and profitable sales channel to our suppliers, which we may not be able to do successfully.

Customer complaints or negative publicity about our sites, products, delivery times, customer data handling and security practices or customer support, especially on blogs, social media websites and our sites, could rapidly and severely diminish consumer use of our sites and consumer and supplier confidence in us and result in harm to our brands.

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Our efforts to expand our business into new brands, products, services, technologies, and geographic regions will subject us to additional business, legal, financial, and competitive risks and may not be successful.

Our business success depends to some extent on our ability to expand our customer offerings by launching new brands and services and by expanding our existing offerings into new geographies. Launching new brands and services or expanding geographically requires significant upfront investments, including investments in marketing, information technology, and additional personnel. We may not be able to generate satisfactory revenue from these efforts to offset these costs. Any lack of market acceptance of our efforts to launch new brands and services or to expand our existing offerings could have a material adverse effect on our business, prospects, financial condition and results of operations. Further, as we continue to expand our fulfillment capability or add new businesses with different requirements, our logistics networks become increasingly complex and operating them becomes more challenging. There can be no assurance that we will be able to operate our networks effectively.

We have also entered and may continue to enter into new markets in which we have limited or no experience, which may not be successful or appealing to our customers. These activities may present new and difficult technological and logistical challenges, and resulting service disruptions, failures or other quality issues may cause customer dissatisfaction and harm our reputation and brand. Further, our current and potential competitors in new market segments may have greater brand recognition, financial resources, longer operating histories and larger customer bases than we do in these areas. As a result, we may not be successful enough in these newer areas to recoup our investments in them. If this occurs, our business, financial condition and operating results may be materially adversely affected.

If we fail to manage our growth effectively, our business, financial condition and operating results could be harmed.

To manage our growth effectively, we must continue to implement our operational plans and strategies, improve and expand our infrastructure of people and information systems and expand, train and manage our employee base. We have rapidly increased employee headcount since our inception to support the growth in our business. To support continued growth, we must effectively integrate, develop and motivate a large number of new employees. We face significant competition for personnel. Failure to manage our hiring needs effectively or successfully integrate our new hires may have a material adverse effect on our business, financial condition and operating results.

Additionally, the growth of our business places significant demands on our operations, as well as our management and other employees. For example, we typically launch hundreds of promotional events across thousands of products each month on our sites via emails and personalized displays. These events require us to produce updates of our sites and emails to our customers on a daily basis with different products, photos and text. Any surge in online traffic and orders associated with such promotional activities places increased strain on our operations, including our logistics network, and may cause or exacerbate slowdowns or interruptions. The growth of our business may require significant additional resources to meet these daily requirements, which may not scale in a cost-effective manner or may negatively affect the quality of our sites and customer experience. We are also required to manage relationships with a growing number of suppliers, customers and other third parties. Our information technology systems and our internal controls and procedures may not be adequate to support future growth of our supplier and employee base. If we are unable to manage the growth of our organization effectively, our business, financial condition and operating results may be materially adversely affected.

Our ability to obtain continued financing is critical to the growth of our business. We will need additional financing to fund operations, which additional financing may not be available on reasonable terms or at all.

Our future growth, including the potential for future market expansion will require additional capital. We will consider raising additional funds through various financing sources, including the procurement of additional commercial debt financing. However, there can be no assurance that such funds will be available on commercially reasonable terms, if at all. If such financing is not available on satisfactory terms, we may be unable to execute our growth strategy, and operating results may be adversely affected. Any additional debt financing will increase expenses and must be repaid regardless of operating results and may involve restrictions limiting our operating flexibility.

Our ability to obtain financing may be impaired by such factors as the capital markets, both generally and specifically in our industry, which could impact the availability or cost of future financings. If the amount of capital we are able to raise from financing activities, together with our revenues from operations, are not sufficient to satisfy our capital needs, we may be required to decrease the pace of, or eliminate, our future product offerings and market expansion opportunities and potentially curtail operations.

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Our business is highly competitive. Competition presents an ongoing threat to the success of our business.

Our business is rapidly evolving and intensely competitive, and we have many competitors in different industries. Our competition includes furniture stores, big box retailers, department stores, specialty retailers, and online retailers and marketplaces in the U.S., including:

•	Furniture Stores: Ashley Furniture, Bob’s Discount Furniture, Havertys, Raymour & Flanagan, Rooms To Go;

•	Big Box Retailers: Bed Bath & Beyond, Home Depot, IKEA, Lowe’s, Target and Walmart;

•	Department Stores: JCPenney and Macy’s;

•	Specialty Retailers: Crate and Barrel, Ethan Allen, TJX, At Home, Williams Sonoma, Restoration Hardware, Arhaus, Horchow, Room & Board, Mitchell Gold + Bob Williams;

•	Online Retailers and Online Marketplaces: Amazon, Wayfair, Houzz and eBay; and

•	Other: AJ Madison, Appliance Connection and US Appliance.

We expect competition in e-commerce generally to continue to increase. We believe that our ability to compete successfully depends upon many factors both within and beyond our control, including:

•	the size and composition of our customer base;

•	the number of suppliers and products we feature on our sites;

•	our selling and marketing efforts;

•	the quality, price and reliability of products we offer;

•	the convenience of the shopping experience that we provide;

•	our ability to distribute our products and manage our operations; and

•	our reputation and brand strength.

Many of our current competitors have, and potential competitors may have, longer operating histories, greater brand recognition, larger fulfillment infrastructures, greater technical capabilities, faster and less costly shipping, significantly greater financial, marketing and other resources and larger customer bases than we do. These factors may allow our competitors to derive greater net revenue and profits from their existing customer base, acquire customers at lower costs or respond more quickly than we can to new or emerging technologies and changes in consumer habits. These competitors may engage in more extensive research and development efforts, undertake more far-reaching marketing campaigns and adopt more aggressive pricing policies, which may allow them to build larger customer bases or generate net revenue from their customer bases more effectively than we do.

Our success depends, in substantial part, on our continued ability to market our products through search engines and social media platforms.

The marketing of our products depends on our ability to cultivate and maintain cost-effective and otherwise satisfactory relationships with search engines and social media platforms, including those operated by Google, Facebook, Bing and Yahoo! These platforms could decide to change their terms and conditions of use at any time (and without notice) and/or significantly increase their fees. No assurances can be provided that we will be able to maintain cost-effective and otherwise satisfactory relationships with these platforms and our inability to do so in the case of one or more of these platforms could have a material adverse effect on our business, financial condition and results of operations.

We obtain a significant number of visits via search engines such as Google, Bing and Yahoo! Search engines frequently change the algorithms that determine the ranking and display of results of a user’s search and may make other changes to the way results are displayed, which can negatively affect the placement of links and, therefore, reduce the number of visits to our website. The growing use of online ad-blocking software may also impact the success of our marketing efforts because we may reach a smaller audience and fail to bring more customers to our website, which could have a material adverse effect on our business, financial condition and results of operations.

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System interruptions that impair customer access to our sites or other performance failures or incidents involving our logistics network, our technology infrastructure or our critical technology partners could damage our business, reputation and brand and substantially harm our business and results of operations.

The satisfactory performance, reliability and availability of our sites, transaction processing systems, logistics network, and technology infrastructure are critical to our reputation and our ability to acquire and retain customers, as well as maintain adequate customer service levels.

For example, if one of our data centers fails or suffers an interruption or degradation of services, we could lose customer data and miss order fulfillment deadlines, which could harm our business. Our systems and operations, including our ability to fulfill customer orders through our logistics network, are also vulnerable to damage or interruption from inclement weather, fire, flood, power loss, telecommunications failure, terrorist attacks, labor disputes, cyber-attacks, data loss, acts of war, break-ins, earthquake and similar events. In the event of a data center failure, the failover to a back-up could take substantial time, during which time our sites could be completely shut down. Further, our back-up services may not effectively process spikes in demand, may process transactions more slowly and may not support all of our site’s functionality.

We use complex proprietary software in our technology infrastructure, which we seek to continually update and improve. We may not always be successful in executing these upgrades and improvements, and the operation of our systems may be subject to failure. In particular, we have in the past and may in the future experience slowdowns or interruptions on some or all of our sites when we are updating them, and new technologies or infrastructures may not be fully integrated with existing systems on a timely basis, or at all. Additionally, if we expand our use of third-party services, including cloud-based services, our technology infrastructure may be subject to increased risk of slowdown or interruption as a result of integration with such services and/or failures by such third-parties, which are out of our control. Our net revenue depends on the number of visitors who shop on our sites and the volume of orders we can handle. Unavailability of our sites or reduced order fulfillment performance would reduce the volume of goods sold and could also materially adversely affect consumer perception of our brand.

We may experience periodic system interruptions from time to time. In addition, continued growth in our transaction volume, as well as surges in online traffic and orders associated with promotional activities or seasonal trends in our business, place additional demands on our technology platform and could cause or exacerbate slowdowns or interruptions. If there is a substantial increase in the volume of traffic on our sites or the number of orders placed by customers, we may be required to further expand and upgrade our technology, logistics network, transaction processing systems and network infrastructure. There can be no assurance that we will be able to accurately project the rate or timing of increases, if any, in the use of our sites or expand and upgrade our systems and infrastructure to accommodate such increases on a timely basis. In order to remain competitive, we must continue to enhance and improve the responsiveness, functionality and features of our sites, which is particularly challenging given the rapid rate at which new technologies, customer preferences and expectations and industry standards and practices are evolving in the e-commerce industry. Accordingly, we redesign and enhance various functions on our sites on a regular basis, and we may experience instability and performance issues as a result of these changes.

Any slowdown, interruption or performance failure of our sites and the underlying technology and logistics infrastructure could harm our business, reputation and our ability to acquire, retain and serve our customers, which could materially adversely affect our results of operations.

Our failure or the failure of third-party service providers to protect our sites, networks and systems against security breaches, or otherwise to protect our confidential information, could damage our reputation and brand and substantially harm our business and operating results.

We collect, maintain, transmit and store data about our customers, employees, contractors, suppliers, vendors and others, including credit card information and personally identifiable information, as well as other confidential and proprietary information. We also employ third-party service providers that store, process and transmit certain proprietary, personal and confidential information on our behalf. We rely on encryption and authentication technology licensed from third parties in an effort to securely transmit, encrypt, anonymize or pseudonymize certain confidential and sensitive information, including credit card numbers. Advances in computer capabilities, new technological discoveries or other developments may result in the whole or partial failure of this technology to protect transaction and personal data or other confidential and sensitive information from being breached or compromised. Our security measures, and those of our third-party service providers, may not detect or prevent all attempts to hack our systems, denial-of-service attacks, viruses, malicious software, break-ins, phishing attacks, social engineering, security breaches or other attacks and similar disruptions that may jeopardize the security of information stored in or transmitted by our sites, networks and systems or that we or our third-party service providers otherwise maintain, including payment card systems and human resources management platforms. We and our service providers may not anticipate or prevent all types of attacks until after they have already been launched, and techniques used to obtain unauthorized access to or sabotage systems change frequently and may not be known until launched against us or our third-party service providers. In addition, security breaches can also occur as a result of non-technical issues, including intentional or inadvertent breaches by our employees or by persons with whom we have commercial relationships.

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Breaches of our security measures or those of our third-party service providers or cyber security incidents could result in unauthorized access to our sites, networks and systems; unauthorized access to and misappropriation of personal information, including consumers’ and employees’ personally identifiable information, or other confidential or proprietary information of ourselves or third parties; limited or terminated access to certain payment methods or fines or higher transaction fees to use such methods; viruses, worms, spyware or other malware being served from our sites, networks or systems; deletion or modification of content or the display of unauthorized content on our sites; interruption, disruption or malfunction of operations; costs relating to breach remediation, deployment or training of additional personnel and protection technologies, responses to governmental investigations and media inquiries and coverage; engagement of third party experts and consultants; litigation, regulatory action and other potential liabilities. If any of these breaches of security occur, our reputation and brand could be damaged, our business may suffer, we could be required to expend significant capital and other resources to alleviate problems caused by such breaches and we could be exposed to a risk of loss, litigation or regulatory action and possible liability. In addition, any party who is able to illicitly obtain a customer’s password could access that customer’s transaction data or personal information. Any compromise or breach of our security measures, or those of our third-party service providers, could violate applicable privacy, data security and other laws, and cause significant legal and financial exposure, adverse publicity and a loss of confidence in our security measures, which could have a material adverse effect on our business, financial condition and operating results. We may need to devote significant resources to protect against security breaches or to address problems caused by breaches, diverting resources from the growth and expansion of our business.

We may be subject to product liability and other similar claims if people or property are harmed by the products we sell.

Some of the products we sell may expose us to product liability and other claims and litigation (including class actions) or regulatory action relating to safety, personal injury, death or environmental or property damage. Some of our agreements with members of our supply chain may not indemnify us from product liability for a particular product, and some members of our supply chain may not have sufficient resources or insurance to satisfy their indemnity and defense obligations. Although we maintain liability insurance, we cannot be certain that our coverage will be adequate for liabilities actually incurred or that insurance will continue to be available to us on economically reasonable terms, or at all.

Risks associated with the suppliers from whom our products are sourced could materially adversely affect our financial performance as well as our reputation and brand.

We depend on our ability to provide our customers with a wide range of products from qualified suppliers in a timely and efficient manner. Political and economic instability, the financial stability of suppliers, suppliers’ ability to meet our standards, labor problems experienced by suppliers, the availability or cost of raw materials, merchandise quality issues, currency exchange rates, trade tariff developments, transport availability and cost, transport security, inflation, and other factors relating to our suppliers are beyond our control.

Our agreements with most of our suppliers do not provide for the long-term availability of merchandise or the continuation of particular pricing practices, nor do they usually restrict such suppliers from selling products to other buyers. There can be no assurance that our current suppliers will continue to seek to sell us products on current terms or that we will be able to establish new or otherwise extend current supply relationships to ensure product acquisitions in a timely and efficient manner and on acceptable commercial terms. Our ability to develop and maintain relationships with reputable suppliers and offer high quality merchandise to our customers is critical to our success. If we are unable to develop and maintain relationships with suppliers that would allow us to offer a sufficient amount and variety of quality merchandise on acceptable commercial terms, our ability to satisfy our customers’ needs, and therefore our long-term growth prospects, would be materially adversely affected.

Further, we rely on our suppliers’ representations of product quality, safety and compliance with applicable laws and standards. If our suppliers or other vendors violate applicable laws, regulations or our supplier code of conduct, or implement practices regarded as unethical, unsafe, or hazardous to the environment, it could damage our reputation and negatively affect our operating results. Further, concerns regarding the safety and quality of products provided by our suppliers could cause our customers to avoid purchasing those products from us, or avoid purchasing products from us altogether, even if the basis for the concern is outside of our control. As such, any issue, or perceived issue, regarding the quality and safety of any items we sell, regardless of the cause, could adversely affect our brand, reputation, operations and financial results.

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We also are unable to predict whether any of the countries in which our suppliers’ products are currently manufactured or may be manufactured in the future will be subject to new, different, or additional trade restrictions imposed by the U.S. or foreign governments or the likelihood, type or effect of any such restrictions. Any event causing a disruption or delay of imports from suppliers with international manufacturing operations, including the imposition of additional import restrictions, restrictions on the transfer of funds or increased tariffs or quotas, could increase the cost or reduce the supply of merchandise available to our customers and materially adversely affect our financial performance as well as our reputation and brand. Furthermore, some or all of our suppliers’ foreign operations may be adversely affected by political and financial instability, resulting in the disruption of trade from exporting countries, restrictions on the transfer of funds or other trade disruptions.

In addition, our business with foreign suppliers may be affected by changes in the value of the U.S. dollar relative to other foreign currencies. For example, any movement by any other foreign currency against the U.S. dollar may result in higher costs to us for those goods. Declines in foreign currencies and currency exchange rates might negatively affect the profitability and business prospects of one or more of our foreign suppliers. This, in turn, might cause such foreign suppliers to demand higher prices for merchandise in their effort to offset any lost profits associated with any currency devaluation, delay merchandise shipments, or discontinue selling to us altogether, any of which could ultimately reduce our sales or increase our costs.

Our vendors have imposed conditions in our business arrangements with them. If we are unable to continue satisfying these conditions, or such vendors impose additional restrictions with which we cannot comply, it could have a material adverse effect on our business, financial condition and operating results.

Our vendors have strict conditions for doing business with them. Several are sizeable such as General Electric, Whirlpool and DMI. If we cannot satisfy these conditions or if they impose additional or more restrictive conditions that we cannot satisfy, our business would be materially adversely affected. It would be materially detrimental to our business if these vendors decided to no longer do business with us, increased the pricing at which they allow us to purchase their goods or impose other restrictions or conditions that make it more difficult for us to work with them. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We may be unable to source new suppliers or strengthen our relationships with current suppliers.

We have relationships with over 1,000 suppliers. Our agreements with suppliers are generally terminable at will by either party upon short notice. If we do not maintain our existing relationships or build new relationships with suppliers on acceptable commercial terms, we may not be able to maintain a broad selection of merchandise, and our business and prospects would suffer severely.

In order to attract quality suppliers, we must:

•	demonstrate our ability to help our suppliers increase their sales;

•	offer suppliers a high quality, cost-effective fulfillment process; and

•	continue to provide suppliers with a dynamic and real-time view of our demand and inventory needs.

If we are unable to provide our suppliers with a compelling return on investment and an ability to increase their sales, we may be unable to maintain and/or expand our supplier network, which would negatively impact our business.

We depend on our suppliers to perform certain services regarding the products that we offer.

As part of offering our suppliers’ products for sale on our sites, suppliers are often responsible for conducting a number of traditional retail operations with respect to their respective products, including maintaining inventory and preparing merchandise for shipment to our customers. In these instances, we may be unable to ensure that suppliers will perform these services to our or our customers’ satisfaction in a manner that provides our customer with a unified brand experience or on commercially reasonable terms. If our customers become dissatisfied with the services provided by our suppliers, our business, reputation and brands could suffer.

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We depend on our relationships with third parties, and changes in our relationships with these parties could adversely impact our revenue and profits.

We rely on third parties to operate certain elements of our business. For example, carriers such as FedEx, UPS, DHL and the U.S. Postal Service deliver many of our small parcel products and larger products are often delivered by third party national, regional, and local transportation companies. As a result, we may be subject to shipping delays or disruptions caused by inclement weather, natural disasters, system interruptions and technology failures, labor activism, health epidemics or bioterrorism. We are also subject to risks of breakage or other damage during delivery by any of these third parties. We also use and rely on other services from third parties, such as retail partner services, telecommunications services, customs, consolidation and shipping services, as well as warranty, installation and design services.

We may be unable to maintain these relationships, and these services may also be subject to outages and interruptions that are not within our control. For example, failures by our telecommunications providers have in the past and may in the future interrupt our ability to provide phone support to our customers. Third parties may in the future determine they no longer wish to do business with us or may decide to take other actions or make changes to their practices that could harm our business. We may also determine that we no longer want to do business with them. If products are not delivered in a timely fashion or are damaged during the delivery process, or if we are not able to provide adequate customer support or other services or offerings, our customers could become dissatisfied and cease buying products through our sites, which would adversely affect our operating results.

The seasonal trends in our business create variability in our financial and operating results and place increased strain on our operations.

We experience surges in orders associated with promotional activities and seasonal trends. This activity may place additional demands on our technology systems and logistics network and could cause or exacerbate slowdowns or interruptions. Any such system, site or service interruptions could prevent us from efficiently receiving or fulfilling orders, which may reduce the volume or quality of goods or services we sell and may cause customer dissatisfaction and harm our reputation and brand.

Our business may be adversely affected if we are unable to provide our customers a cost-effective shopping platform that is able to respond and adapt to rapid changes in technology.

The number of people who access the Internet through devices other than personal computers, including mobile phones, smartphones, handheld computers such as notebooks and tablets, video game consoles, and television set-top devices, has increased dramatically in the past few years. We continually upgrade existing technologies and business applications to keep pace with these rapidly changing and continuously evolving technologies, and we may be required to implement new technologies or business applications in the future. The implementation of these upgrades and changes requires significant investments and as new devices and platforms are released, it is difficult to predict the problems we may encounter in developing applications for these alternative devices and platforms. Additionally, we may need to devote significant resources to the support and maintenance of such applications once created. Our results of operations may be affected by the timing, effectiveness and costs associated with the successful implementation of any upgrades or changes to our systems and infrastructure to accommodate such alternative devices and platforms. Further, in the event that it is more difficult or less compelling for our customers to buy products from us on their mobile or other devices, or if our customers choose not to buy products from us on such devices or to use mobile or other products that do not offer access to our sites, our customer growth could be harmed and our business, financial condition and operating results may be materially adversely affected.

Significant merchandise returns could harm our business.

We allow our customers to return products, subject to our return policy. If merchandise returns are significant, our business, prospects, financial condition and results of operations could be harmed. Further, we modify our policies relating to returns from time to time, which may result in customer dissatisfaction or an increase in the number of product returns. Many of our products are large and require special handling and delivery. From time to time our products are damaged in transit, which can increase return rates and harm our brand.

Uncertainties in economic conditions and their impact on consumer spending patterns, particularly in the home goods segment, could adversely impact our operating results.

Consumers may view a substantial portion of the products we offer as discretionary items rather than necessities. As a result, our results of operations are sensitive to changes in macro-economic conditions that impact consumer spending, including discretionary spending. Some of the factors adversely affecting consumer spending include levels of unemployment; consumer debt levels; changes in net worth based on market changes and uncertainty; home foreclosures and changes in home values or the overall housing, residential construction or home improvement markets; fluctuating interest rates; credit availability, including mortgages, home equity loans and consumer credit; government actions; fluctuating fuel and other energy costs; fluctuating commodity prices and general uncertainty regarding the overall future economic environment. Adverse economic changes in any of the regions in which we sell our products could reduce consumer confidence and could negatively affect net revenue and have a material adverse effect on our operating results.

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Our business relies heavily on email and other messaging services, and any restrictions on the sending of emails or messages or an inability to timely deliver such communications could materially adversely affect our net revenue and business.

Our business is highly dependent upon email and other messaging services for promoting our sites and products. Daily promotions offered through emails and other messages sent by us, or on our behalf by our vendors, generate a significant portion of our net revenue. We provide daily emails to customers and other visitors informing them of what is available for purchase on our sites that day, and we believe these messages are an important part of our customer experience and help generate a substantial portion of our net revenue. If we are unable to successfully deliver emails or other messages to our subscribers, or if subscribers decline to open our emails or other messages, our net revenue and profitability would be materially adversely affected. Changes in how webmail applications organize and prioritize email may also reduce the number of subscribers opening our emails. For example, in 2013 Google Inc.’s Gmail service began offering a feature that organizes incoming emails into categories (for example, primary, social and promotions). Such categorization or similar inbox organizational features may result in our emails being delivered in a less prominent location in a subscriber’s inbox or viewed as “spam” by our subscribers and may reduce the likelihood of that subscriber opening our emails. Actions by third parties to block, impose restrictions on or charge for the delivery of emails or other messages could also adversely impact our business. From time to time, Internet service providers or other third parties may block bulk email transmissions or otherwise experience technical difficulties that result in our inability to successfully deliver emails or other messages to third parties. Changes in the laws or regulations that limit our ability to send such communications or impose additional requirements upon us in connection with sending such communications would also materially adversely impact our business. Our use of email and other messaging services to send communications about our sites or other matters may also result in legal claims against us, which may cause us increased expenses, and if successful might result in fines and orders with costly reporting and compliance obligations or might limit or prohibit our ability to send emails or other messages. We also rely on social networking messaging services to send communications and to encourage customers to send communications. Changes to the terms of these social networking services to limit promotional communications, any restrictions that would limit our ability or our customers’ ability to send communications through their services, disruptions or downtime experienced by these social networking services or decline in the use of or engagement with social networking services by customers and potential customers could materially adversely affect our business, financial condition and operating results.

We are subject to risks related to online payment methods.

We accept payments using a variety of methods, including credit card, debit card, PayPal, credit accounts and gift cards. As we offer new payment options to consumers, we may be subject to additional regulations, compliance requirements and fraud. For certain payment methods, including credit and debit cards, we pay interchange and other fees, which may increase over time and raise our operating costs and lower profitability. We are also subject to payment card association operating rules and certification requirements, including the Payment Card Industry Data Security Standard and rules governing electronic funds transfers, which could change or be reinterpreted to make it difficult or impossible for us to comply. As our business changes, we may also be subject to different rules under existing standards, which may require new assessments that involve costs above what we currently pay for compliance. If we fail to comply with the rules or requirements of any provider of a payment method we accept, if the volume of fraud in our transactions limits or terminates our rights to use payment methods we currently accept, or if a data breach occurs relating to our payment systems, we may, among other things, be subject to fines or higher transaction fees and may lose, or face restrictions placed upon, our ability to accept credit card and debit card payments from consumers or to facilitate other types of online payments. If any of these events were to occur, our business, financial condition and operating results could be materially adversely affected.

We occasionally receive orders placed with fraudulent credit card data. We may suffer losses as a result of orders placed with fraudulent credit card data even if the associated financial institution approved payment of the orders. Under current credit card practices, we may be liable for fraudulent credit card transactions. If we are unable to detect or control credit card fraud, our liability for these transactions could harm our business, financial condition and results of operations.

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Government regulation of the Internet and e-commerce is evolving, and unfavorable changes or failure by us to comply with these regulations could substantially harm our business and results of operations.

We are subject to general business regulations and laws as well as regulations and laws specifically governing the Internet and e-commerce. Existing and future regulations and laws could impede the growth of the Internet, e- commerce or mobile commerce. These regulations and laws may involve taxes, tariffs, privacy and data security, anti-spam, content protection, electronic contracts and communications, consumer protection, Internet neutrality and gift cards. It is not clear how existing laws governing issues such as property ownership, sales and other taxes and consumer privacy apply to the Internet as the vast majority of these laws were adopted prior to the advent of the Internet and do not contemplate or address the unique issues raised by the Internet or e-commerce. It is possible that general business regulations and laws, or those specifically governing the Internet or e-commerce, may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another and may conflict with other rules or our practices. We cannot be sure that our practices have complied, comply or will comply fully with all such laws and regulations. Any failure, or perceived failure, by us to comply with any of these laws or regulations could result in damage to our reputation, a loss in business and proceedings or actions against us by governmental entities or others. Any such proceeding or action could hurt our reputation, force us to spend significant amounts in defense of these proceedings, distract our management, increase our costs of doing business, decrease the use of our sites by consumers and suppliers and may result in the imposition of monetary liability. We may also be contractually liable to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any such laws or regulations. Adverse legal or regulatory developments could substantially harm our business. Further, if we enter into new market segments or geographical areas and expand the products and services we offer, we may be subject to additional laws and regulatory requirements or prohibited from conducting our business, or certain aspects of it, in certain jurisdictions. We will incur additional costs complying with these additional obligations and any failure or perceived failure to comply would adversely affect our business and reputation.

Failure to comply with applicable laws and regulations relating to privacy, data protection and consumer protection, or the expansion of current or the enactment of new laws or regulations relating to privacy, data protection and consumer protection, could adversely affect our business and our financial condition.

A variety of laws and regulations govern the collection, use, retention, sharing, export and security of personal information. Laws and regulations relating to privacy, data protection and consumer protection are evolving and subject to potentially differing interpretations. These requirements may be interpreted and applied in a manner that is inconsistent from one jurisdiction to another or may conflict with other rules or our practices. As a result, our practices may not comply, or may not comply in the future with all such laws, regulations, requirements and obligations. Any failure, or perceived failure, by us to comply with our posted privacy policies or with any applicable privacy or consumer protection- related laws, regulations, industry self-regulatory principles, industry standards or codes of conduct, regulatory guidance, orders to which we may be subject or other legal obligations relating to privacy or consumer protection could adversely affect our reputation, brand and business, and may result in claims, proceedings or actions against us by governmental entities or others or other liabilities or require us to change our operations and/or cease using certain data sets. Any such claim, proceeding or action could hurt our reputation, brand and business, force us to incur significant expenses in defense of such proceedings, distract our management, increase our costs of doing business, result in a loss of customers and suppliers and may result in the imposition of monetary penalties. We may also be contractually required to indemnify and hold harmless third parties from the costs or consequences of non-compliance with any laws, regulations or other legal obligations relating to privacy or consumer protection or any inadvertent or unauthorized use or disclosure of data that we store or handle as part of operating our business.

Federal, state and international governmental authorities continue to evaluate the privacy implications inherent in the use of proprietary or third-party “cookies” and other methods of online tracking for behavioral advertising and other purposes. U.S. and foreign governments have enacted, have considered or are considering legislation or regulations that could significantly restrict the ability of companies and individuals to engage in these activities, such as by regulating the level of consumer notice and consent required before a company can employ cookies or other electronic tracking tools or the use of data gathered with such tools. Additionally, some providers of consumer devices and web browsers have implemented, or announced plans to implement, means to make it easier for Internet users to prevent the placement of cookies or to block other tracking technologies, which could if widely adopted significantly reduce the effectiveness of such practices and technologies. The regulation of the use of cookies and other current online tracking and advertising practices or a loss in our ability to make effective use of services that employ such technologies could increase our costs of operations and limit our ability to acquire new customers on cost-effective terms and consequently, materially adversely affect our business, financial condition and operating results.

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In addition, various federal, state and foreign legislative and regulatory bodies, or self-regulatory organizations, may expand current laws or regulations, enact new laws or regulations or issue revised rules or guidance regarding privacy, data protection and consumer protection. Any such changes may force us to incur substantial costs or require us to change our business practices. This could compromise our ability to pursue our growth strategy effectively and may adversely affect our ability to acquire customers or otherwise harm our business, financial condition and operating results.

Changes in tax treatment of companies engaged in e-commerce may adversely affect the commercial use of our sites and our financial results.

Due to the global nature of the Internet, it is possible that various states or foreign countries might attempt to impose additional or new regulation on our business or levy additional or new sales, income or other taxes relating to our activities. Tax authorities at the international, federal, state and local levels are currently reviewing the appropriate treatment of companies engaged in e-commerce. New or revised international, federal, state or local tax regulations or court decisions may subject us or our customers to additional sales, income and other taxes. For example, on June 21, 2018, the U.S. Supreme Court rendered a 5-4 majority decision in South Dakota v. Wayfair Inc., 17-494 where the Court held, among other things, that a state may require an out-of-state seller with no physical presence in the state to collect and remit sales taxes on goods the seller ships to consumers in the state, overturning existing court precedent. Other new or revised taxes and, in particular, sales taxes, value added tax and similar taxes could increase the cost of doing business online and decrease the attractiveness of selling products over the Internet. New taxes and rulings could also create significant increases in internal costs necessary to capture data and collect and remit taxes. Any of these events could have a material adverse effect on our business, financial condition and operating results.

We rely on the performance of members of management and highly skilled personnel, and if we are unable to attract, develop, motivate and retain well-qualified employees, our business could be harmed.

We believe our success has depended, and continues to depend, on the members of our senior management team. The loss of any of our senior management or other key employees could materially harm our business. Our future success also depends on our continuing ability to attract, develop, motivate and retain highly qualified and skilled employees, particularly mid-level managers and merchandising and technology personnel. The market for such positions is competitive. Qualified individuals are in high demand, and we may incur significant costs to attract them. Our inability to recruit and develop mid-level managers could materially adversely affect our ability to execute our business plan, and we may not be able to find adequate replacements. All of our officers and other U.S. employees are at-will employees, meaning that they may terminate their employment relationship with us at any time, and their knowledge of our business and industry would be extremely difficult to replace. If we do not succeed in attracting well-qualified employees or retaining and motivating existing employees, our business, financial condition and operating results may be materially adversely affected.

We may not be able to adequately protect our intellectual property rights.

We regard our customer lists, domain names, trade dress, trade secrets, proprietary technology and similar intellectual property as critical to our success, and we rely on trade secret protection, agreements and other methods with our employees and others to protect our proprietary rights. We might not be able to obtain broad protection for all of our intellectual property. For example, we are the registrant of the Internet domain name for our website of www.goedekers.com, as well as various related domain names. However, we might not be able to prevent third parties from registering, using or retaining domain names that interfere with our consumer communications or infringe or otherwise decrease the value of our marks, domain names and other proprietary rights.

The protection of our intellectual property rights may require the expenditure of significant financial, managerial and operational resources. We may initiate claims or litigation against others for infringement, misappropriation or violation of our intellectual property rights or proprietary rights or to establish the validity of such rights. Any litigation, whether or not it is resolved in our favor, could result in significant expense to us and divert the efforts of our technical and management personnel, which may materially adversely affect our business, financial condition and operating results. Moreover, the steps we take to protect our intellectual property may not adequately protect our rights or prevent third parties from infringing or misappropriating our proprietary rights, and we may not be able to broadly enforce all of our intellectual property rights. Any of our intellectual property rights may be challenged by others or invalidated through administrative process or litigation. Additionally, the process of obtaining intellectual property protections is expensive and time-consuming, and we may not be able to pursue all necessary or desirable actions at a reasonable cost or in a timely manner. Even if issued, there can be no assurance that these protections will adequately safeguard our intellectual property, as the legal standards relating to the validity, enforceability and scope of protection of patent and other intellectual property rights are uncertain. We also cannot be certain that others will not independently develop or otherwise acquire equivalent or superior technology or intellectual property rights. We may also be exposed to claims from third parties claiming infringement of their intellectual property rights, or demanding the release or license of open source software or derivative works that we developed using such software (which could include our proprietary code) or otherwise seeking to enforce the terms of the applicable open source license. These claims could result in litigation and could require us to purchase a costly license, publicly release the affected portions of our source code, be limited in or cease using the implicated software unless and until we can re-engineer such software to avoid infringement or change the use of the implicated open source software.

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We may be accused of infringing intellectual property rights of third parties.

The e-commerce industry is characterized by vigorous protection and pursuit of intellectual property rights, which has resulted in protracted and expensive litigation for many companies. We may be subject to claims and litigation by third parties that we infringe their intellectual property rights. The costs of supporting such litigation and disputes are considerable, and there can be no assurances that favorable outcomes will be obtained. As our business expands and the number of competitors in our market increases and overlaps occur, we expect that infringement claims may increase in number and significance. Any claims or proceedings against us, whether meritorious or not, could be time-consuming, result in considerable litigation costs, require significant amounts of management time or result in the diversion of significant operational resources, any of which could materially adversely affect our business, financial condition and operating results.

We have received in the past, and we may receive in the future, communications alleging that certain items posted on or sold through our sites violate third-party copyrights, designs, marks and trade names or other intellectual property rights or other proprietary rights. Brand and content owners and other proprietary rights owners have actively asserted their purported rights against online companies. In addition to litigation from rights owners, we may be subject to regulatory, civil or criminal proceedings and penalties if governmental authorities believe we have aided and abetted in the sale of counterfeit or infringing products.

Such claims, whether or not meritorious, may result in the expenditure of significant financial, managerial and operational resources, injunctions against us or the payment of damages by us. We may need to obtain licenses from third parties who allege that we have violated their rights, but such licenses may not be available on terms acceptable to us, or at all. These risks have been amplified by the increase in third parties whose sole or primary business is to assert such claims.

We are engaged in legal proceedings that could cause us to incur unforeseen expenses and could occupy a significant amount of our management's time and attention.

From time to time, we are subject to litigation or claims that could negatively affect our business operations and financial position. Litigation disputes could cause us to incur unforeseen expenses, result in site unavailability, service disruptions, and otherwise occupy a significant amount of our management’s time and attention, any of which could negatively affect our business operations and financial position. We also from time to time receive inquiries and subpoenas and other types of information requests from government authorities and we may become subject to related claims and other actions related to our business activities. While the ultimate outcome of investigations, inquiries, information requests and related legal proceedings is difficult to predict, such matters can be expensive, time-consuming and distracting, and adverse resolutions or settlements of those matters may result in, among other things, modification of our business practices, reputational harm or costs and significant payments, any of which could negatively affect our business operations and financial position.

Risks Related to this Offering and Ownership of Our Series A Preferred Shares

There is no public market for our series A preferred shares. You cannot be certain that an active trading market or a specific share price will be established, and you may not be able to resell your securities at or above the public offering price.

There is currently no public market for our series A preferred shares. Upon closing of this offering, we intend to apply for the quotation of our series A preferred shares on the OTC Pink Market, where our common shares are currently eligible for quotation. However, an active trading market may not develop even if we are successful in arranging for our series A preferred shares to be quoted on the OTC Pink Market. We also cannot assure you that the market price of our series A preferred shares will not fluctuate or decline significantly, including a decline below the offering price, in the future.

The quotation of our series A preferred shares on the OTC Pink Market may have an unfavorable impact on our shares price and liquidity.

The OTC Pink Market is a significantly more limited market than the New York Stock Exchange or The Nasdaq Stock Market. The quotation of our shares on the OTC Pink Market may result in a less liquid market available for existing and potential shareholders to trade shares of our series A preferred shares, could depress the trading price of our series A preferred shares and could have a long-term adverse impact on our ability to raise capital in the future.

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If an active public market develops, the market price for our series A preferred shares may be volatile, and an investor may not be able to sell our series A preferred shares at a favorable price or at all.

If an active public market develops, the market price of our series A preferred shares is likely to fluctuate significantly from time to time in response to factors including:

•	differences between our actual financial and operating results and those expected by investors;

•	fluctuations in quarterly operating results;

•	our performance during peak seasons such as during the last quarter of the year;

•	market conditions in our industry and the economy as a whole;

•	changes in the estimates of our operating performance or changes in recommendations by any research analysts that may follow our stock in the future or any failure to meet the estimates made by research analysts that issue research reports on our company in the future;

•	investors’ perceptions of our prospects and the prospects of the consumer finance market;

•	introductions of new products or new pricing policies by us or by our competitors;

•	stock transactions by our principal shareholders;

•	recruitment or departure of key personnel; and

•	the level and quality of securities research analyst coverage for our shares.

In addition, public announcements by our competitors concerning, among other things, their performance, strategy, or accounting practices could cause the market price of our series A preferred shares to decline regardless of our actual operating performance. Additionally, our right to redeem the series A preferred shares for $25.00 per share plus accrued dividends may serve to limit increases in the price of the series A preferred shares.

The offering price in this offering may not represent the value of our series A preferred shares.

The price of the series A preferred shares in this offering has been determined based on a number of factors and does not necessarily bear any relationship to our book value, assets, operating results or any other established criteria of value. Prices for our series A preferred shares may not be indicative of the fair market value of our series A preferred shares now or in the future.

Future sales of shares may affect the market price of our series A preferred shares.

We cannot predict what effect, if any, future sales of our shares, or the availability of our shares for future sale, will have on the market price of our series A preferred shares. Sales of substantial amounts of our shares of any class of our equity in the public market following our public offering, or the perception that such sales could occur, could materially adversely affect the market price of our series A preferred shares and may make it more difficult for you to sell your series A preferred shares at a time and price which you deem appropriate.

Rule 144 sales in the future may have a depressive effect on our stock price.

All of the outstanding shares held by the present officers, directors, and affiliate shareholders are “restricted securities” within the meaning of Rule 144 under the Securities Act. As restricted shares, these shares may be resold only pursuant to an effective registration statement or under the requirements of Rule 144 or other applicable exemptions from registration under the Securities Act and as required under applicable state securities laws. Rule 144 provides in essence that a person who is an affiliate or officer or director who has held restricted securities for six months may, under certain conditions, sell every three months, in brokerage transactions, a number of shares that does not exceed the greater of 1.0% of a company’s outstanding shares. There is no limitation on the amount of restricted securities that may be sold by a non-affiliate after the owner has held the restricted securities for a period of six months if our company is a current, reporting company under the Exchange Act. A sale under Rule 144 or under any other exemption from the Act, if available, or pursuant to subsequent registration of shares of present shareholders, may have a depressive effect upon the price of the series A preferred shares in any market that may develop.

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The market price, trading volume and marketability of our series A preferred shares may, from time to time, be significantly affected by numerous factors beyond our control, which may materially adversely affect the market price of your series A preferred shares, the marketability of your series A preferred shares and our ability to raise capital through future equity financings.

The market price and trading volume of our series A preferred shares may fluctuate significantly. Many factors that are beyond our control may materially adversely affect the market price of your series A preferred shares, the marketability of your series A preferred shares and our ability to raise capital through equity financings. These factors include the following:

•	price and volume fluctuations in the stock markets generally which create highly variable and unpredictable pricing of equity securities;

•	significant volatility in the market price and trading volume of securities of companies in the sector in which our businesses operate, which may not be related to the operating performance of these companies and which may not reflect the performance of our businesses;

•	changes and variations in our cash flows;

•	any shortfall in revenue or net income or any increase in losses from levels expected by securities analysts;

•	changes in regulations or tax law;

•	operating performance of companies comparable to us;

•	general economic trends and other external factors including inflation, interest rates, and costs and availability of raw materials, fuel and transportation; and

•	loss of a major funding source.

Our potential future earnings and cash distributions to our shareholders may affect the market price of our series A preferred shares.

Generally, the market price of our series A preferred shares may be based, in part, on the market’s perception of our growth potential and our current and potential future cash distributions, including payment of the dividends on the series A preferred shares, whether from operations, sales, acquisitions or refinancings, and on the value of our businesses. For that reason, our series A preferred shares may trade at prices that are higher or lower than our net asset value per share. Should we retain operating cash flow for investment purposes or working capital reserves instead of distributing the cash flows to our shareholders, the retained funds, while increasing the value of our underlying assets, may materially adversely affect the market price of our series A preferred shares. Our failure to meet market expectations with respect to earnings and cash distributions and our failure to make such distributions, for any reason whatsoever, could materially adversely affect the market price of our series A preferred shares.

Were our series A preferred shares to be considered penny stock, and therefore become subject to the penny stock rules, U.S. broker-dealers may be discouraged from effecting transactions in our series A preferred shares.

Our series A preferred shares may be subject to the penny stock rules under the Exchange Act. These rules regulate broker-dealer practices for transactions in “penny stocks.” Penny stocks are generally equity securities with a price of less than $5.00 per share. The penny stock rules require broker-dealers that derive more than 5% of their customer transaction revenues from transactions in penny stocks to deliver a standardized risk disclosure document that provides information about penny stocks, and the nature and level of risks in the penny stock market, to any non-institutional customer to whom the broker-dealer recommends a penny stock transaction. The broker-dealer must also provide the customer with current bid and offer quotations for the penny stock, the compensation of the broker-dealer and its salesperson and monthly account statements showing the market value of each penny stock held in the customer’s account. The bid and offer quotations and the broker-dealer and salesperson compensation information must be given to the customer orally or in writing prior to completing the transaction and must be given to the customer in writing before or with the customer’s confirmation. In addition, the penny stock rules require that prior to a transaction, the broker and/or dealer must make a special written determination that the penny stock is a suitable investment for the purchaser and receive the purchaser’s written agreement to the transaction. The transaction costs associated with penny stocks are high, reducing the number of broker-dealers who may be willing to engage in the trading of our shares. These additional penny stock disclosure requirements are burdensome and may reduce all the trading activity in the market for our series A preferred shares. As long as our series A preferred shares are subject to the penny stock rules, holders of our series A preferred shares may find it more difficult to sell their shares.

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Our security holders may face significant restrictions on the resale of our securities due to state “blue sky” laws.

Each state has its own securities laws, often called “blue sky” laws, which (1) limit sales of securities to a state’s residents unless the securities are registered in that state or qualify for an exemption from registration and (2) govern the reporting requirements for broker-dealers and stock brokers doing business directly or indirectly in the state. Before a security is sold in a state, there must be a registration in place to cover the transaction, or it must be exempt from registration. Also, the broker must be registered in that state. We do not know whether our securities will be registered, or exempt, under the laws of any states. A determination regarding registration will be made by the broker-dealers, if any, who agree to serve as the market-makers for our securities. There may be significant state blue sky law restrictions on the ability of investors to sell, and on purchasers to buy, our securities. Investors should consider the resale market for our securities to be limited. Security holders may be unable to resell their securities, or they may be unable to resell them without the significant expense of state registration or qualification.

The series A preferred shares rank junior to all of our indebtedness and other liabilities.

In the event of our bankruptcy, liquidation, dissolution, or winding-up of our affairs, our assets will be available to pay obligations on the series A preferred shares only after all of our indebtedness and other liabilities have been paid. The rights of holders of the series A preferred shares to participate in the distribution of our assets will rank junior to the prior claims of our current and future creditors and any future series or class of preferred shares we may issue that ranks senior to the series A preferred shares. Also, the series A preferred shares effectively rank junior to all existing and future indebtedness and to the indebtedness and other liabilities of our existing subsidiaries and any future subsidiaries. Our existing subsidiaries are, and future subsidiaries would be, separate legal entities and have no legal obligation to pay any amounts to us in respect of dividends due on the series A preferred shares.

We have incurred and may in the future incur debt and other obligations that will rank senior to the series A preferred shares. As of June 30, 2019, our total liabilities equaled approximately $22,956,660. If we are forced to liquidate our assets to pay our creditors, we may not have sufficient assets to pay amounts due on any or all of the series A preferred shares.

A holder of series A preferred shares has extremely limited voting rights.

The voting rights for a holder of series A preferred shares are limited. Our common shares are the only class of our securities that carry full voting rights. Voting rights for holders of series A preferred shares exist primarily with respect to material and adverse changes in the terms of the series A preferred shares and with respect to the creation or issuance of any parity securities or senior securities. See “Description of Securities—Series A Preferred Shares—Voting Rights” for more information. Other than the limited circumstances described in the offering circular and except to the extent required by law, holders of series A preferred shares do not have any voting rights.

The series A preferred shares will bear a risk of early redemption by us.

We may redeem some or all of the series A preferred shares on or after the first anniversary of the date of the initial issuance of series A preferred shares. Any such redemptions may occur at a time that is unfavorable to holders of the series A preferred shares. Also, upon the occurrence of a change of control, we may, at our option, redeem the series A preferred shares, in whole at any time or from time to time in part. If we redeem the series A preferred shares, then from and after the redemption date, dividends will cease to accrue on such series A preferred shares, such series A preferred shares shall no longer be deemed outstanding and all rights as a holder of those shares will terminate, except the right to receive the redemption price plus accumulated and unpaid dividends, if any, payable upon redemption. For further information regarding our ability to redeem the series A preferred shares, see “Description of Securities—Series A Preferred Shares—Redemption Rights.”

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Holders of the series A preferred shares will be subject to inflation risk.

Inflation is the reduction in the purchasing power of money resulting from the increase in the price of goods and services. Inflation risk is the risk that the inflation-adjusted, or “real,” value of an investment in preferred shares or the income from that investment will be worth less in the future. As inflation occurs, the real value of the series A preferred shares and dividends payable on such shares declines.

The series A preferred shares are not convertible into common shares, including in the event of a change of control of our company, and investors will not realize a corresponding upside if the price of the common shares increases.

The series A preferred shares are not convertible into common shares and earn dividends at a fixed rate. Accordingly, an increase in market price of our common shares will not necessarily result in an increase in the market price of our series A preferred shares. The market value of the series A preferred shares may depend more on dividend and interest rates for other preferred shares, commercial paper and other investment alternatives and our actual and perceived ability to pay dividends on, to redeem, and in the event of dissolution satisfy the liquidation preference with respect to, the series A preferred shares.

We are generally restricted from issuing shares of other series of preferred shares that rank senior to on parity with the series A preferred shares, but may do so with the requisite consent of the holders of the series A preferred shares.

We are allowed to issue shares of other series of preferred shares that rank above the series A preferred shares as to dividend payments and rights upon our liquidation, dissolution or winding up of our affairs, only with the approval of the holders of at least a majority of the outstanding series A preferred shares. The issuance of additional shares of series A preferred shares and/or additional series of preferred shares could have the effect of reducing the amounts available to the series A preferred shares upon our liquidation or dissolution or the winding up of our affairs. It also may reduce dividend payments on the series A preferred shares if we do not have sufficient funds to pay dividends on all series A preferred shares outstanding and other classes or series of shares with equal or senior priority with respect to dividends. Future issuances and sales of senior or pari passu preferred shares, or the perception that such issuances and sales could occur, may cause prevailing market prices for the series A preferred shares and our common shares to decline and may adversely affect our ability to raise additional capital in the financial markets at times and prices favorable to us.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This offering circular and the documents incorporated by reference herein contain, in addition to historical information, certain “forward-looking statements” within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act that include information relating to future events, future financial performance, strategies, expectations, competitive environment, regulation and availability of resources. These forward-looking statements include, without limitation: statements concerning projections, predictions, expectations, estimates or forecasts for our business, financial and operating results and future economic performance; statements of management’s goals and objectives; trends affecting our financial condition, results of operations or future prospects; statements regarding our financing plans or growth strategies; statements concerning litigation or other matters; and other similar expressions concerning matters that are not historical facts. Words such as “may,” “will,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes” and “estimates,” and similar expressions, as well as statements in future tense, identify forward-looking statements.

Forward-looking statements should not be read as a guarantee of future performance or results and will not necessarily be accurate indications of the times, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management’s good faith beliefs as of that time with respect to future events and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to:

•	our ability to successfully identify and acquire additional businesses, and to operate such businesses that we may acquire in the future and to effectively integrate and improve such businesses;

•	our organizational structure, which may limit our ability to meet our dividend and distribution policy;

•	our ability to service and comply with the terms of indebtedness that we expect to incur in the future;

•	our ability to pay the dividends on the series A preferred shares;

•	our cash flow available for distribution and our ability to make monthly distributions in the future to our common shareholders;

•	our ability to pay the management fee, profit allocation and put price to our manager when due;

•	labor disputes, strikes or other employee disputes or grievances;

•	our ability to implement our acquisition and management strategies;

•	the regulatory environment in which our businesses may operate under;

•	trends in the industries in which our businesses may operate;

•	the competitive environment in which our businesses will operate;

•	changes in general economic or business conditions or economic or demographic trends in the United States including changes in interest rates and inflation;

•	our and our manager’s ability to retain or replace qualified employees of our future businesses and our manager;

•	casualties, condemnation or catastrophic failures with respect to any of our business’ or future business’ facilities;

•	costs and effects of legal and administrative proceedings, settlements, investigations and claims;

•	extraordinary or force majeure events affecting the business or operations of our future businesses; and

•	the other factors identified under the heading “Risk Factors” elsewhere in this offering circular.

Potential investors should not place undue reliance on any forward-looking statements. Except as expressly required by the federal securities laws, there is no undertaking to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason. If we do update one or more forward-looking statements, no inference should be drawn that we will make additional updates with respect to those or other forward-looking statements. Potential investors should not make an investment decision based solely on our projections, estimates or expectations.

The specific discussions herein about our company include financial projections and future estimates and expectations about our business. The projections, estimates and expectations are presented in this offering circular only as a guide about future possibilities and do not represent actual amounts or assured events. All the projections and estimates are based exclusively on our management’s own assessment of our business, the industry in which we work and the economy at large and other operational factors, including capital resources and liquidity, financial condition, fulfillment of contracts and opportunities. The actual results may differ significantly from the projections.

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USE OF PROCEEDS

We estimate that we will receive net proceeds of approximately $709,000 if the minimum number of shares being offered are sold and approximately $7,149,000 if the maximum number of shares being offered are sold, assuming the public offering price of $25.00 per share and after deducting the estimated placement agent commissions and estimated offering expenses payable by us.

We intend to use the net proceeds from this offering to pay off certain debt that we owe to our senior secured lender, Leonite Capital LLC, acquire certain of the senior secured indebtedness owed by our subsidiaries to their institutional senior lenders, including the senior secured indebtedness owed by our subsidiaries to Utica Leaseco, LLC, Small Business Community Capital II, L.P. and Home State Bank, and to pay off our debt owed to our manager under a grid promissory note, with the balance, if any, being used for working capital and general corporate purposes. The indebtedness that we intend pay off or acquire with the net proceeds of this offering consists of the following:

Debt Instrument	Maturity Date	Interest Rate	Balance/ Amount to be Paid from Net Proceeds
Secured Convertible Promissory Note issued to Leonite Capital LLC	04/05/2020	12.0%	$714,000
Financing lease liability-current with Utica Leaseco, LLC	01/31/2022	15.8%	310,767
Financing lease liability-long-term Utica Leaseco, LLC	04/03/2022	14.4%	700,006
Term Loan with Small Business Community Capital II, L.P.	04/052023	11.0%	1,500,000
Term Loan with Home State Bank	07/20/2020	6.85%	1,750,000
Grid Promissory Note issued to 1847 Partners LLC	01/03/2021	8.0%	250,000
Total debt to be acquired with net proceeds			$4,980,327

If our net proceeds from the offering are less than $4,980,327, then we intend to use the net proceeds to pay off or acquire, as applicable, the indebtedness listed in the table above, in the order of priority as listed. If we raise more than $4,980,327, then the excess will be used for general corporate and working capital purposes.

Pending use of the net proceeds from this offering as described above, we may invest the net proceeds in short-term interest-bearing investment grade instruments.

If we are unable to arrive at an agreement on satisfactory terms with any of Utica Leaseco, LLC, Small Business Community Capital II, L.P. or Home State Bank relating to the acquisition of the indebtedness of our subsidiaries held by them, then in such instance, we may instead use those proceeds for general working capital purposes.

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DIVIDEND AND DISTRIBUTION POLICY

Distributions on the series A preferred shares, when, as and if declared by our board of directors, will be payable quarterly on January 30, April 30, July 30 and October 30 of each year at a rate per annum equal to 12%. If quarterly distributions are not paid in full for any quarterly period for a total of four consecutive or non-consecutive quarterly periods, then until all accrued but unpaid dividends have been paid in full and we have paid accrued dividends for all dividend periods during the two most recently completed quarterly periods, the dividend rate will increase to 14%. See “Description of Securities” for more information.

We intend to pursue a policy of making regular monthly distributions on our outstanding common shares, subject to our operating subsidiaries generating sufficient cash flow to support such regular cash distributions and subject to our making current quarterly payment on our series A preferred shares.

Our distribution policy will be based on the liquidity and capital of our businesses and on our intention to pay out as distributions to our shareholders most of the cash resulting from the ordinary operation of the businesses, and not to retain significant cash balances in excess of what is prudent for our company or our businesses, or as may be prudent for the consummation of attractive acquisition opportunities. If our strategy is successful, we expect to maintain and increase the level of monthly distributions to common shareholders in the future.

The declaration and payment of the dividend on our series A preferred sharesand any monthly distribution to our common shareholders will be subject to the approval of our board of directors. Our board of directors will take into account such matters as general business conditions, our financial condition, results of operations, capital requirements and any contractual, legal and regulatory restrictions on the payment of distributions by us to our shareholders or by our subsidiaries to us, and any other factors that the board of directors deems relevant. However, even if our board of directors were to decide to declare and pay distributions, our ability to pay such distributions may be adversely impacted due to unknown liabilities, government regulations, financial covenants of the debt of our company, funds needed for acquisitions and to satisfy short- and long-term working capital needs of our businesses, or if our operating subsidiaries do not generate sufficient earnings and cash flow to support the payment of such distributions. In particular, we may incur debt in the future to acquire new businesses, which debt will have substantial debt commitments, which must be satisfied before we can make distributions. These factors could affect our ability to continue to make the dividend payment or the monthly distributions.

We may use cash flow from our operating subsidiaries, capital resources of our company, including borrowings under any third-party credit facilities that we establish, or reduction in equity to pay a distribution. See “Material U.S. Federal Income Tax Considerations” for more information about the tax treatment of distributions to our shareholders.

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MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Market Information

There is currently no public market for our series A preferred shares. We intend to apply for quotation of our Series A Preferred on the OTC Pink Market operated by OTC Markets Group under the symbol “[ ].”

Our common shares are currently eligible for quotation on the OTC Pink Market under the symbol “EFSH.” There is presently no demand for our common shares and no active public market exists for our common shares.

An active public market may never develop for any of our shares or, if a market develops, it may not be sustained.

Number of Holders of our Common Shares

As of October 7, 2019, there were approximately 34 shareholders of record of our common shares. In computing the number of holders of record of our common shares, each broker-dealer and clearing corporation holding shares on behalf of its customers is counted as a single shareholder.

Securities Authorized for Issuance Under Equity Compensation Plans

We do not have in effect any compensation plans under which our equity securities are authorized for issuance and we do not have any outstanding share options.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL

CONDITION AND RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations provides information that management believes is relevant to an assessment and understanding of our plans and financial condition. The following selected financial information is derived from our historical financial statements and the separate financial statements of Goedeker Television and should be read in conjunction with such financial statements and notes thereto set forth elsewhere herein and the “Special Note Regarding Forward-Looking Statements” explanation included herein.

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed two acquisitions.

In March 2017, our subsidiary 1847 Neese acquired Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries. Neese’s revenue mix is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Services to the local agricultural and farming communities include manure spreading, land rolling, bin whipping, cleaning of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and others.

In April 2019, we acquired substantially all of the assets of Goedeker Television through our subsidiary Goedeker, which now operates the prior business of Goedeker Television, a Missouri corporation founded in 1951. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods.

Through our structure, we plan to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular monthly distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We intend to make these future businesses our majority-owned subsidiaries and intend to actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Management Fees

We entered into a management services agreement with our manager on April 15, 2013, pursuant to which we are required to pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of our company’s adjusted net assets for services performed.

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In addition, 1847 Neese entered into an offsetting management services agreement with our manager on March 3, 2017 and Goedeker entered into an offsetting management services agreement with our manager on April 5, 2019. Pursuant to the offsetting management services agreements, 1847 Neese appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter and Goedeker appointed our manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of our gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese or Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to our manager by all of the subsidiaries of our company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to such fiscal year, does not exceed 9.5% of our gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the management services agreement, which we refer to as the parent management fee, with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese or Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to such fiscal quarter, does not exceed the parent management fee calculated and payable with respect to such fiscal quarter.

Notwithstanding the foregoing, under terms of the term loan from Home State Bank described below, no fees may be paid to our manager without permission of the bank, which our manager does not expect to be granted within the forthcoming year. Accordingly, $346,642 due our manager is classified as a long-term accrued liability.

In addition, payment of the management fee to Goedeker is subordinated to the payment of interest on the 9% subordinated promissory note issued to Goedeker Television described below, such that no payment of the management fee may be made if Goedeker is in default under the note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee will be contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note issued to Goedeker Television or the earn out payments to Goedeker Television described below, the annual management fee shall be capped at $250,000.

The rights of our manager to receive payments are also subordinate to the rights of Burnley and SBCC under separate subordination agreements that our manager entered into with Burnley and SBCC on April 5, 2019.

Segments

We have two reportable segments: Land Management Services and Retail and Appliances. Additionally, unallocated shared-service costs, which include various corporate level expenses and other governance functions, are presented as Corporate Services.

The Land Management Services Segment, operated by Neese, is comprised of an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry in Iowa, but also to the construction and lawn and garden industries. The Land Management Services Segment is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services.

The Retail and Appliances Segment, operated by Goedeker, is comprised of retail store and an e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods based in St. Louis, Missouri.

Recent Developments

Termination of Cornerstone Stock Purchase Agreement

On November 12, 2018, our subsidiary 1847 CB, Inc. entered into a stock purchase agreement with Cornerstone Builders of SW Florida, Inc., a Florida corporation, and Anthony Leopardi, as seller, which was amended on March 13, 2019. Pursuant to the stock purchase agreement, as amended, 1847 CB, Inc. agreed to acquire all of the issued and outstanding capital stock of Cornerstone Builders of SW Florida, Inc. for an aggregate purchase price of $15,000,000 consisting of: (i) $7,425,000 in cash; (ii) a subordinated promissory note in the aggregate principal amount of $3,338,359; and (iii) a subordinated contingent promissory note in the aggregate amount of $4,236,641, subject to certain price adjustments.

Effective August 16, 2019, the stock purchase agreement was terminated pursuant to the terms therein, which provided that the stock purchase agreement could be terminated by either party if the closing did not occur within the time frame set forth in the stock purchase agreement.

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Termination of Patriot Securities Purchase Agreement

On July 12, 2019, our subsidiary 1847 PT Inc. entered into a securities purchase agreement with Patriot Transport Inc., an Illinois corporation, Expeditor Systems, Inc., an Illinois corporation, Expeditors, Inc., an Illinois corporation, Top Gear Inc., an Illinois corporation, Leasing Truck Solution Inc., an Illinois corporation, Expeditors Companies Inc., an Illinois corporation, Patriot Training Facility Inc., an Illinois corporation f/k/a Top Gear Driving Academy Inc. (which are collectively referred to as the Companies), and Igor Terletsky, as seller.

Pursuant to the terms and conditions of the securities purchase agreement, 1847 PT Inc. agreed to acquire all of the capital stock and other equity securities of the Companies for an aggregate purchase price of $35 million, consisting of: (i) $21 million in cash and (ii) an 8% subordinated promissory note in the principal amount of $14 million.

Effective September 24, 2019, the stock securities agreement was terminated pursuant to the terms therein, which provided that the securities purchase agreement could be terminated by either party if the closing did not occur within the time frame set forth in the securities purchase agreement.

Emerging Growth Company

We qualify as an “emerging growth company” under the JOBS Act. As a result, we are permitted to, and intend to, rely on exemptions from certain disclosure requirements. For so long as we are an emerging growth company, we will not be required to:

•	have an auditor report on our internal controls over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act;

•	comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements (i.e., an auditor discussion and analysis);

•	submit certain executive compensation matters to shareholder advisory votes, such as “say-on-pay” and “say-on-frequency;” and

•	disclose certain executive compensation related items such as the correlation between executive compensation and performance and comparisons of the chief executive officer’s compensation to median employee compensation.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended, for complying with new or revised accounting standards. In other words, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We have elected to take advantage of the benefits of this extended transition period. Our financial statements may therefore not be comparable to those of companies that comply with such new or revised accounting standards.

We will remain an “emerging growth company” until December 31, 2019.

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Consolidated Results of Operations of 1847 Holdings

Comparison of Six Months Ended June 30, 2019 and June 30, 2018

The following table sets forth key components of our results of operations during the six months ended June 30, 2019 and 2018, both in dollars and as a percentage of our revenue.

	June 30 2019		June 30, 2018
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Services	$1,551,724	11.9	$1,659,628	74.3
Sales of parts and equipment	852,810	6.5	572,613	25.7
Furniture and appliances revenue	10,616,050	81.5	-	-
Total revenue	13,020,584	100.0	2,232,241	100.0
Operating expenses
Cost of sales	9,545,726	73.3	556,591	24.9
Personnel costs	1,896,233	14.6	985,011	44.1
Depreciation and amortization	688,086	5.3	707,900	31.7
Fuel	360,265	2.8	378,843	17.0
General and administrative	2,086,670	16.0	1,013,500	45.4
Total operating expenses	14,576,980	112.0	3,641,845	163.1
Net loss from operations	(1,556,396)	(12.0)	(1,409,604)	(63.1)
Other income (expense)
Financing costs and loss on early extinguishment of debt	(175,506)	(1.3)	(519,955)	(23.3)
Write-off of contingent consideration	-	-	395,634	17.7
Interest expense	(450,860)	(3.5)	(271,529)	(12.2)
Change in warrant liability	2,600	-	-	-
Other income (expense)	5,089	-	-	-
Gain (loss) on sale of fixed assets	24,224	0.2	(4,008)	(0.2)
Total other income (expense)	(594,453)	(4.6)	(399,858)	(18.0)
Net loss before income taxes	(2,150,849)	(16.5)	(1,809,462)	(81.1)
Provision for income taxes (benefit)	(259,850)	(2.0)	(591,500)	(26.5)
Net loss before non-controlling interests	(1,890,999)	(14.5)	(1,217,962)	(54.6)
Non-controlling interests	(697,469)	(5.2)	(451,231)	(20.2)
Net loss attributable to company shareholders	$(1,193,530)	(9.2)	$(766,731)	(34.4)

Total revenue. Our total revenue was $13,020,584 for the six months ended June 30, 2019, as compared to $2,232,241 for the six months ended June 30, 2018.

The Land Management Services Segment generates revenue through the provision of waste disposal and a variety of land application services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Land Management Services revenue increased by $172,293, or 7.7%, to 2,404,534 for the six months ended June 30, 2019 from $2,232,241 for the six months ended June 30, 2018. Services revenue decreased by $107,904 and sales and other revenue increased by $280,197. Parts sales for the six months ended June 30, 2019 and 2018 declined $13,322; however, equipment sales increased $293,519 in the 2019 period compared to the 2018 primarily based upon an equipment sale of approximately $200,000 in the six months ended June 30, 2019.

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The Retail and Appliances Segment generates revenue through the sales of home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. Revenue generated by Goedeker from our acquisition on April 5, 2019 through June 30, 2019 was $10,616,050.

Cost of sales. Cost of sales for the Land Management Services Segment consist of the direct costs of our equipment and parts. Cost of sales for the Retail and Appliances Segment consist of the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors. Our total cost of sales was $9,545,726 for the six months ended June 30, 2019, including $8,772,572 attributable to the Retail and Appliances Segment for the period from April 5, 2019 through June 30, 2019, as compared to $556,591 for the six months ended June 30, 2018.

Cost of sales for the Land Management Services Segment increased by $216.563, or 38.9%, to $773,154 for the six months ended June 30, 2019 from $556,591 for the six months ended June 30, 2018. The increase in cost of sales is attributable to the increase in sales of parts and equipment and an increase in the gross profit percentage.

Personnel costs. Personnel costs include employee salaries and bonuses plus related payroll taxes. It also includes health insurance premiums, 401(k) contributions, and training costs. Our total personnel costs were $1,896,233 for the six months ended June 30, 2019, including $893,008 attributable to the Retail and Appliances Segment for the period from April 5, 2019 through June 30, 2019, as compared to $985,011 for the six months ended June 30, 2018.

Personnel costs for the Land Management Services Segment increased by $18,215, or 1.8%, to $1,003,226 for the six months ended June 30, 2019 from $985,011 for the six months ended June 30, 2018. While personnel costs increased, as a percentage of Land Management Services revenue, personnel costs decreased from 44.1% to 41.7%, respectively.

Fuel costs. Our fuel costs, which are attributable to the Land Management Services Segment, were $360,265 for the six months ended June 30, 2019, as compared to $378,843 for the six months ended June 30, 2018, a decrease of $18,578, or 4.9%. The decrease in fuel is the result of a slight decline in market prices for fuel and the timing of fuel purchases.

General and administrative expenses. Our general and administrative expenses consist primarily of professional advisor fees, bad debts reserve, rent expense, advertising, bank fees, and other expenses incurred in connection with general operations. Our total general and administrative expenses increased by $1,073,170 or 105.9%, to $2,086,670 for the six months ended June 30, 2019, including $1,289,833 attributable to the Retail and Appliances Segment for the period from April 5, 2019 through June 30, 2019, from $1,013,500 for the six months ended June 30, 2018. As a percentage of revenue, general and administrative expenses were 16.0% and 45.4% for the six months ended June 30, 2019 and 2018, respectively.

General and administrative expenses for the Land Management Services Segment decreased by $84,258 or 10.5%, to $716,961 for the six months ended June 30, 2019 from $801,219 for the six months ended June 30, 2018. The primary changes were a decline in professional fees of $125,819 and general and administrative of $37,436, offset by a $78,999 increase in equipment repairs. As a percentage of revenue, general and administrative expenses for the Land Management Services Segment amounted to 46.2% and 48.3% for the six months ended June 30, 2019 and 2018, respectively.

General and administrative expenses for our holding company decreased by $132,404, or 62.4%, to $79,877 for the six months ended June 30, 2019, from $212,281 for the six months ended June 30, 2018. The decrease was due to a decrease in professional fees compared to the prior year period.

Total other income (expense). We had $594,453 in total other expense, net, for the six months ended June 30, 2019, as compared to other expense, net, of $399,898 for the six months ended June 30, 2018. Other expense in the six months ended June 30, 2019 consisted of financing costs of $175,506 and interest expense, net, of $450,860, offset by gain on sale of property and equipment of $24,224 and a change in warrant liability and other income of $7,689, while other expense, net, of $399,858 for the six months ended June 30, 2018 consisted of financing costs of $519,955, interest expense, net, of $271,529, and loss on sale of property and equipment of $4,008, offset by write-off of contingent consideration of $395,634.

Net loss attributable to company shareholders. As a result of the cumulative effect of the factors described above, our net loss attributable to our shareholders increased by $426,799, or 55.7%, to $1,193,530 for the six months ended June 30, 2019 from $766,731 for the six months ended June 30, 2018.

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Comparison of Years Ended December 31, 2018 and 2017

The following table sets forth key components of our results of operations during the years ended December 31, 2018 and 2017, both in dollars and as a percentage of our revenue.

	December 31, 2018		December 31, 2017
	Amount	% of Revenue	Amount	% of Revenue
Revenue
Services	$4,631,507	63.2	$3,987,955	62.2
Sales of parts and equipment	2,702,340	36.8	2,422,225	37.8
Other	-	-	440	-
Total revenue	7,333,847	100.0	6,410,620	100.0
Operating expenses
Cost of sales	2,370,757	32.3	1,904,712	29.7
Personnel costs	2,269,059	30.9	2,061,932	32.2
Depreciation and amortization	1,441,898	19.7	1,125,667	17.6
Fuel	1,117,045	15.2	700,315	10.9
General and administrative	1,653,683	22.6	2,006,092	31.3
Total operating expenses	8,852,442	120.7	7,798,718	121.7
Loss from operations	(1,518,595)	(20.7)	(1,388,098)	(21.6)
Other income (loss)
Financing costs	(536,491)	(7.3)	(29,282)	(0.5)
Write-down of assets	(129,400)	(1.8)	-	-
Write-off of contingent consideration	395,634	5.4	-	-
Interest expense	(562,629)	(7.7)	(616,383)	(9.6)
Gain (loss) on sale of fixed assets	28,408	0.4	275,499	4.3
Total other income (loss)	(804,478)	(11.0)	(370,166)	(5.8)
Net loss before income taxes	(2,323,073)	(31.7)	(1,758,264)	(27.4)
Income tax provision (benefit)	(781,200)	(10.7)	(1,090,088)	(17.0)
Net loss before non-controlling interests	(1,541,873)	(21.0)	(668,176)	(10.4)
Less net loss attributable to non-controlling interests	(546,513)	(7.5)	(194,339)	(3.0)
Net loss attributable to company shareholders	$(995,360)	(13.5)	$(473,837)	(7.4)

Revenue. Revenue from Neese, which we acquired on March 3, 2017, was $7,333,847 for the year ended December 31, 2018 and $6,410,620 for the period from March 3, 2017 (date of acquisition) through December 31, 2017. Services revenue increased by $643,552 in the year ended December 31, 2018 compared to the ten-month 2017 period. In these same periods, sales of parts and equipment increased by $280,115 in the year ended December 31, 2018 compared to the ten-month 2017 period. The increase in service revenue was in trucking of $303,000, repairs of $221,000, and various other categories. In addition, there was a net increase of $75,000 in the other categories of service revenue.

Cost of sales. Our cost of sales was $2,370,757 for the year ended December 31, 2018 and $1,904,712 for the period from March 3, 2017 (date of acquisition) through December 31, 2017. The increase in cost of sales is attributable to the increase in sales in parts and equipment and a decline in profit margin that is a result of pricing pressure in the farm equipment market.

Personnel costs. Our personnel costs were $2,269,059 for the year ended December 31, 2018 and $2,061,932 for the period from March 3, 2017 (date of acquisition) through December 31, 2017. While personnel costs increased by $207,127 from the 2017 period to the year ended December 31, 2018, as a percentage of service revenue, personnel costs decreased from 52% to 49%, respectively.

Fuel costs. Fuel costs were $1,117,045 for the year ended December 31, 2018 and $700,315 for the period from March 3, 2017 (date of acquisition) through December 31, 2017, an increase of $416,730. The increase in attributable to an increase in trucking revenue and an increase in the market price for fuel.

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General and administrative expenses. Our total general and administrative expenses decreased by $352,409 to $1,653,683 for the year ended December 31, 2018, from $2,006,092 for the year ended December 31, 2017. As a percentage of revenue, general and administrative expenses was 22.6% and 31.3% for the years ended December 31, 2018 and 2017, respectively.

General and administrative expenses for Neese amounted to $1,333,833 for the year ended December 31, 2018 and $1,769,781 for the period from March 3, 2017 (date of acquisition) through December 31, 2017. The primary components for the year ended December 31, 2018 were professional fees of $235,000, which were attributable to audit and related fees and third party advisory fees, management fees of $250,000, employee health and general insurance of $469,000, and other general and administrative expenses of $380,000. As a percentage of revenue, general and administrative expenses for Neese amounted to 18.2% and 27.6% for the year ended December 31, 2018 and period from March 3, 2017 (date of acquisition) through December 31, 2017, respectively.

General and administrative expenses for our holding company increased by $83,539, or 35.4%, to $319,850 for the year ended December 31, 2018, from $236,311 for the year ended December 31, 2017. The increase was due to an increase in professional fees and non-refundable acquisition related costs compared to the prior year.

Total other income (loss). We had $804,478 in total other loss, net, for the year ended December 31, 2018, as compared to other loss, net, of $370,166 for the year ended December 31, 2017. Other loss in the year ended December 31, 2018 consisted of financing costs of $536,491, primarily related to the debt restructuring, interest expense of $562,629, and loss on asset write-down of $129,400 offset by $395,634 upon the write-off of the contingent consideration in the vesting note payable to $0 and gain on sale of fixed assets of $28,408, while other loss for the year ended December 31, 2017 consisted of a gain on sale of fixed assets of $275,499 and interest expense and amortization of financing costs of $29,282 and $616,383, respectively, related to the Neese’s financings.

Net loss attributable to company shareholders. As a result of the cumulative effect of the factors described above, our net loss attributable to our shareholders increased to $995,360 for the year ended December 31, 2018, as compared to $473,837 for the year ended December 31, 2017.

Liquidity and Capital Resources

As of June 30, 2019, we had cash and cash equivalents of $317,836. To date, we have financed our operations primarily through cash proceeds from financing activities, borrowings and equity contributions by our shareholders.

Although we do not believe that we will require additional cash to continue our operations over the next twelve months (i.e., we do not believe that there is a going concern issue), we do believe additional funds are required to execute our business plan and our strategy of acquiring additional businesses. The funds required to execute our business plan will depend on the size, capital structure and purchase price consideration that the seller of a target business deems acceptable in a given transaction. The amount of funds needed to execute our business plan also depends on what portion of the purchase price of a target business the seller of that business is willing to take in the form of seller notes or equity of our company or one of our subsidiaries. Given these factors, we believe that the amount of outside additional capital necessary to execute our business plan on the low end (assuming target company sellers accept a significant portion of the purchase price in the form of seller notes or equity in our company or one of our subsidiaries) ranges between $100,000 to $250,000. If, and to the extent, that sellers are unwilling to accept a significant portion of the purchase price in seller notes and equity, then the cash required to execute our business plan could be as much as $5,000,000. We will seek growth as funds become available from cash flow, borrowings, additional capital raised privately or publicly, or seller retained financing.

Our primary use of funds will be for future acquisitions, public company expenses including monthly distributions to our shareholders, investments in future acquisitions, payments to our manager pursuant to the management services agreement, potential payment of profit allocation to our manager and potential put price to our manager in respect of the allocation shares it owns. The management fee, expenses, potential profit allocation and potential put price are paid before monthly distributions to shareholders and may be significant and exceed the funds held by our company, which may require our company to dispose of assets or incur debt to fund such expenditures. See “Our Manager” for more information concerning the management fee, the profit allocation and put price.

At June 30, 2019, Goedeker did not meet certain loan covenants under the loan and security agreements with Burnley and SBCC. The agreements require compliance with the following ratios as a percentage of earnings before interest, taxes, depreciation, and amortization for the twelve-month period ended June 30, 2019. The table below shows the required ratio and actual ratio for such period.

Covenant	Actual Ratio	Required Ratio
Total debt ratio	179.1x	4.50x
Senior debt ratio	52.9x	1.75x
Interest coverage ratio	0.1x	1.0x

In addition, Goedeker was not in compliance with a requirement with respect to the liquidity ratio, which is the ratio of cash and available borrowings to customer deposits. At June 30, 2019, the actual ratio was 0.33x compared to a requirement of 0.85x.

Accordingly, our company is in technical, not payment default, on these loan and security agreements and has classified such debt as a current liability. We have developed plans that will return us to full compliance including a recently received proposal from a new asset-based lender. In addition to the proposal from a new asset-based lender, we have taken the following two steps that we believe will positively impact our retail and appliance business:

•	we hired an appliance industry veteran as chief executive officer of our retail and appliance business to drive growth and increase profitability; and

•	we have engaged outside consultants to increase traffic to the website of our retail and appliance business and improve our on-line shopping experience

We believe these efforts and others will increase revenue and allow us to regain compliance with our debt covenants.

There are no cross default provisions that would require any other long-term liabilities to be classified as current. Although the 9% subordinated promissory note described below contains a cross default provision that is triggered by the acceleration of the senior debt, such cross default provision would only be triggered for a technical default like the one that occurred if the senior lender accelerated the senior debt, which has not happened.

The amount of management fee paid to our manager by our company is reduced by the aggregate amount of any offsetting management fees, if any, received by our manager from any of our businesses. As a result, the management fee paid to our manager may fluctuate from quarter to quarter. The amount of management fee paid to our manager may represent a significant cash obligation. In this respect, the payment of the management fee will reduce the amount of cash available for distribution to shareholders. See “Our Manager—Our Manager as a Service Provider—Management Fee” for more information on the calculation of the management fee.

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Our manager, as holder of 100% of our allocation shares, is entitled to receive a twenty percent (20%) profit allocation as a form of preferred equity distribution, subject to an annual hurdle rate of eight percent (8%), as follows. Upon the sale of a company subsidiary, the manager will be paid a profit allocation if the sum of (i) the excess of the gain on the sale of such subsidiary over a high water mark plus (ii) the subsidiary’s net income since its acquisition by the company exceeds the 8% hurdle rate. The 8% hurdle rate is the product of (i) a 2% rate per quarter, multiplied by (ii) the number of quarters such subsidiary was held by the company, multiplied by (iii) the subsidiary’s average share (determined based on gross assets, generally) of our company’s consolidated net equity (determined according to U.S. generally accepted accounting principals, or GAAP. with certain adjustments). In certain circumstances, after a subsidiary has been held for at least 5 years, the manager may also trigger a profit allocation with respect to such subsidiary (determined based solely on the subsidiary’s net income since its acquisition). The amount of profit allocation may represent a significant cash payment and is senior in right to payments of the dividend on the series A preferred and other distributions to our shareholders. Therefore, the amount of profit allocation paid, when paid, will reduce the amount of cash available to our company for its operating and investing activities, including future acquisitions. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for more information on the calculation of the profit allocation.

Our operating agreement also contains a supplemental put provision, which gives our manager the right, subject to certain conditions, to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement. The amount of put price under the supplemental put provision is determined by assuming all of our subsidiaries are sold at that time for their fair market value and then calculating the amount of profit allocation would be payable in such a case. If the management services agreement is terminated for any reason other than the manager’s resignation, the payment to our manager could be as much as twice the amount of such hypothetical profit allocation. As is the case with profit allocation, the calculation of the put price is complex and based on many factors that cannot be predicted with any certainty at this time. See “Our Manager—Our Manager as an Equity Holder—Supplemental Put Provision” for more information on the calculation of the put price. The put price obligation, if the manager exercises its put right, will represent a significant cash payment and is senior in right to payments of distributions to our shareholders. Therefore, the amount of put price will reduce the amount of cash available to our company for its operating and investing activities, including future acquisitions.

Summary of Cash Flow

The following table provides detailed information about our net cash flow for all financial statement periods presented in this offering circular:

	Years Ended December 31,		Six Months Ended June 30,
	2018	2017	2019	2018
Net cash used in operating activities	$(127,005)	$(416,695)	$(452,738)	$(1,079,423)
Net cash provided by (used in) investing activities	309,968	(438,206)	1,310,088	200,025
Net cash provided by (used in) financing activities	(350,505)	1,356,323	(873,394)	476,394
Net increase (decrease) in cash and cash equivalents	(167,542)	501,422	(16,044)	(403,004)
Cash and cash equivalents at beginning of period	501,422	-	333,880	501,422
Cash and cash equivalent at end of period	$333,880	501,422	$317,836	$98,148

Net cash used in operating activities was $452,738 for the six months ended June 30, 2019, as compared to $1,079,423 for the six months ended June 30, 2018. For the six months ended June 30, 2019, the net loss of $1,890,999, and gain on sale of equipment of $24,224, offset by the amortization of financing costs of $106,736, amortization of warrant feature of note payable of $68,770, depreciation and amortization of $688,086, amortization of operating lease right of use asset of $19,107, an increase in current assets of $873,048 and an increase in current liabilities of $1,436,628, were the primary drivers of the net cash used in operating activities. For the six months ended June 30, 2018, the net loss of $1,217,962 and a loan contingency write-down of $395,634, offset by loss on disposal of assets of $4,008, amortization of financing costs of $91,431, depreciation and amortization of $707,900, a decrease of current assets of $174,215 and a decrease in current liabilities of $443,380, were the primary drivers of the used in by operating activities.

Net cash used in operating activities was $127,005 for the year ended December 31, 2018, as compared to $416,695 for the year ended December 31, 2017. For the year ended December 31, 2018, the net loss of $1,541,873, a decrease in deferred tax liability and prepaid tax of $742,000, a loan contingency write-down of $395,634, a gain on sale of fixed assets of $28,408, and an increase in accounts receivable of $239,205, offset by depreciation and amortization of $1,441,898, loss of extinguishment of debt of $536,534, a loss on write-off of assets of $129,400, amortization of financing costs of $29,239, an increase in accounts payable and accrued expenses of $433,739, and a decrease of inventory of $240,353, were the primary drivers of the used in by operating activities. For the year ended December 31, 2017, the net loss of $668,176, a decrease in deferred tax liability and prepaid tax of $1,173,994, a gain on sale of fixed assets of $275,499, and an increase in accounts receivable of $153,667, offset by depreciation and amortization of $1,125,667, an increase in accounts payable and accrued expenses of $452,026, and a decrease in inventory of $201,339 were the primary drivers of the cash provided by operating activities.

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Net cash provided by investing activities was $1,310,088 for the six months ended June 30, 2019, consisting of net cash acquired in the acquisition of Goedeker of $1,285,214 and proceeds from sale of fixed assets of $39,750, offset by purchase of equipment in the amount of $14,876. Net cash provided by investing activities was $200,025 for the six months ended June 30, 2018, consisting of $202,025 of proceeds from sale of fixed assets, offset by purchase of equipment in the amount of $2,000.

Net cash provided by investing activities was $309,968 for the year ended December 31, 2018, consisting of $320,775 of proceeds from sale of fixed assets, offset by purchase of equipment in the amount of $10,807. Net cash used in investing activities was $438,206 for the year ended December 31, 2017, consisting of $338,411 from the acquisition of Neese and $369,272 from the proceeds of fixed assets from March 3, 2017 through December 31, 2017, offset by the purchase of $1,145,889 in equipment for Neese.

Net cash used in financing activities was $873,394 for the six months ended June 30, 2019, as compared to net cash provided by financing activities of $476,394 for the six months ended June 30, 2018. For the six months ended June 30, 2019, net cash used in financing activities consisted of repayments of short-term borrowing $88,029, repayments of notes payable of $483,266 and principal payments on capital lease obligations of $302,099. For the six months ended June 30, 2018, net cash provided by financing activities consisted of proceeds from notes payable in the amount of $3,822,316 and proceeds from related party notes payable in the amount of $91,500, offset by repayment to line of credit in the amount of $675,000, principal payments on the capital lease of $2,690,156 and repayments of notes payable of $72,267.

Net cash used in financing activities was $350,505 for the year ended December 31, 2018, as compared to net cash provided by financing activities of $1,356,323 for the year ended December 31, 2017. For the year ended December 31, 2018, net cash used in financing activities consisted of proceeds from notes payable in the amount of $16,297 and proceeds from related party notes payable in the amount of $117,000, offset by principal payments on the capital lease of $596,405, repayment to line of credit in the amount of $275,000, and repayments of notes payable of $75,534. For the year ended December 31, 2017, net cash provided by financing activities consisted of proceeds from a line of credit of $675,000, proceeds from a capital lease obligation of $759,650, and proceeds from a note payable of $397,464, offset by principal payments on the capital lease of $150,594 and repayments of notes payable $325,197.

Grid Promissory Note

On January 3, 2018, we issued a grid promissory note to our manager in the initial principal amount of $50,000. The note provides that we may from time to time request additional advances from our manager up to an aggregate additional amount of $100,000, which will be added to the note if our manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which was the first anniversary of the date of the note. The maturity date of the grid promissory note was extended until January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. The note is unsecured and contains customary events of default. As of June 30, 2019, our manager has advanced $117,000 of the promissory note and we have accrued interest of $12,255.

Revolving Loan

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with Burnley for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the borrowing base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) minus reserves established Burnley at any time in accordance with the loan and security agreement. The “borrowing base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by Goedeker’s eligible inventory (as defined in the loan and security agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the acquisition of Goedeker Television on April 5, 2019, Goedeker borrowed $744,000 under the loan and security agreement and issued a revolving note to Burnley in the principal amount of up to $1,500,000. The balance of the line of credit amounts to $483,448 as of June 30, 2019, comprised of principal of $591,315 and net of unamortized debt discount of $108,167.

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The revolving note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The revolving note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the loan and security agreement) plus 6.00% or (ii) 8.50%; provided that upon an event of default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. Goedeker shall pay interest accrued on the revolving note in arrears on the last day of each month commencing on April 30, 2019.

Goedeker may at any time and from time to time prepay the revolving note in whole or in part. If at any time the outstanding principal balance on the revolving note exceeds the lesser of (i) the difference of the total loan amount minus any reserves and (ii) the borrowing base, then Goedeker shall immediately prepay the revolving note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the revolving note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

Under the loan and security agreement, Goedeker is required to pay a number of fees to Burnley, including the following:

•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the loan and security agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the total loan amount then in effect minus the sum of the outstanding principal balance of the revolving note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the loan and security agreement terminates, commencing on the first such date to occur after the closing date;

•	an annual loan facility fee equal to 0.75% of the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

•	a monthly collateral management fee for monitoring and servicing the revolving loan equal to $1,700 per month for the term of revolving note, which is fully earned and non-refundable as of the date of the loan and security agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the revolving loan or directly by Goedeker; and

•	if the revolving loan is terminated for any reason, including by Burnley following an event of default, then Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the applicable percentage multiplied by the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), wherein the term applicable percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

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The loan and security agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the revolving note when due, or to pay any fees due under the loan and security agreement; (ii) if any representation, warranty or certification in the loan and security agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the loan and security agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if Goedeker or 1847 Goedeker, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a material adverse effect (as defined in the loan and security agreement) has occurred; (ix) if a change of control (as defined in the loan and security agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a material adverse effect; and (xii) for the occurrence of any default or event of default under the term loan with SBCC, the 9% subordinated promissory note issued to Goedeker Television, the secured convertible promissory note issued to Leonite (as defined below) or any other debt that is subordinated to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The revolving note is secured by a first priority security interest in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with Burnley, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to Burnley, and (ii) Goedeker entered into a deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, we entered into a guaranty with Burnley to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

As noted above, our company is in technical, not payment default, on this loan and security agreement and has classified such debt as a current liability.

Term Loan - SBCC

On April 5, 2019, Goedeker, as borrower, and 1847 Goedeker entered into a loan and security agreement with SBCC for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of the most senior capital stock of Goedeker equal to 5.0% of the outstanding equity securities of Goedeker on a fully-diluted basis for an aggregate price equal to $100. The balance of the note amounts to $1,023,625 as of June 30, 2019, comprised of principal of $1,406,250 and net of unamortized debt discount of $166,875 and unamortized warrant feature of $215,750.

The term note matures on April 5, 2023 and bears interest at the sum of the cash interest rate (defined as 11% per annum) plus the PIK interest rate (defined as 2% per annum); provided that upon an event of default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the cash interest rate and the PIK interest rate, in each case plus 3.00%. Interest accrued at the cash interest rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK interest rate shall be automatically capitalized, compounded and added to the principal amount of the term note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an event of default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK interest rate and not yet added to the principal amount of term note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on term note, whether accrued at the cash interest rate or the PIK interest rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the term note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker may prepay the term note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Goedeker in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the term note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Goedeker; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Goedeker with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Goedeker of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

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The loan and security agreement with SBCC contains the same events of default as the loan and security agreement with Burnley, provided that the reference to the term loan in the cross default provision refers instead to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The term note is secured by a second priority security interest (subordinate to the revolving loan) in all of the assets of Goedeker and 1847 Goedeker. In connection with such security interest, on April 5, 2019, (i) 1847 Goedeker entered into a pledge agreement with SBCC, pursuant to which 1847 Goedeker pledged the shares of Goedeker held by it to SBCC, and (ii) Goedeker entered deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, we entered into a guaranty with SBCC to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

As noted above, our company is in technical, not payment default, on this loan and security agreement and has classified such debt as a current liability.

Term Loan - Home State Bank

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% with covenants to maintain a minimum debt coverage ratio of 1.00 to 1.25. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. The balance of the note amounts to $3,329,414 as of June 30, 2019, comprised of principal of $3,349,757 and net of unamortized debt discount of $20,343.

The loan agreement contains customary representations and warranties. Pursuant to the terms of the loan agreement and the note, an “event of default” includes: (i) if Neese fails to make any payment when due under the note; (ii) if Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) if Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the note or perform Neese’s obligations under the note or any of the related documents; (iv) if any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the note or the related documents is false or misleading in any material respect; (v) upon the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) upon commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any collateral securing the loan; and (vii) if a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the note is impaired. If any event of default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an event of default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on the 8% vesting promissory note and 10% promissory note described below to $40,000 annually or fees to our manager. We continue to accrue interest and management fees at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of June 30, 2019.

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Secured Convertible Promissory Note

On April 5, 2019, our company, 1847 Goedeker and Goedeker (which are collectively referred to herein as 1847) entered into a securities purchase agreement with Leonite Capital LLC, or Leonite, pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286. As additional consideration for the purchase of the note, (i) our company issued to Leonite 50,000 common shares, (ii) our company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) 1847 Goedeker issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Goedeker.

The note carries an original issue discount of $64,286 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Therefore, the purchase price of the note was $650,000. We amortized $103,145 of financing costs related to the common shares and warrants in the six months ended June 30, 2019. The remaining net balance of the note at June 30, 2019 is $327,927, comprised of principal of $599,911 and net of unamortized original issuance discount interest of $48,081 and unamortized debt discount warrant feature of $223,903.

The note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the note (which is referred to as the Stated Rate). Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (which is referred to as the Default Interest).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the note, 1847 shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by our company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the note, will be due and payable. Unless an event of default as set forth in the note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 115% of the principal amount, or the Premium, provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of 1847. The note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of our company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) such conversion price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

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Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of our company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of our company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to us, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

Concurrently with 1847 and Leonite entering into the securities purchase agreement and as security for 1847’s obligations thereunder, on April 5, 2019, our company, 1847 Goedeker and Goedeker entered into a security and pledge agreement with Leonite, pursuant to which, in order to secure 1847’s timely payment of the note and related obligations and the timely performance of each and all of its covenants and obligations under the securities purchase agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that our company owns in 1847 Goedeker and in 1847 Neese, and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the note are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Leonite entered into with them on April 5, 2019.

9% Subordinated Promissory Note

A portion of the purchase price for the acquisition of assets from Goedeker Television was paid by the issuance by Goedeker of a 9% subordinated promissory note in the principal amount of $4,100,000 and an additional $600,000 in accrued earn out payments. The note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on April 5, 2023. Goedeker has the right to redeem all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by Goedeker of any of its covenants under the asset purchase agreement or any other agreement entered into in connection with the asset purchase agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of Goedeker. The note also contains a cross default provision, whereby a default under the revolving loan with Burnley or term loan with SBCC will also constitute an event of default under the note.

The rights of Goedeker to receive payments under the note are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker entered into with them on April 5, 2019 in connection with the Acquisition.

The remaining balance of the note at June 30, 2019 is $4,502,458, comprised of principal of $4,700,000 and net of unamortized debt discount of $197,542.

8% Vesting Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of an 8% vesting promissory note in the principal amount of $1,875,000 (which was determined to have no fair value as of June 30, 2019 and December 31, 2018) by 1847 Neese and Neese to the sellers of Neese. Payment of the principal and accrued interest on the note is subject to vesting and a contingent consideration subject to fair market valuation adjustment at each reporting period. The note bears interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and is due and payable in full on June 30, 2020. The principal of the note vests in accordance with the following formula:

•	Fiscal Year 2017: If Adjusted EBITDA for the fiscal year ending December 31, 2017 exceeds an Adjusted EBITDA target of $1,300,000 (referred to as the Adjusted EBITDA Target), then a portion of the principal amount of the note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2017 through the maturity date. For the year ended December 31, 2017, Adjusted EBITDA was $788,958, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2017.

•	Fiscal Year 2018: If Adjusted EBITDA for the fiscal year ending December 31, 2018 exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2018 through the maturity date. For the year ended December 31, 2018, Adjusted EBITDA was approximately $320,000, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2018.

•	Fiscal Year 2019: If Adjusted EBITDA for the fiscal year ending December 31, 2019 exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2019 through the maturity date.

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For purposes of the note, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with GAAP applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Neese as of the closing date, plus to the extent deducted in calculating such net income: (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses; (ii) all management fees, allocations or corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of Neese by 1847 Neese including allocations of supervisory, centralized or other parent-level expense items; (iii) one-time extraordinary expenses or losses; and (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA, the purchase and sales prices of goods and services sold by or purchased by Neese to or from 1847 Neese, its subsidiaries or affiliates shall be adjusted to reflect the amounts that Neese would have realized or paid if dealing with an independent third-party in an arm’s-length commercial transaction, and inventory items shall be properly categorized as such and shall not be expenses until such inventory is sold or consumed.

At June 30, 2018, management made the determination that the vesting note payable had no value because it estimated that the EBITDA threshold of $1,300,000 for both 2018 and 2019 would be not attained, thus eliminating the requirement for a payment under terms of the note payable.

The note contains customary events of default, including in the event of: (i) non-payment; (ii) a default by 1847 Neese or Neese of any of their covenants under the stock purchase agreement, the note, or any other agreement entered into in connection with the acquisition of Neese, or a breach of any of their representations or warranties under such documents; or (iii) the bankruptcy of 1847 Neese or Neese.

Under terms of the term loan with Home State Bank described above, the note may not be paid until the term loan is paid in full.

10% Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a 10% promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese. The note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The note contains the same events of default as the 8% vesting promissory note. The note has not been repaid, thus we are in default under this note. Under terms of the term loan with Home State Bank described above, this note may not be paid until the term loan is paid in full. The payees on the note agreed to the modification of its terms by signing the loan agreement. Accordingly, the loan is shown as a long-term liability as of June 30, 2019. Additionally, the term loan lender limits the payment of interest on this note to $40,000 annually. We continue to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

Floor Plan Loans Payable

At June 30, 2019, $21,071 of Machinery and Equipment inventory was pledged to secure a floor plan loan from a commercial lender. We must remit proceeds from the sale of the secured inventory to the floor plan lender and pay a finance charge that can vary monthly at the option of the lender. The balance of the floor plan payable as of June 30, 2019 amounted to $21,071.

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Master Lease Agreement

The cash portion of the purchase price for the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC, or Utica, pursuant to a master lease agreement, dated March 3, 2017, between Utica and 1847 Neese and Neese, as co-lessees (collectively, referred to as the Lessee). Under the master lease agreement, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. The initial term of the master lease agreement was for 51 months. Under the master lease agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first three (3) months, with such amount increasing to $85,321.63 for the remaining forty-eight (48) months.

On June 14, 2017, the parties entered into a first amendment to lease documents, pursuant to which the parties agreed to, among other things, extend the term of the master lease agreement from 51 months to 57 months and amend the payments due thereunder. Under the amendment, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,321.63 for the remaining forty-seven (47) months. In connection with the extension of the term of the master lease agreement, the parties also amended the schedule of stipulated loss values and early termination payment schedule attached thereto. In connection with the amendment, the Lessee agreed to pay Utica an amendment fee of $2,500.

On October 31, 2017, the Lessee and Utica entered into a second equipment schedule to the master lease agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $3,000. Upon the expiration of the term of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) five percent (5%) of the Total Invoice Cost (as defined in the master lease agreement); or (b) the fair market value of the equipment, as determined by Utica.

Provided that no default under the master lease agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the master lease agreement, which represents the anticipated fair market value of the equipment as of the anticipated end date of the master lease agreement. In addition, the Lessee shall pay to Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the equipment to Lessee.

In connection with the master lease agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

On February 1, 2018, Utica agreed to continue the $53,000 payments for three additional months and extend the maturity of the loan by three months. Additionally, Utica agreed to defer the February 3, 2018 payment to February 20, 2018. We paid one-half the normal late fee, $2,650 for the late payment. On March 2, 2018, Utica agreed to defer the March 3 payment to March 30, 2018. We paid a late payment fee of $5,300 for the payment deferral.

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On April 18, 2018, Utica, the Lessee, and Ellery W. Roberts, as guarantor under the master lease agreement, entered into a forbearance agreement relating to the non-payment of certain rent payments due under the Master Lease Agreement for the months of March 2018 and April 2018. Pursuant to the forbearance agreement, Utica agreed to forbear from demanding payment in full and exercising its remedies under the master lease agreement until June 3, 2018. Pursuant to the forbearance agreement, the Lessee agreed to, among other things, (i) make the payments set forth in the forbearance agreement on or before the dates specified therein, totaling $173,376, (ii) be current on all rent due under Schedule 1 of the master lease agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the master lease agreement by May 30, 2018, (ii) reinstate or renew and continue in effect all insurance as required under the master lease agreement at Lessee’s sole cost and expense, (iv) pay a forbearance fee to Utica totaling $4,500, which shall not be due until termination of the master lease agreement and (v) execute a surrender agreement with respect to the Lessee’s equipment, which will be held in escrow by Utica and not deemed effective unless and until the earlier to occur of: (a) June 3, 2018, provided liabilities under master lease agreement remain due but unpaid; (b) such time as Utica accelerates due and unpaid liabilities pursuant to the term of the forbearance agreement and the master lease agreement; or (c) a default occurs under the forbearance agreement or the master lease agreement.

A portion of the proceeds from the term loan described below were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,881.96 beginning July 3, 2018 and an end-of-term buyout of $38,000. As a result, the parties to the forbearance agreement agreed that the forbearance agreement is terminated and is no longer in effect.

The remaining balance of the lease amounts to $766,327 as of June 30, 2019, comprised of principal of $1,086,001 and net of unamortized debt discount of $31,083, accrued payments on lien release of $249,784 and lease deposits of $38,807.

Total Debt

The following table shows aggregate figures for the total debt described above that is coming due in the short and long term as of June 30, 2019. See the above disclosures for more details regarding these loans.

	Short-Term	Long-Term	Total Debt
Grid Promissory Note	$129,255	$-	$129,255
Revolving Loan	483,148	-	483,148
Term Loan - SBCC	1,023,625	-	1,023,625
Term Loan - Home State Bank	224,798	3,104,616	3,329,414
Secured Convertible Promissory Note	327,927	-	327,927
9% Subordinated Promissory Note	680,884	3,821,574	4,502,458
10% Promissory Note	-	1,025,000	1,025,000
Floor Plan Loans Payable	21,071	-	21,071
Master Lease Agreement	322,827	443,500	766,327
Total	$3,213,535	$8,394,690	$11,608,225

Results of Operations of Goedeker Television

Comparison of Years Ended December 31, 2018 and 2017

The following table sets forth key components of the results of operations of Goedeker Television during the years ended December 31, 2018 and 2017, both in dollars and as a percentage of net sales.

	December 31, 2018		December 31, 2017
	Amount	% of Net Sales	Amount	% of Net Sales
Net sales	$56,307,960	100.00	$58,555,495	100.00
Cost of goods sold	45,409,884	80.65	49,104,277	83.86
Gross profit	10,898,076	19.35	9,451,218	16.14
Operating expenses:
Personnel	3,627,883	6.44	3,705,336	6.33
Advertising	2,640,958	4.69	2,197,518	3.75
Bank and credit card fees	1,369,557	2.43	1,490,641	2.55
Other operating expenses	1,370,286	2.43	1,220,279	2.08
Total operating expenses	9,008,684	16.00	8,613,774	14.71
Income from operations	1,889,392	3.36	837,444	1.43
Other income (expense):
Other income	116,135	0.21	77,938	0.13
Interest expense	(149)	-	-	-
Total other income (expense)	115,986	0.21	77,938	0.13
Net income	$2,005,378	3.56	$915,382	1.56

Net sales. Goedeker Television generates revenue through the sales of home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. Total net sales decreased by $2,247,535, or 3.84%, to $56,307,960 for the year ended December 31, 2018 from $58,555,495 for the year ended December 31, 2017. Such decrease was primarily due to a decrease of consumer sales in the appliance industry in general, a shift of product mix to different appliance vendors, and to recent company strategy of reducing furniture sales of lower margin items.

Net sales by sales type for the years ended December 31, 2018 and 2017 is as follows:

	For the Years Ended December 31,
	2018	2017
Appliance sales	$42,871,864	$43,134,923
Furniture sales	10,813,453	12,605,779
Other sales	2,622,643	2,814,793
Total net sales	$56,307,960	$58,555,495

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Cost of goods sold. Cost of goods sold includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors. Cost of goods sold decreased by $3,694,393, or 7.52%, to $45,409,884 for the year ended December 31, 2018 from $49,104,277 for the year ended December 31, 2017. Such decrease was primarily due to a decrease of consumer sales in the appliance industry in general, a shift of product mix to different appliance vendors, and to recent company strategy of reducing furniture sales of lower margin items.

Gross profit. Gross profit increased by $1,446,858, or $15.31%, to $10,898,076 for the year ended December 31, 2018 from $9,451,218 for the year ended December 31, 2017. The gross margin (percent of net sales) increased to 19.35% for the year ended December 31, 2018 from 16.14% for the year ended December 31, 2017. Such increase was primarily due to our recent strategy of reducing furniture sales of lower margin items.

Operating expenses. Operating expenses including personnel expenses (including employee salaries and bonuses, payroll taxes, health insurance premiums, 401(k) contributions, and training costs), advertising expenses, bank and credit card fees and other general operating costs. Operating expenses increased by $394,910, or 4.58%, to $9,008,684 for the year ended December 31, 2018 from $8,613,774 for the year ended December 31, 2017. Such increase was due to a 20.18% increase in advertising expenses and a 12.29% increase in other operating expense, including computer support and repairs and maintenance, offset by a 2.10% decrease in personnel expenses and an 8.12% decrease in bank and credit card fees. As a percentage of net sales, operating expenses were 16.00% and 14.71% for the years ended December 31, 2018 and 2017, respectively.

Other income. Other income, which includes interest income and other miscellaneous income, increased by $38,197, or 49.01%, to $116,135 for the year ended December 31, 2018 from $77,938 for the year ended December 31, 2017.

Net income. As a result of the cumulative effect of the factors described above, net income increased by $1,089,996, or 119.08%, to $2,005,378 for the year ended December 31, 2018 from $915,382 for the year ended December 31, 2018.

Liquidity and Capital Resources

As of December 31, 2018, Goedeker Television had cash and cash equivalents of $1,525,693. Goedeker Television has financed its operations primarily through cash flow from operations.

The following table provides detailed information about net cash flow for all financial statement periods presented in this offering circular:

	Years Ended December 31,
	2018	2017
Net cash provided by (used in) operating activities	$442,074	$275,267
Net cash provided by investing activities	-	-
Net cash used in financing activities	(713,800)	(980,996)
Net increase (decrease) in cash and cash equivalents	(271,726)	(705,734)
Cash and cash equivalents at beginning of period	1,797,419	2,503,153
Cash and cash equivalent at end of period	$1,525,693	$1,797,419

Net provided by operating activities was $442,074 for the year ended December 31, 2018, as compared to $275,267 for the year ended December 31, 2017. For the year ended December 31, 2018, net cash provided by operating activities primarily consisted of the net income of $2,005,378, increases in inventory in the amount of $597,981 and receivables in the amount of $271,776, and decreases in customer deposits in the amount of $1,711,409, accounts payable in the amount of $519,108, deposits with vendors in the amount of $116,281, accrued expenses and other liabilities in the amount of $99,801 and payroll related liabilities in the amount of $35,817. For the year ended December 31, 2017, net cash provided by operating activities primarily consisted of the net income of $915,382, increases in accounts payable in the amount of $44,185, other assets in the amount of $43,524 and accrued expenses and other liabilities in the amount of $39,380, and decreases in inventory in the amount of $1,247,732, receivables in the amount of $957,292 and deposits with vendors in the amount of $262,832.

Goedeker Television had no investing activities for the years ended December 31, 2018 and 2017.

Net cash provided by financing activities for the years ended December 31, 2018 and 2017 was $713,800 and $980,996, respectively, which consisted of distributions to stockholders.

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Contractual Obligations

We have engaged our manager to manage the day-to-day operations and affairs of our company. Our relationship with our manager will be governed principally by the following agreements:

•	the management services agreement relating to the management services our manager will perform for us and the businesses we own and the management fee to be paid to our manager in respect thereof; and

•	our company’s operating agreement setting forth our manager’s rights with respect to the allocation shares it owns, including the right to receive profit allocations from our company, and the supplemental put provision relating to our manager’s right to cause our company to purchase the allocation shares it owns.

Pursuant to the management services agreement that we entered into with our manager, our manager will have the right to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement. The redemption value of the allocation shares will be recorded outside of permanent equity in the mezzanine section of the balance sheet. We will recognize any change in the redemption value of the allocation shares by recording a dividend between net income and net income available to common shareholders. The amount recorded for the allocation shares is largely related to the fair value of the profit allocation that our manager, as holder of the allocation shares, will receive. The carrying value of the allocation shares will represent an estimate of the amounts to ultimately be paid to our manager, whether as a result of the occurrence of one or more of the various trigger events or upon the exercise of the supplemental put provision contained in our operating agreement following the termination of the management services agreement. See “Our Manager—Our Manager as an Equity Holder—Supplemental Put Provision” for more information about this agreement.

We also expect that our manager will enter into offsetting management services agreements, transaction services agreements and other agreements, in each case, with some or all of the businesses that we acquire in the future. See “Our Manager” for more information about these and other agreements our company intends to enter into with our manager.

Pursuant to the asset purchase agreement with Goedeker Television, dated April 5, 2019, Goedeker Television is also entitled to receive the following earn out payments to the extent the Goedeker business achieves the applicable EBITDA (as defined in the asset purchase agreement) targets:

1.	An earn out payment of $200,000 if the EBITDA of the Goedeker business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An earn out payment of $200,000 if the EBITDA of the Goedeker business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An earn out payment of $200,000 if the EBITDA of the Goedeker business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

To the extent the EBITDA of the Goedeker business for any applicable period is less than $2,500,000 but greater than $1,500,000, Goedeker must pay a partial earn out payment to Goedeker Television in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable earn out payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial earn out payments shall be earned or paid to the extent the EBITDA of the Goedeker business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker Television is entitled to all or a portion of an earn out payment, the applicable earn out payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker Television is entitled to such earn out payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

The rights of Goedeker Television to receive any earn out payment are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker Television entered into with them on April 5, 2019.

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Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that have or are reasonably likely to have a current or future effect on our financial condition, changes in financial condition, revenues or expenses, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies

The following discussion relates to critical accounting policies for our consolidated company. The preparation of financial statements in conformity with GAAP requires our management to make assumptions, estimates and judgments that affect the amounts reported, including the notes thereto, and related disclosures of commitments and contingencies, if any. We have identified certain accounting policies that are significant to the preparation of our financial statements. These accounting policies are important for an understanding of our financial condition and results of operation. Critical accounting policies are those that are most important to the portrayal of our financial condition and results of operations and require management’s difficult, subjective, or complex judgment, often as a result of the need to make estimates about the effect of matters that are inherently uncertain and may change in subsequent periods. Certain accounting estimates are particularly sensitive because of their significance to financial statements and because of the possibility that future events affecting the estimate may differ significantly from management’s current judgments. We believe the following critical accounting policies involve the most significant estimates and judgments used in the preparation of our financial statements:

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update, or ASU, No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification, or ASC, Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. Our adoption of this ASU resulted in no change to our results of operations or balance sheet.

Neese

Neese’s payment terms are due on demand from acceptance of delivery. Neese does not incur incremental costs obtaining purchase orders from customers, however, if Neese did, because all of Neese’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Neese recognizes arises from orders it receives from customers. Neese’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that Neese makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, Neese’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, Neese has satisfied its performance obligation and Neese recognizes revenue.

Neese also sells equipment by posting it on auction sites specializing in farm equipment. Neese posts the equipment for sale on a “magazine” site for several weeks before the auction. When Neese decides to sell, it moves the equipment to the auction site. The auctions are one day. If Neese accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price ‒ Neese agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In Neese’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Neese collects concurrently with revenue-producing activities are excluded from revenue.

If Neese continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2019, revenues, gross margin, and net loss would not have changed.

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Goedeker

Goedeker collects the full sales price from the customer at the time the order is placed. Goedeker does not incur incremental costs obtaining purchase orders from customers, however, if Goedeker did, because all Goedeker’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Goedeker recognizes arises from orders it receives from customers. Goedeker’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Goedeker’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, Goedeker has satisfied its performance obligation and Goedeker recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price ‒ Goedeker agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Goedeker’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Goedeker collects concurrently with revenue-producing activities are excluded from revenue.

If Goedeker continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2019, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom we purchase products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on our assessment of the credit history with our manufacturers, we have concluded that there should be no allowance for uncollectible accounts. We have historically collected substantially all of our outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on our accounts receivable. We charge credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. We record a general allowance for credit losses that includes forecasted future credit losses.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis for Neese and of finished products acquired for resale and is valued at the low-of-cost-or-market with cost determined on an average item basis for Goedeker. We periodically evaluate the value of items in inventory and provide write-downs to inventory based on the estimate of market conditions. We estimated that we needed an obsolescence allowance of $99,546 at June 30, 2019 and December 31, 2018. For the periods ended June 30, 2019 and 2018, we had no charges for inventory obsolescence to operating expenses.

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Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery & Equipment	3-7
Tractors	3-7
Trucks and vehicles	3-6

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5

Long-Lived Assets

We review our property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Derivative Instrument Liability

We account for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At June 30, 2019, we classified a warrant issued in conjunction with a term loan as a derivative instrument designated.

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Recent Accounting Pronouncements

Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. We will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. We are currently in the process of evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. On January 1, 2019, we recognized $624,157 of ROU financing lease assets and $624,157 of financing lease liabilities, including noncurrent financing lease liabilities of $559,972, as a result of adopting this standard. As part of its adoption, we elected the following practical expedients: we have not reassessed whether any expired or existing contracts are or contain leases, we have not reassessed lease classification for any expired or existing leases; we have not reassessed initial direct costs for any existing leases; and we have not separated lease and non-lease components. The adoption of the standard did not have a material impact on our consolidated financial statements and related disclosures. The comparative periods have not been restated for the adoption of ASU 2016-02.

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OUR COMPANY STRUCTURE AND HISTORY

Our company is a Delaware limited liability company that was formed on January 22, 2013. Your rights as a holder of series A preferred shares, and the fiduciary duties of our board of directors and executive officers, and any limitations relating thereto, are set forth in the operating agreement governing our company and may differ from those applying to a Delaware corporation. However, subject to certain exceptions, the documents governing our company specify that the duties of our directors and officers will be generally consistent with the duties of directors and officers of a Delaware corporation.

Our company is classified as a partnership for U.S. federal income tax purposes. Under the partnership income tax provisions, our company will not incur any U.S. federal income tax liability; rather, each of our shareholders will be required to take into account his or her allocable share of company income, gain, loss, and deduction. As a holder of our shares, you may not receive cash distributions sufficient in amount to cover taxes in respect of your allocable share of our company’s net taxable income. Our company will file a partnership return with the IRS and will issue tax information, including a Schedule K-1, to you that describes your allocable share of our company’s income, gain, loss, deduction, and other items. The U.S. federal income tax rules that apply to partnerships are complex, and complying with the reporting requirements may require significant time and expense. See “Material U.S. Federal Income Tax Considerations” included in the registration statement for more information.

Our company has three classes of limited liability company interests - the common shares, the series A preferred shares, which are being offered in this offering, and the allocation shares, all of which have been and will continue to be held by our manager. See “Description of Securities” for more information about our shares.

On March 3, 2017, our newly formed wholly-owned subsidiary 1847 Neese acquired all of the issued and outstanding capital stock of Neese for an aggregate purchase price of $6,655,000, consisting of: (i) $2,225,000 in cash (subject to certain adjustments); (ii) 450 shares of the common stock of 1847 Neese, valued by the parties at $1,530,000, constituting 45% of its capital stock; (iii) the issuance of a vesting promissory note in the principal amount of $1,875,000 (which was determined to have a fair value of $395,634) due June 30, 2020; and (iv) the issuance of a short-term promissory note in the principal amount of $1,025,000 due March 3, 2018 (of which we are in default). As a result of this transaction, we own 55% of 1847 Neese, with the remaining 45% held by third-parties. 1847 Neese was formed in the State of Delaware on October 11, 2016 and Neese was formed in the State of Iowa in January 1993.

On January 10, 2019, we formed Goedeker as a wholly-owned subsidiary in the State of Delaware. On March 20, 2019, we formed 1847 Goedeker as a wholly-owned subsidiary in the State of Delaware and then we transferred all of our shares in Goedeker to 1847 Goedeker, such that Goedeker became a wholly-owned subsidiary of 1847 Goedeker.

On April 5, 2019, Goedeker acquired substantially all of the assets of Goedeker Television for an aggregate purchase price of $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in earn out payments. As additional consideration, 1847 Goedeker agreed to issue to each of the stockholders of Goedeker Television a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Goedeker as of the closing date. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for more details regarding this acquisition. As a result of this transaction, we own 70% of 1847 Goedeker, with the remaining 30% held by third-parties.

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The following chart depicts our current organizational structure:

See “—Our Manager” for more details regarding the ownership of our manager.

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OUR MANAGER

Overview of Our Manager

Our manager, 1847 Partners LLC, is a Delaware limited liability company. It has two classes of limited liability interests known as Class A interests and Class B interests. The Class A interests, which give the holder the right to the profit allocation received by our manager as a result of holding our allocation shares, are owned in their entirety by 1847 Partners Class A Member LLC; and the Class B interests, which give the holder the right to all other profits or losses of our manager, including the management fee payable to our manager by us, are owned in their entirety by 1847 Partners Class B Member LLC. 1847 Partners Class A Member LLC is owned 52% by Ellery W. Roberts, our Chief Executive Officer, 38% by 1847 Founders Capital LLC, which is owned by Edward J. Tobin, and approximately 9% by Louis A. Bevilacqua, the managing member of Bevilacqua PLLC, outside counsel to our company, with the balance being owned by a former contractor to such law firm. 1847 Partners Class B Member LLC is owned 54% by Ellery W. Roberts, 36% by 1847 Founders Capital LLC and 10% by Louis A. Bevilacqua. Mr. Roberts is also the sole manager of both entities. In the future, Mr. Roberts may cause 1847 Partners Class A Member LLC or 1847 Partners Class B Member LLC to issue units to employees of our manager to incentivize those employees by providing them with the ability to participate in our manager’s incentive allocation and management fee.

Key Personnel of Our Manager

The key personnel of our manager are Ellery W. Roberts, our Chief Executive Officer, and Edward J. Tobin. Please see “Management” for a description of the business experience of these individuals. Each of these individuals will be compensated entirely by our manager from the management fees it receives. As employees of our manager, these individuals devote a substantial majority of their time to the affairs of our company.

Collectively, the management team of our manager has more than 60 years of combined experience in acquiring and managing small businesses and has overseen the acquisitions and financing of over 50 businesses.

Acquisition and Disposition Opportunities

Our manager has exclusive responsibility for reviewing and making recommendations to our board of directors with respect to acquisition and disposition opportunities. If our manager does not originate an opportunity, our board of directors will seek a recommendation from our manager prior to making a decision concerning such opportunity. In the case of any acquisition or disposition opportunity that involves an affiliate of our manager or us, our nominating and corporate governance committee, or, if we do not have such a committee, the independent members of our board of directors, will be required to authorize and approve such transaction.

Our manager will review each acquisition or disposition opportunity presented to our manager to determine if such opportunity satisfies the acquisition and disposition criteria established by our board of directors. The acquisition and disposition criteria provide that our manager will review each acquisition opportunity presented to it to determine if such opportunity satisfies our company’s acquisition and disposition criteria, and if it is determined, in our manager’s sole discretion, that an opportunity satisfies the criteria, our manager will refer the opportunity to our board of directors for its authorization and approval prior to the consummation of any such opportunity.

Our investment criteria include the following:

•	Revenue of at least $5.0 million

•	Current year EBITDA/Pre-tax Income of at least $1.5 million with a history of positive cash flow

•	Clearly identifiable “blueprint” for growth with the potential for break-out returns

•	Well-positioned companies within our core industry categories (consumer-driven, business-to-business, light manufacturing and specialty finance) with strong returns on capital

•	Opportunities wherein building management team, infrastructure and access to capital are the primary drivers of creating value

•	Headquartered in North America

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We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. With respect to investment opportunities that do not fall within the criteria set forth above our manager must first present such opportunities to our board of directors. Our board of directors and our manager will review these criteria from time to time and our board of directors may make changes and modifications to such criteria as our company makes additional acquisitions and dispositions.

If an acquisition opportunity is referred to our board of directors by our manager and our board of directors determines not to timely pursue such opportunity in whole or in part, any part of such opportunity that our company does not promptly pursue may be pursued by our manager or may be referred by our manager to any person, including affiliates of our manager. In this case, our manager is likely to devote a portion of its time to the oversight of this opportunity, including the management of a business that we do not own.

If there is a disposition, our manager must use its commercially reasonable efforts to manage a process through which the value of such disposition can be maximized, taking into consideration non-financial factors such as those relating to competition, strategic partnerships, potential favorable or adverse effects on us, our businesses, or our investments or any similar factors that may reasonably perceived as having a short- or long-term impact on our business, results of operations and financial condition.

Management Services Agreement

The management services agreement sets forth the services to be performed by our manager. Our manager will perform such services subject to the oversight and supervision of our board of directors.

In general, our manager will perform those services for our company that would be typically performed by the executive officers of a company. Specifically, our manager will perform the following services, which we refer to as the management services, pursuant to the management services agreement:

•	manage the day-to-day business and operations of our company, including our liquidity and capital resources and compliance with applicable law;

•	identify, evaluate, manage, perform due diligence on, negotiate and oversee acquisitions of target businesses and any other investments;

•	evaluate and oversee the financial and operational performance of our businesses, including monitoring the business and operations of such businesses, and the financial performance of any other investments that we make;

•	provide, on our behalf, managerial assistance to our businesses;

•	evaluate, manage, negotiate and oversee dispositions of all or any part of any of our property, assets or investments, including disposition of all or any part of our businesses;

•	provide or second, as necessary, employees of our manager to serve as executive officers or other employees of our company or as members of our board of directors; and

•	perform any other services that would be customarily performed by executive officers and employees of a publicly listed or quoted company.

Our company and our manager have the right at any time during the term of the management services agreement to change the services provided by our manager. In performing management services, our manager will have all necessary power and authority to perform, or cause to be performed, such services on behalf of our company, and, in this respect, our manager will be the only provider of management services to our company. Nonetheless, our manager will be required to obtain authorization and approval of our board of directors in all circumstances where executive officers of a corporation typically would be required to obtain authorization and approval of a corporation’s board of directors, including, for example, with respect to the consummation of an acquisition of a target business, the issuance of securities or the entry into credit arrangements.

While our Chief Executive Officer, Mr. Ellery W. Roberts, intends to devote substantially all of his time to the affairs of our company, neither Mr. Roberts, nor our manager, is expressly prohibited from investing in or managing other entities. In this regard, the management services agreement will not require our manager and its affiliates to provide management services to our company exclusively.

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Secondment of Our Executive Officers

In accordance with the terms of the management services agreement, our manager may second to our company our executive officers, which means that these individuals will be assigned by our manager to work for us during the term of the management services agreement. Our board of directors has appointed Mr. Roberts as an executive officer of our company. Although Mr. Roberts is an employee of our manager, he will report directly, and be subject, to our board of directors. In this respect, our board of directors may, after due consultation with our manager, at any time request that our manager replace any individual seconded to our company and our manager will, as promptly as practicable, replace any such individual; however, our Chief Executive Officer, Mr. Roberts, controls our manager, which may make it difficult for our board of directors to completely sever ties with Mr. Roberts. Our manager and our board of directors may agree from time to time that our manager will second to our company one or more additional individuals to serve on behalf of our company, upon such terms as our manager and our board of directors may mutually agree.

Indemnification by our Company

Our company has agreed to indemnify and hold harmless our manager and its employees and representatives, including any individuals seconded to our company, from and against all losses, claims and liabilities incurred by our manager in connection with, relating to or arising out of the performance of any management services. However, our company will not be obligated to indemnify or hold harmless our manager for any losses, claims and liabilities incurred by our manager in connection with, relating to or arising out of (i) a breach by our manager or its employees or its representatives of the management services agreement, (ii) the gross negligence, willful misconduct, bad faith or reckless disregard of our manager or its employees or representatives in the performance of any of its obligations under the management services agreement, or (iii) fraudulent or dishonest acts of our manager or its employees or representatives with respect to our company or any of its businesses.

We expect that our directors and officers insurance policy for our directors and officers will be expanded, or supplemental insurance will be obtained, to cover this indemnification obligation.

Termination of Management Services Agreement

Our board of directors may terminate the management services agreement and our manager’s appointment if, at any time:

•	a majority of our board of directors vote to terminate the management services agreement, and the holders of at least a majority of the outstanding shares (other than shares beneficially owned by our manager) then entitled to vote also vote to terminate the management services agreement;

•	neither Mr. Roberts nor his designated successor controls our manager, which change of control occurs without the prior written consent of our board of directors;

•	there is a finding by a court of competent jurisdiction in a final, non-appealable order that (i) our manager materially breached the terms of the management services agreement and such breach continued unremedied for 60 days after our manager receives written notice from our company setting forth the terms of such breach, or (ii) our manager (x) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under the management services agreement, or (y) engaged in fraudulent or dishonest acts in connection with the business or operations of our company;

•	our manager has been convicted of a felony under federal or state law, our board of directors finds that our manager is demonstrably and materially incapable of performing its duties and obligations under the management services agreement, and the holders of at least 66 2/3% of the then outstanding shares, other than shares beneficially owned by our manager, vote to terminate the management services agreement; or

•	there is a finding by a court of competent jurisdiction that our manager has (i) engaged in fraudulent or dishonest acts in connection with the business or operations of our company or (ii) acted with gross negligence, willful misconduct, bad faith or reckless disregard in performing its duties and obligations under the management services agreement, and the holders of at least 66 2/3% of the then outstanding shares (other than shares beneficially owned by our manager) vote to terminate the management services agreement.

In addition, our manager may resign and terminate the management services agreement at any time upon 120 days prior written notice to our company, and this right is not contingent upon the finding of a replacement manager. However, if our manager resigns, until the date on which the resignation becomes effective, it will, upon request of our board of directors, use reasonable efforts to assist our board of directors to find a replacement manager at no cost and expense to our company.

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Upon the termination of the management services agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement will resign their respective position with our company and cease to work at the date of such termination or at any other time as determined by our manager. Any director appointed by our manager may continue serving on our board of directors subject to the terms of the operating agreement.

If we terminate the management services agreement, our company and its businesses have agreed to cease using the term “1847”, including any trademarks based on the name of our company that may be licensed to them by our manager, under the licensing provisions of the management services agreement, entirely in their businesses and operations within 180 days of such termination. Such licensing provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager. In this respect, our right to use the term “1847” and related intellectual property is subject to licensing provisions between our manager, on the one hand, and our company and our businesses, on the other hand.

Except with respect to the termination fee payable to our manager due to a termination of the management services agreement based solely on a vote of our board of directors and our shareholders, no other termination fee is payable upon termination of the management services agreement for any other reason. See “—Our Manager as a Service Provider—Termination Fee” for more information about the termination fee payable upon termination of the management services agreement.

While termination of the management services agreement will not affect any terms and conditions, including those relating to any payment obligations, that exist under any offsetting management services agreements or transaction services agreements, such agreements will be terminable by future businesses that we acquire upon 60 days prior written notice and there will be no termination or other similar fees due upon such termination. Notwithstanding termination of the management services agreement, our manager will maintain its rights with respect to the allocation shares it then owns, including its rights under the supplemental put provision of our operating agreement. See “—Our Manager as an Equity Holder—Supplemental Put Provision” for more information on our manager’s put right with respect to the allocation shares.

Our Relationship with Our Manager, Manager Fees and Manager Profit Allocation

Our relationship with our manager is based on our manager having two distinct roles: first, as a service provider to us and, second, as an equity holder of the allocation shares.

As a service provider, our manager performs a variety of services for us, which entitles it to receive a management fee. As holder of our company’s allocation shares, our manager has the right to a preferred distribution in the form of a profit allocation upon the occurrence of certain events. Our manager paid $1,000 for the allocation shares. In addition, our manager will have the right to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement.

These relationships with our manager are governed principally by the following agreements:

•	the management services agreements relating to the services our manager will perform for us and our businesses; and

•	our company’s operating agreement relating to our manager’s rights with respect to the allocation shares it owns and which contains the supplemental put provision relating to our manager’s right to cause our company to purchase the allocation shares it owns.

We also expect that our manager will enter into offsetting management services agreements and transaction services agreements with our businesses directly. These agreements, and some of the material terms relating thereto, are discussed in more detail below. The management fee, profit allocation and put price under the supplemental put provision will be payment obligations of our company and, as a result, will be paid, along with other company obligations, prior to the payment of dividends on the series A preferred shares or monthly distributions to common shareholders.

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The following table provides a simplified description of the fees and profit allocation rights held by our manager. Further detail is provided in the following subsections.

Description	Fee Calculation	Payment Term
Management Fees

Determined by management services agreement	0.5% of adjusted net assets (2.0% annually)	Quarterly

Determined by offsetting management services agreement

Payment of fees by our subsidiary businesses that result in a dollar for dollar reduction of manager fees paid by us to our manager such that our manager cannot receive duplicate fees from both us and our subsidiary

Quarterly

Termination fee – determined by management services agreement	Accumulated management fee paid in the preceding 4 fiscal quarters multiplied by 2. Paid only upon termination by our board and a majority in interest of our shareholders

Determined by management services agreement

Reimbursement of manager’s costs and expenses in providing services to us, but not including: (1) costs of overhead; (2) due diligence and other costs for potential acquisitions our board of directors does not approve pursuing or that are required by acquisition target to be reimbursed under a transaction services agreement; and (3) certain seconded officers and employees

Ongoing

Transaction Services Fees

Acquisition services of target businesses or disposition of subsidiaries – fees determined by transaction services agreements

2.0% of aggregate purchase price up to $50 million; plus 1.5% of aggregate purchase price in excess of $50 million and up to and equal to $100 million; plus 1.0% of aggregate purchase price in excess of $100 million

Per transaction

Manager profit allocation determined by our operating agreement

20% of certain profits and gains on a sale of subsidiary after clearance of the 8% annual hurdle rate

8% hurdle rate determined for any subsidiary by multiplying the subsidiary’s average quarterly share of our assets by an 8% annualized rate

Sale of a material amount of capital stock or assets of one of our businesses or subsidiaries.

Holding event: at the option of our manager, for the 30 day period following the 5th anniversary of an acquired business (but only based on historical profits of the business)

Our Manager as a Service Provider

Management Fee

Our company will pay our manager a quarterly management fee equal to 0.5% (2.0% annualized) of its adjusted net assets, as discussed in more detail below.

Subject to any adjustments discussed below, for performing management services under the management services agreement during any fiscal quarter, our company will pay our manager a management fee with respect to such fiscal quarter. The management fee to be paid with respect to any fiscal quarter will be calculated as of the last day of such fiscal quarter, which we refer to as the calculation date. The management fee will be calculated by an administrator, which will be our manager so long as the management services agreement is in effect. The amount of any management fee payable by our company as of any calculation date with respect to any fiscal quarter will be (i) reduced by the aggregate amount of any offsetting management fees, if any, received by our manager from any of our businesses with respect to such fiscal quarter, (ii) reduced (or increased) by the amount of any over-paid (or under-paid) management fees received by (or owed to) our manager as of such calculation date, and (iii) increased by the amount of any outstanding accrued and unpaid management fees.

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As an obligation of our company, the management fee will be paid prior to the payment of dividends on the series A preferred shares or monthly distributions to our common shareholders. If we do not have sufficient liquid assets to pay the management fee when due, we may be required to liquidate assets or incur debt in order to pay the management fee.

Offsetting Management Services Agreements

Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into offsetting management services agreements with our businesses pursuant to which our manager may perform services that may or may not be similar to management services. Any fees to be paid by one of our businesses pursuant to such agreements are referred to as offsetting management fees and will offset, on a dollar-for-dollar basis, the management fee otherwise due and payable by our company under the management services agreement with respect to a fiscal quarter. The management services agreement provides that the aggregate amount of offsetting management fees to be paid to our manager with respect to any fiscal quarter shall not exceed the management fee to be paid to our manager with respect to such fiscal quarter.

Our manager entered into offsetting management services agreements with 1847 Neese and Goedeker and may enter into offsetting management services agreements with our future subsidiaries, which agreements would be in the form prescribed by our management services agreement.

The services that our manager will provide to future subsidiaries under the offsetting management services agreements will include: conducting general and administrative supervision and oversight of the subsidiary’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to our business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines. If our manager and the subsidiary do not enter into an offsetting management services agreement, our manager will provide these services for our subsidiaries under our management services agreement.

The offsetting management fee paid to our manager for providing management services to a future subsidiary will vary.

On March 3, 2017, 1847 Neese entered into an offsetting management services agreement with our manager and on April 5, 2019, Goedeker entered into an offsetting management services agreement with our manager. Pursuant to the offsetting management services agreements, each of 1847 Neese and Goedeker appointed our manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter (in the case of Goedeker, such fee is equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the management services agreement)); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of our gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese or Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to our manager by all of the subsidiaries of our company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to such fiscal year, does not exceed 9.5% of our gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the management services agreement, which we refer to as the parent management fee, with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese or Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese or Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of our company to our manager, in each case, with respect to such fiscal quarter, does not exceed the parent management fee calculated and payable with respect to such fiscal quarter.

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Notwithstanding the foregoing, payment of the management fee to Goedeker is subordinated to the payment of interest on a promissory note issued to Goedeker Television, such that no payment of the management fee may be made if Goedeker is in default under such note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee will be contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the note or the earn out payments under the asset purchase agreement with Goedeker Television, the annual management fee shall be capped at $250,000. In addition, the rights of our manager to receive payments under the Goedeker offsetting management services agreement are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker entered into with them on April 5, 2019.

Each of 1847 Neese and Goedeker shall also reimburse our manager for all of its costs and expenses which are specifically approved by its board of directors, including all out-of-pocket costs and expenses, which are actually incurred by our manager or its affiliates on behalf of 1847 Neese or Goedeker in connection with performing services under the offsetting management services agreements.

The services provided by our manager include: conducting general and administrative supervision and oversight of day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Example of Calculation of Management Fee with Adjustment for Offsetting Management Fees

In order to better understand how the management fee is calculated, we are providing the following example:

Quarterly management fee:		(in thousands)
1	Consolidated total assets	$100,000
2	Consolidated accumulation amortization of intangibles	5,000
3	Total cash and cash equivalents	5,000
4	Adjusted total liabilities	(10,000)
5	Adjusted net assets (Line 1 + Line 2 – Line 3 – Line 4)	90,000
6	Multiplied by quarterly rate	0.5%
7	Quarterly management fee	$450

Offsetting management fees:
8	Acquired company A offsetting management fees	$(100)
9	Acquired company B offsetting management fees	(100)
10	Acquired company C offsetting management fees	(100)
11	Acquired company D offsetting management fees	(100)
12	Total offsetting management fees (Line 8 + Line 9 – Line 10 – Line 11)	(400)
13	Quarterly management fee payable by Company (Line 7 + Line 12)	$50

The foregoing example provides hypothetical information only and does not intend to reflect actual or expected management fee amounts.

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For purposes of the calculation of the management fee:

•	“Adjusted net assets” will be equal to, with respect to our company as of any calculation date, the sum of (i) consolidated total assets (as determined in accordance with GAAP) of our company as of such calculation date, plus (ii) the absolute amount of consolidated accumulated amortization of intangibles (as determined in accordance with GAAP) for our company as of such calculation date, minus (iii) total cash and cash equivalents, minus (iv) the absolute amount of adjusted total liabilities of our company as of such calculation date.

•	“Adjusted total liabilities” will be equal to, with respect to our company as of any calculation date, our company’s consolidated total liabilities (as determined in accordance with GAAP) as of such calculation date after excluding the effect of any outstanding third party indebtedness of our company.

•	“Quarterly management fee” will be equal to, as of any calculation date, the product of (i) 0.5%, multiplied by (ii) our company’s adjusted net assets as of such calculation date; provided, however, that with respect to any fiscal quarter in which the management services agreement is terminated, our company will pay our manager a management fee with respect to such fiscal quarter equal to the product of (i)(x) 0.5%, multiplied by (y) our company’s adjusted net assets as of such calculation date, multiplied by (ii) a fraction, the numerator of which is the number of days from and including the first day of such fiscal quarter to but excluding the date upon which the management services agreement is terminated and the denominator of which is the number of days in such fiscal quarter.

•	“Total offsetting management fees” will be equal to, as of any calculation date, fees paid to our manager by the businesses that we acquire in the future under separate offsetting management services agreements.

Transaction Services Agreements

Pursuant to the management services agreement, we have agreed that our manager may, at any time, enter into transaction services agreements with any of our businesses relating to the performance by our manager of certain transaction-related services in connection with the acquisitions of target businesses by our company or its businesses or dispositions of our company’s or its businesses’ property or assets. These services may include those customarily performed by a third-party investment banking firm or similar financial advisor, which may or may not be similar to management services, in connection with the acquisition of target businesses by us or our subsidiaries or disposition of subsidiaries or any of our property or assets or those of our subsidiaries. In connection with providing transaction services, our manager will generally receive a fee equal to the sum of (i) 2.0% of the aggregate purchase price of the target business up to and equal to $50 million, plus (ii) 1.5% of the aggregate purchase price of the target business in excess of $50 million and up to and equal to $100 million, plus (iii) 1.0% of the aggregate purchase price over $100 million, subject to annual review by our board of directors. The purchase price of a target business shall be defined as the aggregate amount of consideration, including cash and the value of any shares issued by us on the date of acquisition, paid for the equity interests of such target business plus the aggregate principal amount of any debt assumed by us of the target business on the date of acquisition or any similar formulation. The other terms and conditions relating to the performance of transaction services will be established in accordance with market practice.

Our manager may enter into transaction services agreements with our subsidiaries and future subsidiaries, which agreements would be in the form prescribed by our management services agreement.

The services that our manager will provide to our subsidiaries and future subsidiaries under the transaction services agreements will include the following services that would be provided in connection with a specific transaction identified at the time that the transaction services agreement is entered into: reviewing, evaluating and otherwise familiarizing itself and its affiliates with the business, operations, properties, financial condition and prospects of the future subsidiary and its target acquisition and preparing documentation describing the future subsidiary’s operations, management, historical financial results, projected financial results and any other relevant matters and presenting such documentation and making recommendations with respect thereto to certain of our manager’s affiliates.

Any fees received by our manager pursuant to such a transaction services agreement will be in addition to the management fee payable by our company pursuant to the management services agreement and will not offset the payment of such management fee. A transaction services agreement with any of our businesses may provide for the reimbursement of costs and expenses incurred by our manager in connection with the acquisition of such businesses.

Transaction services agreements will be reviewed, authorized and approved by our company’s board of directors on an annual basis.

Reimbursement of Expenses

Our company will be responsible for paying costs and expenses relating to its business and operations. Our company agreed to reimburse our manager during the term of the management services agreement for all costs and expenses of our company that are incurred by our manager or its affiliates on behalf of our company, including any out-of-pocket costs and expenses incurred in connection with the performance of services under the management services agreement, and all costs and expenses the reimbursement of which are specifically approved by our company’s board of directors.

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Our company will not be obligated or responsible for reimbursing or otherwise paying for any costs or expenses relating to our manager’s overhead or any other costs and expenses relating to our manager’s conduct of its business and operations. Also, our company will not be obligated or responsible for reimbursing our manager for costs and expenses incurred by our manager in the identification, evaluation, management, performance of due diligence on, negotiation and oversight of potential acquisitions of new businesses for which our company (or our manager on behalf of our company) fails to submit an indication of interest or letter of intent to pursue such acquisition, including costs and expenses relating to travel, marketing and attendance of industry events and retention of outside service providers relating thereto. In addition, our company will not be obligated or responsible for reimbursing our manager for costs and expenses incurred by our manager in connection with the identification, evaluation, management, performance of due diligence on, negotiating and oversight of an acquisition by our company if such acquisition is actually consummated and the business so acquired entered into a transaction services agreement with our manager providing for the reimbursement of such costs and expenses by such business. In this respect, the costs and expenses associated with the pursuit of add-on acquisitions for our company may be reimbursed by any businesses so acquired pursuant to a transaction services agreement.

All reimbursements will be reviewed and, in certain circumstances, approved by our company’s board of directors on an annual basis in connection with the preparation of year-end financial statements.

Termination Fee

We will pay our manager a termination fee upon termination of the management services agreement if such termination is based solely on a vote of our company’s board of directors and our shareholders; no other termination fee will be payable to our manager in connection with the termination of the management services agreement for any other reason. The termination fee that is payable to our manager will be equal to the product of (i) two (2) multiplied by (ii) the sum of the amount of the quarterly management fees calculated with respect to the four fiscal quarters immediately preceding the termination date of the management services agreement. The termination fee will be payable in eight equal quarterly installments, with the first such installment being paid on or within five (5) business days of the last day of the fiscal quarter in which the management services agreement was terminated and each subsequent installment being paid on or within five (5) business days of the last day of each subsequent fiscal quarter, until such time as the termination fee is paid in full to our manager.

Our Manager as an Equity Holder

Manager’s Profit Allocation

Our manager owns 100% of the allocation shares of our company, which generally will entitle our manager to receive a 20% profit allocation as a form of preferred distribution. Upon the sale of a company subsidiary, our manager will be paid a profit allocation if the sum of (i) the excess of the gain on the sale of such subsidiary over a high water mark plus (ii) the subsidiary’s net income since its acquisition by our company exceeds the 8% hurdle rate. The 8% hurdle rate is the product of (i) a 2% rate per quarter, multiplied by (ii) the number of quarters such subsidiary was held by our company, multiplied by (iii) the subsidiary’s average share (determined based on gross assets, generally) of our consolidated net equity (determined according to GAAP with certain adjustments). In certain circumstances, after a subsidiary has been held for at least 5 years, our manager may also trigger a profit allocation with respect to such subsidiary (determined based solely on the subsidiary’s net income since its acquisition). The calculation of the profit allocation and the rights of our manager, as the holder of the allocation shares, are governed by the operating agreement.

Our board will have the opportunity to review and approve the calculation of manager’s profit allocation when it becomes due and payable. Our manager will not receive a profit allocation on an annual basis. Instead, our manager will be paid a profit allocation only upon the occurrence of one of the following events, which we refer to collectively as the trigger events:

•	the sale of a material amount, as determined by our manager and reasonably consented to by a majority of our company’s board of directors, of the capital stock or assets of one of our businesses or a subsidiary of one of our businesses, which event we refer to as a sale event; or

•	at the option of our manager, for the 30-day period following the fifth anniversary of the date upon which we acquired a controlling interest in a business, which event we refer to as a holding event. If our manager elects to forego declaring a holding event with respect to such business during such period, then our manager may only declare a holding event with respect to such business during the 30-day period following each anniversary of such fifth anniversary date with respect to such business. Once declared, our manager may only declare another holding event with respect to a business following the fifth anniversary of the calculation date with respect to a previously declared holding event.

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We believe this payment timing, rather than a method that provides for annual allocation payments, more accurately reflects the long-term performance of each of our businesses and is consistent with our intent to hold, manage and grow our businesses over the long term. We refer generally to the obligation to make this payment to our manager as the “profit allocation” and, specifically, to the amount of any particular profit allocation as the “manager’s profit allocation.”

Definitions used in, and an example of the calculation of profit allocation, are set forth in more detail below.

The amount of our manager’s profit allocation will be based on the extent to which the “total profit allocation amount” (as defined below) with respect to any business, as of the last day of any fiscal quarter in which a trigger event occurs, which date we refer to as the “calculation date”, exceeds the relevant hurdle amounts (as described below) with respect to such business, as of such calculation date. Our manager’s profit allocation will be calculated by an administrator, which will be our manager so long as the management services agreement is in effect, and such calculation will be subject to a review and approval process by our company’s board of directors. For this purpose, “total profit allocation amount” will be equal to, with respect to any business as of any calculation date, the sum of:

•	the contribution-based profit (as described below) of such business as of such calculation date, which will be calculated upon the occurrence of any trigger event with respect to such business; plus

•	the excess of the cumulative gains and losses of our company (as described below) over the high water mark (as described below) as of such calculation date, which will only be calculated upon the occurrence of a sale event with respect to such business, and not on a holding event (we generally expect this component to be the most significant component in calculating total profit allocation amount).

Specifically, manager’s profit allocation will be calculated and paid as follows:

•	manager’s profit allocation will not be paid with respect to a trigger event relating to any business if the total profit allocation amount, as of any calculation date, with respect to such business does not exceed such business’ level 1 hurdle amount (based on an 8% annualized hurdle rate, as described below), as of such calculation date; and

•	manager’s profit allocation will be paid with respect to a trigger event relating to any business if the total profit allocation amount, as of any calculation date, with respect to such business exceeds such business’ level 1 hurdle amount, as of such calculation date. Our manager’s profit allocation to be paid with respect to such calculation date will be equal to the sum of the following:

o	100% of such business’ total profit allocation amount, as of such calculation date, with respect to that portion of the total profit allocation amount that exceeds such business’ level 1 hurdle amount (\but is less than or equal to such business’ level 2 hurdle amount (which is based on a 10% annualized hurdle rate, as described below), in each case, as of such calculation date. We refer to this portion of the total profit allocation amount as the “catch-up.” The “catch-up” is intended to provide our manager with an overall profit allocation of 20% of the business’ total profit allocation amount until such business’ level 2 hurdle amount has been reached; plus

o	20% of the total profit allocation amount, as of such calculation date, that exceeds such business’ level 2 hurdle amount as of such calculation date; minus

o	the high water mark allocation, if any, as of such calculation date. The effect of deducting the high water mark allocation is to take into account profit allocations our manager has already received in respect of past gains attributable to previous sale events.

The administrator will calculate our manager’s profit allocation on or promptly following the relevant calculation date, subject to a “true-up” calculation upon availability of audited or unaudited consolidated financial statements, as the case may be, of our company to the extent not available on such calculation date. Any adjustment necessitated by the true-up calculation will be made in connection with the next calculation of manager’s profit allocation. Because of the length of time that may pass between trigger events, there may be a significant delay in our company’s ability to realize the benefit, if any, of a true-up of our manager’s profit allocation.

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Once calculated, the administrator will submit the calculation of our manager’s profit allocation, as adjusted pursuant to any true-up, to our company’s board of directors for its review and approval. The board of directors will have ten business days to review and approve the calculation, which approval shall be automatic absent disapproval by the board of directors. Our manager’s profit allocation will be paid ten business days after such approval.

If the board of directors disapproves of the administrator’s calculation of manager’s profit allocation, the calculation and payment of manager’s profit allocation will be subject to a dispute resolution process, which may result in manager’s profit allocation being determined, at our company’s cost and expense, by two independent accounting firms. Any determination by such independent accounting firms will be conclusive and binding on our company and our manager.

We will also pay a tax distribution to our manager if our manager is allocated taxable income by our company but does not realize distributions from our company at least equal to the taxes payable by our manager resulting from allocations of taxable income. Any such tax distributions will be paid in a similar manner as profit allocations are paid.

For any fiscal quarter in which a trigger event occurs with respect to more than one business, the calculation of our manager’s profit allocation, including the components thereof, will be made with respect to each business in the order in which controlling interests in such businesses were acquired or obtained by our company and the resulting amounts shall be aggregated to determine the total amount of manager’s profit allocation. If controlling interests in two or more businesses were acquired at the same time and such businesses give rise to a calculation of manager’s profit allocation during the same fiscal quarter, then manager’s profit allocation will be further calculated separately for each such business in the order in which such businesses were sold.

As obligations of our company, profit allocations and tax distributions will be paid prior to the payment of distributions to our shareholders. If we do not have sufficient liquid assets to pay the profit allocations or tax distributions when due, we may be required to liquidate assets or incur debt in order to pay such profit allocation. Our manager will have the right to elect to defer the payment of our manager’s profit allocation due on any payment date. Once deferred, our manager may demand payment thereof upon 20 business days’ prior written notice.

Termination of the management services agreement, by any means, will not affect our manager’s rights with respect to the allocation shares that it owns, including its right to receive profit allocations, unless our manager exercises its put right to sell such allocation shares to our company.

Example of Calculation of Manager’s Profit Allocation

Our manager will receive a profit allocation at the end of the fiscal quarter in which a trigger event occurs, as follows (all dollar amounts are in millions):

Assumptions

Year 1:

Acquisition of Company A

Acquisition of Company B

Year 4

Company A (or assets thereof) sold for $25 capital gain (as defined below) over its net book value of assets at time of sale, which is a qualifying trigger event

Company A’s average allocated share of our consolidated net equity over its ownership is $50

Company A’s holding period in quarters is 12

Company A’s contribution-based profit since acquisition is $5

Year 6:

Company B’s contribution-based profit since acquisition is $7

Company B’s average allocated share of our consolidated net equity over its ownership is $25

Company B’s holding period in quarters is 20

Company B’s cumulative gains and losses are $20

Manager elects to have holding period measured for purposes of profit allocation for Company B

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Quarterly management fee:		Year 4 A, due to sale	Year 6 B, due to 5 year hold
1	Contribution-based profit since acquisition for respective subsidiary	$5	$7
2	Gain/ Loss on sale of company	25	0
3	Cumulative gains and losses	25	20
4	High water mark prior to transaction	0	20
5	Total Profit Allocation Amount (Line 1 + Line 3)	30	27
6	Business’ holding period in quarters since ownership or last measurement due to holding event	12	20
7	Business’ average allocated share of consolidated net equity	50	25
8	Business’ level 1 hurdle amount (2.00% * Line 6 * Line 7)	12	10
9	Business’ excess over level 1 hurdle amount (Line 5 – Line 8)	18	17
10	Business’ level 2 hurdle amount (125% * Line 8)	15	12.5
11	Allocated to manager as “catch-up” (Line 10 – Line 8)	3	2.5
12	Excess over level 2 hurdle amount (Line 9 – Line 11)	15	14.5
13	Allocated to manager from excess over level 2 hurdle amount (20% * Line 12)	3	2.9
14	Cumulative allocation to manager (Line 11 + Line 13)	6	5.4
15	High water mark allocation (20% * Line 4)	0	4
16	Manager’s Profit Allocation for Current Period (Line 14 – Line 15,> 0)	$6	$1.4

For purposes of calculating profit allocation:

•	An entity’s “adjusted net assets” will be equal to, as of any date, the sum of (i) such entity’s consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the absolute amount of such entity’s consolidated accumulated amortization of intangibles (as determined in accordance with GAAP) as of such date, minus (iii) the absolute amount of such entity’s adjusted total liabilities as of such date.

•	An entity’s “adjusted total liabilities” will be equal to, as of any date, such entity’s consolidated total liabilities (as determined in accordance with GAAP) as of such date after excluding the effect of any outstanding third party indebtedness of such entity.

•	A business’ “allocated share of our company’s overhead” will be equal to, with respect to any measurement period as of any calculation date, the aggregate amount of such business’ quarterly share of our company’s overhead for each fiscal quarter ending during such measurement period.

•	A business’ “average allocated share of our consolidated equity” will be equal to, with respect to any measurement period as of any calculation date, the average (i.e., arithmetic mean) of a business’ quarterly allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

•	“Capital gains” (i) means, with respect to any entity, capital gains (as determined in accordance with GAAP) that are calculated with respect to the sale of capital stock or assets of such entity and which sale gave rise to a sale event and the calculation of profit allocation and (ii) will be equal to the amount, adjusted for minority interests, by which (x) the net sales price of such capital stock or assets, as the case may be, exceeded (y) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale, as reflected on our company’s consolidated balance sheet prepared in accordance with GAAP; provided, that such amount shall not be less than zero.

•	“Capital losses” (i) means, with respect to any entity, capital losses (as determined in accordance with GAAP) that are calculated with respect to the sale of capital stock or assets of such entity and which sale gave rise to a sale event and the calculation of profit allocation and (ii) will be equal to the amount, adjusted for minority interests, by which (x) the net book value (as determined in accordance with GAAP) of such capital stock or assets, as the case may be, at the time of such sale, as reflected on our consolidated balance sheet prepared in accordance with GAAP, exceeded (y) the net sales price of such capital stock or assets, as the case may be; provided, that such absolute amount thereof shall not be less than zero.

•	Our “consolidated net equity” will be equal to, as of any date, the sum of (i) our consolidated total assets (as determined in accordance with GAAP) as of such date, plus (ii) the aggregate amount of asset impairments (as determined in accordance with GAAP) that were taken relating to any businesses owned by us as of such date, plus (iii) our consolidated accumulated amortization of intangibles (as determined in accordance with GAAP), as of such date minus (iv) our consolidated total liabilities (as determined in accordance with GAAP) as of such date.

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·

A business’ “contribution-based profits” will be equal to, for any measurement period as of any calculation date, the sum of (i) the aggregate amount of such business’ net income (loss) (as determined in accordance with GAAP and as adjusted for minority interests) with respect to such measurement period (without giving effect to (x) any capital gains or capital losses realized by such business that arise with respect to the sale of capital stock or assets held by such business and which sale gave rise to a sale event and the calculation of profit allocation or (y) any expense attributable to the accrual or payment of any amount of profit allocation or any amount arising under the supplemental put agreement, in each case, to the extent included in the calculation of such business’ net income (loss)), plus (ii) the absolute aggregate amount of such business’ loan expense with respect to such measurement period, minus (iii) the absolute aggregate amount of such business’ allocated share of our company’s overhead with respect to such measurement period.

•	Our “cumulative capital gains” will be equal to, as of any calculation date, the aggregate amount of capital gains realized by our company as of such calculation date, after giving effect to any capital gains realized by our company on such calculation date, since its inception.

•	Our “cumulative capital losses” will be equal to, as of any calculation date, the aggregate amount of capital losses realized by our company as of such calculation date, after giving effect to any capital losses realized by our company on such calculation date, since its inception.

•	Our “cumulative gains and losses” will be equal to, as of any calculation date, the sum of (i) the amount of cumulative capital gains as of such calculation date, minus (ii) the absolute amount of cumulative capital losses as of such calculation date.

•	The “high water mark” will be equal to, as of any calculation date, the highest positive amount of capital gains and losses as of such calculation date that were calculated in connection with a qualifying trigger event that occurred prior to such calculation date.

•	The “high water mark allocation” will be equal to, as of any calculation date, the product of (i) the amount of the high water mark as of such calculation date, multiplied by (ii) 20%.

•	A business’ “level 1 hurdle amount” will be equal to, as of any calculation date, the product of (i) (x) the quarterly hurdle rate of 2.00% (8% annualized), multiplied by (y) the number of fiscal quarters ending during such business’ measurement period as of such calculation date, multiplied by (ii) a business’ average allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

•	A business’ “level 2 hurdle amount” will be equal to, as of any calculation date, the product of (i) (x) the quarterly hurdle rate of 2.5% (10% annualized, which is 125% of the 8% annualized hurdle rate), multiplied by (y) the number of fiscal quarters ending during such business’ measurement period as of such calculation date, multiplied by (ii) a business’ average allocated share of our consolidated equity for each fiscal quarter ending during such measurement period.

•	A business’ “loan expense” will be equal to, with respect to any measurement period as of any calculation date, the aggregate amount of all interest or other expenses paid by such business with respect to indebtedness of such business to either our company or other company businesses with respect to such measurement period.

•	The “measurement period” will mean, with respect to any business as of any calculation date, the period from and including the later of (i) the date upon which we acquired a controlling interest in such business and (ii) the immediately preceding calculation date as of which contribution-based profits were calculated with respect to such business and with respect to which profit allocation were paid (or, at the election of the allocation member, deferred) by our company up to and including such calculation date.

•	Our company’s “overhead” will be equal to, with respect to any fiscal quarter, the sum of (i) that portion of our operating expenses (as determined in accordance with GAAP) (without giving effect to any expense attributable to the accrual or payment of any amount of profit allocation or any amount arising under the supplemental put agreement to the extent included in the calculation of our operating expenses), including any management fees actually paid by our company to our manager, with respect to such fiscal quarter that are not attributable to any of the businesses owned by our company (i.e., operating expenses that do not correspond to operating expenses of such businesses with respect to such fiscal quarter), plus (ii) our accrued interest expense (as determined in accordance with GAAP) on any outstanding third party indebtedness of our company with respect to such fiscal quarter, minus (iii) revenue, interest income and other income reflected in our unconsolidated financial statements as prepared in accordance with GAAP.

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·

A “qualifying trigger event” will mean, with respect to any business, a trigger event that gave rise to a calculation of total profit allocation with respect to such business as of any calculation date and (ii) where the amount of total profit allocation so calculated as of such calculation date exceeded such business’ level 2 hurdle amount as of such calculation date.

•	A business’ “quarterly allocated share of our consolidated equity” will be equal to, with respect to any fiscal quarter, the product of (i) our consolidated net equity as of the last day of such fiscal quarter, multiplied by (ii) a fraction, the numerator of which is such business’ adjusted net assets as of the last day of such fiscal quarter and the denominator of which is the sum of (x) our adjusted net assets as of the last day of such fiscal quarter, minus (y) the aggregate amount of any cash and cash equivalents as such amount is reflected on our consolidated balance sheet as prepared in accordance with GAAP that is not taken into account in the calculation of any business’ adjusted net assets as of the last day of such fiscal quarter.

•	A business’ “quarterly share of our company’s overhead” will be equal to, with respect to any fiscal quarter, the product of (i) the absolute amount of our company’s overhead with respect to such fiscal quarter, multiplied by (ii) a fraction, the numerator of which is such business’ adjusted net assets as of the last day of such fiscal quarter and the denominator of which is our adjusted net assets as of the last day of such fiscal quarter.

•	An entity’s “third party indebtedness” means any indebtedness of such entity owed to any third party lenders that are not affiliated with such entity.

Supplemental Put Provision

In addition to the provisions discussed above, in consideration of our manager’s acquisition of the allocation shares, our operating agreement contains a supplemental put provision pursuant to which our manager will have the right to cause our company to purchase the allocation shares then owned by our manager upon termination of the management services agreement.

If the management services agreement is terminated at any time or our manager resigns, then our manager will have the right, but not the obligation, for one year from the date of such termination or resignation, as the case may be, to elect to cause our company to purchase all of the allocation shares then owned by our manager for the put price as of the put exercise date.

For purposes of this provision, the “put price” is equal to, as of any exercise date, (i) if we terminate the management services agreement, the sum of two separate, independently made calculations of the aggregate amount of manager’s profit allocation as of such exercise date or (ii) if our manager resigns, the average of two separate, independently made calculations of the aggregate amount of manager’s profit allocation as of such exercise date, in each case, calculated assuming that (x) all of the businesses are sold in an orderly fashion for fair market value as of such exercise date in the order in which the controlling interest in each business was acquired or otherwise obtained by our company, (y) the last day of the fiscal quarter ending immediately prior to such exercise date is the relevant calculation date for purposes of calculating manager’s profit allocation as of such exercise date. Each of the two separate, independently made calculations of our manager’s profit allocation for purposes of calculating the put price will be performed by a different investment bank that is engaged by our company at its cost and expense. The put price will be adjusted to account for a final “true-up” of our manager’s profit allocation.

Our manager and our company can mutually agree to permit our company to issue a note in lieu of payment of the put price when due; provided, that if our manager resigns and terminates the management services agreement, then our company will have the right, in its sole discretion, to issue a note in lieu of payment of the put price when due. In either case the note would have an aggregate principal amount equal to the put price, would bear interest at a rate of LIBOR plus 4.0% per annum, would mature on the first anniversary of the date upon which the put price was initially due, and would be secured by the then-highest priority lien available to be placed on our equity interests in each of our businesses.

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Our company’s obligations under the put provision of our operating agreement are absolute and unconditional. In addition, our company will be subject to certain obligations and restrictions upon exercise of our manager’s put right until such time as our company’s obligations under the put provision of our operating agreement, including any related note, have been satisfied in full, including:

•	subject to our company’s right to issue a note in the circumstances described above, our company must use commercially reasonable efforts to raise sufficient debt or equity financing to permit our company to pay the put price or note when due and obtain approvals, waivers and consents or otherwise remove any restrictions imposed under contractual obligations or applicable law or regulations that have the effect of limiting or prohibiting our company from satisfying its obligations under the supplemental put agreement or note;

•	our manager will have the right to have a representative observe meetings of our company’s board of directors and have the right to receive copies of all documents and other information furnished to the board of directors;

•	our company and its businesses will be restricted in their ability to sell or otherwise dispose of their property or assets or any businesses they own and in their ability to incur indebtedness (other than in the ordinary course of business) without granting a lien on the proceeds therefrom to our manager, which lien will secure our company’s obligations under the put provision of our operating agreement or note; and

•	our company will be restricted in its ability to (i) engage in certain mergers or consolidations, (ii) sell, transfer or otherwise dispose of all or a substantial part of its business, property or assets or all or a substantial portion of the stock or beneficial ownership of its businesses or a portion thereof, (iii) liquidate, wind-up or dissolve, (iv) acquire or purchase the property, assets, stock or beneficial ownership or another person, or (v) declare and pay dividends on the series A preferred shares and monthly distributions to our common shareholders.

Our company also has agreed to indemnify our manager for any losses or liabilities it incurs or suffers in connection with, arising out of or relating to its exercise of its put right or any enforcement of terms and conditions of the supplemental put provision of our operating agreement.

As an obligation of our company, the put price will be paid prior to the payment of distributions to our shareholders. If we do not have sufficient liquid assets to pay the put price when due, we may be required to liquidate assets or incur debt in order to pay the put price.

Termination of the management services agreement, by any means, will not affect our manager’s rights with respect to the allocation shares that it owns. In this regard, our manager will retain its put right and its allocation shares after ceasing to serve as our manager. As a result, if we terminate our manager, regardless of the reason for such termination, it would retain the right to exercise the put right and demand payment of the put price.

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OUR BUSINESS

Overview

We are an acquisition holding company focused on acquiring and managing a group of small businesses, which we characterize as those that have an enterprise value of less than $50 million, in a variety of different industries headquartered in North America. To date, we have completed two acquisitions.

In March 2017, we acquired Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries.

In April 2019, we acquired substantially all of the assets of Goedeker Television through our subsidiary Goedeker, which now operates the prior business of Goedeker Television, a Missouri corporation founded in 1951. Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods.

Through our structure, we plan to offer investors an opportunity to participate in the ownership and growth of a portfolio of businesses that traditionally have been owned and managed by private equity firms, private individuals or families, financial institutions or large conglomerates. We believe that our management and acquisition strategies will allow us to achieve our goals to begin making and growing regular monthly distributions to our common shareholders and increasing common shareholder value over time.

We seek to acquire controlling interests in small businesses that we believe operate in industries with long-term macroeconomic growth opportunities, and that have positive and stable earnings and cash flows, face minimal threats of technological or competitive obsolescence and have strong management teams largely in place. We believe that private company operators and corporate parents looking to sell their businesses will consider us to be an attractive purchaser of their businesses. We intend to make these future businesses our majority-owned subsidiaries and intend to actively manage and grow such businesses. We expect to improve our businesses over the long term through organic growth opportunities, add-on acquisitions and operational improvements.

Market Opportunity

We seek to acquire and manage small businesses, which we characterize as those that have an enterprise value of less than $50 million. We believe that the merger and acquisition market for small businesses is highly fragmented and provides significant opportunities to purchase businesses at attractive prices. For example, according to GF Data, platform acquisitions with enterprise values greater than $50.0 million commanded valuation premiums 30% higher than platform acquisitions with enterprise values less than $50.0 million (8.2x trailing twelve month adjusted EBITDA versus 6.3x trailing twelve month adjusted EBITDA, respectively).

We believe that the following factors contribute to lower acquisition multiples for small businesses:

•	there are typically fewer potential acquirers for these businesses;

•	third-party financing generally is less available for these acquisitions;

•	sellers of these businesses may consider non-economic factors, such as continuing board membership or the effect of the sale on their employees; and

•	these businesses are generally less frequently sold pursuant to an auction process.

We believe that our management team’s strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities offers us substantial opportunities to purchase small businesses. See “Our Manager—Key Personnel of our Manager” for more information about our management team.

We also believe that significant opportunities exist to improve the performance of the businesses upon their acquisition. In the past, our manager has acquired businesses that are often formerly owned by seasoned entrepreneurs or large corporate parents. In these cases, our manager has frequently found that there have been opportunities to further build upon the management teams of acquired businesses. In addition, our manager has frequently found that financial reporting and management information systems of acquired businesses may be improved, both of which can lead to substantial improvements in earnings and cash flow. Finally, because these businesses tend to be too small to have their own corporate development efforts, we believe opportunities exist to assist these businesses in meaningful ways as they pursue organic or external growth strategies that were often not pursued by their previous owners.

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Our Strategy

Our long-term goals are to begin making and growing monthly distributions to our common shareholders and to increase common shareholder value over the long-term. We acquired Neese and all of the assets of Goedeker Television primarily so that we can achieve a base of cash flow to build our company and begin making and growing monthly distributions to our common shareholders. We believe that these acquisitions will help us achieve our long-term goals.

We plan to continue focusing on acquiring other businesses. Therefore, we intend to continue to identify, perform due diligence on, negotiate and consummate platform acquisitions of small businesses in attractive industry sectors.

Unlike buyers of small businesses that rely on significant leverage to consummate acquisitions (as demonstrated by the data below), we plan to limit the use of third party (i.e., external) acquisition leverage so that our debt will not exceed the market value of the assets we acquire and so that our debt to EBITDA ratio will not exceed 1.25x to 1 for our operating subsidiaries. We believe that limiting leverage in this manner will avoid the imposition on stringent lender controls on our operations that would otherwise potentially hamper the growth of our operating subsidiaries and otherwise harm our business even during times when we have positive operating cash flows. Additionally, in our experience, leverage rarely leads to “break-out” returns and often creates negative return outcomes that are not correlated with the profitability of the business.

Source: GF Data M&A Report (May 2019)

Source: GF Data Leverage Report (May 2019)

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Management Strategy

Our management strategy involves the identification, performance of due diligence, negotiation and consummation of acquisitions. After acquiring businesses, we will attempt to grow the businesses both organically and through add-on or bolt-on acquisitions. Add-on or bolt-on acquisitions are acquisitions by a company of other companies in the same industry. Following the acquisition of companies, we will seek to grow the earnings and cash flow of acquired companies and, in turn, begin making and growing regular monthly distributions to our common shareholders and to increase common shareholder value over time. We believe we can increase the cash flows of our businesses by applying our intellectual capital to improve and grow our future businesses.

We will seek to acquire and manage small businesses. We believe that the merger and acquisition market for small businesses is highly fragmented and provides opportunities to purchase businesses at attractive prices. We believe we will be able to acquire small businesses for multiples ranging from three to six times EBITDA. We also believe, and our manager has historically found, that significant opportunities exist to improve the performance of these businesses upon their acquisition.

In general, our manager will oversee and support the management team of our future platform businesses by, among other things:

•	recruiting and retaining managers to operate our future businesses by using structured incentive compensation programs, including minority equity ownership, tailored to each business;

•	regularly monitoring financial and operational performance, instilling consistent financial discipline, and supporting management in the development and implementation of information systems;

•	assisting the management teams of our future businesses in their analysis and pursuit of prudent organic growth strategies

•	identifying and working with future business management teams to execute on attractive external growth and acquisition opportunities;

•	identifying and executing operational improvements and integration opportunities that will lead to lower operating costs and operational optimization;

•	providing the management teams of our future businesses the opportunity to leverage our experience and expertise to develop and implement business and operational strategies; and

•	forming strong subsidiary level boards of directors to supplement management teams in their development and implementation of strategic goals and objectives.

We also believe that our long-term perspective provides us with certain additional advantages, including the ability to:

•	recruit and develop management teams for our future businesses that are familiar with the industries in which our future businesses operate;

•	focus on developing and implementing business and operational strategies to build and sustain shareholder value over the long term;

•	create sector-specific businesses enabling us to take advantage of vertical and horizontal acquisition opportunities within a given sector;

•	achieve exposure in certain industries in order to create opportunities for future acquisitions; and

•	develop and maintain long-term collaborative relationships with customers and suppliers.

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We intend to continually increase our intellectual capital as we operate our businesses and acquire new businesses and as our manager identifies and recruits qualified operating partners and managers for our businesses.

Acquisition Strategy

Our acquisition strategies involve the acquisition of small businesses in various industries that we expect will produce positive and stable earnings and cash flow, as well as achieve attractive returns on our invested capital. In this respect, we expect to make acquisitions in industries wherein we believe an acquisition presents an attractive opportunity from the perspective of both (i) return on assets or equity and (ii) an easily identifiable path for growing the acquired businesses. We believe that attractive opportunities will increasingly present themselves as private sector owners seek to monetize their interests in longstanding and privately-held businesses and large corporate parents seek to dispose of their “non-core” operations.

We believe that the greatest opportunities for generating consistently positive annual returns and, ultimately, residual returns on capital invested in acquisitions will result from targeting capital light businesses operating in niche geographical markets with a clearly identifiable competitive advantage within the following industries: business services, consumer services, consumer products, consumable industrial products, industrial services, niche light manufacturing, distribution, alternative/specialty finance and in select cases, specialty retail. While we believe that the professional experience of our management team within the industries identified above will offer the greatest number of acquisition opportunities, we will not eschew opportunities if a business enjoys an inarguable moat around its products and services in an industry which our management team may have less familiarity.

From a financial perspective, we expect to make acquisitions of small businesses that are stable, have minimal bad debt, and strong accounts receivable. In addition, we expect to acquire companies that have been able to generate positive pro forma cash available for distribution for a minimum of three years prior to acquisition. Our previous acquisitions of Neese and Goedeker met these acquisition criteria.

We expect to benefit from our manager’s ability to identify diverse acquisition opportunities in a variety of industries. In addition, we intend to rely upon our management teams’ experience and expertise in researching and valuing prospective target businesses, as well as negotiating the ultimate acquisition of such target businesses. In particular, because there may be a lack of information available about these target businesses, which may make it more difficult to understand or appropriately value such target businesses, we expect our manager will:

•	engage in a substantial level of internal and third-party due diligence;

•	critically evaluate the management team;

•	identify and assess any financial and operational strengths and weaknesses of any target business;

•	analyze comparable businesses to assess financial and operational performances relative to industry competitors;

•	actively research and evaluate information on the relevant industry; and

•	thoroughly negotiate appropriate terms and conditions of any acquisition.

We expect the process of acquiring new businesses to be time-consuming and complex. Our manager has historically taken from 2 to 24 months to perform due diligence on, negotiate and close acquisitions. Although we expect our manager to be at various stages of evaluating several transactions at any given time, there may be significant periods of time during which it does not recommend any new acquisitions to us.

Upon an acquisition of a new business, we intend to rely on our manager’s experience and expertise to work efficiently and effectively with the management of the new business to jointly develop and execute a business plan.

While we will primarily seek to acquire controlling interests in a business, we may also acquire non-control or minority equity positions in businesses where we believe it is consistent with our long-term strategy.

As discussed in more detail below, we intend to raise capital for additional acquisitions primarily through debt financing, primarily at our operating company level, additional equity offerings by our company, the sale of all or a part of our businesses or by undertaking a combination of any of the above.

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Our primary corporate purpose is to own, operate and grow our operating businesses.  However, in addition to acquiring businesses, we expect to sell businesses that we own from time to time. Our decision to sell a business will be based upon financial, operating and other considerations rather than a plan to complete a sale of a business within any specific time frame.  We may also decide to own and operate some or all of our businesses in perpetuity if our board believes that it makes sense to do so. Upon the sale of a business, we may use the resulting proceeds to retire debt or retain proceeds for future acquisitions or general corporate purposes. Generally, we do not expect to make special distributions at the time of a sale of one of our businesses; instead, we expect that we will seek to gradually increase monthly common shareholder distributions over time.

There are several risks associated with our acquisition strategy, including the following risks, which are described more fully in “Risk Factors—Risks Related to Our Business and Structure”:

•	we may not be able to successfully fund future acquisitions of new businesses due to the unavailability of debt or equity financing on acceptable terms, which could impede the implementation of our acquisition strategy;

•	we may experience difficulty as we evaluate, acquire and integrate businesses that we may acquire, which could result in drains on our resources, including the attention of our management, and disruptions of our on-going business;

•	we face competition for businesses that fit our acquisition strategy and, therefore, we may have to acquire targets at sub-optimal prices or, alternatively, forego certain acquisition opportunities; and

•	we may change our management and acquisition strategies without the consent of our shareholders, which may result in a determination by us to pursue riskier business activities.

Strategic Advantages

Based on the experience of our manager and its ability to identify and negotiate acquisitions, we expect to be strongly positioned to acquire additional businesses. Our manager has strong relationships with business brokers, investment and commercial bankers, accountants, attorneys and other potential sources of acquisition opportunities. In negotiating these acquisitions, we believe our manager will be able to successfully navigate complex situations surrounding acquisitions, including corporate spin-offs, transitions of family-owned businesses, management buy-outs and reorganizations.

We expect that the flexibility, creativity, experience and expertise of our manager in structuring transactions will provide us with strategic advantages by allowing us to consider non-traditional and complex transactions tailored to fit a specific acquisition target.

Our manager also has a large network of deal intermediaries who we expect to expose us to potential acquisitions. Through this network, we expect to have a substantial pipeline of potential acquisition targets. Our manager also has a well-established network of contacts, including professional managers, attorneys, accountants and other third-party consultants and advisors, who may be available to assist us in the performance of due diligence and the negotiation of acquisitions, as well as the management and operation of our businesses once acquired.

Valuation and Due Diligence

When evaluating businesses or assets for acquisition, we will perform a rigorous due diligence and financial evaluation process. In doing so, we will seek to evaluate the operations of the target business as well as the outlook for the industry in which the target business operates. While valuation of a business is, by definition, a subjective process, we will be defining valuations under a variety of analyses, including:

•	discounted cash flow analyses;

•	evaluation of trading values of comparable companies;

•	expected value matrices;

•	assessment of competitor, supplier and customer environments; and

•	examination of recent/precedent transactions.

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One outcome of this process is an effort to project the expected cash flows from the target business as accurately as possible. A further outcome is an understanding of the types and levels of risk associated with those projections. While future performance and projections are always uncertain, we believe that our detailed due diligence review process allows us to more accurately estimate future cash flows and more effectively evaluate the prospects for operating the business in the future. To assist us in identifying material risks and validating key assumptions in our financial and operational analysis, in addition to our own analysis, we intend to engage third-party experts to review key risk areas, including legal, tax, regulatory, accounting, insurance and environmental. We may also engage technical, operational or industry consultants, as necessary.

A further critical component of the evaluation of potential target businesses will be the assessment of the capability of the existing management team, including recent performance, expertise, experience, culture and incentives to perform. Where necessary, and consistent with our management strategy, we will actively seek to augment, supplement or replace existing members of management who we believe are not likely to execute the business plan for the target business. Similarly, we will analyze and evaluate the financial and operational information systems of target businesses and, where necessary, we will actively seek to enhance and improve those existing systems that are deemed to be inadequate or insufficient to support our business plan for the target business.

Financing

We will finance future acquisitions primarily through additional equity and debt financings. We believe that having the ability to finance most, if not all, acquisitions with the general capital resources raised by our company, rather than financing relating to the acquisition of individual businesses, provides us with an advantage in acquiring attractive businesses by minimizing delay and closing conditions that are often related to acquisition-specific financings. In this respect, we believe that, at some point in the future, we may need to pursue additional debt or equity financings, or offer equity in our company or target businesses to the sellers of such target businesses, in order to fund acquisitions.

Our Competitive Advantages

We believe that our manager’s collective investment experience and approach to executing our investment strategy provide our company with several competitive advantages. These competitive advantages, certain of which are discussed below, have enabled our management to generate very attractive risk- adjusted returns for investors in their predecessor firms.

Robust Network. Through their activities with their predecessor firms and their comprehensive marketing capabilities, we believe that the management team of our manager has established a “top of mind” position among investment bankers and business brokers targeting small businesses. By employing an institutionalized, multi-platform marketing strategy, we believe our manager has established a robust national network of personal relationships with intermediaries, seasoned operating executives, entrepreneurs and managers, thereby firmly establishing our company’s presence and credibility in the small business market. In contrast to many other buyers of and investors in small businesses, we believe that we can buy businesses at value-oriented multiples and through our asset management activities with a group of professional, experienced and talented operating partners, create appreciable value. We believe our experience, track record and consistent execution of our marketing and investment activities will allow us to maintain a leadership position as the preferred partner for today’s small business market.

Disciplined Deal Sourcing. We employ an institutionalized, multi-platform approach to sourcing new acquisition opportunities. Our deal sourcing efforts include leveraging relationships with more than 3,000 qualified deal sources through regular calling, mail and e-mail campaigns, assignment of regional marketing responsibilities, in-person visits and high-profile sponsorship of important conferences and industry events. We supplement these activities by retaining selected intermediary firms to conduct targeted searches for opportunities in specific categories on an opportunistic basis. As a result of the significant time and effort spent on these activities, we believe we established close relationships and unique “top of mind” awareness with many of the most productive intermediary sources for small business acquisition opportunities in the United States. While reinforcing our market leadership, this capability enables us to generate a large number of attractive acquisition opportunities.

Differentiated Acquisition Capabilities in the Small Business Market. We deploy a differentiated approach to acquiring businesses in the small business market. Our management concentrates their efforts on mature companies with sustainable value propositions, which can be supported by our resources and institutional expertise. Our evaluation of acquisition opportunities typically involves significant input from a seasoned operating partner with relevant experience, which we believe enhances both our diligence and ongoing monitoring capabilities. In addition, we approach every acquisition opportunity with creative structures, which we believe enables us to engineer mutually attractive scenarios for sellers, whereas competing buyers may be limited by their rigid structural requirements. We believe our commitment to conservative capital structures and valuation will enhance each acquired operating subsidiary’s ability to deliver consistent levels of cash available for distribution, while additionally supporting reinvestment for growth.

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Value Proposition for Business Owners. We employ a creative, flexible approach by tailoring each acquisition structure to meet the specific liquidity needs and certain qualitative objectives of the target’s owners and management team. In addition to serving as an exit pathway for sellers, we seek to align our interests with the sellers by enabling them to retain and/or earn (through incentive compensation) a substantial economic interest in their businesses following the acquisition and by typically allowing the incumbent management team to retain operating control of the acquired operating subsidiary on a day-to-day basis. We believe that our company is an appealing buyer for small business owners and managers due to our track record of capitalizing portfolio companies conservatively, enhancing our ability to execute on its strategic initiatives and adding equity value. As a result, we believe business owners and managers will find our company to be a dynamic, value-added buyer that brings considerable resources to achieve their strategic, capital and operating needs, resulting in substantial value creation for the operating subsidiary.

Operating Partner. Our manager has consistently worked with a strong network of seasoned operating partners - former entrepreneurs and executives with extensive experience building, managing and optimizing successful small businesses across a range of industries. We believe that our operating partner model will enable our company to make a significant improvement in the operating subsidiary, as compared to other buyers, such as traditional private equity firms, which rely principally upon investment professionals to make acquisition/investment and monitoring decisions regarding not only the business, financial and legal due diligence aspects of a business but also the more operational aspects including industry dynamics, management strength and strategic growth initiatives. We typically engage an operating partner soon after identifying a target business for acquisition, enhancing our acquisition judgment and building the acquisition team’s relationship with the subsidiary’s management team. Operating partners usually serve as a member of the board of directors of an operating subsidiary and spend two to four days per month working with the subsidiary’s management team. We leverage the operating partner’s extensive experience to build the management team, improve operations and assist with strategic growth initiatives, resulting in value creation.

Small Business Market Experience. We believe the history and experience of our manager’s partnering with companies in the small business market allows us to identify highly attractive acquisition opportunities and add significant value to our operating subsidiaries. Our manager’s investment experience in the small business market prior to forming our company has further contributed to our institutional expertise in the acquisition, strategic and operational decisions critical to the long-term success of small businesses. Since 2000, the management team of our manager has collectively been presented with several thousand investment opportunities and actively worked with more than 30 small businesses on all facets of their strategy, development and operations, which we have successfully translated into unique, institutionalized capabilities directed towards creating value in small businesses.

Intellectual Property

Our manager owns certain intellectual property relating to the term “1847.” Our manager has granted our company a license to use the term “1847” in its business.

Employees

As of the date of this offering circular, the only full-time employee at the holding company, 1847 Holdings LLC, is Ellery W. Roberts, our Chairman, Chief Executive Officer, President and Chief Financial Officer.

Neese Business

On March 3, 2017, we completed the acquisition of Neese. Headquartered in Grand Junction, Iowa and founded in 1991, Neese is an established business specializing in providing a wide range of land application services and selling equipment and parts, primarily to the agricultural industry, but also to the construction and lawn and garden industries. Neese’s revenue mix is composed of waste disposal and a variety of agricultural services, wholesaling of agricultural equipment and parts, local trucking services, various shop services, and other products and services. Services to the local agricultural and farming communities include manure spreading, land rolling, bin whipping, cleaning of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and others.

Neese carries high-quality farm and ranch equipment from prominent manufacturers, including Buhler Versatile Tractors, Harvest International, Nuhn Industries Ltd., Twinstar, Fantini, Loftness, Roto-Grind, Sage Oil Vac, Dixie Chopper, and many others.

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Products and Services

Waste Disposal and Land Application Services

Neese’s largest revenue source is providing waste disposal and land application services, primarily for the agricultural industry, and to a lesser extent, industrial and municipal customers. Services to the local agricultural and farming communities include manure spreading and land rolling. Neese also has a fleet of trucks that haul products for a variety of customers. Service revenues accounted for approximately 63.2% and 62.2% of Neese’s total revenues for the years ended December 31, 2018 and 2017, respectively. For the six months ended June 30, 2019 and 2018, service revenues accounted for 64.5% and 74.3%, respectively, of total revenues.

Equipment and Parts Sales

Neese sells a wide range of farm and agricultural equipment. Some of the major brands offered include, but are not limited to, the following:

•	Versatile Tractors, which have a heavy frame and powerful Cummins QSX 15-liter engine that are hard working with the lugging power to pull pans and clear land;

•	Harvest International, which is a leading manufacturer of grain augers and grain handling equipment;

•	Nuhn Industries Ltd., which is a leading manufacturer of liquid manure spreaders, liquid manure agitators, liquid manure pumps, and manure hauling equipment;

•	Twinstar Basket rakes, which are designed to produce the highest quality hay;

•	Fantini, which is a leading company in the production of corn and sunflower headers;

•	Loftness crop shredders and grain baggers;

•	Roto-Grind grain handling and storage equipment;

•	Dixie Chopper, marketed as the world’s fastest lawnmower; and

•	Sage Oil Vac’s innovative, alternative fluid handling systems.

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Other Products and Services

Neese provides a variety of services to the local agricultural and farming communities, including bin whipping, cleaning all types of bulk storage bins and silos, equipment rental, trucking, vacuuming, building erection, and other services.

Pricing

Neese prices its products and services at what the market will bear. Pricing is generally determined by product and service mix, supply and demand, wholesale prices on equipment/parts, competitive forces, and other factors.

Supplier Relationships

Neese employs a variety of suppliers with two suppliers representing 10% or more of our total purchases. Neese maintains close relationships with its suppliers. Neese’s key vendors and suppliers are listed in the table below.

Supplier	Relationship Established (Year)	Product or Service Supplied	Total Purchases (2018)	Total Purchases (2017)	Percent of 2018 Purchases
Nuhn Industries	2002	Agricultural Equipment	$942,611	$955,775	21.4%
Quick Oil Co.	1993	Fuel	662,001	684,106	15.3%
Wellmark	2004	Health insurance	239,700	228,471	5.5%
ComData	2009	Fuel purchases	160,876	137,278	3.7%
Auto owners ins.	1993	Company insurance	154,282	190,702	1.5%
Meyer Mfg	1993	Agricultural Equipment	128,706	133,336	3.0%
Dixie Chopper	2000	Mowers	86,359	170,765	2.0%
Buhler Versatile	2008	Tractors	42,578	155,080	1.0%

Products are purchased from these suppliers on an at-will basis. Such manufacturers could discontinue sales to Neese at any time or upon short notice. If any of these suppliers discontinued selling or were unable to continue selling to Neese, there could be a material adverse effect on our business and results of operations.

Relationships with suppliers are subject to change from time to time. Changes in Neese’s relationships with suppliers occur periodically, and could positively or negatively impact our net sales and operating profits. Please see “Risk Factors—Risks Related to the Business of Neese—We depend upon manufacturers who may be unable to provide products of adequate quality or who may be unwilling to continue to supply products to us.” However, we believe that we can be successful in mitigating negative effects resulting from unfavorable changes in the relationships between Neese and its suppliers through, among other things, the development of new or expanded supplier relationships.

Sales and Marketing

Neese relies primarily on the following methods to generate new business:

•	one inside salesperson;

•	the founders’ business development efforts;

•	a corporate website: www.neeseinc.com;

•	advertising in local/regional trade publications and newspapers;

•	attending agricultural trade shows; and

•	customer referrals.

We believe that Neese’s growth to date is also the result of the creation and maintenance of an excellent reputation with numerous farms and other players throughout the agricultural community of central Iowa. In addition, we believe that the founders have been instrumental in building the account base through extensive industry experience and product knowledge. Neese has a firm commitment to product quality and timely delivery, and customer satisfaction.

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Customers and Markets

Neese currently serves approximately 700 active accounts. The end user market is the agricultural industry (livestock and crop production markets). Neese also performs work for and sells to industrial and municipal customers. The general service area is within a 60-mile radius of Neese’s headquarters in Grand Junction, Iowa.

We believe that Neese’s established customer base is a strong asset that contributes to its stability and presents opportunities for sales growth. Neese has a diversified customer base without reliance on several large customers. For the year ended December 31, 2018, one customer accounted for more than 10% of sales, and the next largest customer accounted for 4.3% of sales.

Competition

According to the Farm & Garden Equipment Wholesalers Industry Profile published by First Research, Inc. (June 2017), the U.S. farm and garden equipment wholesalers industry includes about 7,800 establishments (single-location companies and units of multi-location companies) with combined annual revenue of about $90 billion. This industry includes manufacturers’ wholesale sales branches as well as retail dealers in farm equipment, which are grouped with wholesalers because their products are sold primarily for business use rather than personal or household use. Large distributors have few economies of scale but can offer customers a wider range of products. Small distributors can compete successfully by holding exclusive territory rights to popular products. According to the Farm & Garden Equipment Wholesalers Industry Profile, the U.S. industry is fragmented, with the 50 largest companies generating about 40% of revenue, and no major companies dominate.

Neese competes with numerous companies that offer similar products and/or services. We believe that Neese’s primary competitive advantage is its decades-long, superior reputation for high quality products, service, reliability and stability, and safety record. Additionally, Neese is located in central Iowa, a strategic location due to its proximity to the State’s agricultural industry and its easy access to Interstate 35.

Competitive Strengths

Based on our management’s belief and experience in the industry, we believe that the following competitive strengths enable Neese to compete effectively.

•	Name and reputation: We believe that Neese enjoys a long-standing (25-year) reputation for its focus on offering a full line of new and used farm equipment and parts, and providing superior waste hauling, land application, and other services with competitive pricing and superior customer service.

•	Strong customer relationships: We believe that Neese has strong ties to hundreds of agricultural, industrial, and municipal organizations throughout its marketplace.

•	Highly trained and professional staff: We believe that Neese’s personnel are its most important asset. Neese employs dedicated and highly skilled professionals who have extensive industry experience. In order to ensure customers receive the most efficient and cost-effective service, Neese provides continuous safety and management training to its dedicated team of professionals.

Growth Strategies

We will strive to grow Neese’s business by pursuing the following growth strategies.

•	Expansion of product and service lines. Neese plans to continue expanding its product and service lines based on management’s assessment of customer needs.

•	Expansion of trucking services. Neese has increased its trucking business with a fleet of 14 trucks that it owns. The trucking business increases revenue during times when waste hauling is not as busy.

•	Increased sales and marketing. Neese also plans to continue spending additional resources on sales and marketing personnel and strategies in order to secure new client accounts.

•	Projected industry growth. Neese also plans to capitalize on projected industry growth. According to the Farm & Garden Equipment Wholesalers Industry Profile published by First Research, Inc. (March 2016), domestic demand for U.S. farm machinery and equipment, an indicator for wholesalers, is forecast to grow at an annual compounded rate of 5% between 2016 and 2020.

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Intellectual Property

We do not own or license any material intellectual property in connection with the operation of Neese.

Employees

As of June 30, 2019, Neese employed 30 full-time employees, as depicted in the table below.

Department/Function	Employees
Management	2
Office Employees	3
Truck Drivers	8
Mechanics	3
General Labor	8
Sales	1
Product Supervisors	5
TOTALS	30

None of Neese’s employees are represented by labor unions, and Neese believes that it has an excellent relationship with its employees.

Regulation

Neese is subject to a wide variety of laws and regulations, which historically have not had a material effect on our business. For example, most of the products sold and service provided are regulated by a host of state and federal agencies, including, one or more of the following: the Environmental Protection Agency, the Iowa Department of Natural Resources and the Consumer Products Safety Commission. Since we are a wholesaler (and not a manufacturer) of these products, responsibility for compliance generally falls upon the manufacturer. Neese is required to hold a commercial manure handler license which requires an annual training program.

Goedeker Business

On April 5, 2019, we completed the acquisition of substantially all of the assets of Goedeker Television through our subsidiary Goedeker, which now operates the prior business of Goedeker Television, a Missouri corporation founded in 1951. See “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Recent Developments” for more details regarding this acquisition.

Headquartered in St. Louis, Missouri, Goedeker is a one-stop e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. Goedeker has evolved from a local brick and mortar operation serving the St. Louis metro area to a large nationwide omnichannel retailer. While Goedeker still maintains its St. Louis showroom, over 90% of sales are placed through its website at www.goedekers.com. Goedeker offers over 500,000 SKUs organized by category and product features, providing visitors to the site an easy to navigate shopping experience.

Through its e-commerce business model, Goedeker offers a one-stop online marketplace for consumers looking for variety, style, service and value when shopping for nearly any home product need. Goedeker is focused on bringing its customers an experience that is at the forefront of shopping online for the home. Goedeker has built a large online selection of appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods. It is able to offer this vast selection of products because it holds minimal inventory. Goedeker specializes in the home category and this has enabled it to build a shopping experience and logistics infrastructure that is tailored to the unique characteristics of its market.

The delivery experience and overall customer service that Goedeker offers its shoppers are central to its business. Goedeker purchases inventory only after a sale has been made through its website. This allows Goedeker to tightly manage its inventory and warehouse space while still providing customers quick delivery times and control over the entire process. About 90% of appliances flow through Goedeker’s warehouse while almost all furniture is drop shipped to the customer. All inventory is managed with a barcode system and is automatically tracked through Goedeker’s Microsoft Dynamics GP ERP system.

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Products

Appliances

The appliance category is Goedeker’s largest revenue source, with a long history of selling these products and serving the distinct needs of consumers looking to replace or add to their home appliances. Goedeker offers roughly 26,000 appliance SKUs from all mainline original equipment manufacturers, including refrigerators, stoves, ovens, dishwashers, microwaves, washers and dryers. Sales of appliances accounted for approximately 76.14% and 73.67% of revenues for the years ended December 31, 2018 and 2017, respectively.

Furniture

Goedeker began selling furniture online in 2015 and currently offers approximately 400,000 SKUs from over 450 furniture vendors. Furniture is the second largest product category. The organization of product by type and characteristics makes for a rich and pleasurable shopping experience in a complicated product category. Sales of furniture accounted for approximately 19.20% and 21.53% of revenues for the years ended December 31, 2018 and 2017, respectively.

Other Products

Goedeker offers a broad assortment of products in the décor, bed & bath, lighting, outdoor living and electronics categories. While these are not individually high-volume categories, they complement the appliance and furniture categories to produce a one-stop home goods offering for customers. Other sales accounted for approximately 4.66% and 4.81% of revenues for the years ended December 31, 2018 and 2017, respectively.

Pricing

We believe that Goedeker’s pricing model is one of its largest competitive differentiators, and strives to be the low price in the market. Goedeker’s team tracks pricing daily on more than 20,000 appliance SKUs, comparing prices withal major online competitors. Adjustments are made daily to ensure Goedeker has the low-price option in the market and is best positioned to convert customers once they arrive at Goedeker.

Vendor/Supplier Relationships

Goedeker offers more than 1,000 vendors and over 500,000 SKUs available for purchase through www.goedekers.com. This depth of vendor relationships gives consumers numerous options in all product categories resulting in a true one-stop shopping destination. Goedeker’s key vendors and suppliers are listed in the table below.

Supplier	Total Purchases (2017)	Total Purchases (2018)	Percent of Purchases (2018)
Whirlpool	$6,362,378	$19,812,400	33.0%
Electrolux	3,005,423	2,647,100	4.4%
General Electric	16,476,871	4,214,400	7.0%
Bosche	2,537,879	3,671,200	6.1%
Samsung	1,454,289	3,479,000	5.8%

Products are purchased from these suppliers on an at-will basis. Relationships with suppliers are subject to change from time to time. Changes in Goedeker’s relationships with suppliers occur periodically, and could positively or negatively impact its net sales and operating profits. Please see “Risk Factors—Risks Related to the Business of Goedeker.” However, we believe that Goedeker can be successful in mitigating negative effects resulting from unfavorable changes in the relationships between Goedeker and its suppliers through, among other things, the development of new or expanded supplier relationships.

Sales and Marketing

Email

Goedeker leverages its extensive data base of approximately 186,000 past and potential opt in customers with email marketing to produce targeted messaging at a mass level. The marketing team produces three new email messages per week, utilizing in-house graphic design, copy and editing resources. The messaging ranges from themes such as seasonal, category and product messaging to a simple thank you note shortly after a purchase is made. Not all people in the data base receive all emails, but roughly 1/3 of them will receive at least one e-mail per week. The messaging is targeted based on past order activity, order frequency, customer preferences of product or category and shopping cart abandonment.

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As an incentive for opting into Goedeker’s mailing list, it provides customers with a $20 discount coupon on orders of $850 or more. Because a vast majority of new subscribers are one step away from making a purchase, Goedeker has been successful with this promotion in converting “browsers” to “buyers.”

Social Media

Goedeker has utilized social media sparingly to drive traffic and build brand awareness, primarily through Facebook, Instagram and Twitter. Goedeker believes that there is great potential with social media as a brand-building tool, but has been reluctant to increase spending in this area as the marketing focus has been on conversions and sales over brand. However, Goedeker anticipates that social media will become a growing focus for its marketing spend.

Affiliate Marketing

Goedeker has invested in affiliate marketing in the past, but has since scaled back this effort. Certain states have been targeting online companies and charging sales tax on sales passed through by affiliate residents of such state. Goedeker found that the administrative burden and tax impact of revenue generated by many of the affiliates outweighed the benefits. As of the date of this offering circular, Goedeker has only one affiliate marketing relationship remaining.

Customers and Markets

Goedeker has an extensive data base of approximately 186,000 past and potential opt in customers. Goedeker caters to highly educated, mature individuals with disposable income. The average shopper is between 40 and 60 years old, lived in a single-family domicile and is a home owner. Approximately one-half of Goedeker’s clientele has an annual income in excess of $100,000, which allows them to take advantage of Goedeker’s premium product offerings.

Competition

Goedeker competes with numerous companies that offer similar products. We believe that Goedker’s primary competitive advantage is its decades-long, superior reputation for high quality products, service, and reliability.

Appliances

The U.S. appliance market in general is highly fragmented with thousands of local and regional retailers competing for share in what has historically been a high touch sale process with strict showroom requirements. Goedeker’s main competitors in the appliance market include Lowe’s, Home Depot, AJ Madison, Appliance Connection, and US Appliance.

While the broader consumer electronics category is fairly cyclical following general economic waves, the major appliance category is a very steady performer within this group. The shifting landscape to online sales in the segment is providing a significant market share capture and positioning opportunity for companies. Goedeker has and is continuing to capitalize on this market shift.

Furniture and Homewares

Although consolidation in the U.S. furniture and homeware market continues to progress, the industry is still relatively fragmented compared to other retail subsectors of similar market value. Goedeker’s main competitors in the furniture and homewares market include Wayfair and Ashley Home Stores.

Much like the appliance market, the shifting landscape to online sales in the segment is providing a significant market share capture and positioning opportunity for companies, led by giants such as Wayfair and Amazon. Goedeker has and is continuing to capitalize on this market shift.

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Competitive Strengths

Based on management’s belief and experience in the industry, we believe that the following competitive strengths enable Goedeker to compete effectively.

•	Name and reputation: We believe that Goedeker enjoys a long-standing (50+ years) reputation for its focus on offering a full line of appliances and other home furnishings with competitive pricing and superior customer service.

•	Strong customer relationships: Goedeker caters to the committed shopper who is interested in purchasing top-of-the-line appliances, furniture and other home goods at low prices. We believe that these customers value Goedeker’s dedication to providing outstanding customer service and repeatedly use Goedeker for their home product needs.

•	Highly trained and professional staff: We believe that Goedeker’s personnel are its most important asset. Goedeker has an internal sales support team of five personnel who are trained to educate and support customers when selecting and buying products. Approximately 40% of customer orders consist of a phone conversation with a Goedeker sales team member which becomes a differentiator when competing with online only companies.

Growth Strategies

We will strive to grow Goedeker’s business by pursuing the following growth strategies.

•	Expand in the commercial market. Goedeker has directed all marketing efforts toward the consumer. With remodels and new home construction, there is opportunity to market to home builders, contractors and interior designers who are making or influencing the purchasing decision for many consumers. We believe that Goedeker’s low price business model would be received well by this market, creating substantial revenue opportunities and more repeat business.

•	Ride the wave of online retail. Online retail has grown significantly in the past few years. As this market evolves, we expect that consumers will become even more comfortable with large online purchasers like major appliances. We believe that Goedeker is well positioned to naturally benefit from the growth in online retail.

•	Expand category management. Goedeker has expanded from online appliances to furniture and other categories while maintaining management headcount. Management feels that committing dedicated resources to each category and building them out in business unit fashion will not only drive revenue but increase and stabilize margins.

•	Warehouse expansion. Goedeker is operating from a converted retail space with confined square footage. With additional warehouse operations, Goedeker could take advantage of buying opportunities and capture time-sensitive customers more frequently.

•	Open on Sundays. Goedeker’s store, customer support and warehouse operations have traditionally been closed on Sundays. We intend to begin opening operations on this busy shopping day which we expect to generate additional sales.

Intellectual Property

Goedeker has several domain names, including for its www.goedekers.com website. It does not own or license any other material intellectual property in connection with the operation of Goedeker.

Employees

As of June 30, 2019, Goedeker employed 85 full-time employees.

Department/Function	Employees
Accounting/Finance	13
Sales and Marketing	20
Customer Service	11
Human Resources	1
Information Technology	13
Product Data Management	8
Purchasing	5
Warehouse	14
TOTALS	85

None of Goedeker’s employees are represented by labor unions, and we believe that it has an excellent relationship with its employees.

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Regulation

Goedeker’s business is subject a variety of laws and regulations applicable to companies conducting business on the Internet. Jurisdictions vary as to how, or whether, existing laws governing areas such as personal privacy and data security, consumer protection or sales and other taxes, among other areas, apply to the Internet and e-commerce, and these laws are continually evolving. For example, certain applicable privacy laws and regulations require Goedeker to provide customers with its policies on sharing information with third parties, and advance notice of any changes to these policies. Related laws may govern the manner in which Goedeker stores or transfers sensitive information or impose obligations on Goedeker in the event of a security breach or inadvertent disclosure of such information. Additionally, tax regulations in jurisdictions where Goedeker does not currently collect state or local taxes may subject it to the obligation to collect and remit such taxes, or to additional taxes, or to requirements intended to assist jurisdictions with their tax collection efforts. New legislation or regulation, the application of laws from jurisdictions whose laws do not currently apply to Goedeker’s business, or the application of existing laws and regulations to the Internet and e-commerce generally could result in significant additional taxes on Goedeker’s business. Further, Goedeker could be subject to fines or other payments for any past failures to comply with these requirements. The continued growth and demand for e-commerce is likely to result in more laws and regulations that impose additional compliance burdens on e-commerce companies.

Historic Management Consulting Business

Through 1847 Management, we previously operated a consulting and advisory services business focused on providing management consulting, finance, marketing, operational and strategic planning, relationship access, corporate development and merger and acquisition analysis services.

On September 15, 2013, our subsidiary, 1847 Management, acquired a 50% interest in each of PPI Management Group, LLC, or PPI Management, and Christals Management LLC, or Christals Management, from our Chief Executive Officer and controlling shareholder, Ellery W. Roberts. Each of PPI Management and Christals Management were management consulting and advisory firms. PPI Management acted as an advisor to PPI Acquisition Holdings, LLC, or PPI Acquisition, and its subsidiary, Pawn Plus, Inc., or Pawn Plus, and Christals Management acted as an advisor to Peekay Acquisition, LLC, or Peekay Acquisition, and its subsidiary Peekay Boutiques, Inc., or Peekay.

On December 31, 2012, PPI Management entered into an advisory agreement with PPI Acquisition. Under the advisory agreement, PPI Management was retained as a consultant to render management and consulting services to PPI Acquisition and its subsidiary, Pawn Plus. As compensation for the services provided by PPI Management, PPI Acquisition was required to pay PPI Management a fee equal to 5.75% of PPI Acquisition’s EBITDA, payable as follows: (i) 3.75% of EBITDA for any fiscal quarter is payable quarterly in advance and (ii) the difference between 5.75% of EBITDA for any fiscal year and the aggregate quarterly payments previously paid with respect to fiscal quarters in such fiscal year, payable yearly in arrears.

On March 1, 2016, PPI Acquisition entered into a strict foreclosure agreement with its secured lender, HD Special-Situations III, LP, or HD, pursuant to which HD foreclosed upon certain stock of Pawn Plus that was pledged to HD and HD thereby became the sole owner of Pawn Plus. On the same date, PPI Management entered into an assumption agreement with Pawn Plus pursuant to which Pawn Plus agreed to assume PPI Acquisition’s obligations under the advisory agreement with PPI Management to pay accrued management fees owed to PPI Management up to a cap of $120,000. PPI Management agreed that the accrued management fees in excess of $120,000 are forgiven and that no further fees were to accrue under the advisory agreement. In addition, PPI Management agreed that the payment of accrued management fees were subordinate to the payment by Pawn Plus of all of its obligations to HD.

On December 31, 2012, Christals Management and CP IV SPV, LLC, or CP IV, entered into an advisory agreement with Peekay Acquisition, pursuant to which each of Christals Management and CP IV, an entity that is not affiliated with Christals Management, our company, or Mr. Roberts, were retained to provide advisory services to Peekay Acquisition, Peekay, and its subsidiaries and affiliates. As compensation for the services provided by Christals Management, Peekay Acquisition paid Christals Management a one-time payment of $250,000 at the time the advisory agreement was entered into and was required to pay Christals Management an additional $250,000 for each fiscal year during the term.

On November 19, 2015, Christals Management entered into a termination agreement with Peekay Acquisition and CP IV, which terminates the advisory agreement effective as of the closing of Peekay’s public offering, which was later abandoned. After entering into the termination agreement with Peekay Acquisition, in order to accommodate Peekay Acquisition so that it could satisfy the requirements of its senior lender, Christals Management agreed that it would further postpone receipt of any remaining accrued fees or unreimbursed expenses through the date that Peekay Acquisition repays amounts owed to its senior lenders under its senior credit facility. During the year ending December 31, 2016, our company wrote off accrued fees in the amount of $100,000 due from Peekay Acquisition and Christals Management.

On October 3, 2017, our board decided to discontinue our management consulting operations in order to devote more time and resources to Neese and future acquisitions.

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OUR PROPERTY

Our principal office is located at 590 Madison Avenue, 21st Floor, New York, NY 10022. We entered into an office service agreement with Regus Management Group, LLC for use of office space at this location effective January 22, 2013. Under the agreement, in exchange for our right to use the office space at this location, we are required to pay a monthly fee of $479 (excluding taxes).

Neese is headquartered at 303 Division St. E., Grand Junction, Iowa 50107. Neese operates from one facility totaling 9,150-square feet on an eight-acre property. The layout consists of a 5,400-square foot wash bay and 3,750-square feet of shop and office space. Neese leases this facility pursuant to an agreement of lease entered into with K&A Holdings, LLC, which is owned by Neese’s founders, on March 3, 2017. The lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Goedeker is headquartered at 13850 Manchester Rd., St. Louis, Missouri 63011. Goedeker operates from one facility totaling 50,000 square feet, which houses its corporate headquarters, warehouse and showroom. Goedeker leases this facility pursuant to a lease agreement entered into with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker Television, on April 5, 2019. The lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

We believe that all our properties have been adequately maintained, are generally in good condition, and are suitable and adequate for our businesses.

LEGAL PROCEEDINGS

From time to time, we may become involved in various lawsuits and legal proceedings which arise in the ordinary course of business. However, litigation is subject to inherent uncertainties, and an adverse result in these or other matters may arise from time to time that may harm our business. We are currently not aware of any such legal proceedings or claims that we believe will have a material adverse effect on our business, financial condition or operating results.

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MANAGEMENT

Directors and Executive Officers

The following sets forth information about our directors and executive officers:

Name	Age	Position
Ellery W. Roberts	47	Chairman, Chief Executive Officer, President and Chief Financial Officer
Robert D. Barry	74	Director
Paul A. Froning	47	Director

Upon the initial closing of this offering, Mr. Roberts intends to resign and Chief Financial Officer and Mr. Barry will be appointed as our Chief Financial Officer.

Ellery W. Roberts. Mr. Roberts brings over 20 years of private equity investing experience to our company. Mr. Roberts has been the Chairman and Chief Executive Officer of our company since its inception on January 22, 2013. Mr. Roberts has also been a director of Western Capital Resources, Inc., a public company (WCRS), since May 2010 and of Peekay Boutiques, Inc. (PKAY) since December 31, 2014. In July 2011, Mr. Roberts formed The 1847 Companies LLC, a company that is no longer active, where he began investing his own personal capital and capital of high net worth individuals in select transactions. Through The 1847 Companies LLC, Mr. Roberts operated as a fundless sponsor, covering the costs associated with pursuing transactions and raising capital on the basis of his own personal investment. Prior to forming The 1847 Companies LLC, Mr. Roberts was the co-founder and was co-managing principal from October 2009 to June 2011 of RW Capital Partners LLC, the recipient of a “Green Light” letter from the U.S. Small Business Administration (SBA) permitting RW Capital Partners LLC to raise capital in pursuit of the SBA Small Business Investment Company license with the preliminary support of the SBA. Mr. Roberts was a founding member of Parallel Investment Partners, LP (formerly SKM Growth Investors, LP), or Parallel, a Dallas-based private equity fund focused on re-capitalizations, buyouts and growth capital investments in lower middle market companies throughout the United States. Mr. Roberts was responsible for approximately $400 million in invested capital across two funds. Also during his tenure with Parallel, Mr. Roberts sat on the boards of Environmental Lighting Concepts, Hat World Corporation, Senex Financial Corporation, Builders TradeSource Corporation, Action Sports, Weisman Discount Home Centers, Winnercom, Mealey’s Furniture, Regional Management Corporation, Marmalade Cafes, and Diesel Service and Supply (all of which are private companies). Prior to Parallel, Mr. Roberts was a Vice President with Lazard Group LLC (NYSE: LAZ), or Lazard, from July 1997 to December 2000. While at Lazard, he focused on and also gained experience in the home building, health care, retail, industrial and lodging sectors. Prior to joining Lazard in 1997, Mr. Roberts was a Senior Financial Analyst with Colony Capital, Inc. from July 1995 to June 1996, where he analyzed and executed transactions for Colony Investors II, L.P., a $625 million private equity fund. Prior to that, he was a Financial Analyst with the Corporate Finance Division of Smith Barney Inc. (now known as Morgan Stanley Smith Barney LLC) from January 1994 to June 1995 where he participated in a wide variety of investment banking activities. During his career Mr. Roberts has been directly involved with over $3 billion in direct private equity investments. Some of the more notable investments in which Mr. Roberts played a key role leading to returns driven by acquisitions in the small business market are (i) the recapitalization of Hat World Inc. in 2001, wherein the capital provided by SKM Growth Investors was utilized to acquire LIDS Inc. out of bankruptcy (after absorbing the LIDS stores, Hat World Inc. realized significant growth and ultimately was sold to Genesco Inc., a public entity (GCO), netting SKM a gross multiple of invested capital of 5.0x in 2004); (ii) the growth capital investment in Teavana Inc. in 2004, wherein the capital provided by SKM Growth Investors was utilized to facilitate the rapid expansion of Teavana Inc, ultimately leading to an IPO and ultimate sale subsequent to the IPO to Starbucks Inc., netting SKM Growth Investors a gross multiple of invested capital of 12.4x in 2013; and (iii) the recapitalization of Regional Management Corporation, or RMC, wherein the capital provided by Parallel was utilized to buy a majority of the equity interest in RMC and fund future growth. Subsequent to Parallel’s investment in RMC in 2007, the company realized significant growth in sales and EBITDA ultimately positioning RMC to execute a successful IPO and facilitated the eventual sale of Parallel’s interest in the company generating a gross multiple of invested capital of 4.6x in 2014. Mr. Roberts received his B.A. degree in English from Stanford University. Mr. Roberts was selected to serve on our board of directors due to his extensive senior management experience in the industry in which we operate, having served as founder or executive of various other management, investment and corporate advisory companies for over 15 years.

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Robert D. Barry. Mr. Barry has been a director of our company since January 2014. From April 2013 until August 2016, Mr. Barry was Chief Executive and Chief Financial Officer of Pawn Plus. Pawn Plus is a chain of five retail pawn stores in suburban Philadelphia and one pawn store in northeastern Ohio. Prior to joining Pawn Plus, from March 2007 to January 2013, Mr. Barry served as Executive Vice President and Chief Financial Officer of Regional Management Corp. (NYSE:RM), a consumer loan company based in Greenville, South Carolina. During February 2013 and March 2013, Mr. Barry worked as a project consultant for Regional Management. Prior to joining Regional Management, Mr. Barry was the Managing Member of AccessOne Mortgage Company, LLC in Raleigh, North Carolina from 1997 to 2007. During this time, he also served as part-time Chief Financial Officer for Patriot State Bank, in Fuquay-Varina, North Carolina, from March 2006 to March 2007 and Nuestro Banco, Raleigh, North Carolina, from July 2006 to March 2007. Prior to his time at AccessOne, Mr. Barry was Executive Vice President and Chief Financial Officer for Regional Acceptance Corporation (NASDAQ:REGA), a consumer finance company based in Greenville, North Carolina and prior to that he was a financial institutions partner in the Raleigh, North Carolina office of KPMG LLP. Mr. Barry is a Certified Public Accountant licensed in North Carolina and Georgia. Mr. Barry was selected to serve on our board of directors due to his years of relevant financial, industry and business expertise.

Paul A. Froning. Mr. Froning has been a director of our company since April 2013. In 2009, Mr. Froning co-founded Focus Healthcare Partners LLC, or Focus, a Chicago-based private equity investment, advisory and asset management firm targeting the senior housing and healthcare sectors. Since November 2009, Mr. Froning has acted as Principal of Focus. Prior to forming Focus, from February 2008 to October 2009, Mr. Froning was a Managing Director in the private equity department of Fortress Investment Group LLC (NYSE: FIG), or Fortress, a publicly-traded New York-based private investment firm with more than $50 billion in assets under management. Prior to joining Fortress, Mr. Froning was the Chief Investment Officer and Executive Vice President of Brookdale Senior Living Inc. (NYSE: BKD), or Brookdale, a publicly-traded affiliate of Fortress, from 2005 to 2008. Previously, Mr. Froning held senior investment positions at the private equity investment arms of Lazard Group LLC (NYSE: LAZ) and Security Capital Group, prior to its acquisition by GE Capital Corp., in addition to investment banking experience at Salomon Brothers, prior to its acquisition by Travelers Group, and the securities subsidiary of Principal Financial Group (NYSE: PSG). Mr. Froning has a B.A. degree from the University of Notre Dame. Mr. Froning was selected to serve on our board of directors due to his twenty years of private equity, investment and advisory experience.

Our directors currently have terms which will end at our next annual meeting of the shareholders or until their successors are elected and qualify, subject to their prior death, resignation or removal. Officers serve at the discretion of the board of directors.

Pursuant to our operating agreement, as holder of the allocation shares, our manager has the right to appoint one director to our board of directors for every four members constituting the entire board of directors. Any such director will not be required to stand for election by the shareholders. See “Description of Securities—Appointed Directors” for more information about our manager’s rights to appoint directors. Otherwise, there is no arrangement or understanding between any director or executive officer and any other person pursuant to which he was or is to be selected as a director, nominee or officer.

Family Relationships

There are no family relationships among any of our officers or directors.

Involvement in Certain Legal Proceedings

To the best of our knowledge, except as described below, none of our directors or executive officers has, during the past ten years:

•	been convicted in a criminal proceeding or been subject to a pending criminal proceeding (excluding traffic violations and other minor offences);

•	had any bankruptcy petition filed by or against the business or property of the person, or of any partnership, corporation or business association of which he was a general partner or executive officer, either at the time of the bankruptcy filing or within two years prior to that time;

•	been subject to any order, judgment, or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction or federal or state authority, permanently or temporarily enjoining, barring, suspending or otherwise limiting, his involvement in any type of business, securities, futures, commodities, investment, banking, savings and loan, or insurance activities, or to be associated with persons engaged in any such activity;

•	been found by a court of competent jurisdiction in a civil action or by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended, or vacated;

•	been the subject of, or a party to, any federal or state judicial or administrative order, judgment, decree, or finding, not subsequently reversed, suspended or vacated (not including any settlement of a civil proceeding among private litigants), relating to an alleged violation of any federal or state securities or commodities law or regulation, any law or regulation respecting financial institutions or insurance companies including, but not limited to, a temporary or permanent injunction, order of disgorgement or restitution, civil money penalty or temporary or permanent cease-and-desist order, or removal or prohibition order, or any law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•	been the subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization (as defined in Section 3(a)(26) of the Exchange Act (15 U.S.C. 78c(a)(26))), any registered entity (as defined in Section 1(a)(29) of the Commodity Exchange Act (7 U.S.C. 1(a)(29))), or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

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Governance Structure

Currently, our Chief Executive Officer is also our Chairman. Our board believes that, at this time, having a combined Chief Executive Officer and Chairman is the appropriate leadership structure for our company. In making this determination, the board considered, among other matters, Mr. Robert’s experience and tenure of having founded our company in 2013, and believed that Mr. Roberts is highly qualified to act as both Chairman and Chief Executive Officer due to his experience, knowledge, and personality. Among the benefits of a combined Chief Executive Officer/Chairman considered by the board is that such structure promotes clearer leadership and direction for our company and allows for a single, focused chain of command to execute our strategic initiatives and business plans.

The Board’s Role in Risk Oversight

The board of directors oversees that the assets of our company are properly safeguarded, that the appropriate financial and other controls are maintained, and that our business is conducted wisely and in compliance with applicable laws and regulations and proper governance. Included in these responsibilities is the board’s oversight of the various risks facing our company. In this regard, our board seeks to understand and oversee critical business risks. Our board does not view risk in isolation. Risks are considered in virtually every business decision and as part of our business strategy. Our board recognizes that it is neither possible nor prudent to eliminate all risk. Indeed, purposeful and appropriate risk-taking is essential for our company to be competitive on a global basis and to achieve its objectives.

While the board oversees risk management, company management is charged with managing risk. Management communicates routinely with the board and individual directors on the significant risks identified and how they are being managed. Directors are free to, and indeed often do, communicate directly with senior management.

Our board administers its risk oversight function as a whole by making risk oversight a matter of collective consideration. Once the board establishes committees, it is anticipated that much of the work will be delegated to such committees, which will meet regularly and report back to the full board. It is anticipated that an audit committee will oversee risks related to our financial statements, the financial reporting process, accounting and legal matters, that a compensation committee will evaluate the risks and rewards associated with our compensation philosophy and programs, and that a nominating and corporate governance committee will evaluate risk associated with management decisions and strategic direction.

Code of Ethics

We have adopted a code of ethics that applies to all of our directors, officers and employees, including our principal executive officer, principal financial officer and principal accounting officer. Such code of ethics addresses, among other things, honesty and ethical conduct, conflicts of interest, compliance with laws, regulations and policies, including disclosure requirements under the federal securities laws, and reporting of violations of the code.

We are required to disclose any amendment to, or waiver from, a provision of our code of ethics applicable to our principal executive officer, principal financial officer, principal accounting officer, controller, or persons performing similar functions. We intend to use our website as a method of disseminating this disclosure, as permitted by applicable SEC rules. Any such disclosure will be posted to our website within four (4) business days following the date of any such amendment to, or waiver from, a provision of our code of ethics.

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EXECUTIVE COMPENSATION

Summary Compensation Table - Years Ended December 31, 2018 and 2017

The following table sets forth information concerning all cash and non-cash compensation awarded to, earned by or paid to the named persons for services rendered in all capacities during the noted periods. No other executive officers received total annual salary and bonus compensation in excess of $100,000.

Name and Principal Position	Year	Other Compensation ($)	Total ($)
Ellery W. Roberts	2018	33,750	33,750
Chief Executive Officer and Chief Financial Officer	2017	111,606	111,606

Our Chief Executive Officer and Chief Financial Officer, Mr. Ellery W. Roberts, is employed by our manager and is seconded to our company. Our manager, and not our company, pays any compensation to Mr. Roberts who is seconded to us under the management services agreement. We do not reimburse our manager for any compensation paid to Mr. Roberts in his capacity as our Chief Executive Officer and Chief Financial Officer. We pay our manager a quarterly management fee, and our manager may use the proceeds from the management fee, in part, to pay compensation to Mr. Roberts. For the years ended December 31, 2018 and 2017, the management fee expense for our manager amounted to $250,000 and $219,986, respectively, of which $62,500 and $206,678, respectively, was paid in cash.

Mr. Roberts did not receive any compensation as an employee of our manager for the years ended December 31, 2018 and 2017. However, Mr. Roberts, as a holder of limited liability company interests in our manger, received $33,750 and $111,606 for the years ended December 31, 2018 and 2017, respectively, as a result of distributions from our manger to its interest holders, which is included in “Other Compensation” in the table above. See “Our Manager—Overview of Our Manager” for information regarding the ownership of our manager.

Other Compensation

Our company does not provide any nonqualified deferred compensation arrangements or qualified or non-qualified pension plans to our named executive officers. The named executive officers have not been granted any stock options or other equity-based awards with respect to our common shares. As of December 31, 2018, the named executive officers did not hold any stock options or other equity-based awards with respect to our common shares.

Compensation of Directors

To date, we have not paid any compensation to our directors. We reimburse our directors for all reasonable out-of-pocket expenses incurred in connection with attending board meetings or otherwise in accordance with the policies of our company as in effect from time to time.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information regarding beneficial ownership of our common shares as of October 7, 2019 by (i) each of our officers and directors; (ii) all of our officers and directors as a group; and (iii) each person who is known by us to beneficially own more than 5% of our common shares. Unless otherwise specified, the address of each of the persons set forth below is in care of our company,

590 Madison Avenue, 21st Floor, New York, NY 10022.

Name and Address of Beneficial Owner	Title of Class	Amount and Nature of Beneficial Ownership(1)	Percent of Class(2)
Ellery W. Roberts, Chairman, CEO, President and CFO	common shares	2,625,000	82.92%
Paul A. Froning, Director	common shares	0	*
Robert D. Barry, Director	common shares	0	*
All officers and directors as a group (3 persons named above)	common shares	2,625,000	82.92%
Louis A. Bevilacqua (3)	common shares	337,500	10.66%

_____________

* Less than 1%

(1)	Beneficial Ownership is determined in accordance with the rules of the SEC and generally includes voting or investment power with respect to securities. Each of the beneficial owners listed above has direct ownership of and sole voting power and investment power with respect to the shares of our common shares.

(2)

A total of 3,165,625 common shares and 1,000 allocation shares are considered to be outstanding pursuant to SEC Rule 13d-3(d)(1) as of October 7, 2019. For each beneficial owner above, any options exercisable within 60 days have been included in the denominator.

(3)	On September 15, 2013, we entered into a restricted stock purchase agreement with Bevilacqua PLLC, our outside legal counsel, and its independent contractor consultant. Pursuant to this Agreement, Bevilacqua PLLC received 337,500 common shares, and its independent contractor consultant received 112,500 common shares, in consideration for services provided and to be provided to us. Bevilacqua PLLC has transferred these shares to its managing member, Louis A. Bevilacqua, who has voting and dispositive control over securities. The address of Bevilacqua PLLC is 1050 Connecticut Ave., NW, Suite 500, Washington, DC 20036.

We do not currently have any arrangements which if consummated may result in a change of control of our company.

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TRANSACTIONS WITH RELATED PERSONS, PROMOTERS AND CERTAIN CONTROL PERSONS

Transactions with Related Persons

The following includes a summary of transactions since the beginning of our 2017 fiscal year, or any currently proposed transaction, in which we were or are to be a participant and the amount involved exceeded or exceeds the lesser of $120,000 or one percent of the average of our total assets at year end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest (other than compensation described under “Item 11. Executive Compensation”). We believe the terms obtained or consideration that we paid or received, as applicable, in connection with the transactions described below were comparable to terms available or the amounts that would be paid or received, as applicable, in arm’s-length transactions.

•	Our Chief Executive Officer, Ellery W. Roberts, controls our manager. Our relationship with our manager is governed principally by the following two agreements: (1) the management services agreement and offsetting management services agreements relating to the management services our manager will perform for us and the businesses we own and the management fee to be paid to our manager in respect thereof; and (2) our company’s operating agreement setting forth our manager’s rights with respect to the allocation shares it owns, including the right to receive payments of profit allocation from our company and our manager’s right to cause our company to purchase the allocation shares it owns. Our manager has also entered into an offsetting management services agreement with 1847 Neese and Goedeker and we expect that our manager will enter into offsetting management services agreements and transaction services agreements with our future businesses directly. See “Our Manager” for detailed descriptions of these agreements.

•	For the years ended December 31, 2018 and 2017, the management fee expense for our manager amounted to $250,000 and $219,986, respectively. Of the amounts expensed, $62,500 and $206,678 was paid in cash during the years ended December 31, 2018 and 2017, respectively. We expensed $125,000 in management fees for the six months ended June 30, 2019 and 2018, respectively. Under terms of the term loan from Home State Bank, no fees may be paid to our manager without permission of the bank, which the manager does not expect to be granted within the forthcoming year. Accordingly, $346,642 due our manager is classified as a long-term accrued liability as of June 30, 2019.

•

Our manager owns certain intellectual property relating to the term “1847.” Pursuant to the management services agreement, our manager has granted our company a non-exclusive, royalty free right to use the following intellectual property in connection with our business and operations or as may be required to comply with applicable law: (i) 1847 Holdings LLC; (ii) 1847 Partners LLC; (iii) www.1847holdings.com; and (iv) www.1847partners.com. Our company is permitted to sublicense the use of this intellectual property to any of our subsidiaries to use in connection with their business or as may be required by law. Our company and any businesses that we acquire must cease using the intellectual property described above entirely in their businesses and operations within 180 days of our termination of the management services agreement. The sublicense provisions of the management services agreement would require our company and its businesses to change their names to remove any reference to the term “1847” or any reference to the intellectual property licensed to them by our manager. This also would require us to create and market a new name and expend funds to protect that name.

•	From time to time, we have received advances from certain of our officers and related parties to meet short-term working capital needs. As of June 30, 2019 and December 31, 2018, a total of $118,833 advances from related parties are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

•	As of June 30, 2019, and December 31, 2018, our manager has funded $58,650 and $55,500 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

•	On January 3, 2018, we issued a grid promissory note to our manager in the initial principal amount of $50,000. The note provides that we may from time to time request additional advances from our manager up to an aggregate additional amount of $100,000, which will be added to the note if our manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the note. The maturity date of the grid promissory note was extended until January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. The note is unsecured and contains customary events of default. As of June 30, 2019 and December 31, 2018, our manager has advanced $117,000 of the promissory note and we have accrued interest of $12,255 and $7,549, respectively.

·

From time to time, we have received advances from our chief executive officer to meet short-term working capital needs. As of June 30, 2019 and December 31, 2018, a total of $118,833 in advances from our chief executive officer are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

•	On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by the officers of Neese. The agreement of lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Promoters and Certain Control Persons

Each of Mr. Ellery W. Roberts, our Chairman, Chief Executive Officer, President, and Chief Financial Officer, Mr. Paul A. Froning, one of our directors, and Mr. Robert D. Barry, one of our directors, may be deemed a “promoter” as defined by Rule 405 of the Securities Act. For information regarding compensation, including items of value, that have been provided or that may be provided to these individuals, please refer to “Executive Compensation” above.

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DESCRIPTION OF SECURITIES

General

The following is a summary of the material terms of our shares. The operating agreement provides for the issuance of our shares, the terms relating to distributions with respect to our common shares and allocation shares and the voting rights of holders of our common shares and allocation shares. On or prior to the initial closing of this offering, our board of directors will adopt a share designation to establish the series A preferred shares, which we refer to as the Series A Designation.

The following description is subject to the provisions of the Delaware Limited Liability Company Act. Certain provisions of the operating agreement are intended to be consistent with the General Corporation Law of the State of Delaware, and the powers of our company, the governance processes and the rights of the holders of our shares are generally intended to be similar in many respects to those that would exist if our company was a Delaware corporation under the General Corporation Law of the State of Delaware, with certain exceptions.

The statements that follow are subject to and are qualified in their entirety by reference to all of the provisions of the operating agreement and the Series A Designation, copies of which are attached as exhibits to the offering statement of which this offering circular is a part.

We are authorized to issue up to 500,000,000 common shares, 324,000 series A preferred shares and 1,000 allocation shares. As of the date of this offering circular, we have 3,165,625 common shares and no series A preferred shares issued and outstanding. In connection with the formation of our company, our manager acquired 100% of the allocation shares for a capital contribution of $1,000 by our manager. Other than the allocation shares held by our manager, our company will not be authorized to issue any other allocation shares.

Common Shares

Distribution Rights. Holders of common shares are entitled to receive ratably those dividends, if any, as may be declared from time to time by the board of directors out of legally available funds.

Liquidation Rights. Upon our liquidation, dissolution or winding up in accordance with the terms of the operating agreement, the then holders of common shares will be entitled to share in the assets of our company legally available for distribution, following payment to creditors and the series A preferred shares, in accordance with the positive balance in such holders’ tax-based capital accounts required by the operating agreement, after giving effect to all contributions, distributions and allocations for all periods.

Voting Rights. The holders of common shares are entitled to one vote for each share held of record on all matters submitted to a vote of the shareholders. Under the operating agreement, any action to be taken by vote of shareholders other than for election of directors shall be authorized by the affirmative vote of the majority of shares present or represented by proxy and entitled to vote. Directors are elected by a plurality of votes cast.

Other Rights. Holders of common shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the common shares.

Series A Preferred Shares

Ranking. The series A preferred shares shall, with respect to the payment of dividends and the distribution of assets upon liquidation, be deemed to rank: (a) senior to all common shares and allocation shares and to each other class or series of shares unless such other class or series of shares is expressly made senior to or on parity with the series A preferred shares as to the payment of dividends and as to the distribution of assets upon liquidation (which we refer to as the junior securities); (b) on parity with any other class or series that is not expressly subordinated or made senior to the series A preferred shares as to the payment of dividends and as to the distribution of assets upon liquidation, whether or not the dividend rates, dividend payment dates or redemption or liquidation prices per share thereof differ from those of the series A preferred shares (which we refer to as the parity securities); and (c) junior to all of our indebtedness and other liabilities with respect to assets available to satisfy claims against our company and each other class or series of shares that is expressly made senior to the series A preferred shares as to the payment of dividends and as to the distribution of assets upon liquidation (which we refer to as the senior securities). Notwithstanding the foregoing, the series A preferred shares will rank junior to the allocation shares with respect to the right of the holder of the allocation shares to receive profit distributions in accordance with our operating agreement.

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Distribution Rights. Holders of issued and outstanding series A preferred shares shall be entitled to receive, when, as and if declared by the board of directors out of funds legally available for the payment of distributions, cumulative cash dividends at a rate equal to 12% per annum of the $25.00 per share liquidation preference of the series A preferred shares. Dividends shall accrue and accumulate on each issued and outstanding Series A Preferred Share on a daily basis during each dividend period, commencing on the first day of each calendar month immediately following a dividend payment date or the original date of issuance of such share, as the case may be, to and including the next applicable dividend payment date for such period, and shall be payable on each dividend payment date. A “dividend payment date” means January 30, April 30, July 30 and October 30 beginning on January 30, 2020 and a “dividend period” means the period commencing on the first day of each calendar month immediately following a dividend payment date (other than the initial dividend period, which shall commence on the date the applicable series A preferred shares are issued) and ending on and ending on and including the next dividend payment date. No dividend may be declared or paid or set apart for payment on any junior securities (other than a dividend payable solely in shares of junior securities) for any period, nor shall shares of any junior securities be redeemed, purchased or otherwise acquired for any consideration (other than a redemption, purchase or acquisition of common shares made for purposes of and in compliance with requirements of any incentive, benefit or share purchase plan of our company or any subsidiary thereof) unless full cumulative dividends have been or contemporaneously are declared and paid or declared and a sum sufficient for the payment thereof set apart for such payment on all outstanding series A preferred shares and any parity securities through the most recent respective dividend payment dates. If we fail to pay the accrued cash dividends in full in respect of the series A preferred shares for any four (4) dividend periods, whether consecutive or not, the per annum dividend rate shall increase to 14.00% per annum of the $25.00 per share liquidation preference commencing on the first day after the dividend payment date following the fourth such dividend period. Notwithstanding the foregoing, any increase in the annual dividend rate on the series A preferred shares will lapse if and when we have paid all accrued but unpaid dividends on the series A preferred shares. No dividends will be declared by the board or funds paid or set aside for payment at such time as the terms and provisions of any agreement, including any agreement related to our indebtedness, prohibit that declaration, payment, or setting aside of funds or provide that the declaration, payment or setting aside of funds is a breach of or default under that agreement, or if the declaration, payment or setting aside of funds is restricted or prohibited by law. Notwithstanding the foregoing, dividends will accrue regardless of whether the foregoing restrictions exist, we have earnings, there are funds legally available for the payment of such dividends, or such dividends are declared by the board.

Liquidation Rights. Subject to the rights of our creditors and the holders of any senior securities or parity securities, upon any liquidation, dissolution or winding up of our affairs, whether voluntary or involuntary, before any payment or distribution of our assets (whether capital or surplus) shall be made to or set apart for the holders of junior securities as to the distribution of assets on any such liquidation, each holder of outstanding series A preferred shares shall be entitled to receive an amount of cash equal to $25.00 per share plus an amount of cash equal to all accumulated accrued and unpaid dividends thereon (whether or not declared) to but not including the date of final distribution to such holders. If, upon any such liquidation, our assets, or proceeds thereof, distributable among the holders of the series A preferred shares shall be insufficient to pay in full the preferential amount payable to the holders of the series A preferred shares and liquidating payments on any parity securities, then such assets, or the proceeds thereof, shall be distributed among the holders of series A preferred shares and any such other parity securities ratably in accordance with the respective amounts that would be payable on such series A preferred shares and any such other parity securities if all amounts payable thereon were paid in full. We must deliver written notice of any such liquidation to each record holder of the series A preferred shares not less than 20 nor more than 60 days prior to the payment date stated therein.

Redemption Rights. The series A preferred shares shall not be redeemable by our company, except either: (i) on and after the first anniversary of the date of the initial issuance of series A preferred shares, in which case we may redeem the series A preferred shares, in whole at any time or from time to time in part, at our option, for cash at a redemption price of $25.00 per Series A Preferred Share plus the amount of accrued dividends; or upon the occurrence of any change of control (as defined in the Series A Designation), in which case we may redeem the series A preferred shares, in whole at any time or from time to time in part, at our option, for cash equal to a redemption price of $25.00 per series A preferred share plus the amount of accrued dividends. Notwithstanding the foregoing, if as of any particular date all accrued and unpaid dividends on the series A preferred shares and any other class or series of parity securities have not been paid or declared and set apart for payment, we shall not repurchase, redeem or otherwise acquire any series A preferred shares or parity securities unless all outstanding series A preferred shares and parity securities are simultaneously redeemed or any such repurchase, redemption or acquisition is effected pursuant to a purchase or exchange offer made on the same terms to all holders of series A preferred shares and any parity securities. If fewer than all of the outstanding series A preferred shares are to be redeemed, the number of shares to be redeemed shall be determined by us, and those shares will be redeemed pro rata from the holders of record of such shares in proportion to the number of such shares held by such holders (with adjustments to avoid redemption of fractional shares) or by lot in an equitable manner determined by us. We must deliver written notice of the redemption of any series A preferred shares to each holder of record of series A preferred shares to be redeemed not less than 30 nor more than 90 days prior to the redemption date.

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Voting Rights. The series A preferred shares shall not have any voting rights, except as provided by the operating agreement or the Delaware Limited Liability Company Act. However, so long as any series A preferred shares are outstanding, the affirmative vote of the holders of a majority of the series A preferred shares at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, shall be necessary (i) for approving, effecting or validating any amendment, alteration or repeal of any of the provisions of the Series A Designation that materially and adversely affects the rights, preferences or voting powers of the series A preferred shares or (ii) prior to our creation or issuance of any parity securities or senior securities. For the avoidance of doubt, the term senior securities does not include debt securities, whether or not convertible into equity securities and whether or not secured and the vote of the holders of the series A preferred shares shall not be required prior to our creation or issuance of any indebtedness or liabilities, the incurrence of any debt by loan or otherwise, or the issuance of any promissory notes or other debt securities. With respect to any matter as to which the holders of series A preferred shares are entitled to vote as a class, such holders shall be entitled to one vote per share.

Other Rights. Holders of series A preferred shares have no preemptive, conversion or subscription rights and there are no sinking fund provisions applicable to the series A preferred shares.

Allocation Shares

Distribution Rights. Under the terms of the operating agreement, our company will pay a profit allocation to our manager, as holder of the allocation shares. See “Our Manager—Our Manager as an Equity Holder—Manager’s Profit Allocation” for a description of our manager’s profit allocation to be paid to our manager and an example of the calculation of the profit allocation.

Liquidation Rights. Upon a liquidation of our company, any accrued, but unpaid profit allocation due to our manager as a result of our manager’s ownership of the allocation shares would be paid to our manager before any payment is made of any amounts due upon a liquidation to the holders of our common shares, but after payment is made of any amounts, including the liquidation preference and accrued, but unpaid dividends, to the holders of our series A preferred shares.

Voting Rights. The operating agreement provides that the holder of allocation shares will not be entitled to any voting rights, except that the holder of the allocation shares will have:

•	voting rights in connection with the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s assets and certain other business combinations or transactions;

•	a consent right with respect to the dissolution of our company in certain circumstances;

•	a consent right with respect to the amendment of the provisions providing for distributions to the holders of allocation shares;

•	a consent right to any amendment to the provisions entitling the holders of allocation shares to appoint and remove directors who will serve on our board of directors of our company;

•	a consent right to any amendment to the provision regarding the quorum and voting requirements for board meetings;

•	a consent right to any amendment to the provisions regarding the indemnification and liability of directors;

•	a consent right with respect to any amendment of the provision of the operating agreement governing amendments thereof; and

•	a consent right with respect to any amendment that would adversely affect the holder of allocation shares.

In addition, the holder of the allocation shares has the right to appoint one (1) director to our board of directors for every four (4) members constituting the entire board of directors. Any director appointed to our board of directors by the holder of the allocation shares will not be required to stand for election by the holders of our common shares and will not have any special voting rights.

Other Rights. Holders of allocation shares have no preemptive, conversion or subscription rights and there are no redemption or sinking fund provisions applicable to the allocation shares.

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Agreement to be Bound by our Operating Agreement; Power of Attorney

By purchasing our shares, you will be admitted as a member of our company and will be deemed to have agreed to be bound by the terms of the operating agreement. Pursuant to the operating agreement, each shareholder and each person who acquires a share from a shareholder grants to certain of our officers (and, if appointed, a liquidator) a power of attorney to, among other things, execute and file documents required for our qualification, continuance or dissolution. The power of attorney also grants certain of our officers the authority to make certain amendments to, and to make consents and waivers under and in accordance with, our operating agreement.

Ratification of Agreements

The operating agreement provides that each holder, by acquiring shares, ratifies and confirms the various agreements entered into by our company, including but not limited to, the management services agreement, the supplemental put provision of the operating agreement, and that the execution of any of these agreements does not constitute a breach of any duty existing under the operating agreement or otherwise existing at law, in equity or otherwise by any persons, including our manager, approving, negotiating or executing such agreements on behalf our company.

Election by Our Company

The operating agreement provides that our board of directors may, without the vote of holders of our shares, cause our company to elect to be treated as a corporation for United States federal income tax purposes if the board receives an opinion from a nationally recognized financial advisor to the effect that the market valuation of our company is expected to be significantly lower as a result of our company continuing to be treated as a partnership for United States federal income tax purposes than if our company instead elected to be treated as a corporation for United States federal income tax purposes.

Amendment of the Operating Agreement

The operating agreement may be amended by a majority vote of our board of directors of our company, except that amending the following provisions requires an affirmative vote of at least a majority of the then outstanding common shares:

•	the purpose or powers of our company;

•	an increase in the number of common shares authorized for issuance;

•	the distribution rights of the common shares;

•	the voting rights relating to the common shares;

•	the hiring of a replacement manager following the termination of the management services agreement;

•	the merger or consolidation of our company, the sale, lease or exchange of all or substantially all of our company’s assets and certain other business combinations or transactions;

•	the right of our shareholders to vote on the dissolution, winding up and liquidation of our company; and

•	the provision of the operating agreement governing amendments thereof.

Warrants

On April 5, 2019, we issued a five-year warrant to purchase 200,000 common shares to Leonite. The warrant has an exercise price of $1.25 per share (subject to adjustment) and may be exercised on a cashless basis.

Convertible Note

On April 5, 2019, we issued a secured convertible promissory note in the aggregate principal amount of $714,285.71 to Leonite. Please see “Management’s Discussion and Analysis of Financial Condition and Results of Operations— Consolidated Results of Operations of 1847 Holdings—Liquidity and Capital Resources—Secured Convertible Promissory Note” for more details regarding this note.

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Anti-Takeover Provisions

Certain provisions of the management services agreement and the operating agreement may make it more difficult for third parties to acquire control of our company by various means. These provisions could deprive our shareholders of opportunities to realize a premium on the shares owned by them. In addition, these provisions may adversely affect the prevailing market price of our shares. These provisions are intended to:

•	protect our manager and its economic interests in our company;

•	protect the position of our manager and its rights to manage the business and affairs of our company under the management services agreement;

•	enhance the likelihood of continuity and stability in the composition of our board of directors and in the policies formulated by our board of directors;

•	discourage certain types of transactions which may involve an actual or threatened change in control of our company;

•	discourage certain tactics that may be used in proxy fights;

•	encourage persons seeking to acquire control of our company to consult first with our board of directors to negotiate the terms of any proposed business combination or offer; and

•	reduce the vulnerability of our company to an unsolicited proposal for a takeover that does not contemplate the acquisition of all of the outstanding shares or that is otherwise unfair to our shareholders.

Anti-Takeover Effects of the Management Services Agreement

The limited circumstances in which our manager may be terminated means that it will be very difficult for a potential acquirer of our company to take over the management and operation of our business. Under the terms of the management services agreement, our manager may only be terminated by our company in certain limited circumstances. Furthermore, our manager has the right to resign and terminate the management services agreement upon 120 days’ notice.

Upon the termination of the management service agreement, seconded officers, employees, representatives and delegates of our manager and its affiliates who are performing the services that are the subject of the management services agreement, will resign their respective position with our company and cease to work at the date of our manager’s termination or at any other time as determined by our manager. Any director on our board of directors appointed by the holder of the allocation shares may continue serving on our board of directors subject to our manager’s continued ownership of the allocation shares and subject to such director’s removal by the holder of the allocation shares.

If we terminate the management services agreement, our company and its businesses must cease using the term “1847,” including any trademarks based on the name of our company that may be licensed to them by our manager under a license grant in the management services agreement, entirely in their businesses and operations within 180 days of our termination of the management services agreement. The license grant requires our company and its businesses to change their names to remove any reference to the term “1847” or any reference to trademarks licensed to them by our manager upon termination of the license which would occur upon termination of the management services agreement.

See “Our Manager—Termination of Management Services Agreement” for more information about the termination provisions set forth in the management services agreement.

Anti-Takeover Provisions in the Operating Agreement

A number of provisions of the operating agreement also could have the effect of making it more difficult for a third-party to acquire, or of discouraging a third-party from acquiring, control of our company. The operating agreement prohibits the merger or consolidation of our company with or into any limited liability company, corporation, statutory trust, business trust or association, real estate investment trust, common-law trust or any other unincorporated business, including a partnership, or the sale, lease or exchange of all or substantially all of our company’s property or assets unless, in each case, our board of directors adopts a resolution by a majority vote approving such action and unless such action is approved by the affirmative vote of the holders of a majority of each of the outstanding common shares and allocation shares entitled to vote thereon.

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In addition, the operating agreement contains provisions based generally on Section 203 of the General Corporation Law of the State of Delaware which prohibits our company from engaging in a business combination with an interested holder of our common shares unless such business combination is approved by the affirmative vote of the holders of 66 2/3% of each of the outstanding common shares and allocation shares, excluding shares held by the interested holder or any affiliate or associate of the interested holder of interests.

Subject to the right of our manager to appoint directors and any successor in the event of a vacancy, the operating agreement authorizes our board of directors to increase the size of the board of directors and to fill vacancies on our board of directors. This provision could prevent a holder of common shares from effectively obtaining an indirect majority representation on our board of directors by permitting the existing board of directors to increase the number of directors and to fill the vacancies with its own nominees. The operating agreement also provides that directors may be removed, with or without cause, only by the affirmative vote of holders of two-thirds of the then outstanding common shares. A director appointed by our manager may only be removed by our manager, as holder of the allocation shares.

The operating agreement provides that special meetings may only be called by the Chairman of our board of directors or by resolution adopted by our board of directors.

The operating agreement also provides that holders of common shares seeking to bring business before an annual meeting of members or to nominate candidates for election as directors at an annual meeting of members must provide notice thereof in writing to our company not less than 120 days and not more than 150 days prior to the anniversary date of the preceding year’s annual meeting of members or as otherwise required by requirements of the Exchange Act. In addition, the holders of common shares furnishing such notice must be a holder of record on both (i) the date of delivering such notice and (ii) the record date for the determination of members entitled to vote at such meeting. The operating agreement specifies certain requirements as to the form and content of a member’s notice. These provisions may preclude members from bringing matters before members at an annual meeting or from making nominations for directors at an annual or special meeting.

Authorized but unissued shares are available for future issuance, without further approval of our shareholders. These additional shares may be utilized for a variety of purposes, including future public offerings to raise additional capital or to fund acquisitions, as well as option plans for employees of our company or its businesses. The existence of authorized but unissued shares could render more difficult or discourage an attempt to obtain control of our company by means of a proxy contest, tender offer, merger or otherwise.

In addition, our board of directors has broad authority to amend the operating agreement, as discussed above. Our board of directors could, in the future, choose to amend the operating agreement to include other provisions which have the intention or effect of discouraging takeover attempts.

Transfer Agent and Registrar

The transfer agent and registrar for the common shares and series A preferred shares is VStock Transfer, LLC. The address for VStock Transfer, LLC is 18 Lafayette Pl, Woodmere, NY 11598, and the telephone number is (212) 828-8436.

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MATERIAL U.S. FEDERAL INCOME TAX CONSIDERATIONS

This section summarizes certain material U.S. federal income tax considerations that may be associated with the purchase, ownership, and disposition of our shares (which we refer to collectively as our securities) and the exercise or lapse of such warrants by U.S. holders (as defined below) and non-U.S. holders (as defined below). This summary is not intended to be a complete summary of the U.S. federal income tax consequences to purchasers of our securities, and does not discuss any state, local or other tax consequences, of an investment in our company. Moreover, this summary deals only with securities that are held as capital assets by holders who acquire our securities in this offering or by exercising a warrant that was acquired in this offering. The discussion does not discuss all of the U.S. federal income tax consequences that may be relevant to a potential investor in our company in light of such investor’s particular circumstances or to investors subject to special rules, such as brokers and dealers in securities, certain financial institutions, regulated investment companies, real estate investment trusts, tax-exempt organizations, insurance companies, persons holding our securities as part of a hedging, integrated, or conversion transaction or a straddle, or as part of any other risk reduction transaction, traders in securities that elect to use a mark-to-market method of accounting for their securities holdings, partnerships or other entities treated as partnerships for U.S. federal income tax purposes, persons who hold directly or constructively at least 5% of our shares, or persons liable for the alternative minimum tax or the Medicare tax on certain investment income. This summary does not address any tax law other than the U.S. federal income tax law, including any estate tax law or any foreign, state or local income tax law.

Each potential investor is urged and expected to consult his, her or its own tax advisors prior to acquiring any of our securities to discuss his, her or its own tax and financial situation, including the application and effect of U.S. federal, state, local, and other tax laws and any possible changes in the tax laws after the date of this offering circular. This section is not to be construed as tax advice or as a substitute for careful tax planning.

The discussion herein is based on existing law as contained in the Code, currently applicable Treasury Regulations, or the Regulations, thereunder, administrative rulings and court decisions as of the date of this offering circular, all of which are subject to change by legislative, judicial and administrative action, which change may in any given instance have a retroactive effect. No rulings have been or will be requested from the IRS or any other taxing authority concerning any of the tax matters discussed herein. Furthermore, no statutory, administrative, or judicial authority directly addresses many of the U.S. federal income tax issues pertaining to the treatment of our securities or instruments similar to our securities. As a result, we cannot assure you that the IRS or the courts will agree with the tax consequences described in this summary. The IRS or a court may disagree with the following discussion or with any of the positions taken by the company for U.S. federal income tax reporting purposes, including the positions taken with respect to, for example, the classification of our company as a partnership. A different treatment of our securities or our company from that described below could adversely affect the amount, timing, character, and manner for reporting of income, gain, or loss in respect of an investment in our securities.

As used herein, the term “U.S. holder” means a beneficial owner of our securities that is (i) an individual who is a citizen or resident of the United States, (ii) a corporation that is created or organized in the United States or under the laws of the United States or any political subdivision thereof, (iii) an estate whose income is includible in its gross income for U.S. federal income tax purposes, regardless of its source, (iv) a trust if a U.S. court is able to exercise primary supervision over the administration of the trust and one or more United States persons have the authority to control all substantial decisions of the trust, or (v) a U.S., state or local government or instrumentality.

As used herein, the term “non-U.S. holder” means any beneficial owner of our securities (other than a partnership or other entity treated as a partnership) that is not a U.S. Person.

If a partnership (or other entity or arrangement treated as a partnership for U.S. federal income tax purposes) holds securities of our company, the U.S. tax treatment of any partner in such partnership (or other entity) will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership (or similarly treated entity) that acquires, holds, or sells our securities, we urge you to consult your own tax adviser, as to the particular U.S. federal income tax consequences to you of the purchase, ownership and disposition of shares, as well as any consequences to you arising under the laws of any other taxing jurisdiction.

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Status of our Company

Pursuant to current law, and subject to the discussion of “publicly traded partnerships” herein, our company intends to be classified as a partnership for U.S. federal income tax purposes, and, accordingly, intends that no U.S. federal income tax will be payable by it as an entity. Instead, each holder of our shares will be required to take into account his, her or its distributive share of the items of income, gain, loss, deduction, credit and tax preferences of our company.

If our company were not classified as a partnership and, instead, were to be classified as an association taxable as a corporation for U.S. federal income tax purposes, our company would be subject to federal income tax on its taxable income at regular corporate tax rates (currently at a maximum tax rate of 21%), thereby reducing the amount of cash available for distribution to the shareholders. In that event, the holders of our shares would not be entitled to take into account their distributive shares of our company’s losses or deductions in computing their taxable income, nor would they be subject to tax on their respective shares of our company’s income or gains. Distributions to a holder would be treated as (i) dividends to the extent of our company’s current or accumulated earnings and profits, (ii) a return of capital to the extent of each holder’s adjusted basis in his, her or its shares, and (iii) gain from the sale or exchange of property to the extent that any remaining distribution exceeds the holder’s adjusted basis in his, her or its shares. Overall, treatment of our company as an association taxable as a corporation may substantially reduce the anticipated benefits of an investment in our company.

Based on the number of shareholders we may have as a result of this offering, and because our shares are listed on the Over-The-Counter market, we believe that our company will be regarded as a publicly traded partnership. Under U.S. federal income tax law, a publicly traded partnership generally will be treated as a corporation for U.S. federal income tax purposes. A publicly traded partnership will be treated as a partnership, however, and not as a corporation, for U.S. federal income tax purposes, so long as 90% or more of its gross income for each taxable year in which it is publicly traded constitutes “qualifying income” within the meaning of section 7704(d) of the Code, and it is not required to register under the Investment Company Act. Qualifying income generally includes dividends, interest (other than interest derived in the conduct of a lending or insurance business or interest the determination of which depends in whole or in part on the income or profits of any person), certain real property rents, certain gain from the sale or other disposition of real property, gains from the sale of shares or debt instruments which are held as capital assets, and certain other forms of “passive-type” income. Our company expects to realize sufficient qualifying income to satisfy the qualifying income exception. Our company also expects that we will not be required to register under the Investment Company Act.

There can be no assurance that the IRS will not prevail in asserting that our company should be treated as a publicly traded partnership taxable as a corporation for U.S. federal income tax purposes. No ruling has been or will be sought from the IRS, and the IRS has made no determination as to the status of our company for U.S. federal income tax purposes or whether our company will have sufficient qualifying income under Section 7704(d) of the Code. Whether our company will continue to meet the qualifying income exception is dependent on our company’s continuing activities and the nature of the income generated by those activities. For example, we intend to take the position that any loans we make to any of our subsidiaries are not being made as part of a lending business we conduct. There can be no assurance the IRS will not successfully challenge any such position. Moreover, we also intend to take the position that we will not otherwise be directly engaged in any trade or business for U.S. federal income tax purposes, but there can be no assurance that this position would also not be challenged by the IRS. This discussion assumes we are not and will not be engaged in any trade or business (including a lending business) for U.S. federal income tax purposes. In addition, whether any offsetting management services agreements (if any) between our manager and the operating businesses may give rise to management fee income to our company is not clear. In any event, our company’s board of directors intends to cause our company to conduct its activities in such manner as is necessary for our company to continue to meet the qualifying income exception.

If at the end of any year in which we would be considered to be a publicly traded partnership, our company fails to meet the qualifying income exception, our company may still qualify as a partnership for federal income tax purposes if our company is entitled to relief under the Code for an inadvertent termination of partnership status. This relief will be available if (i) the failure to meet the qualifying income exception is cured within a reasonable time after discovery, (ii) the failure is determined by the IRS to be inadvertent, and (iii) our company and each of the holders of our shares (during the failure period) agree to make such adjustments or to pay such amounts as are required by the IRS. The remainder of this discussion of the material U.S. federal income tax considerations assumes we would not be classified as a publicly traded partnership treated as a corporation.

If in any year in which we would be considered to be a publicly traded partnership, our company fails to satisfy the qualifying income exception in a particular taxable year (other than a failure which is determined by the IRS to be inadvertent and which is cured within a reasonable period of time after the discovery of such failure) or is required to register under the Investment Company Act, our company will be treated as if it had (i) transferred all of its assets, subject to its liabilities, to a newly-formed corporation on the first day of that year in which it fails to satisfy the exception, in return for stock in that corporation, and (ii) then distributed that stock to the holders in liquidation of their shares in our company. This contribution and liquidation should be tax-free to holders and our company so long as our company, at that time, does not have liabilities in excess of its tax basis in its assets. Thereafter, our company would be classified as a corporation for U.S. federal income tax purposes.

The balance of this discussion assumes that our company is not engaged in a trade or business, and will be treated as a partnership for U.S. federal income tax purposes.

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Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders

Tax Treatment of Our Company

As a partnership, our company itself will not be subject to U.S. federal income tax (except as may be imposed as a result of certain audit adjustments, as contemplated by recent changes to the partnership audit rules) although it will file an annual partnership information return with the IRS. The information return will report the results of our company’s activities and will contain schedules reflecting allocations of profits or losses (and items thereof) to members of our company, that is, to the shareholders. In addition, to meet the terms of certain record keeping requirements under the Code, our company must annually obtain from each shareholder the names and addresses of any and all ultimate beneficial owners of our company shares and, to the extent a shareholder is not, in whole or in part, the ultimate beneficial owner, such ultimate beneficial owner’s direct or indirect fractional ownership share in our company, and the amount of any distribution(s) received by such ultimate beneficial owner by reason of his, her or its direct or indirect fractional ownership share in our company.

Tax Treatment of Company Income to Holders

Each partner of a partnership is required to report on his, her or its income tax return his, her or its share of items of income, gain, loss, deduction, credit, and other items of the partnership without regard to whether cash distributions are received. Each holder will be required to report on his, her or its tax return his, her or its allocable share of company income, gain, loss, deduction, credit and other items for our company’s taxable year that ends with or within the holder’s taxable year. Each item of company income, gain, loss, deduction or credit will generally have the same character (e.g., capital or ordinary) as if the holder recognized the items directly. Thus, holders of our shares may be required to report taxable income without a corresponding current receipt of cash if our company were to recognize taxable income and not make cash distributions to the shareholders.

Allocation of Company Profits and Losses

The determination of a holder’s distributive share of any item of income, gain, loss, deduction, or credit of a partnership is governed by the operating agreement, provided such share has “substantial economic effect” or reflects the “partners’ interests in the partnership.” Subject to the discussion below, it is intended that the allocations under the operating agreement should have “substantial economic effect” or be respected as reflecting the “partners’ interests in the partnership.” Whether an allocation is considered to reflect the partners’ interests in the partnership is a facts and circumstances analysis of the underlying economic arrangement of our company’s shareholders.

In general, under the operating agreement, items of ordinary income and loss will be allocated among the holders of our shares and our manager based upon their relative rights to receive distributions from our company. If the IRS were to prevail in challenging the allocations provided by the operating agreement, the amount of income or loss allocated to holders for U.S. federal income tax purposes could be increased or reduced or the character of the income or loss could be modified.

The U.S. federal income tax laws generally require specified items of taxable income, gain, loss, and deduction to be allocated in a manner that accounts for the difference between the tax basis and the fair market value of property contributed or deemed contributed to a partnership. The intended effect of these rules would be to allocate built-in tax gain or tax loss in a partnership’s assets to investors who economically earned such gain or loss. As such, specified items of income, gain, loss, deduction and credit will be allocated to account for the difference between the tax basis and fair market value of property contributed to our company and any company property that may be revalued and reflected in the partners’ capital accounts in the future.

The U.S. federal income tax rules that apply to partnership allocations are complex, and their application, particularly to publicly traded partnerships, is not always clear. Our company will apply certain conventions and assumptions intended to achieve general compliance with the intent of these rules, and to report items of income and loss in a manner that generally reflects a holder’s economic gains and losses; however, these conventions and assumptions may not be considered to comply with all aspects of U.S. federal income tax law. It is, therefore, possible that the IRS will prevail in asserting that certain of the allocations, conventions or assumptions are not acceptable, and may require items of company income, gain, loss, deduction or credit to be reallocated in a manner that could be adverse to a holder of our shares.

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Treatment of Distributions

Distributions of cash (or in certain cases, marketable securities) made by our company to the shareholders will generally not be taxable to a shareholder to the extent that the amount of cash (or the value of such marketable securities) distributed to the shareholder does not exceed such shareholder’s adjusted tax basis in his, her or its shares immediately before the distribution. To the extent that a shareholder receives an amount of cash in excess of such shareholder’s adjusted tax basis (or in certain cases marketable securities with a value in excess of such basis), with such basis determined immediately before the distribution, such shareholder will recognize gain equal to such excess (see the section entitled “—Disposition of Securities” below). Distributions of such cash or marketable securities will reduce the tax basis of the shares held by a shareholder receiving such a distribution by the amount of such cash or the value of such marketable securities, as the case may be. If any asset other than cash or marketable securities is distributed in-kind to the shareholders, in general, such distribution should be tax-free to the shareholders to the shareholders receiving such asset. If an asset is distributed other than in connection with a liquidation of a shareholder’s interest in our company (and that is not accompanied by a distribution of cash or marketable securities), then the shareholder receiving the asset will have a tax basis in such asset equal to the lesser of (i) our tax basis in the asset or (ii) the shareholder’s tax basis in the shares to which such distribution relates. In general, if an asset is distributed in kind in connection with a liquidation of a shareholder’s interest in our company (and that is not accompanied by a distribution of cash or marketable securities), then the shareholder’s tax basis in the distributed asset will equal his, her or its tax basis in the shares to which such distribution relates. If cash or marketable securities are distributed along with the distribution of such asset, then the shareholder must first reduce his, her or its tax basis in the shares by the amount of such cash or marketable securities so distributed. Shareholders are strongly urged to consult their tax advisers regarding the tax consequences to them of any such distributions in-kind. In general, shareholders will be able to include the partnership’s holding period in determining their holding period for any such distributed assets.

Tax Basis

A holder’s initial tax basis in his, her or its shares acquired in this offering will generally equal such holder’s share of our company’s liabilities at the time of his, her or its purchase of the shares. A holder’s tax basis in his, her or its shares will be increased from time to time by (a) the holder’s share of our company’s taxable income, including capital gain, (b) the holder’s share of our company’s income, if any, that is exempt from tax, (c) any increase in the holder’s share of our company’s liabilities, and (d) any additional capital contributions by such holder to our company. A holder’s tax basis in his, her or its shares will generally be decreased from time to time (but not below zero) by (a) the amount of any cash and the adjusted basis of any property distributed (or deemed distributed) to the holder, (b) the holder’s share of our company’s losses and deductions, (c) the holder’s share of our company’s expenditures that are neither deductible nor properly chargeable to a capital account, and (d) any decrease in the holder’s share of our company’s liabilities.

Holding Period

A holder’s holding period for the shares purchased in this offering will begin on the day after the date of such purchase.

Tax Considerations For U.S. Holders

Tax Treatment of Company Income to U.S. Holders

Our company’s taxable income is expected to consist principally of interest income, capital gains, and dividends. Interest income will be earned upon the funds loaned by our company (if any) to the operating subsidiaries and from temporary investments of our company and will be taxable to the holders at ordinary income rates. Long-term capital gains will be reported upon the sale of capital assets by our company held for more than one year, and short-term capital gains will be reported upon the sale of capital assets by our company held for one year or less. Under current law, long-term capital gains allocated to non-corporate U.S. holders may qualify for a reduced rate of tax. Capital gains allocated to corporate U.S. holders will be taxed at ordinary income tax rates. Any dividends received by our company from its domestic corporate holdings may constitute qualified dividend income in the hands of certain non-corporate U.S. holders, which will, under current law, qualify for a reduced rate of tax provided various technical requirements are satisfied. Any dividends received by our company that do not constitute qualified dividend income will be taxed to U.S. holders at the tax rates generally applicable to ordinary income. Dividend income of our company from its domestic operating subsidiaries that is allocated to corporate holders of our shares may qualify for a dividends received deduction, provided ownership thresholds and certain other requirements are met.

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Disposition of Securities

Upon the transfer of securities by a U.S. holder in a sale or other taxable disposition, the holder will generally recognize gain or loss equal to the difference between (i) the proceeds realized on such sale (plus the U.S. holder’s share of company liabilities allocable to its shares) and (ii) such holder’s adjusted tax basis in the securities sold (as described in “—Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders—Tax Basis”). Such gain or loss recognized on the sale of securities by a non-corporate U.S. holder who has held such securities for more than 12 months will be taxable as long-term capital gain or loss, except that in the case of gains attributable to taxable dispositions of our shares, the portion of the selling shareholder’s gain allocable to (or amount realized, in excess of tax basis, attributable to) “inventory items” and “unrealized receivables” of the company as defined in Section 751 of the Code will be treated as ordinary income. Capital gain or loss of non-corporate U.S. holders where the securities sold are considered held for 12 months or less is taxable as short-term capital gain or loss. Short-term capital gain is generally subject to U.S. federal income tax at ordinary income tax rates. Capital gain of corporate U.S. holders is taxed at the same rate as ordinary income. Any capital loss recognized by a U.S. holder on a sale of shares will generally be deductible only against capital gains, except that a non-corporate U.S. holder may also offset up to $3,000 per year of ordinary income. Non-corporate U.S. holders may carry excess capital losses forward indefinitely until the loss is fully absorbed or deducted. Corporate U.S. holders may carry capital losses back three years and forward five years. Capital losses may be subject to various other limitations under the Code, and U.S. holders are urged to consult their tax advisors regarding the deductibility of any particular loss in their circumstances.

If a U.S. holder acquires shares at different prices and sells less than all of its shares, such holder will not be entitled to specify particular shares as having been sold (as it could do if our company were a corporation). Rather, the holder should determine his, her or its gain or loss on the sale by using an “equitable apportionment” method to allocate a portion of his, her or its “unified basis” in his, her or its shares sold.

A U.S. holder that sells some or all of his, her or its shares is urged to consult the holder’s tax advisor to determine the proper application of these rules in light of the holder’s particular circumstances.

Treatment of Securities Loans

A U.S. holder whose shares are loaned to a “short seller” to cover a short sale of share may be considered to have disposed of those shares. In such case, the holder would no longer be regarded as a beneficial owner of those shares during the period of the loan and may recognize gain or loss from the disposition. As a result, during the period of the loan (i) company income, gain, loss, deduction or other items with respect to those shares would not be includible or reportable by the holder, and (ii) cash distributions received by the holder with respect to those shares could be fully taxable, likely as ordinary income. A holder who participates in any such transaction is urged to consult with his her or its tax adviser.

Limitations on Interest Deductions

The deductibility of a non-corporate U.S. holder’s “investment interest expense” is generally limited to the amount of such holder’s “net investment income.” Investment interest expense would generally include interest expense incurred by the company, if any, and interest expense incurred by the U.S. holder on any margin account borrowing or other loan incurred to purchase or carry shares of the company. Net investment income includes gross income from property held for investment and amounts treated as portfolio income, such as dividends and interest, under the passive loss rules, less deductible expenses, other than interest, directly connected with the production of investment income. For this purpose, any long-term capital gain or qualifying dividend income that is taxable at long-term capital gains rates is excluded from net investment income unless the holder elects to pay tax on such gain or dividend income at ordinary income rates.

Limitations on Deductibility of Losses; Management Fees and Other Expenses

A U.S. holder’s ability to deduct for U.S. federal income tax purposes his, her or its distributive share of any company losses or expenses will be limited to the lesser of (i) the adjusted tax basis in such holder’s shares, or (ii) in the case of a holder that is an individual or a closely-held corporation (a corporation where more than 50% of the value of its stock is owned directly or indirectly by five or fewer individuals or certain tax-exempt organizations), the amount which the holder is considered to be “at risk” with respect to certain activities of our company. In general, the amount “at risk” includes the holder’s actual amount paid for the shares and any share of company debt that constitutes “qualified nonrecourse financing.” The amount “at risk” excludes any amount the holder borrows to acquire or hold his, her or its shares if the lender of such borrowed funds owns shares or can look only to the borrower’s shares for repayment. Losses in excess of the amount at risk must be deferred until years in which our company generates taxable income against which to offset such losses. The deductibility of losses may be further limited by U.S. federal income tax law, and U.S. holders should discuss such limitations with their own tax advisors.

Our company will pay a management fee (and possibly certain transaction fees) to our manager. Our company will also pay certain costs and expenses incurred in connection with activities of our manager. Our company intends to deduct such fees and expenses to the extent that they are reasonable in amount and are not capital in nature or otherwise nondeductible. It is expected that such fees and other expenses will generally constitute miscellaneous itemized deductions for non-corporate U.S. holders of our shares. Under current law that is in effect for taxable years beginning after December 31, 2017 and before January 1, 2026, non-corporate U.S. holders may not deduct any such miscellaneous itemized deductions for federal income tax purposes. A non-corporate U.S. holder’s inability to deduct such items could result in such holder reporting as his, her or its share of company taxable income an amount that exceeds any cash actually distributed to such U.S. holder for the year. Corporate U.S. holders of our shares generally will be able to deduct these fees, costs and expenses in accordance with applicable U.S. federal income tax law.

Non-U.S. Holders

Taxation of Income or Gains Allocated to Non-U.S. Holders

Subject to the discussion below, a non-U.S. holder will not be subject to U.S. federal income tax on such holder’s distributive share of our company’s income or gains, provided that such income or gain is not considered to be effectively connected with the conduct of a trade or business within the United States. If the income or gain from our company is treated as effectively connected with a U.S. trade or business (and, if certain income tax treaties apply, is attributable to a U.S. permanent establishment), then a non-U.S. holder’s share of any company income (and possibly gain realized upon the sale or exchange of our securities, as discussed below) will be subject to U.S. federal income tax at the graduated rates applicable to U.S. citizens and residents and domestic corporations, and such non-U.S. holder will be subject to tax return filing requirements in the U.S. Non-U.S. holders that are corporations may also be subject to a 30% branch profits tax (or lower treaty rate, if applicable) on such effectively connected income. We intend to take the position that, except to the extent as may be required by law for income or gain attributable to “U.S. real property interests” as described below, our company will not be engaged in a U.S. trade or business for these purposes and our income will not be effectively connected to any such U.S. trade or business, but there can be no assurance that the IRS will not successfully challenge this position. The balance of this discussion assumes that the company is not engaged in a U.S. trade or business.

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While generally not subject to U.S. federal income tax as discussed above, a non-U.S. holder generally will be subject to U.S. federal withholding tax at the rate of 30% (or, under certain circumstances, at a reduced rate provided by an income tax treaty, if applicable) in respect of such holder’s distributive share of dividends, interest, and other fixed or determinable annual or periodical income from sources within the United States realized by our company that are not effectively connected with the conduct of a U.S. trade or business. Amounts withheld on behalf of a non-U.S. holder will be treated as being distributed to such non-U.S. holder.

Non-U.S. holders will be required to timely and accurately complete an applicable form W-8 (or other applicable form) and provide such form to our company, for withholding tax purposes. Non-U.S. holders are advised to consult their own tax advisers with respect to the particular tax consequences to them of an investment in our company.

Taxation of Distributions Received by Non-U.S. Holders

In general, the tax consequences of the receipt of distributions of cash from us to a non-U.S. holder will be the same as set forth above under “—Tax Considerations Applicable to Both U.S. Holders and Non-U.S. Holders—Treatment of Distributions,” except that any taxable gain that arises as a result of such distributions and that are attributable to “U.S. real property interests” (as defined below) will generally be taxed as described below under “—Taxation of Gains From Sales or Other Taxable Distributions of U.S. Real Property Interests.”

Taxation of Gains From Sales or Other Taxable Dispositions of U.S. Real Property Interests

In general, Non-U.S. holders will be subject to U.S. withholding and federal income taxes on gains attributable to a taxable sale or other disposition (i) by our company of a “U.S. real property interest”, or USRPI, that are allocable to a non-U.S. holder, or (ii) by a non-U.S. holder of our securities (A) if the securities sold are USRPIs or (B) to the extent such gains are attributable to USRPIs we hold at the time of such disposition. Gains from taxable sales or other dispositions of USRPIs are generally subject to U.S. federal income tax as if such gains were effectively connected with the conduct of a U.S. trade or business. Moreover, a withholding tax is imposed with respect to such gain. For this purpose, a USRPI includes an interest (other than solely as a creditor) in (i) certain U.S. real property, (ii) a “U.S. real property holding corporation” (in general, a U.S. corporation, at least 50% of whose real estate and trade or business assets, measured by fair market value, consists of USRPIs), and (iii) a partnership that holds USRPIs. We have made no determination as to whether any of our company’s investments will constitute a USRPI and there can be no assurance that we will not own or acquire USRPIs in the future.

Certain Other Considerations for Both U.S. Holders and Non-U.S. Holders

Tax Reporting by Our Company

Information returns will be filed by our company with the IRS, as required, with respect to income, gain, loss, deduction, credit and other items derived from our company’s activities. Our company will file a partnership return with the IRS and will use reasonable efforts to issue tax information that describes your allocable share of our income, gain, loss, deduction, and credit, including a Schedule K-1, to you (and to our manager) as promptly as possible. In preparing this information, our company will use various accounting and reporting conventions to determine your allocable share of income, gain, loss, deduction, and credit. Delivery of this information by our company will be subject to delay in the event of, among other reasons, the late receipt of any necessary tax information from an investment in which our company holds an interest. It is therefore possible that, in any taxable year, our shareholders will need to apply for extensions of time to file their tax returns. In addition, the IRS may prevail in asserting that certain of our reporting conventions are impermissible, which could result in an adjustment to your income or loss.

It is possible that our company may engage in transactions that subject our company and, potentially, the holders of our shares, to other information reporting requirements with respect to an investment in our company. You may be subject to substantial penalties if you fail to comply with such information reporting requirements. You should consult with your tax advisors regarding such information reporting requirements.

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Audits and Adjustments to Tax Liability

A challenge by the IRS, such as in a tax audit, to the tax treatment by a partnership of any item generally must be conducted at the partnership, rather than at the partner, level. For tax years beginning after December 31, 2017, a partnership must designate a “partnership representative” to serve as the person to receive notices and to act on behalf of the partnership and the partners in the conduct of such a challenge or audit by the IRS. Our company has designated Ellery Roberts to be the partnership representative for tax years beginning after December 31, 2017, and in such capacity we refer to Mr. Roberts as the “partnership representative.”

Our partnership representative, who is required by the operating agreement to notify all holders of any U.S. federal income tax audit of our company, will have the authority under the operating agreement to conduct and respond to any IRS audit of our company’s tax returns or other tax-related administrative or judicial proceedings, and, if appropriate, to contest (including by pursuing litigation) any proposed adjustments by the IRS, and, if considered appropriate, to settle such proposed adjustments. A final determination of U.S. tax matters in any proceeding initiated or contested by the partnership representative will be binding on all holders of our shares who held their shares during the period under audit. The partnership representative will have the right on behalf of all holders to extend the statute of limitations relating to the holders’ U.S. federal income tax liabilities with respect to company items. In addition, in his capacity as the “partnership representative” the partnership representative will have significant authority under applicable law to bind our shareholders to audit adjustments applicable to the company and its shareholders. Moreover, in the case of an audit adjustment that results in an adjustment to items of partnership income, gain, loss or deduction for any particular year, the IRS may assess an “imputed underpayment” amount against our company unless the company makes a valid election to have such imputed underpayment assessed against the relevant shareholders (or former shareholders) to which such assessment relates. We will not make a determination as to whether we will pay any imputed underpayment that may be assessed against us or whether we will make the election to have the imputed underpayment assessed against our shareholders or former shareholders until such time as any such assessment may occur.

A U.S. federal income tax audit of our company’s information return may result in an audit of the tax return of a holder of our shares, which, in turn, could result in adjustments to a holder’s items of income, gain, loss, deduction, and credit that are unrelated to our company as well as to company-related items. There can be no assurance that the IRS, upon an audit of an information return of our company or of an income tax return of a holder, might not take a position that differs from the treatment thereof by our company or by such holder, possibly resulting in a tax deficiency. A holder would also be liable for interest on any tax deficiency that resulted from any such adjustments. Potential holders should also recognize that they might be forced to incur legal and accounting costs in resisting any challenge by the IRS to items in their individual returns, even if the challenge by the IRS should prove unsuccessful.

Reportable Transaction Disclosure Rules

If our company were to engage in a “reportable transaction,” our company (and possibly you and others) would be required to make a detailed disclosure of the transaction to the IRS in accordance with rules governing tax shelters and other potentially tax-motivated transactions. A transaction may be a reportable transaction based upon any of several factors, including the fact that it is a type of tax avoidance transaction publicly identified by the IRS as a “listed transaction” or that it produces certain kinds of losses in excess of a threshold amount computed without regard to offsetting gains or other income or limitations. An investment in our company may be considered a “reportable transaction” if, for example, we recognize significant losses in the future. In certain circumstances, a holder of our shares who disposes of all or part of the shares in a transaction resulting in the recognition by such holder of significant losses in excess of certain threshold amounts may be obligated to disclose his, her or its participation in such transaction. Our participation in a reportable transaction also could increase the likelihood that our U.S. federal income tax information return (and possibly your tax return) would be audited by the IRS. Certain of these rules are currently unclear and it is possible that they may be applicable in situations other than significant loss transactions.

Moreover, if our company were to participate in a reportable transaction with a significant purpose to avoid or evade tax, or in any listed transaction, you may be subject to (i) significant accuracy-related penalties with a broad scope, (ii) for those persons otherwise entitled to deduct interest on federal tax deficiencies, nondeductibility of interest on any resulting tax liability, and (iii) in the case of a listed transaction, an extended statute of limitations. We urge U.S. holders to consult their tax advisers regarding the reportable transaction disclosure rules and the possible application of these rules to them.

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Information Reporting Requirements and Related Withholding Taxes

Under the “backup withholding” rules, a holder of our securities may be subject to backup withholding (currently at the rate of 24%) with respect to any taxable income or gain attributable to such securities unless the holder:

·	is a corporation or qualifies for certain other exempt categories and, when required, certifies this fact; or

·	provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with the applicable requirements of the backup withholding rules.

A holder of our securities who does not provide us with its correct taxpayer identification number also may be subject to penalties imposed by the IRS. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the shareholder’s federal income tax liability if certain required information is furnished to the IRS. Investors should consult their own tax advisors regarding application of backup withholding to them and the availability of, and procedure for obtaining an exemption from, backup withholding.

Pursuant to U.S. federal legislation known as the Foreign Account Tax Compliance Act, or FATCA, we may be subject to additional information reporting and withholding obligation requirements with respect to any shareholder that is a “foreign financial institution,” or an FFI, or a “non-financial foreign entity,” or an NFFE, as each such term is defined by FATCA. In general, under these requirements, U.S. federal withholding tax at a 30% rate may apply to certain U.S. source income earned by us which is allocable to an FFI or NFFE unless (i) in the case of an FFI, such FFI registers with the IRS, and (ii) in the case of either an FFI or NFFE, such entities disclose the identity of their U.S. owners or account holders and annually report certain information about such accounts. For tax years beginning after December 31, 2018, this 30% withholding tax may also apply to taxable sales or other dispositions of our securities. We will not pay any additional amounts in respect of any amounts required to be withheld under U.S. federal income tax law.

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PLAN OF DISTRIBUTION

Craft Capital Management LLC has agreed to act as a placement agent to assist in connection with this offering, subject to the terms and conditions of an engagement letter between our company and the placement agent, as amended. The placement agent is not purchasing or selling any securities offered by this offering circular, nor is it required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its best efforts to arrange for the sale of all of the securities offered hereby. In addition, the placement agent may engage other brokers to sell the securities on its behalf.

Discounts, Commissions and Expenses

The placement agent will receive compensation for sales of the series A preferred shares offered hereby at a fixed commission rate of 8% of the gross proceeds of the offering, which shall be allocated by the placement agent to members of the selling group and soliciting dealers in its sole discretion. The following table shows the total discounts and commissions payable to the placement agent in connection with this offering:

	Per Share	Total Minimum	Total Maximum
Public offering price	$25.00	1,000,000	$8,000,000
Placement agent commissions	$2.00	80,000	$640,000
Proceeds, before expenses, to us	$23.00	920,000	$7,360,000

We paid the placement agent a $10,000 retainer, which will be used by the placement agent to cover accountable expenses of the placement agent. Any unused portion of the retainer amount will be returned to us if the offering is terminated for any reason. We are also required to pay the placement agent’s counsel a fixed fee of $30,000 for all legal services as placement agent’s counsel, of which we paid $10,000 upon engagement of the placement agent with the balance being payable from the closing proceeds on the date an initial closing occurs.

In addition to the commission and foregoing expenses of the placement agent, we are responsible for all offering fees and expenses, including the following: all filing fees and communication expenses relating to the qualification of the shares to be sold in the offering with the SEC and the filing of the offering materials with the Financial Industry Regulatory Authority, or FINRA; all fees and expenses relating to the listing of such shares on the OTC Pink, OTCQB, or OTCQX markets, as we and placement agent together determine; all fees and expenses for background checks by a background search firm acceptable to placement agent for our senior management; the costs of all mailing and printing of all offering documents as the placement agent may reasonably deem necessary; the costs of preparing, printing and delivering certificates representing the shares; all fees and expenses of the transfer agent for the shares; and all fees and expenses of our accountants and the fees and expenses of our legal counsel and other agents and representatives.

Assuming that the full amount of the offering is raised, we estimate that the fees and expenses of the offering payable by us, excluding the placement agents’ commissions, will be approximately $211,000.

If at any time within the twelve (12) months following the expiration or termination of the placement agent’s engagement, we complete any type of transaction that involves receipt of cash consideration from a person or entity (i) identified to us by the placement agent on or prior to the closing date, and (ii) with whom we have had communications as a result of the placement agent arranging a telephone conference, substantive email exchanges, or in-person meetings on or prior to the closing date, then we shall pay to the placement agent the commissions and warrants described below, with respect to amounts so received. Notwithstanding the foregoing, the compensation to be paid will not apply if the investor invests in our company by purchasing shares on the open market through a registered public offering.

Series A Preferred Shares Issuable to Placement Agent

As additional compensation to the placement agent, we have agreed to issue the placement agent at each closing a number of series A preferred shares equal to 1.25% of the shares sold at such closing .

The series A preferred shares being issued to the placement agent have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent, or permitted assignees under such rule, may not sell, transfer, assign, pledge, or hypothecate the series A preferred shares, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the series A preferred shares for a period of 180 days from the applicable closing.

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The placement agent warrants and the common shares underlying the placement agent warrants have been deemed compensation by FINRA and are therefore subject to a 180-day lock-up pursuant to Rule 5110(g)(1) of FINRA. The placement agent, or permitted assignees under such rule, may not exercise, sell, transfer, assign, pledge, or hypothecate the placement agent warrants or the common shares underlying the placement agent warrants, nor will they engage in any hedging, short sale, derivative, put, or call transaction that would result in the effective economic disposition of the placement agent warrants or the underlying shares for a period of 180 days from the applicable closing.  The exercise price and number of shares issuable upon exercise of the placement agent warrants may be adjusted in certain circumstances including in the event of a stock dividend or our recapitalization, reorganization, merger or consolidation. However, the placement agent warrant exercise price or underlying shares will not be adjusted for issuances of common shares at a price below the placement agent warrant exercise price.

Pricing of the Offering

Prior to the offering, there has been no active public market for our series A preferred shares. The public offering price was determined by negotiation between us and the placement agent and is equal to the liquidation price per series A preferred share.

Investment Limitations

As set forth in Title IV of the JOBS Act, there are limits on how many shares an investor may purchase if the offering does not result in a listing on a national securities exchange. The following limits will apply to our offering.

Generally, in the case of trading on the over-the-counter markets, no sale may be made to you in this offering if the aggregate purchase price you pay is more than 10% of the greater of your annual income or net worth. Different rules apply to accredited investors and non-natural persons. Before making any representation that your investment does not exceed applicable thresholds, we encourage you to review Rule 251(d)(2)(i)(C) of Regulation A. For general information on investing, we encourage you to refer to www.investor.gov.

Because this is a Tier 2, Regulation A offering, most investors in the case of trading on the over-the-counter markets must comply with the 10% limitation on investment in the offering. The only investor in this offering exempt from this limitation is an “accredited investor” as defined under Rule 501 of Regulation D under the Securities Act. If you meet one of the following tests you should qualify as an accredited investor:

(i) You are a natural person who has had individual income in excess of $200,000 in each of the two most recent years, or joint income with your spouse in excess of $300,000 in each of these years, and have a reasonable expectation of reaching the same income level in the current year;

(ii) You are a natural person and your individual net worth, or joint net worth with your spouse (in either case calculated as described below), exceeds $1,000,000 at the time you purchase shares in the offering;

(iii) You are an executive officer or general partner of the issuer or a manager or executive officer of the general partner of the issuer;

(iv) You are an organization described in Section 501(c)(3) of the Code, a corporation, a Massachusetts or similar business trust or a partnership, not formed for the specific purpose of acquiring the shares in this offering, with total assets in excess of $5,000,000;

(v) You are a bank or a savings and loan association or other institution as defined in the Securities Act, a broker or dealer registered pursuant to Section 15 of the Exchange Act, an insurance company as defined by the Securities Act, an investment company registered under the Investment Company Act, or a business development company as defined in that act, any Small Business Investment Company licensed by the Small Business Investment Act of 1958 or a private business development company as defined in the Investment Advisers Act of 1940;

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(vi) You are an entity (including an Individual Retirement Account trust) in which each equity owner is an accredited investor;

(vii) You are a trust with total assets in excess of $5,000,000, your purchase of shares in the offering is directed by a person who either alone or with his purchaser representative(s) (as defined in Regulation D promulgated under the Securities Act) has such knowledge and experience in financial and business matters that he is capable of evaluating the merits and risks of the prospective investment, and you were not formed for the specific purpose of investing in the shares in this offering; or

(viii) You are a plan established and maintained by a state, its political subdivisions, or any agency or instrumentality of a state or its political subdivisions, for the benefit of its employees, if such plan has assets in excess of $5,000,000.

See also “Suitability Standards” for additional suitability requirements applicable to all investors in this offering. You will not be permitted to invest in this offering unless you meet these minimum suitability standards.

Offering Period and Expiration Date

This offering will start on or after the date that the offering is qualified by the SEC and will terminate at the earlier of: (1) the date on which the maximum offering amount has been sold, (2) the date which is one year after the offering statement of which this offering circular forms a part has been qualified by the SEC or (3) the date on which this offering is earlier terminated by us in our sole discretion.

An offering circular in electronic format may be made available on the websites maintained by the placement agent, or selling group members, if any, participating in the offering. The placement agent may agree to allocate a number of shares to dealers. Dealers shall settle the transaction with the placement agent through DTC, if available, on closing. If transactions cannot be settled through DTC, then we shall instruct our transfer agent to register the shares that are sold in the name of the investor or otherwise as directed by the dealer.

Escrow Account. We may close on investments on a “rolling” basis (so not all investors will receive their shares on the same date), provided that the minimum offering amount has been met. Investors may subscribe by tendering funds via wire or ACH only, checks will not be accepted, to the escrow account to be setup by the escrow agent. Tendered funds will remain in escrow until both the minimum offering amount has been reached and a closing has occurred. However, in the event we have not sold the minimum number of shares by the date that is one year from the qualification of this offering with the SEC, or sooner if terminated by us, any money tendered by potential investors will be promptly returned by the escrow agent. Upon closing, funds tendered by investors will be made available to us for our use. The placement agent and dealers, in each case, who have been authorized by their investor clients to do so, may subscribe on behalf of one or more investors by completing applicable subscription documents . In such instances, the investors will either tender funds via wire or ACH directly to the escrow account to be setup by the escrow agent or instruct the placement agent or dealer , as applicable, to transfer funds from the investor’s account maintained with the placement agent or dealer to the escrow account via wire or ACH. The placement agent or any selling group member may also sign an attestation declaring knowledge of their investors, in lieu of subscription documents.

Acceptance of Subscriptions. At each closing, the placement agent and the dealers will represent to us that they know their customers who are investors in the offering and that each of them complies with Rule 251 of Regulation A and/or they are accredited investors. Based upon these representations from the placement agent and the dealers, we will accept subscriptions from them with payment and delivery of shares to occur at closing.

Under Rule 251 of Regulation A, non-accredited, non-natural investors are subject to the investment limitation and may only invest funds which do not exceed 10% of the greater of the purchaser’s revenue or net assets (as of the purchaser’s most recent fiscal year end). As a result, a non-accredited, natural person may only invest funds which do not exceed 10% of the greater of the purchaser’s annual income or net worth (please see below on how to calculate your net worth).

How to Calculate Net Worth. For the purposes of calculating your net worth, it is defined as the difference between total assets and total liabilities. This calculation must exclude the value of your primary residence and may exclude any indebtedness secured by your primary residence (up to an amount equal to the value of your primary residence). In the case of fiduciary accounts, net worth and/or income suitability requirements may be satisfied by the beneficiary of the account or by the fiduciary, if the fiduciary directly or indirectly provides funds for the purchase of the shares in this offering.

Right to Reject Subscriptions. After we receive your subscription and the funds have been transferred, we have the right to review and accept or reject your subscription in whole or in part, for any reason or for no reason. We will return all monies from rejected subscriptions immediately to you, without interest or deduction.

123

LEGAL MATTERS

The validity of the common shares covered by this offering circular will be passed upon by Bevilacqua PLLC.

EXPERTS

The financial statements of our company and Goedeker Television for the years ended December 31, 2018 and 2017 included in this offering circular have been audited Sadler, Gibb & Associates, LLC, an independent registered public accounting firm, to the extent and for the periods set forth in their reports appearing elsewhere in this offering circular, and are included in reliance on such reports, given the authority of said firm as an expert in auditing and accounting.

INTERESTS OF NAMED EXPERTS AND COUNSEL

Louis A. Bevilacqua, the managing member of our legal counsel, Bevilacqua PLLC, beneficially owns (i) 337,500 of our common shares and (ii) approximately ten percent of each of 1847 Partners Class A Member LLC and 1847 Partners Class B Member LLC, as of the date of this offering circular, which equity securities were received as partial consideration for legal services previously provided.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC an offering statement on Form 1-A under the Securities Act with respect to the shares offered in this offering. This offering circular does not contain all of the information set forth in the offering statement. For further information with respect to the units offered in this offering and our company, we refer you to the offering statement and to the attached exhibits. With respect to each such document filed as an exhibit to the offering statement, we refer you to the exhibit for a more complete description of the matters involved.

You may inspect our offering statement and the attached exhibits and schedules without charge at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of our offering statement from the SEC upon payment of prescribed fees. You may obtain information on the operation of the public reference room by calling the SEC at 1-800-SEC-0330.

Our SEC filings, including the offering statement and the exhibits filed with the offering statement, are also available from the SEC’s website at www.sec.gov, which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Additionally, we will make these filings available, free of charge, on our website at www.1847holdings.com as soon as reasonably practicable after we electronically file such materials with, or furnish them to, the SEC. The information on our website, other than these filings, is not, and should not be, considered part of this offering circular and is not incorporated by reference into this document.

124

FINANCIAL STATEMENTS

F-1

1847 HOLDINGS LLC

UNAUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2019 AND 2018

F-2

1847 HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	June 30, 2019	December 31, 2018
	(unaudited)
ASSETS
Current Assets
Cash	$317,836	$333,880
Accounts receivable, net	2,587,894	549,568
Inventories, net	2,688,428	487,690
Prepaid expenses and other current assets	597,898	145,978

TOTAL CURRENT ASSETS	6,192,056	1,517,116

Property and equipment, net	4,012,365	4,491,089
Operating lease right of use assets	2,796,957	-
Goodwill	6,403,881	22,166
Intangible assets, net	18,133	21,533
Other assets	45,375	375

TOTAL ASSETS	$19,468,767	$6,052,279

LIABILITIES AND SHAREHOLDERS’ DEFICIT
CURRENT LIABILITIES
Accounts payable and accrued expenses	$4,051,714	$1,203,435
Floor plan payable	21,071	109,100
Current portion of operating lease liability	434,990	-
Advances, related party	177,483	174,333
Line of credit	483,148	-
Note payable – related party, including accrued interest of $ 12,255 and $7,549 as of June 30, 2019 and December 31, 2018, respectively	129,255	124,549
Loan payable, related party – current portion	680,884	-
Notes payable – current portion	1,248,423	293,641
Uncertain tax liability	-	8,000
Warrant liability	226,644	-
Promissory notes – current portion	327,927	-
Customer deposits	3,304,048	-
Current portion of financing lease liability	322,827	299,157

TOTAL CURRENT LIABILITIES	11,408,414	2,212,215

Non-current notes-payable	3,104,616	3,262,434
Operating lease liability – long term	2,361,967	-
Promissory note payable – long term	1,025,000	1,025,000
Non-current deferred tax liability	112,770	364,601
Accrued expenses – long term	678,819	451,857
Loan payable, related party – long term	3,821,574	-
Financing lease liability, net of current portion	443,500	763,239

TOTAL LIABILITIES	$22,956,660	$8,079,346

SHAREHOLDERS’ DEFICIT
Allocation shares, 1,000 shares issued and outstanding	$1,000	1,000
Common Shares, 500,000,000 shares authorized, 3,165,625 and 3,115,625 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	3,165	3,115
Additional paid-in capital	442,014	11,891
Accumulated deficit	(3,348,614)	(2,155,084)

TOTAL SHAREHOLDERS’ DEFICIT	(2,902,435)	(2,139,078)
NONCONTROLLING INTERESTS	(585,458)	112,011
TOTAL SHAREHOLDERS’ DEFICIT	(3,487,893)	(2,027,067)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$19,468,767	$6,052,279

The accompanying notes are an integral part of these consolidated financial statements

F-3

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

(UNAUDITED)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
REVENUES
Services	$976,327	$1,005,554	$1,551,724	$1,659,628
Sales of parts and equipment	615,836	464,042	852,810	572,613
Furniture and appliances revenue	10,616,050	-	10,616,050	-
TOTAL REVENUE	12,208,213	1,469,596	13,020,584	2,232,241

EXPENSES
Cost of sales	9,331,976	458,303	9,545,726	556,591
Personnel costs	1,439,036	550,047	1,896,233	985,011
Depreciation and amortization	349,264	348,200	688,086	707,900
Fuel	171,888	212,071	360,265	378,843
General and administrative	1,710,935	426,249	2,086,670	1,013,500
TOTAL EXPENSES	13,003,099	1,994,870	14,576,980	3,641,845

NET LOSS FROM OPERATIONS	(794,886)	(525,274)	(1,556,396)	(1,409,604)

OTHER INCOME (EXPENSE)
Financing costs and loss on early extinguishment of debt	(167,406)	(509,992)	(175,506)	(519,955)
Write-off of contingent consideration	-	395,634	-	395,634
Interest expense	(306,568)	(166,555)	(450,860)	(271,529)
Change in warrant liability	2,600	-	2,600	-
Other income(expense)	5,089	-	5,089	-
Gain (loss) on sale of fixed assets	-	36,117	24,224	(4,008)
TOTAL OTHER INCOME (EXPENSE)	(466,285)	(244,796)	(594,453)	(399,858)

NET LOSS BEFORE INCOME TAXES	(1,261,171)	(770,070)	(2,150,849)	(1,809,462)

INCOME TAX PROVISION (BENEFIT)	(5,431)	(345,300)	(259,850)	(591,500)

NET LOSS BEFORE NON-CONTROLLING INTERESTS	(1,255,740)	(424,770)	(1,890,999)	(1,217,962)
NON-CONTROLLING INTEREST	(430,789)	(187,184)	(697,469)	(451,231)
NET LOSS ATTRIBUTABLE TO 1847 HOLDINGS SHAREHOLDERS	$(824,951)	$(237,586)	$(1,193,530)	$(766,731)

Net Loss Per Common Share: Basic and diluted	$(0.26)	$(0.08)	$(0.38)	$(0.25)
Weighted-average number of common shares outstanding: Basic and diluted	3,162,322	3,115,625	3,138,981	3,115,625

The accompanying notes are an integral part of these consolidated financial statements

F-4

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF SHAREHOLDERS’ DEFICIT
(UNAUDITED)

 For the Six Months Ended June 30, 2019

	Common Shares		Allocation	Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Amount	Shares	Capital	Deficit	Interest	Deficit

BALANCE – January 1, 2019	3,115,625	$3,115	$1,000	$11,891	$(2,155,084)	$112,011	$(2,027,067)

Net loss	-	-	-	-	(368,579)	(266,680)	(635,259)

BALANCE – March 31, 2019	3,115,625	3,115	1,000	11,891	(2,523,663)	(154,669)	(2,662,326)

Common shares and warrants issued in connection with convertible note payable	50,000	50	-	430,123	-	-	430,173

Net loss	-	-	-	-	(824,951)	(430,789)	(1,255,740)

BALANCE – June 30, 2019	3,165,625	$3,165	$1,000	$442,014	$(3,348,614)	$(585,458)	$(3,487,893)

For the Six Months Ended June 30, 2018

	Common Shares		Allocation	Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Amount	Shares	Capital	Deficit	Interest	Deficit

BALANCE – January 1, 2018	3,115,625	$3,115	$1,000	$11,891	$(1,159,724)	$658,524	$(485,194)

Net loss	-	-	-	-	(529,145)	(264,047)	(793,192)

BALANCE – March 31, 2018	3,115,625	3,115	1,000	11,891	(1,688,869)	394,477	(1,278,386)

Net loss	-	-	-	-	(237,586)	(187,184)	(424,770)

BALANCE – June 30, 2018	3,115,625	$3,115	$1,000	$11,891	$(1,926,455)	$207,293	$(1,703,156)

The accompanying notes are an integral part of these consolidated financial statements

F-5

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Six Months Ended June 30,
	2019	2018
OPERATING ACTIVITIES
Net loss	$(1,890,999)	$(1,217,962)
Adjustments to reconcile net loss to net cash used in by operating activities:
Gain (loss) on sale of property and equipment	(24,224)	4,008
Depreciation and amortization	688,086	707,900
Amortization of financing costs	106,736	91,431
Loan contingency write-down	-	(395,634)
Amortization of warrant feature of note payable	68,770	-
Amortization of OID interest	16,205	-
Amortization of operating lease right of use assets	19,107	-
Changes in operating assets and liabilities:
Accounts receivable	(1,246,154)	10,990
Inventory	315,390	89,809
Prepaid expenses and other assets	57,716	73,416
Accounts payable and accrued expenses	607,378	157,264
Impact on lease liability	(19,107)	-
Customer deposits	1,107,639	-
Deferred tax liability and prepaid tax	-	(591,500)
Warrant liability	(2,600)	-
Uncertain tax position	(259,831)	-
Due to related parties	3,150	(9,145)
Net cash used in operating activities	(452,738)	(1,079,423)

INVESTING ACTIVITIES
Cash acquired in acquisition of Goedeker	1,285,214	-
Proceeds from the sale of property and equipment	39,750	202,025
Purchase of equipment	(14,876)	(2,000)
Net cash provided by investing activities	1,310,088	200,025

FINANCING ACTIVITIES
Repayments of short-term borrowings	(88,029)	-
Proceeds from notes payable	-	3,822,316
Repayment of notes payable	(483,266)	(72,267)
Note Payable – related party	-	91,500
Repayment of line of credit	-	(675,000)
Repayment of capital lease	(302,099)	(2,690,155)
Net cash provided by (used in) financing activities	(873,394)	476,394

NET CHANGE IN CASH	(16,044)	(403,004)

CASH
Beginning of period	333,880	501,422
End of period	$317,836	$98,418

The accompanying notes are an integral part of these consolidated financial statements

F-6

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

1847 Holdings LLC (the “Company”) was formed under the laws of the State of Delaware on January 22, 2013. The Company is in the business of acquiring small businesses in a variety of different industries.

On March 3, 2017, the Company’s wholly-owned subsidiary 1847 Neese Inc., a Delaware corporation (“1847 Neese”), entered into a stock purchase agreement with Neese, Inc., an Iowa corporation (“Neese”), and Alan Neese and Katherine Neese, pursuant to which 1847 Neese acquired all of the issued and outstanding capital stock of Neese.

On January 10, 2019, the Company established 1847 Goedeker Inc. (“Goedeker”) as a wholly-owned subsidiary in the State of Delaware in connection with the proposed acquisition of assets from Goedeker Television Co., Inc., a Missouri corporation (“Goedeker Television”), described below. On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in Goedeker to 1847 Holdco, such that Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker, pursuant to which, on April 5, 2019, Goedeker acquired substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (see Note 10). As a result, the Company owns 70% of 1847 Holdco, with the remaining 30% held by third-parties in connection with such acquisition.

On June 19, 2019, the Company established 1847 PT Inc. (“1847 PT”) as a wholly-owned subsidiary in the State of Delaware in connection with the proposed acquisition of Patriot Transport Inc., Expeditor Systems, Inc., Expeditors, Inc., Top Gear Inc., Leasing Truck Solution Inc., Expeditors Companies Inc., and Patriot Training Facility Inc. (see Note 20).

The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries, 1847 Neese, Neese, 1847 Holdco, Goedeker, 1847 CB and 1847 PT. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared without audit in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included. Operating results for the three and six month periods ended June 30, 2019 are not necessarily indicative of the results that may be expected for the year ending December 31, 2019.

These unaudited interim condensed consolidated financial statements should be read in conjunction with the audited consolidated financial statements and notes thereto contained in the Company’s annual report on Form 10-K for the year ended December 31, 2018.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Stock Splits

On January 22, 2018, the Company completed a 1-for-5 reverse split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares decreased from 3,115,500 to 623,125 shares.

On May 10, 2018, the Company completed a 5-for-1 forward stock split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares increased from 623,125 to 3,115,625 shares.

Accordingly, all share and per share information has been restated to retroactively show the effect of these stock splits.

F-7

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Segment Reporting

The Financial Accounting Standards Board (“FASB”) Accounting Standard Codification (“ASC”) Topic 280, Segment Reporting, requires that an enterprise report selected information about reportable segments in its financial reports issued to its stockholders. Beginning with the second quarter of 2019, the Company changed its operating and reportable segments from one segment to two segments: the Land Management Segment and the Retail and Appliances Segment.

The Land Management Segment will be responsible for the activities that provide professional services on waste disposal and land application services based in Grand Junction, Iowa.

The Retail and Appliances Segment will be responsible for the activities in e-commerce destination for home furnishings, including appliances, furniture, bath and kitchen fixtures, décor, lighting and home goods based in St. Louis, Missouri. In connection with this effort in April 2019, the Company acquired Goedeker (See Note 4).

The Company provides general corporate services to its segments; however, these services are not considered when making operating decisions and assessing segment performance. These services are reported under “Holding Company” below and these include costs associated with executive management, financing activities and public company compliance.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of the Company’s prior financial statements and accompanying notes to conform to the presentation as of and for the three and six months ended June 30, 2019. The Company reclassified certain operating expense accounts in the Consolidated Statement of Operations. The reclassification had no impact on financial position, net income, or shareholder’s equity.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

Neese

Neese’s payment terms are due on demand from acceptance of delivery. Neese does not incur incremental costs obtaining purchase orders from customers, however, if Neese did, because all of Neese’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

F-8

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The revenue that Neese recognizes arises from orders it receives from customers. Neese’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that Neese makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, Neese’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, Neese has satisfied its performance obligation and Neese recognizes revenue.

Neese also sells equipment by posting it on auction sites specializing in farm equipment. Neese posts the equipment for sale on a “magazine” site for several weeks before the auction. When Neese decides to sell, it moves the equipment to the auction site. The auctions are one day. If Neese accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price ‒ Neese agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In Neese’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Neese collects concurrently with revenue-producing activities are excluded from revenue.

If Neese continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2019, revenues, gross margin, and net loss would not have changed.

Substantially all of Neese’s sales are to businesses, including farmers or municipalities and very little to individuals.

Disaggregated Revenue ‒ Neese disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Neese’s revenue by contract type is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues

Trucking	$511,369	$510,422	$883,841	$1,012,028
Waste hauling	272,028	221,259	376,357	256,030
Repairs	84,679	158,218	137,607	257,297
Other	108,250	115,655	153,919	134,273
Total services	976,326	1,005,554	1,551,724	1,659,628
Sales of parts and equipment	615,836	464,042	852,810	572,613
Total revenue	$1,592,192	$1,469,596	$2,404,534	$2,232,241

Performance Obligations ‒ Performance obligations for the different types of services are discussed below:

•	Trucking ‒ Revenues for time and material contracts are recognized when the merchandise or commodity is delivered to the destination specified in the agreement with the customer.

•	Waste Hauling ‒ Revenues for waste hauling is recognized when the hauling and spreading is complete.

•	Repairs ‒ Revenues for repairs are recognized upon completion of equipment serviced.

•	Sales of parts and equipment ‒ Revenues for the sale of parts and equipment are recognized upon the transfer and acceptance by the customer.

Accounts Receivable, Net ‒ Accounts receivable, net, are amounts due from customers where there is an unconditional right to consideration. Unbilled receivables of $0 and $139,766 are included in this balance at June 30, 2019 and December 31, 2018, respectively. The payment of consideration related to these unbilled receivables is subject only to the passage of time.

F-9

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Neese reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, historical bad debt trends, current economic conditions, and customer specific information. After Neese has exhausted all collection efforts, the outstanding receivable balance relating to services provided is written off against the allowance. Additions to the provision for bad debt are charged to expense.

Neese determined that an allowance for loss of $29,001 was required at June 30, 2019 and December 31, 2018.

Goedeker

Goedeker collects the full sales price from the customer at the time the order is placed. Goedeker does not incur incremental costs obtaining purchase orders from customers, however, if Goedeker did, because all Goedeker’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized.

The revenue that Goedeker recognizes arises from orders it receives from customers. Goedeker’s performance obligations under the customer orders correspond to each sale of merchandise that it makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, Goedeker’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, Goedeker has satisfied its performance obligation and Goedeker recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price ‒ Goedeker agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In Goedeker’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax Goedeker collects concurrently with revenue-producing activities are excluded from revenue.

If Goedeker continued to apply legacy revenue recognition guidance for the three and six months ended June 30, 2019, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all Goedeker’s sales are to individual retail consumers.

Disaggregated Revenue ‒ Goedeker disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

Goedeker’s revenue by sales type is as follows:

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Appliance sales	$8,759,916	$-	$8,759,916	$-
Furniture sales	1,702,284	-	1,702,284	-
Other sales	153,850	-	153,850	-
Total revenue	$10,616,050	$-	$10,616,050	$-

Performance Obligations – Goedeker’s performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

F-10

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company’s assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all of its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on the Company’s accounts receivable. The Company charges credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. The Company records a general allowance for credit losses that includes forecasted future credit losses.

Inventory

Inventory consists of finished products acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis for the Neese and of finished products acquired for resale and is valued at the low-of-cost-or-market with cost determined on a average item basis for Goedeker. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated an obsolescence allowance of $99,546 at June 30, 2019 and December 31, 2018.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery and Equipment	3-7
Tractors	3-7
Trucks and vehicles	3-6

F-11

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Goodwill and Intangible Assets

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Derivative Instrument Liability

The Company accounts for derivative instruments in accordance with ASC 815, Derivatives and Hedging, which establishes accounting and reporting standards for derivative instruments and hedging activities, including certain derivative instruments embedded in other financial instruments or contracts, and requires recognition of all derivatives on the balance sheet at fair value, regardless of hedging relationship designation. Accounting for changes in fair value of the derivative instruments depends on whether the derivatives qualify as hedge relationships and the types of relationships designated are based on the exposures hedged. At June 30, 2019, the Company classified a warrant issued in conjunction with a term loan as a derivative instrument. (see Note 11).

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

F-12

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. As the Company had a net loss for the three and six months ended June 30, 2019, the following 919,451 potentially dilutive securities were excluded from diluted loss per share: 200,000 for outstanding warrants and 719,451 related to the convertible note payable and accrued interest. There are no such common share equivalents outstanding as of June 30, 2018.

Going Concern Assessment

Management assesses going concern uncertainty in the Company’s consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period.

The Company has generated losses since its inception and has relied on cash on hand, external bank lines of credit and the sale of a note to support cashflow from operations. As of and for the six months ended June 30, 2019, the Company had a net loss attributable to 1847 Holdings shareholders of $1,193,530, negative working capital of $5,216,358 and net cash used in operations of $452,738. Management believes that based on relevant conditions and events that are known and reasonably knowable that its forecasts, for one year from the date of the filing of the consolidated financial statements, indicate improved operations and the Company’s ability to continue operations as a going concern.

Recent Accounting Pronouncements

Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

F-13

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. On January 1, 2019, the Company recognized $624,157 of ROU financing lease assets and $624,157 of financing lease liabilities, including noncurrent financing lease liabilities of $559,972, as a result of adopting this standard. As part of its adoption, the Company elected the following practical expedients: the Company has not reassessed whether any expired or existing contracts are or contain leases, the Company has not reassessed lease classification for any expired or existing leases; the Company has not reassessed initial direct costs for any existing leases; and the Company has not separated lease and non-lease components. The adoption of the standard did not have a material impact on the Company’s consolidated financial statements and related disclosures. The comparative periods have not been restated for the adoption of ASU 2016-02.

NOTE 3 – BUSINESS SEGMENTS

Summarized financial information concerning the Company’s reportable segments is presented below:

	For the Six Months ended June 30, 2019				For the Six Months ended June 30, 2018
	Land Management Services	Retail & Appliances	Corporate Services	Total	Land Management Services	Retail & Appliances	Corporate Services	Total
Revenue
Services	$1,551,724	$-	$-	$1,551,724	$1,659,628	$-	$-	$1,659,628
Sales of parts and equipment	852,810	-	-	852,810	572,613	-	-	572,613
Furniture and appliances revenue	-	10,616,050	-	10,616,050	-	-	-	-
Total Revenue	2,404,534	10,616,050	-	13,020,584	2,232,241	-	-	2,232,241

Total cost of sales	773,154	8,772,572	-	9,545,726	556,591	-	-	556,591
Total operating expenses	2,757,491	2,193,887	79,877	5,031,254	2,872,973		212,281	3,085,254
Loss from operations	$(1,126,110)	$(350,409)	$(79,877)	$(1,556,396)	$(1,197,323)	$-	$(212,281)	$(1,409,604)

	For the Three Months ended June 30, 2019					For Three Months ended June 30, 2018
	Land Management Services	Retail & Appliances	Corporate Services	Total	Land Management Services	Retail & Appliances	Corporate Services	Total
Revenue
Services	$976,327	$-	$-	$976,327	$1,005,554	$-	-	$1,005,554
Sales of parts and equipment	615,836	-	-	615,836	464,042	-	-	464,042
Furniture and appliance revenue	-	10,616,050	-	10,616,050	-	-	-	-
Total Revenue	1,592,163	10,616,050	-	12,208,213	1,469,596	-	-	1,469,596

Total cost of sales	559,404	8,772,572	-	9,331,976	458,303	-	-	458,303
Total operating expenses	1,437,654	2,193,887	39,582	3,671,122	1,529,316	-	7,251	1,536,567
Loss from operations	$(404,895)	$(350,409)	$(39,582)	$(794,886)	$(518,023)	$-	$(7,251)	$(525,274)

F-14

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 4—RECEIVABLES

At June 30, 2019 and December 31, 2018, receivables consisted of the following:

	June 30, 2019	December 31, 2018
Credit card payments in process of settlement	$699,463	$-
Vendor rebates receivable	1,433,491	-
Trade receivables from customers	348,228	578,569
Other	135,713	-
Total receivables	2,616,895	578,569
Allowance for doubtful accounts	(29,001)	(29,001)
Accounts receivable, net	$2,587,894	$549,568

Following is a summary of activity in the allowance for doubtful accounts:

	June 30, 2019	December 31, 2018
Balance at beginning of period	$29,001	$14,001
Provisions for losses	-	15,000
Accounts charged-off	-	-
Balance at end of period	$29,001	$29,001

NOTE 5—INVENTORIES

At June 30, 2019 and December 31, 2018, the inventory balances are composed of:

	June 30, 2019	December 31, 2018
Machinery and Equipment	$166,411	$427,551
Parts	162,240	159,685
Appliances	2,092,121	-
Furniture	326,633	-
Other	40,569	-
Subtotal	2,787,974	587,236
Allowance for inventory obsolescence	(99,546)	(99,546)
Inventories, net	$2,688,428	$487,690

Following is a summary of transactions in the allowance for inventory obsolescence:

	June 30, 2019	December 31, 2018
Balance at beginning of period	$99,546	$70,000
Provisions for obsolescence	-	48,000
Write-down in inventory value	-	(18,454)
Balance at end of period	$99,546	$99,546

Inventory and accounts receivable are pledged to secure a loan from Home State Bank, SBCC and Burnley Capital described and defined in the notes below.

NOTE 6—DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income. In the acquisition of Goedeker Television Co., the Seller retained the vendor deposits.

F-15

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 7—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at June 30, 2019 and December 31, 2018:

Classification	June 30, 2019	December 31, 2018
Buildings and improvements	$5,338	$5,338
Equipment and machinery	3,024,341	2,943,490
Tractors	2,834,888	2,834,888
Trucks and other vehicles	1,147,304	1,147,304
Leasehold improvements	117,626	-
Total	7,129,497	6,931,020
Less: Accumulated depreciation	(3,117,132)	(2,439,931)
Property and equipment, net	$4,012,365	$4,491,089

Depreciation expense for the six months ended June 30, 2019 and 2018 was $684,686 and $704,500, respectively.

All property and equipment are pledged to secure loans from Home State Bank, SBCC and Burnley Capital as described and defined in the notes below.

NOTE 8—INTANGIBLE ASSETS

The following provides a breakdown of identifiable intangible assets as of June 30, 2019 and December 31, 2018:

Customer Relationships	June 30, 2019	December 31, 2018
Identifiable intangible assets, gross	$34,000	$34,000
Accumulated amortization	(15,867)	(12,467)
Identifiable intangible assets, net	$18,133	$21,533

In connection with the acquisition of Neese, the Company identified intangible assets of $34,000 representing customer relationships. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 5 years and amortization expense amounted to $3,400 for the six months ended June 30, 2019 and 2018.

As of June 30, 2019, the estimated annual amortization expense for each of the next four fiscal years is as follows:

2019 (remainder)	$3,400
2020	6,800
2021	6,800
2022	1,133
Total	$18,133

NOTE 9—ACQUISITION

On January 18, 2019, Goedeker entered into an asset purchase agreement with Goedeker Television and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which Goedeker agreed to acquire substantially all of the assets of Goedeker Television used in its retail appliance and furniture business (the “Goedeker Business”).

On April 5, 2019, Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into an amendment to the asset purchase agreement (as amended, the “Goedeker Purchase Agreement”) and closing of the acquisition of substantially all of the assets of Goedeker used in the Goedeker Business was completed (the “Acquisition”).

The aggregate purchase price was $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in Earn Out Payments (as defined below). As additional consideration, 1847 Holdco agreed to issue to each of the Stockholders a number of shares of its common stock equal to a 11.25% non-dilutable interest (22.5% total) in all of the issued and outstanding stock of 1847 Holdco as of the closing date.

F-16

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The cash portion was decreased by the amount of outstanding indebtedness of Goedeker Television for borrowed money existing as of the closing. As a result, the cash portion was adjusted to $478,000. In addition, the cash portion of the purchase price is subject to a customary post-closing working capital adjustment provision with a target working capital of $(1,802,000) (negative amount).

Pursuant to the Goedeker Purchase Agreement, the parties agreed to cooperate in determining a reasonable arrangement designed to provide Goedeker with the benefits under the Digital Marketing Agreement between Goedeker Television and Power Digital Marketing. In consideration for Goedeker Television so cooperating, Goedeker agreed to pay to Goedeker Television a total of $20,000, which amount Goedeker Television will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Goedeker Television also agreed to cause the Digital Marketing Agreement to be terminated as of May 30, 2019 to ensure that Goedeker Television no longer has any obligations under the Digital Marketing Agreement.

Goedeker Television is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Goedeker Purchase Agreement) targets:

4.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

5.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

6.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, Goedeker must pay a partial Earn Out Payment to Goedeker Television in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker Television is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker Television is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

The rights of Goedeker Television to receive any Earn Out Payments are subordinate to the rights of Burnley Capital LLC and Small Business Community Capital II, L.P. under separate subordination agreements that Goedeker Television entered into with them on April 5, 2019 in connection with the Acquisition (see Note 10).

The provisional fair value of the purchase consideration issued to Goedeker Television was allocated to the net tangible assets acquired. The Company accounted for the Acquisition as the purchase of a business under GAAP under the acquisition method of accounting, and the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $685,785. The excess of the aggregate fair value of the net tangible assets has been allocated to goodwill.

The Company is currently in the process of completing the preliminary purchase price allocation as an acquisition of certain assets. The final purchase price allocation for Goedeker will be included in the Company’s financial statements in future periods. The table below shows preliminary analysis for the Goedeker asset purchase:

F-17

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Provisional Purchase Consideration at preliminary fair value:
Note payable, net of $215,500 of capitalized financing costs	$4,484,500
Proceeds from notes payable	2,583,000
Amount of consideration	$7,067,500

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,285,213
Accounts receivable	792,173
Inventories	2,516,128
Working capital adjustment receivable and other assets	554,636
Property and equipment	206,612
Accounts payable and accrued expenses	(2,472,568)
Customer deposits	(2,196,409)
Other liabilities	-
Net tangible assets acquired	$685,785

Total net assets acquired	$685,785
Consideration paid	7,067,500
Preliminary goodwill	$6,381,715

The following presents the pro-forma combined results of operations of the Company as if the Acquisition was completed on January 1, 2018 (before non-controlling interest).

	For the Six Months Ended June 30,
	2019	2018
Revenues, net	$25,967,483	$31,159,223
Net loss allocable to common shareholders	$(2,309,445)	$(8,607)
Net loss per share	$(0.73)	$(0.00)
Weighted average number of shares outstanding	3,165,625	3,165,625

The unaudited pro-forma results of operations are presented for information purposes only. The unaudited pro-forma results of operations are not intended to present actual results that would have been attained had the Acquisition been completed as of January 1, 2018 or to project potential operating results as of any future date or for any future periods. The revenue and net loss before non-controlling interest of Goedeker since April 6, 2019 acquisition date through June 30, 2019 included in the consolidated income statement amounted to $10,616,050 and $691,645, respectively.

The estimated useful life remaining on the property and equipment acquired is 4 to 5 years.

NOTE 10—LINE OF CREDIT

On April 5, 2019, Goedeker, as borrower, and 1847 Holdco entered into a loan and security agreement with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the borrowing base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) minus reserves established Burnley at any time in accordance with the loan and security agreement. The “borrowing base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by Goedeker’s eligible inventory (as defined in the loan and security agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, Goedeker borrowed $744,000 under the loan and security agreement and issued a revolving note to Burnley in the principal amount of up to $1,500,000. The balance of the line of credit amounts to $483,448 as of June 30, 2019, comprised of principal of $591,315 and net of $108,167 of unamortized debt discount.

F-18

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The revolving note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The revolving note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the loan and security agreement) plus 6.00% or (ii) 8.50%; provided that upon an event of default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. Goedeker shall pay interest accrued on the revolving note in arrears on the last day of each month commencing on April 30, 2019.

Goedeker may at any time and from time to time prepay the revolving note in whole or in part. If at any time the outstanding principal balance on the revolving note exceeds the lesser of (i) the difference of the total loan amount minus any reserves and (ii) the borrowing base, then Goedeker shall immediately prepay the revolving note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Holdco in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the revolving note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Holdco; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Holdco of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

Under the loan and security agreement, Goedeker is required to pay a number of fees to Burnley, including the following:

•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the loan and security agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the total loan amount then in effect minus the sum of the outstanding principal balance of the revolving note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the loan and security agreement terminates, commencing on the first such date to occur after the closing date;

•	an annual loan facility fee equal to 0.75% of the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

•	a monthly collateral management fee for monitoring and servicing the revolving loan equal to $1,700 per month for the term of revolving note, which is fully earned and non-refundable as of the date of the loan and security agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the revolving loan or directly by Goedeker; and

•	if the revolving loan is terminated for any reason, including by Burnley following an event of default, then Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the applicable percentage multiplied by the revolving commitment (i.e., the maximum amount that Goedeker may borrow under the revolving loan), wherein the term applicable percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

F-19

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The loan and security agreement contains customary events of default, including, among others: (i) for failure to pay principal and interest on the revolving note when due, or to pay any fees due under the loan and security agreement; (ii) if any representation, warranty or certification in the loan and security agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the loan and security agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a material adverse effect (as defined in the loan and security agreement) has occurred; (ix) if a change of control (as defined in the loan and security agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a material adverse effect; and (xii) for the occurrence of any default or event of default under the term loan with SBCC (as defined below), the 9% subordinated promissory note issued to Goedeker Television, the secured convertible promissory note issued to Leonite (as defined below) or any other debt that is subordinated to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The revolving note is secured by a first priority security interest in all of the assets of Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a pledge agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of Goedeker held by it to Burnley, and (ii) Goedeker entered into a deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with Burnley to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

At June 30, 2019, Goedeker did not meet certain loan covenants under the loan and security agreement. The agreement requires compliance with the following ratios as a percentage of earnings before interest, taxes, depreciation, and amortization for the twelve-month period ended June 30, 2019. The table below shows the required ratio and actual ratio for such period.

Covenant	Actual Ratio	Required Ratio
Total debt ratio	179.1x	4.50x
Senior debt ratio	52.9x	1.75x
Interest coverage ratio	0.1x	1.0x

In addition, Goedeker was not in compliance with a requirement with respect to the liquidity ratio, which is the ratio of cash and available borrowings to customer deposits. At June 30, 2019, the actual ratio was 0.33x compared to a requirement of 0.85x.

The loan and security agreement with SBCC described below contains the same covenants and a cross default provision, whereby a default under the Burnley loan and security agreement triggers a default under the SBCC loan and security agreement. Accordingly, the Company is in technical, not payment default, on these loan and security agreements and has classified such debt as a current liability. The Company has developed plans that will return it to full compliance including a recently received proposal from a new asset-based lender.

There are no cross default provisions that would require any other long-term liabilities to be classified as current. Although the 9% subordinated promissory note described below contains a cross default provision that is triggered by the acceleration of the senior debt, such cross default provision would only be triggered for a technical default like the one that occurred if the senior lender accelerated the senior debt, which has not happened.

NOTE 11—TERM LOANS

SBCC

On April 5, 2019, Goedeker, as borrower, and 1847 Holdco entered into a loan and security agreement with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000, pursuant to which Goedeker issued to SBCC a term note in the principal amount of up to $1,500,000 and a ten-year warrant to purchase shares of the most senior capital stock of Goedeker equal to 5.0% of the outstanding equity securities of Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The term note matures on April 5, 2023 and bears interest at the sum of the cash interest rate (defined as 11% per annum) plus the PIK interest rate (defined as 2% per annum); provided that upon an event of default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the cash interest rate and the PIK interest rate, in each case plus 3.00%. Interest accrued at the cash interest rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK interest rate shall be automatically capitalized, compounded and added to the principal amount of the term note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an event of default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK interest rate and not yet added to the principal amount of term note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on term note, whether accrued at the cash interest rate or the PIK interest rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the loan and security agreement.

Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the term note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the loan and security agreement.

F-20

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Goedeker may prepay the term note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any net proceeds (as defined in the loan and security agreement) are received by or on behalf of Goedeker or 1847 Holdco in respect of any prepayment event following the occurrence and during the continuance of an event of default, Goedeker shall, immediately after such net proceeds are received, prepay the term note in an aggregate amount equal to 100% of such net proceeds. A “prepayment event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of Goedeker or 1847 Holdco; (ii) a change of control (as defined in the loan and security agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by Goedeker of any capital stock or the receipt by Goedeker of any capital contribution; or (v) the incurrence by Goedeker or 1847 Holdco of any indebtedness (as defined in the loan and security agreement), other than indebtedness permitted under the loan and security agreement.

The loan and security agreement with SBCC contains the same events of default as the loan and security agreement with Burnley, provided that the reference to the term loan in the cross default provision refers instead to the revolving loan.

The loan and security agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The term note is secured by a second priority security interest (subordinate to the revolving loan) in all of the assets of Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a pledge agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of Goedeker held by it to SBCC, and (ii) Goedeker entered deposit account control agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a guaranty with SBCC to guaranty the obligations under the loan and security agreement upon the occurrence of certain prohibited acts described in the guaranty.

As noted above, the Company is in technical, not payment default, on this loan and security agreement and has classified such debt as a current liability.

 Home State Bank

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85% with covenants to maintain a minimum debt coverage ratio of 1.00 to 1.25 measured at December 31, 2019. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. The balance of the note amounts to $3,329,414 as of June 30, 2019, comprised of principal of $3,349,757 and net of unamortized debt discount of $20,343.

F-21

 1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The loan agreement contains customary representations and warranties. Pursuant to the terms of the loan agreement and the note, an “event of default” includes: (i) if Neese fails to make any payment when due under the note; (ii) if Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) if Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the note or perform Neese’s obligations under the note or any of the related documents; (iv) if any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the note or the related documents is false or misleading in any material respect; (v) upon the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) upon commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any collateral securing the loan; and (vii) if a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the note is impaired. If any event of default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an event of default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on certain promissory notes (See Note 14) to $40,000 annually or fees to the Company’s manager. The Company continues to accrue interest and management fee at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of June 30, 2019.

If the Company sells property, plant, and equipment securing the loan, it must remit the appraised value of the equipment to Home State Bank. During the six months ended June 30, 2019, $21,500 was remitted to Home State Bank pursuant to this requirement.

The Company adopted ASU 2015-03 by deducting $51,427 of net debt issuance costs from the long-term portion of the term loan. Amortization of debt issuance costs totaled $16,200 for the three months ended June 30, 2019.

Following is a summary of payments due on the SBCC and Home State Bank terms loan for the succeeding five years:

Amount
2019 (remainder)	$187,500
2020	3,724,757
2021	375,000
2022	375,000
2023	93,750
Total payments	4,756,007
Less current portion of principal payments	599,798
Debt issuance costs, net	(402,968)
Long-term portion of principal payments	$3,753,241

F-22

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 12—FLOOR PLAN LOANS PAYABLE

At June 30, 2019, $21,071 of Machinery and Equipment inventory was pledged to secure a floor plan loan from a commercial lender. The Company must remit proceeds from the sale of the secured inventory to the floor plan lender and pays a finance charge that can vary monthly at the option of the lender. The balance of the floor plan payable as of June 30, 2019 and December 31, 2018 amounted to $21,071 and $109,100, respectively.

NOTE 13—PROMISSORY NOTES

Secured Convertible Promissory Note

On April 5, 2019, the Company, 1847 Holdco and Goedeker (collectively, “1847”) entered into a securities purchase agreement with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,286. As additional consideration for the purchase of the note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis, and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The note carries an original issue discount of $64,286 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the note. Therefore, the purchase price of the note was $650,000. Furthermore, the Company issued 50,000 shares of common stock valued at $137,500 and a debt-discount related to the warrants valued at $292,673. The company amortized $103,145 of financing costs related to the shares and warrants in the six months ended June 30, 2019. The remaining net balance of the note at June 30, 2019 is $327,927 comprised of principal of $599,911 and net of unamortized debt discount of $271,984.

The note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the note (the “Stated Rate”). Any amount of principal or interest on the note which is not paid by the maturity date shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the note, 1847 shall make monthly payments of interest only due under the note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the note, will be due and payable. Unless an event of default as set forth in the note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

F-23

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

The note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the securities purchase agreement or any other agreement entered into in connection with the securities purchase agreement, or a breach of any of representations or warranties under the note, or (iii) the bankruptcy of 1847. The note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the note.

Under the note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the note shall be determined by dividing the conversion amount by the applicable conversion price then in effect. The conversion amount is the sum of: (i) the principal amount of the note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (subject to adjustment as further described in the note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the note, the conversion price shall immediately be equal to the lesser of (i) such conversion price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the note in excess of that portion of the note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

Concurrently with 1847 and Leonite entering into the securities purchase agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and Goedeker entered into a security and pledge agreement with Leonite, pursuant to which, in order to secure 1847’s timely payment of the note and related obligations and the timely performance of each and all of its covenants and obligations under the securities purchase agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese, and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the note are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Leonite entered into with them on April 5, 2019.

F-24

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

9% Subordinated Promissory Note

As noted above, a portion of the purchase price for the Acquisition was paid by the issuance by Goedeker of a 9% subordinated promissory note in the principal amount of $4,100,000 and an additional

$600,000 in accrued earn out payments. The note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on April 5, 2023. Goedeker has the right to redeem all or any portion of the note at any time prior to the maturity date without premium or penalty of any kind. The note contains customary events of default, including in the event of (i) non-payment, (ii) a default by Goedeker of any of its covenants under the Goedeker Purchase Agreement or any other agreement entered into in connection with the Goedeker Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of Goedeker. The note also contains a cross default provision which provides that if there occurs with respect to the revolving loan with Burnley or the term loan with SBCC (A) a default with respect to any payment obligation thereunder that entitles the holder thereof to declare such indebtedness to be due and payable prior to its stated maturity or (B) any other default thereunder that entitles, and has caused, the holder thereof to declare such indebtedness to be due and payable prior to maturity. Since the defaults under the loans with Burnley and SBCC are not payment defaults, they fall under clause (B) above and would require Burnley or SBCC to accelerate the payment of indebtedness under their notes (which they have not done) before the cross default provisions would result in a default under this note.

The rights of Goedeker to receive payments under the note are subordinate to the rights of Burnley and SBCC under separate subordination agreements that Goedeker entered into with them on April 5, 2019 in connection with the Acquisition.

The remaining balance of the note at June 30, 2019 is $4,502,458 comprised of principal of $4,700,000 and net of unamortized debt discount of $197,542.

8% Vesting Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a vesting promissory note in the principal amount of $1,875,000 (which was determined to have no fair value as of June 30, 2019 and December 31, 2018) by 1847 Neese and Neese to the sellers of Neese. Payment of the principal and accrued interest on the vesting promissory note is subject to vesting and a contingent consideration subject to fair market valuation adjustment at each reporting period. The vesting promissory note bears interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and is due and payable in full on June 30, 2020 (the “Maturity Date”). The principal of the vesting promissory note vests in accordance with the following formula:

•	Fiscal Year 2017: If Adjusted EBITDA for the fiscal year ending December 31, 2017, exceeds an Adjusted EBITDA target of $1,300,000 (the “Adjusted EBITDA Target”), then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2017 through the Maturity Date. For the year ended December 31, 2017, Adjusted EBITDA was $788,958, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2017.

•	Fiscal Year 2018: If Adjusted EBITDA for the fiscal year ending December 31, 2018, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2018 through the Maturity Date. For the year ended December 31, 2018, Adjusted EBITDA was approximately $320,000, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2018.

•	Fiscal Year 2019: If Adjusted EBITDA for the fiscal year ending December 31, 2019, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2019 through the Maturity Date.

F-25

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

For purposes of the vesting promissory note, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with GAAP applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Neese as of the closing date, plus to the extent deducted in calculating such net income: (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses; (ii) all management fees, allocations or corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of Neese by 1847 Neese including allocations of supervisory, centralized or other parent-level expense items; (iii) one-time extraordinary expenses or losses; and (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA, the purchase and sales prices of goods and services sold by or purchased by Neese to or from 1847 Neese, its subsidiaries or affiliates shall be adjusted to reflect the amounts that Neese would have realized or paid if dealing with an independent third-party in an arm’s-length commercial transaction, and inventory items shall be properly categorized as such and shall not be expenses until such inventory is sold or consumed.

At June 30, 2018, management made the determination that the vesting note payable had no value because it estimated that the EBITDA threshold of $1,300,000 for both 2018 and 2019 would be not attained, thus eliminating the requirement for a payment under terms of the note payable.

The vesting promissory note contains customary events of default, including in the event of: (i) non-payment; (ii) a default by 1847 Neese or Neese of any of their covenants under the stock purchase agreement, the vesting promissory note, or any other agreement entered into in connection with the stock purchase agreement, or a breach of any of their representations or warranties under such documents; or (iii) the bankruptcy of 1847 Neese or Neese.

Under terms of the term loan with Home State Bank described in Note 11, this note may not be paid until the term loan is paid in full.

10% Promissory Note

A portion of the purchase price for the acquisition of Neese was paid by the issuance of a promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese. The promissory note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The promissory note contains the same events of default as the vesting promissory note. The promissory note has not been repaid, thus the Company is in default under this note. Under terms of the term loan with Home State Bank described in Note 11, this note may not be paid until the term loan is paid in full. The payees on the note agreed to the modification of its terms by signing the loan agreement for the Home State Bank term loan. Accordingly, the loan is shown as a long-term liability as of June 30, 2019. Additionally, the term loan lender limits the payment of interest on this note to $40,000 annually. The Company continues to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

NOTE 14—FINANCING LEASES

The cash portion of the purchase price for the acquisition of Neese was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC (“Utica”), pursuant to a master lease agreement, dated March 3, 2017, between Utica, as lessor, and 1847 Neese and Neese, as co-lessees (collectively, the “Lessee”). Under the master lease agreement, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein, which it leases to the Lessee. The initial term of the master lease agreement was for 51 months. Under the master lease agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first three (3) months, with such amount increasing to $85,322 for the remaining forty-eight (48) months.

F-26

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

On June 14, 2017, the parties entered into a first amendment to lease documents, pursuant to which the parties agreed to, among other things, extend the term of the master lease agreement from 51 months to 57 months and amend the payments due thereunder. Under the amendment, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,322 for the remaining forty-seven (47) months. In connection with the extension of the term of the master lease agreement, the parties also amended the schedule of stipulated loss values and early termination payment schedule attached thereto. In connection with the amendment, the Lessee agreed to pay Utica an amendment fee of $2,500.

On October 31, 2017, the parties entered into a second equipment schedule to the master lease agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000. Upon the expiration of the term of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $162,000 (five percent (5%) of the total invoice cost (as defined in the master lease agreement)); or (b) the fair market value of the equipment, as determined by Utica. Upon the expiration of the master lease agreement, the Lessee is required to pay, together with all other amounts then due and payable under the master lease agreement, in cash, an end of term buyout price equal to the lesser of: (a) $49,000 (five percent (5%) of the total invoice cost); or (b) the fair market value of the equipment, as determined by Utica.

Provided that no default under the master lease agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the master lease agreement, which represents the anticipated fair market value of the equipment as of the anticipated end date of the master lease agreement. In addition, the Lessee shall pay to Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the equipment to Lessee. The early buy-out option was not available on the second equipment schedule to the master lease agreement until after December 31, 2018.

In connection with the master lease agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

On February 1, 2018, Utica agreed to continue the $53,000 payments for three additional months and extend the maturity of the loan by three months. Additionally, Utica agreed to defer the February 3, 2018 payment to February 20, 2018. The Company paid one-half the normal late fee, $2,650 for the late payment. On March 2, 2018, Utica agreed to defer the March 3 payment to March 30, 2018. The Company paid a late payment fee of $5,300 for the payment deferral.

F-27

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

On April 18, 2018, Utica, the Lessee, and Ellery W. Roberts, as guarantor under the master lease agreement, entered into a forbearance agreement relating to the non-payment of certain rent payments due under the master lease agreement for the months of March 2018 and April 2018. Pursuant to the forbearance agreement, Utica agreed to forbear from demanding payment in full and exercising its remedies under the master lease agreement until June 3, 2018. Pursuant to the forbearance agreement, the Lessee agreed to, among other things, (i) make the payments set forth in the forbearance agreement on or before the dates specified therein, totaling $173,376, (ii) be current on all rent due under Schedule 1 of the master lease agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the master lease agreement by May 30, 2018, (ii) reinstate or renew and continue in effect all insurance as required under the master lease agreement at Lessee’s sole cost and expense, (iv) pay a forbearance fee to Utica totaling $4,500, which shall not be due until termination of the master lease agreement and (v) execute a surrender agreement with respect to the Lessee’s equipment, which will be held in escrow by Utica and not deemed effective unless and until the earlier to occur of: (a) the June 3, 2018, provided liabilities under master lease agreement remain due but unpaid; (b) such time as Utica accelerates due and unpaid liabilities pursuant to the term of the forbearance agreement and the master lease agreement; or (c) a default occurs under the forbearance agreement or the master lease agreement.

A portion of the proceeds from the term loan from Home State Bank (Note 11) were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,882 beginning July 3, 2018 and an end-of-term buyout of $38,000. As a result, the parties to the forbearance agreement agreed that the forbearance agreement is terminated and is no longer in effect. In completing the early payout, the Company incurred a loss of $405,674 plus an additional loss of $95,130 from the write-off of unamortized debt issuance costs. The loss on early extinguishment of debt arose from the buyout provisions in the lease and because the Company had delayed making the regular payment of $85,322 until May 3, 2018, rather than July 3, 2017 as contemplated in the original master lease agreement. Management chose to close the term loan because of the much lower interest rate and the loan allows the Company to make payments that match its operating cycle rather than monthly payments.

If the Company sells equipment or inventory, it must remit to Utica the amount loaned against the equipment. Such payments are accumulated and applied to the balance at the end of the lease term. During the three months ended June 30, 2019, $116,067 of payments, and $174,784 of lien release payments, were remitted to Utica.

The assets and liabilities under the master lease agreement are recorded at the fair value of the assets at the time of acquisition.

The Company adopted ASU 2015-03 by deducting $31,083 of net debt issuance costs from the long-term portion of the financing lease. Amortization of debt issuance costs totaled $8,100 for the three months ended June 30, 2019.

At June 30, 2019, annual minimum future lease payments under this Master Lease Agreement are as follows:

Amount
2019 (remainder of year)	$257,942
2020	464,269
2021	464,269
2022	77,335
Total minimum lease payments	1,263,815
Less amount representing interest	264,825
Present value of minimum lease payments	998,990
Less current portion of minimum lease	(322,827)
Less debt issuance costs, net	(31,083)
Less payments to Utica for release of lien	(249,784)
Less lease deposits	(38,807)
End of lease buyout payments	87,011
Long-term present value of minimum lease payment	$443,500

The interest rate on the capitalized lease is approximately 15.3%.

F-28

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 15—OPERATING LEASE

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by officers of Neese. The agreement of lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The agreement of lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the agreement of lease, and other customary representations, warranties and covenants. Under terms of the term loan agreement with Home State Bank (Note 11), the Company may not pay salary or rent to such officers of Neese in excess of $100,000 per year beginning on the date of the term loan agreement, June 13, 2018. The Company is accruing monthly rent, but because of the limitation in the term loan, $158,333 of accrued rent is classified as a long-term accrued liability.

The amount accrued for amounts included in the measurement of operating lease liabilities was $25,000 for the three months ended June 30, 2019.

Supplemental balance sheet information related to leases was as follows:

June 30, 2019
Operating lease right-of-use lease asset	$624,157
Accumulated amortization	(29,034)
Net balance	$595,123

Lease liability, current portion	61,130
Lease liability, long term	533,993
Total operating lease liabilities	$595,123

Weighted Average Remaining Lease Term - operating leases	92 Months

Weighted Average Discount Rate - operating leases	6.85%

Maturities of the lease liability are as follows:

For the Years Ended
2019 (July to December)	$50,000
2020	100,000
2021	100,000
2022	100,000
2023	100,000
2024	100,000
Thereafter	225,000
Total lease payments	775,000
Less imputed interest	179,877
Maturities of lease liabilities	$595,123

F-29

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

On April 5, 2019, Goedeker entered into a lease agreement with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The lease contains customary events of default, including if: (i) Goedeker shall fail to pay rent within five (5) days after the due date; (ii) any insurance required to be maintained by Goedeker pursuant to the lease shall be canceled, terminated, expire, reduced, or materially changed; (iii) Goedeker shall fail to comply with any term, provision, or covenant of the lease and shall not begin and pursue with reasonable diligence the cure of such failure within fifteen (15) days after written notice thereof to Goedeker; (iv) Goedeker shall become insolvent, make an assignment for the benefit of creditors, or file a petition under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States of America or any State thereof; or (v) a receiver or trustee shall be appointed for the leased premises or for all or substantially all of the assets of Goedeker.

Neese, Inc.leases a piece of equipment on an operating lease. The lease originated in May 2014 for a five year term with annual payments of $11,830 with a final payment in July 2019.

Supplemental balance sheet information related to leases was as follows:

June 30, 2019
Operating lease right-of-use lease asset	$2,300,000
Accumulated amortization	(98,166)
Net balance	$2,201,834

Lease liability, current portion	373,860
Lease liability, long term	1,827,974
Total operating lease liabilities	$2,201,834

Weighted Average Remaining Lease Term - operating leases	57 Months

Weighted Average Discount Rate - operating leases	6.50%

Maturities of the lease liability are as follows:

For the Years Ended
2019 (July to December)	$270,000
2020	540,000
2021	540,000
2022	540,000
2023	540,000
2024	135,000
Total lease payments	2,565,000
Less imputed interest	363,166
Maturities of lease liabilities	$2,201,834

NOTE 16—RELATED PARTIES

Management Services Agreement

On April 15, 2013, the Company and 1847 Partners LLC (the “Manager”), entered into a management services agreement, pursuant to which the Company is required to pay the Manager a quarterly management fee equal to 0.5% (2.0% annualized) of its adjusted net assets for services performed.

F-30

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Offsetting Management Services Agreement - 1847 Neese

On March 3, 2017, 1847 Neese entered into an offsetting management services agreement with the Manager.

Pursuant to the offsetting management services agreement, 1847 Neese appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter; provided, however, that: (i) pro rated payments shall be made in the first quarter and the last quarter of the term; (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year; and (iii) if the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the management services agreement (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Neese shall also reimburse the Manager for all costs and expenses of 1847 Neese which are specifically approved by the board of directors of 1847 Neese, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Neese in connection with performing services under the offsetting management services agreement.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Neese’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Neese’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines. The Company expensed $125,000 in management fees for the six months ended June 30, 2019 and 2018, respectively.

Under terms of the term loan from Home State Bank, no fees may be paid to the Manager without permission of the bank, which the Manager does not expect to be granted within the forthcoming year. Accordingly, $346,642 due the Manager is classified as a long-term accrued liability.

F-31

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Offsetting Management Services Agreement - Goedeker

On April 5, 2019, Goedeker entered into an offsetting management services agreement with the Manager.

Pursuant to the offsetting management services agreement, Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of adjusted net assets (as defined in the management services agreement); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the management fee to be paid by Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

Notwithstanding the foregoing, payment of the management fee is subordinated to the payment of interest on the 9% subordinated promissory note issued to Goedeker (see Note 14), such that no payment of the management fee may be made if Goedeker is in default under the note with regard to interest payments and, for the avoidance of doubt, such payment of the management fee will be contingent on Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the 9% subordinated promissory note issued to Goedeker or the Earn Out Payments, the annual management fee shall be capped at $250,000.

In addition, the rights of the Manager to receive payments under the offsetting management services agreement are subordinate to the rights of Burnley and SBCC under separate subordination agreements that the Manager entered into with Burnley and SBCC on April 5, 2019.

Goedeker shall also reimburse the Manager for all costs and expenses of Goedeker which are specifically approved by the board of directors of Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of Goedeker in connection with performing services under the offsetting management services agreement.

The services provided by the Manager include: conducting general and administrative supervision and oversight of Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

F-32

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of June 30, 2019 and December 31, 2018, a total of $118,833 advances from related parties are outstanding. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

As of June 30, 2019 and December 31, 2018, the Manager has funded the Company $58,650 and $55,500 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

Grid Promissory Note

On January 3, 2018, the Company issued a grid promissory note to the Manager in the initial principal amount of $50,000. The note provides that the Company may from time to time request additional advances from the Manager up to an aggregate additional amount of $100,000, which will be added to the note if the Manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the note. The maturity date of the grid promissory note was extended until January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event the Company completes a financing involving at least $500,000, the Company must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of June 30, 2019 and December 31, 2018, the Manager has advanced $117,000 of the promissory note and the Company has accrued interest of $12,255 and $7,549, respectively.

Building Lease

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by officers of Neese. See Note 16 for details regarding this lease.

NOTE 17—SHAREHOLDERS’ DEFICIT

Allocation Shares

As of June 30, 2019 and December 31, 2018, the Company had authorized and outstanding 1,000 allocation shares. These allocation shares do not entitle the holder thereof to vote on any matter relating to the Company other than in connection with amendments to the Company’s operating agreement and in connection with certain other corporate transactions as specified in the operating agreement.

The Manager owns 100% of the allocation shares of the Company, which are a separate class of limited liability company interests that, together with the common shares, will comprise all of the classes of equity interests of the Company. The Manager received the allocation shares with its initial capitalization of the Company. The allocation shares generally will entitle the Manager to receive a twenty percent (20%) profit allocation as a form of incentive designed to align the interests of the Manager with those of the Company’s shareholders. Profit allocation has two components: an equity-based component and a distribution-based component. The equity-based component will be paid when the market for the Company’s shares appreciates, subject to certain conditions and adjustments. The distribution-based component will be paid when the distributions the Company pays to shareholders exceed an annual hurdle rate of eight percent (8.0%), subject to certain conditions and adjustments. While the equity-based component and distribution-based component are interrelated in certain respects, each component may independently result in a payment of profit allocation if the relevant conditions to payment are satisfied.

The 1,000 allocation shares are issued and outstanding and held by the Manager, which is controlled by Mr. Roberts, the Company’s chief executive officer and controlling shareholder.

F-33

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

Common Shares

The Company is authorized to issue 500,000,000 common shares as of June 30, 2019 and December 31, 2018. As of June 30, 2019 and December 31, 2018, the Company had 3,165,625 and 3,115,625 common shares issued and outstanding, respectively. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote.

On April 5, 2019, the Company, issued 50,000 common shares to Leonite pursuant to the securities purchase agreement (see Note 14).

The Company did not issue any shares in the six months ended June 30, 2018.

Warrants

Leonite warrants

On April 5, 2019, the Company issued a warrant to purchase 200,000 common shares to Leonite pursuant to the securities purchase agreement (see Note 14). The warrant has a term of five years, an exercise price of $1.25 per share (subject to adjustment), and may be exercised on a cashless basis.

Accordingly, a portion of the proceeds was allocated to the warrant based on its relative fair value using the Black Scholes option-pricing model. The assumptions used in the Black-Scholes model are as follows: (i) dividend yield of 0%; (ii) expected volatility of 140.3%, (iii) weighted average risk-free interest rate of 2.31%, (iv) expected life of five years, and (v) estimated fair value of the Common Stock of $2.75 per share.

The warrant also contains an ownership limitation. The Company shall not effect any exercise of the warrant, and Leonite shall not have the right to exercise any portion of the warrant, to the extent that after giving effect to issuance of common shares upon exercise the warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

SBCC warrant

On April 5, 2019, the Company issued SBCC a ten-year Warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Exercise Price is subject to anti-dilution adjustments that allow for its reduction in the event the Company subsequently issues equity securities, including shares of Common Stock or any security convertible or exchangeable for shares of Common Stock. The Company accounted for the conversion option of the Warrant in accordance with ASC Topic 815. The derivative liability associated with the Warrant has been measured at fair value at issuance on April 5, 2019 at $270,600 based upon a percentage allocation of the Goedeker acquisition purchase price and subsequently remeasured at June 30, 2019 at $268,000 resulting in a change in warrant liability of $2,600 for the period ending June 30, 2019.

Noncontrolling Interests

The Company owns 55.0% of 1847 Neese and 70% of 1847 Holdco. For financial interests in which the Company owns a controlling financial interest, the Company applies the provisions of ASC 810, which are applicable to reporting the equity and net income or loss attributable to noncontrolling interests. The results of 1847 Neese and 1847 Holdco are included in the consolidated statement of income. The net loss attributable to the 45% non-controlling interest of 1847 Neese amounted to $501,647 and $451,231 for the six months ended June 30, 2019 and 2018, respectively. The net loss attributable to the 30% non-controlling interest of 1847 Holdco amounted to $195,822 for the period from April 5, 2019 (acquisition) to June 30, 2019.

F-34

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 18—COMMITMENTS AND CONTINGENCIES

Corporate Office

An office space has been leased on a month-by-month basis.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 19—SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION

Supplemental disclosures of cash flow information for the six months ended June 30, 2019 and 2018 were as follows:

	For the Six Months Ended June 30,
	2019	2018
Interest paid	$423,539	$360,664
Income tax paid	$-	$-

Business Combinations:
Current Assets	$3,308,301	$-
Property and equipment	$207,604	$-
Working capital adjustment receivable	$553,643	$-
Assumed liabilities	$(4,668,977)	$-
Goodwill	$6,381,715	$-
Cash acquired in acquisition of Goedeker	$1,285,214	$-
Financing:
Term Loan	$1,500,000	$-
Debt discount financing costs	(178,000)	-
Warrant feature upon issuance of term loan	(229,244)	-
Term loan, net	$1,092,756	$-

Line of Credit	$754,682	$-
Debt discount on line of credit	(128,682)	-
Issuance of common shares on promissory note	(137,500)	-
Line of Credit, net	$488,500	$-

Promissory Note	$714,286	$-
Promissory Note original issue and debt discount	(79,286)	-
Warrants issued in conjunction with notes payable	(292,673)	-
Promissory Note, net	$342,327	$-

9% Subordinated Promissory Note	$4,700,000	$-
Debt discount financing costs	(215,500)	-
9% Subordinated Promissory Note, net	$4,484,500	$-

Warrant liability	$229,244	$-
Additional Paid in Capital	$430,173	$-

F-35

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

JUNE 30, 2019

(UNAUDITED)

NOTE 20—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), the Company has analyzed its operations subsequent to June 30, 2019 to the date these financial statements were issued, and has determined that, except as set forth below, it does not have any material subsequent events to disclose in these financial statements.

Signing of Patriot Purchase Agreement

On July 12, 2019, 1847 PT entered into a securities purchase agreement with Patriot Transport Inc., an Illinois corporation, Expeditor Systems, Inc., an Illinois corporation, Expeditors, Inc., an Illinois corporation, Top Gear Inc., an Illinois corporation, Leasing Truck Solution Inc., an Illinois corporation, Expeditors Companies Inc., an Illinois corporation, Patriot Training Facility Inc., an Illinois corporation f/k/a Top Gear Driving Academy Inc. (collectively, the “Companies”), and Igor Terletsky, as seller.

Pursuant to the terms and conditions of the securities purchase agreement, 1847 PT agreed to acquire all of the capital stock and other equity securities of the Companies for an aggregate purchase price of $35 million, consisting of: (i) $21 million in cash and (ii) an 8% subordinated promissory note in the principal amount of $14 million.

The purchase price is subject to a post-closing working capital adjustment provision. Under this provision, if the audited combined balance sheet of the Companies as of the closing date prepared by 1847 PT indicates working capital that is higher than the minimum working capital, which is defined in the securities purchase agreement as $225,000, the principal amount of the note will be adjusted upward by the amount of such difference, on or before the 75th day following the closing of the acquisition. Similarly, if the working capital is less than the minimum working capital, the principal amount of the note will be adjusted downward by the amount of the difference.

The purchase price is also subject to a post-closing adjustment for Adjusted EBITDA. As soon as practicable following the year ended 2019, but no later than March 31, 2020, 1847 PT will prepare and deliver to the seller an audited income statement for the Companies. If the Companies earnings before interest, taxes, depreciation and amortization expenses for the twelve month period ending December 31, 2019 adjusted in a manner mutually agreed upon by the parties (the “Adjusted EBITDA”) as shown on such income statement is greater than $7,000,000, then (i) the cash portion of the purchase price will be increased by an amount equal to two and one-half times (2 1/2x) the difference between $7,000,000 and such Adjusted EBITDA, and (ii) the note will be increased by an aggregate amount equal to two and one-half times (2 1/2x) the difference between $7,000,000 and such Adjusted EBITDA.

The cash portion of the purchase price will be reduced by the amount of outstanding indebtedness of the Companies existing as of the closing date and the deducted amount will be used to pay off any such indebtedness.

The securities purchase agreement contains customary representations, warranties and covenants, including a covenant that the seller will not complete with the business of the Company for a period of three (3) years following closing. The securities purchase agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the securities purchase agreement. In the case of the indemnification provided by the seller with respect to breaches of certain non-fundamental representations and warranties, the seller will only become liable for indemnified losses to the extent they exceed, in the aggregate, $150,000, up to an aggregate maximum amount of $2.9 million.

The closing of the securities purchase agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; 1847 PT obtaining the requisite acquisition financing; and delivery of all documents required for the transfer of the securities of the Companies to 1847 PT.

The securities purchase agreement may be terminated at any time prior to closing by (i) mutual agreement of 1847 PT and the seller; (ii) by either 1847 PT or the seller if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the stock purchase agreement; (iii) by either 1847 PT or the seller if the closing does not occur on or before 60 calendar days after the date of the securities purchase agreement; provided that the right to terminate will not be available to any party whose breach of any provision of the securities purchase agreement results in the failure of the closing to occur by such time; (iv) by 1847 PT if the seller or any of the Companies has breached its respective representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions to be performed by it would not be satisfied; or (v) by the seller if 1847 PT has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions to be performed by it would not be satisfied.

F-36

1847 HOLDINGS LLC

AUDITED CONSOLIDATED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

F-37

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of 1847 Holdings LLC:

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of 1847 Holdings LLC (“the Company”) as of December 31, 2018 and 2017, and the related consolidated statements of operations, shareholders’ deficit, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2017.

Salt Lake City, UT

April 12, 2019

F-38

1847 HOLDINGS LLC

CONSOLIDATED BALANCE SHEETS

	December 31, 2018	December 31, 2017
ASSETS
Current Assets
Cash	$333,880	$501,422
Accounts receivable, net	549,568	310,363
Inventories, net	487,690	836,571
Prepaid expenses and other current assets	145,978	174,877

TOTAL CURRENT ASSETS	1,517,116	1,823,233

Property and equipment, net	4,491,089	6,099,219
Goodwill	22,166	22,166
Intangible assets, net	21,533	28,333
Other assets	375	6

TOTAL ASSETS	$6,052,279	$7,972,957

LIABILITIES AND SHAREHOLDERS’ DEFICIT

CURRENT LIABILITIES
Accounts payable and accrued expenses	$1,203,435	$1,060,969
Line of credit	-	675,000
Floor plan payable	109,100	168,137
Advances, related party	174,333	179,704
Note payable – related party, including accrued interest of $7,549 as of December 31, 2018	124,549	-
Notes payable – current portion	293,641	14,247
Promissory note payable	-	1,025,000
Uncertain tax liability	8,000	126,000
Current portion of capital lease obligation	299,157	615,349

TOTAL CURRENT LIABILITIES	2,212,215	3,864,406

Non-current notes-payable	3,262,434	58,020
Promissory note payable	1,025,000	-
Vesting note payable	-	395,634
Non-current deferred tax liability	364,601	988,601
Accrued expenses – long term	451,857	-
Capital lease obligation, net of current portion	763,239	3,151,491

TOTAL LIABILITIES	$8,079,346	$8,458,151

SHAREHOLDERS’ DEFICIT
Allocation shares, 1,000 shares issued and outstanding	1,000	1,000
Common Shares, 500,000,000 shares authorized, 3,115,625 shares issued and outstanding as of December 31, 2018 and 2017	3,115	3,115
Additional paid-in capital	11,891	11,891
Accumulated deficit	(2,155,084)	(1,159,724)

TOTAL SHAREHOLDERS’ DEFICIT	(2,139,078)	(1,143,718)
NONCONTROLLING INTERESTS	112,011	658,524
TOTAL SHAREHOLDERS’ DEFICIT	(2,027,067)	(485,194)
TOTAL LIABILITIES AND SHAREHOLDERS’ DEFICIT	$6,052,279	$7,972,957

The accompanying notes are an integral part of these consolidated financial statements

F-39

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF OPERATIONS

	Years Ended December 31,
	2018	2017
REVENUES
Services	$4,631,507	$3,987,955
Sales and other	2,702,340	2,422,665
TOTAL REVENUE	7,333,847	6,410,620

OPERATING EXPENSES
Cost of sales	2,370,757	1,904,712
Personnel costs	2,269,059	2,061,932
Depreciation and amortization	1,441,898	1,125,667
Fuel	1,117,045	700,315
General and administrative	1,653,683	2,006,092
TOTAL OPERATING EXPENSES	8,852,442	7,798,718

NET LOSS FROM OPERATIONS	(1,518,595)	(1,388,098)

OTHER INCOME (LOSS)
Financing costs and loss on early extinguishment of debt	(536,491)	-
Write-down of assets	(129,400)	-
Write-off of contingent consideration	395,634	(29,282)
Interest expense	(562,629)	(616,383)
Gain (loss) on sale of fixed assets	28,408	275,499
TOTAL OTHER INCOME (LOSS)	(804,478)	(370,166)

NET LOSS BEFORE INCOME TAXES AND NON-CONTROLLING INTERESTS	(2,323,073)	(1,758,264)

PROVISION FOR INCOME TAXES (BENEFIT)	(781,200)	(1,090,088)

NET LOSS	(1,541,873)	(668,176)

Less net loss attributable to non-controlling interests	(546,513)	(194,339)

NET LOSS ATTRIBUTABLE TO 1847 HOLDINGS SHAREHOLDERS	$(995,360)	$(473,837)

Net Loss Per Common Share: Basic and diluted	$(0.50)	$(0.21)
Weighted-average number of common shares outstanding: Basic and diluted	3,115,625	3,115,625

The accompanying notes are an integral part of these consolidated financial statements

F-40

1847 HOLDINGS LLC

CONSOLIDATED STATEMENT OF SHAREHOLDERS’ DEFICIT

	Common Shares		Allocation	Additional Paid-In	Accumulated	Non- Controlling	Shareholders’
	Shares	Amount	Shares	Capital	Deficit	Interest	Deficit
BALANCE – January 1, 2017	3,115,625	$3,115	$1,000	$11,891	$(685,887)	$-	$(669,881)
Non-controlling interest granted in the acquisition of Neese, Inc.	-	-	-	-	-	852,863	852,863
Net loss for the year ended December 31, 2017	-	-	-	-	(473,837)	(194,339)	(668,176)
BALANCE – December 31, 2017	3,115,625	$3,115	$1,000	$11,891	$(1,159,724)	$658,524	$(485,194)
Net loss for the year ended December 31, 2018	-	-	-	-	(995,360)	(546,513)	(1,541,873)
BALANCE – December 31, 2018	3,115,625	$3,115	$1,000	$11,891	$(2,155,084)	$112,011	$(2,027,067)

The accompanying notes are an integral part of these consolidated financial statements

F-41

1847 HOLDINGS LLC

CONSOLIDATED STATEMENTS OF CASH FLOWS

	Years Ended December 31,
	2018	2017
OPERATING ACTIVITIES
Net loss	$(1,541,873)	$(668,176)
Adjustments to reconcile net loss to net cash provided by operating activities:
Gain on sale of fixed assets	(28,408)	(275,499)
Depreciation and amortization	1,441,898	1,125,667
Amortization of financing costs	29,239	29,282
Write-off of contingent consideration	(395,634)	-
Write-down of assets	129,400	-
Loss on extinguishment of debt	536,534	-
Financing costs	42,506	-
Changes in operating assets and liabilities:
Increase in accounts receivable	(239,205)	(153,667)
Decrease in inventory	240,353	201,339
Decrease (increase) in prepaid expenses and other assets	(28,184)	(27,288)
Increase in accounts payable and accrued expenses	433,739	452,026
Increase in uncertain tax position	-	(3,000)
Decrease in deferred tax liability and prepaid tax	(742,000)	(1,173,994)
Due to related parties	(5,370)	70,826
Increase in other liabilities		5,789
Net cash used in operating activities	(127,005)	(416,695)

INVESTING ACTIVITIES
Cash acquired in acquisition	-	338,411
Proceeds from the sale of fixed assets	320,775	369,272
Purchase of equipment	(10,807)	(1,145,889)
Net cash provided by (used in) investing activities	309,968	(438,206)

FINANCING ACTIVITIES
Proceeds from short-term borrowings	463,137	675,000
Note Payable – related party	117,000	-
Repayment of line of credit	(275,000)	(325,197)
Proceeds from notes payable	16,297	397,464
Repayments of notes payable	(75,534)	-
Principal payments on capital lease obligation	(596,405)	(150,594)
Loans from (repayments to) related party	-	759,650
Net cash provided by financing activities	(350,505)	1,356,323

NET CHANGE IN CASH	(167,542)	501,422

CASH
Beginning of period	501,422	-
End of period	$333,880	$501,422

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$811,854	$366,491
Income taxes paid	$-	$78,600

NON-CASH FINANCING AND INVESTING ACTIVITIES
Acquisition of subsidiary	$-	$5,513,498
Grant of non-controlling interest	$-	$852,864
Inventory converted to fixed assets	$108,528	$-
Refinancing of capital lease	$2,780,052	$-
Refinancing of Kenworth loan	$65,259	$-
Refinancing of line of credit	$753,037	$-

The accompanying notes are an integral part of these consolidated financial statements

F-42

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

NOTE 1—ORGANIZATION AND NATURE OF BUSINESS

1847 Holdings LLC (the “Company”) was formed under the laws of the State of Delaware on January 22, 2013. The Company is in the business of acquiring small businesses in a variety of different industries.

As of December 31, 2018, the Company has consummated three acquisitions. In September 2013, the Company’s wholly-owned subsidiary 1847 Management Services Inc. (“1847 Management”) acquired a 50% interest in each of two consulting firms previously controlled by the Company’s Chief Executive Officer, PPI Management Group, LLC and Christals Management, LLC. On October 3, 2017, the Company’s board of directors decided to discontinue 1847 Management’s operations in order to devote more time and resources to Neese, Inc. and future acquisitions.

On March 3, 2017, the Company’s wholly-owned subsidiary 1847 Neese Inc., a Delaware corporation (“1847 Neese”), entered into a stock purchase agreement with Neese, Inc., an Iowa corporation (“Neese”), and Alan Neese and Katherine Neese, pursuant to which 1847 Neese acquired all of the issued and outstanding capital stock of Neese.

On November 9, 2018, the Company established 1847 CB, Inc. (“1847 CB”) as a wholly-owned subsidiary in the State of Delaware in connection with the proposed acquisition of Cornerstone Builders of SW Florida, Inc. (see Note 17).

On January 10, 2019, the Company formed 1847 Goedeker Inc. as a wholly-owned subsidiary in the State of Delaware in connection with the proposed acquisition of assets from Goedeker Television Co., Inc. (see Note 19). On March 20, 2019, the Company formed 1847 Goedeker Holdco Inc. as a wholly-owned subsidiary in the State of Delaware. On March 22, 2019, the Company transferred all of its shares in 1847 Goedeker Inc. to 1847 Goedeker Holdco Inc.

The consolidated financial statements include the accounts of the Company and its subsidiaries, 1847 Neese, Neese and 1847 CB. All significant intercompany balances and transactions have been eliminated in consolidation.

NOTE 2—SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Stock Splits

On June 9, 2017, the Company completed a 1-for-25 reverse stock split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares decreased from 77,887,500 to 3,115,500 shares.

On January 22, 2018, the Company completed a 1-for-5 reverse split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares decreased from 3,115,500 to 623,125 shares.

On May 10, 2018, the Company completed a 5-for-1 forward stock split of its outstanding common shares. As a result of this stock split, the Company’s issued and outstanding common shares increased from 623,125 to 3,115,625 shares.

Accordingly, all share and per share information has been restated to retroactively show the effect of these stock splits.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

F-43

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Reclassifications

Certain Statements of Operations reclassifications have been made in the presentation of the Company’s prior financial statements and accompanying notes to conform to the presentation as of and for the year ended December 31, 2018.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, Revenue from Contracts with Customers (Topic 606), which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, Revenue Recognition. This ASU is based on the principle that revenue is recognized to depict the transfer of goods or services to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods or services. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company’s payment terms are due on demand from acceptance of delivery. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all of the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each service delivery or sale of equipment that the Company makes to customer under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the service or equipment sale to be completed. Control of the delivery transfers to customers when the customer is able to direct the use of, and obtain substantially all of the benefits from, the Company’s products, which generally occurs at the later of when the customer obtains title to the equipment or when the customer assumes risk of loss. The transfer of control generally occurs at a point of delivery. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue.

The Company also sells equipment by posting it on auction sites specializing in farm equipment. The Company posts the equipment for sale on a “magazine” site for several weeks before the auction. When the Company decides to sell, it moves the equipment to the auction site. The auctions are one day. If the Company accepts a bid, the customer pays the bid price and arranges for pick-up of the equipment.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon service fee. In the Company’s contracts with customers, it allocates the entire transaction price to the service fee to the customer, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Substantially all of the Company’s sales are to businesses, including farmers or municipalities and very little to individuals.

F-44

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Allowance for Credit Losses

Provisions for credit losses are charged to income as losses are estimated to have occurred and in amounts sufficient to maintain an allowance for credit losses at an adequate level to provide for future losses on the Company’s accounts receivable. The Company charges credit losses against the allowance and credits subsequent recoveries, if any, to the allowance. Historical loss experience and contractual delinquency of accounts receivables, and management’s judgment are factors used in assessing the overall adequacy of the allowance and the resulting provision for credit losses. While management uses the best information available to make its evaluation, future adjustments to the allowance may be necessary if there are significant changes in economic conditions or portfolio performance. This evaluation is inherently subjective as it requires estimates that are susceptible to significant revisions as more information becomes available.

The allowance for credit losses consists of general and specific components. The general component of the allowance estimates credit losses for groups of accounts receivable on a collective basis and relates to probable incurred losses of unimpaired accounts receivables. The Company records a general allowance for credit losses that includes forecasted future credit losses

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on a specific item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. The Company estimated it needed an obsolescence allowance of $99,546 and $70,000 at December 31, 2018 and 2017, respectively. For the periods ended December 31, 2018 and 2017 the Company charged $48,000 and $70,000, respectively, to operating expenses.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and equipment is calculated using the straight-line method over the estimated useful lives as follows:

Useful Life (Years)
Building and Improvements	4
Machinery & Equipment	3-7
Tractors	3-7
Trucks and vehicles	3-6

Goodwill and Intangibles

In applying the acquisition method of accounting, amounts assigned to identifiable assets and liabilities acquired were based on estimated fair values as of the date of acquisition, with the remainder recorded as goodwill. Identifiable intangible assets are initially valued at fair value using generally accepted valuation methods appropriate for the type of intangible asset. Identifiable intangible assets with definite lives are amortized over their estimated useful lives and are reviewed for impairment if indicators of impairment arise. Intangible assets with indefinite lives are tested for impairment within one year of acquisitions or annually as of December 1, and whenever indicators of impairment exist. The fair value of intangible assets are compared with their carrying values, and an impairment loss would be recognized for the amount by which a carrying amount exceeds its fair value.

Acquired identifiable intangible assets are amortized over the following periods:

Acquired intangible Asset	Amortization Basis	Expected Life (years)
Customer-Related	Straight-line basis	5

F-45

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Long-Lived Assets

The Company reviews its property and equipment and any identifiable intangibles for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. The test for impairment is required to be performed by management at least annually. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to the future undiscounted operating cash flow expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the asset exceeds the fair value of the asset. Long-lived assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents and amounts due to shareholders. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

Income taxes are computed using the asset and liability method. Under the asset and liability method, deferred income tax assets and liabilities are determined based on the differences between the financial reporting and tax bases of assets and liabilities and are measured using the currently enacted tax rates and laws. A valuation allowance is provided for the amount of deferred tax assets that, based on available evidence, are not expected to be realized.

Stock-Based Compensation

Stock-based compensation is accounted for at fair value in accordance with ASC Topic 718. To date, the Company has not adopted a stock option plan and has not granted any stock options.

Basic Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2018 and 2017.

Comprehensive Income

The Company has established standards for reporting and displaying comprehensive income, its components and accumulated balances. When applicable, the Company would disclose this information on its Statement of Shareholders’ Equity. Comprehensive income comprises equity except those resulting from investments by owners and distributions to owners. The Company has not had any significant transactions that are required to be reported in other comprehensive income.

Going Concern Assessment

Beginning with the year ended December 31, 2018 and all annual and interim periods thereafter, management will assess going concern uncertainty in the Company’s consolidated financial statements to determine whether there is sufficient cash on hand and working capital, including available borrowings on loans, to operate for a period of at least one year from the date the consolidated financial statements are issued or available to be issued, which is referred to as the “look-forward period”, as defined in GAAP. As part of this assessment, based on conditions that are known and reasonably knowable to management, management will consider various scenarios, forecasts, projections, estimates and will make certain key assumptions, including the timing and nature of projected cash expenditures or programs, its ability to delay or curtail expenditures or programs and its ability to raise additional capital, if necessary, among other factors. Based on this assessment, as necessary or applicable, management makes certain assumptions around implementing curtailments or delays in the nature and timing of programs and expenditures to the extent it deems probable those implementations can be achieved and management has the proper authority to execute them within the look-forward period.

F-46

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company has generated losses since its inception in August 2018 and has relied on cash on hand, external bank lines of credit and the sale of a note to support cashflow from operations. The Company attributes the 2017 losses to public company corporate overhead and losses generated by some of its subsidiary operations. As of and for the year ended December 31, 2018, the Company had a net loss of $1,541,873 and negative working capital of $695,099. Management believes that based on relevant conditions and events that are known and reasonably knowable that its forecasts, for one year from the date of the filing of the consolidated financial statements in this Annual Report on Form 10-K, indicate improved operations and the Company’s ability to continue operations as a going concern. The Company has contingency plans to reduce or defer expenses and cash outlays should operations not improve in the look forward period.

Recent Accounting Pronouncements

Not Yet Adopted

In January 2017, the FASB issued ASU No. 2017-04, Intangibles - Goodwill and Other: Simplifying the Test for Goodwill Impairment. To simplify the subsequent measurement of goodwill, the update requires only a single-step quantitative test to identify and measure impairment based on the excess of a reporting unit's carrying amount over its fair value. A qualitative assessment may still be completed first for an entity to determine if a quantitative impairment test is necessary. The update is effective for fiscal year 2021 and is to be adopted on a prospective basis. Early adoption is permitted for interim or annual goodwill impairment tests performed on testing dates after January 1, 2017. The Company will test goodwill for impairment within one year of the acquisition or annually as of December 1, and whenever indicators of impairment exist.

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. While the Company continues to evaluate the effect of adopting this guidance on its consolidated financial statements and related disclosures, it is expected that at a minimum, the obligations under existing operating leases, as disclosed in Note 13, will be reported in the consolidated balance sheet upon adoption.

In June 2016, the FASB issued ASU 2016-13 Financial Instruments-Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments which requires the measurement and recognition of expected credit losses for financial assets held at amortized cost. ASU 2016-13 replaces the existing incurred loss impairment model with an expected loss methodology, which will result in more timely recognition of credit losses. ASU 2016-13 is effective for annual reporting periods, and interim periods within those years beginning after December 15, 2019. The Company is currently in the process of evaluating the impact of the adoption of ASU 2016-13 on its consolidated financial statements.

Recently Adopted

In May 2014, the FASB issued ASU No. 2014-09, Revenue from Contracts with Customers, as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date, which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations, which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing, which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients, which clarifies the implementation guidance in a number of other areas.

F-47

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by contract type is as follows:

	For the Years Ended December 31,
	2018	2017
Revenues
Services
Trucking	$2,060,992	$1,757,777
Waste hauling	1,844,053	1,799,327
Repairs	413,210	192,639
Other	313,252	238,212
Total services	4,631,057	3,987,955

Sales of parts and equipment	2,702,340	2,422,665
Total revenue	$7,333,847	$6,410,620

Performance Obligations ‒ Performance obligations for two different types of services are discussed below:

•	Trucking ‒ Revenues for time and material contracts are recognized when the merchandise or commodity is delivered to the destination specified in the agreement with the customer.

•	Waste Hauling ‒ Revenues for waste hauling is recognized when the hauling and spreading is complete.

•	Repairs ‒ Revenues for repairs are recognized upon completion of equipment serviced.

•	Sales of parts and equipment ‒ Revenues for the sale of parts and equipment are recognized upon the transfer and acceptance by the customer

Accounts Receivable, Net ‒ Accounts receivable, net, are amounts due from customers where there is an unconditional right to consideration. Unbilled receivables of $139,766 and $0 are included in this balance at December 31, 2018 and 2017, respectively. The payment of consideration related to these unbilled receivables is subject only to the passage of time.

F-48

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company reviews accounts receivable on a periodic basis to determine if any receivables will potentially be uncollectible. Estimates are used to determine the amount of the allowance for doubtful accounts necessary to reduce accounts receivable to its estimated net realizable value. The estimates are based on an analysis of past due receivables, historical bad debt trends, current economic conditions, and customer specific information. After the Company has exhausted all collection efforts, the outstanding receivable balance relating to services provided is written off against the allowance. Additions to the provision for bad debt are charged to expense.

The Company determined that an allowance for loss of $29,001 and $14,001 was required at December 31, 2018 and 2017, respectively.

NOTE 3—ALLOWANCE FOR DOUBTFUL ACCOUNTS

Following is a summary of activity in the allowance for doubtful accounts:

	2018	2017
Balance at beginning of period	$14,001	$-
Provisions for losses	15,000	30,000
Accounts charged-off	-	(15,999)
Balance at end of period	$29,001	$14,001

NOTE 4—INVENTORIES

At December 31, 2018 and 2017, the inventory balances are composed of:

	2018	2017
Machinery & Equipment	$427,551	$715,483
Parts	159,685	191,088
Subtotal	587,236	906,571
Allowance for inventory obsolescence	(99,546)	(70,000)
Inventory, net	$487,690	$836,571

Following is a summary of transactions in the allowance for inventory obsolescence for the years-ended December 31, 2018 and 2017:

	2018	2017
Balance at beginning of period	$70,000	$-
Provisions for obsolescence	48,000	70,000
Write-down in inventory value	(18,454)	-
Balance at end of period	$99,546	$70,000

At December 31, 2018, $108,124 of Machinery and Equipment inventory was pledged to secure floor plan loans. The remaining inventory is pledged to secure a loan from Home State Bank and a capital lease from Utica.

NOTE 5—PROPERTY AND EQUIPMENT

Property and equipment consist of the following at December 31, 2018 and 2017:

Classification	2018	2017
Buildings and improvements	$5,338	$5,338
Equipment and machinery	2,943,490	2,908,154
Tractors	2,834,888	3,129,888
Trucks and other vehicles	1,147,304	1,169,805
Total	6,931,020	7,213,185
Less: Accumulated depreciation	(2,439,931)	(1,113,966)
Property and equipment, net	$4,491,089	$6,099,219

F-49

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Depreciation expense for the years ended December 31, 2018 and 2017 was $1,435,098 and $1,120,000, respectively.

All property and equipment are pledged to secure loans from Home State Bank and Utica.

NOTE 6—INTANGIBLE ASSETS

The following provides a breakdown of identifiable intangible assets as of:

Customer Relationships	2018	2017
Identifiable intangible assets, gross	$34,000	$34,000
Accumulated amortization	(12,467)	(5,667)
Identifiable intangible assets, net	$21,533	$28,333

In connection with the acquisition of Neese, the Company identified intangible assets of $34,000 representing customer relationships. These assets are being amortized on a straight-line basis over their weighted average estimated useful life of 5 years and amortization expense amounted to $6,800 and $5,667 for the year ended December 31, 2018 and 2017, respectively.

As of December 31, 2018, the estimated annual amortization expense for each of the next four fiscal years is as follows:

2019	$6,800
2020	6,800
2021	6,800
2022	1,133
Total	$21,533

NOTE 7—ACQUISITION OF NEESE, INC.

On March 3, 2017, the Company’s wholly-owned subsidiary 1847 Neese entered into a stock purchase agreement with Neese and Alan Neese and Katherine Neese, pursuant to which 1847 Neese acquired all of the issued and outstanding capital stock of Neese for an aggregate purchase price of: (i) $2,225,000 in cash (subject to certain adjustments); (ii) 450 shares of the common stock of 1847 Neese, constituting 45% of its capital stock; (iii) the issuance of a vesting promissory note in the principal amount of $1,875,000; and (iv) the issuance of a short-term promissory note in the principal amount of $1,025,000.

The cash portion of the purchase price would have been adjusted upward if Neese’s final certified balance sheet, as of a date on or about the closing date, did not reflect a cash balance of at least $200,000. The cash balance on the closing date of March 3, 2017 amounted to approximately $676,056.

The fair value of the purchase consideration issued to the sellers of Neese was allocated to the net tangible assets acquired. The Company accounted for the acquisition of Neese as the purchase of a business under GAAP under the acquisition method of accounting, the assets and liabilities acquired were recorded as of the acquisition date, at their respective fair values and consolidated with those of the Company. The fair value of the net assets acquired was approximately $5,513,498. The excess of the aggregate fair value of the net tangible assets has been treated as a gain on bargain purchase in accordance with ASC 805. The purchase price allocation was based, in part, on management’s knowledge of Neese’s business.

F-50

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Purchase Consideration
Cash Consideration	$3,240,000
Add: Stock Paid, Minority Interest	852,864
Add: 8% Vesting Promissory Note	395,634
Add: 10% Promissory Note	1,025,000
Total acquisition price	$5,513,498

Assets acquired and liabilities assumed at fair value
Cash	$676,056
Accounts receivable	156,655
Prepaid expenses	90,238
Inventories	1,037,910
Property and equipment	6,167,104
Other assets	85,322
Accounts payable and accrued expenses	(209,913)
Uncertain tax position	(129,000)
Cash payable to seller	(337,645)
Deferred tax liability	(2,079,395)
Other liabilities
Net tangible assets acquired	$5,457,332

Identifiable intangible assets and Goodwill
Intangible assets	$34,000
Goodwill	22,166
Total Identifiable Intangible Assets and Goodwill	$56,166

Total net assets acquired	$5,513,498

The following presents the pro-forma combined results of operations of the Company with Neese as if the entities were combined on January 1, 2017.

	For the Year Ended December 31,
	2018	2017
Revenues, net	$7,333,847	$7,588,524
Net income (loss) allocable to common shareholders	$(1,541,873)	$(608,293)
Net income (loss) per share	$(0.50)	$(0.20)
Weighted average number of shares outstanding	3,115,625	3,115,625

The pro-forma results of operations are presented for information purposes only. The pro-forma results of operations are not intended to present actual results that would have been attained had the acquisitions been completed as of January 1, 2017 or to project potential operating results as of any future date or for any future periods.

The estimated useful life remaining on the property and equipment acquired is 1 to 10 years.

NOTE 8—LINE OF CREDIT

The Company’s subsidiary, Neese, entered into a loan and security agreement with Home State Bank, an Iowa state chartered bank (“Home State Bank”), governing a new revolving credit facility in a principal amount not to exceed $1,000,000. This line of credit was available for working capital and other general business purposes. Availability of borrowings under this line of credit from time to time was subject to discretionary advances approved by Home State Bank. The outstanding principal balance was $675,000 at December 31, 2017. This line of credit bore interest at 4.85% and was due September 1, 2018. The line of credit was paid off with proceeds from a Home State Bank term loan closed on June 13, 2018.

F-51

NOTE 9—FLOOR PLAN LOANS PAYABLE

At December 31, 2018 and 2017, $108,124 and $168,137 of Machinery and Equipment inventory was pledged to secure floor plan loans from two commercial lenders. The Company must remit proceeds from the sale of the secured inventory to the floor plan lender and pays a finance charge that can vary monthly at the option of the lender. The balance of the floor plan payable as of December 31, 2018 and December 31, 2017 amounted to $109,100 and $168,137, respectively.

NOTE 10—NOTES PAYABLE

Notes payable at December 31, 2017 are summarized as follows:

December 31, 2017
Note payable - 2018 Kenworth Tractor	$72,267
Current portion	(14,247)
Total Non-current portion	$58,020

This note from Home State Bank originated July 21, 2017 and is payable in 60 fixed monthly installments of $1,434 at a rate of 4.5% per annum. This note was paid off with proceeds of a term loan from Home State Bank that closed on June 13, 2018.

On September 18, 2017, the Company and its subsidiary, 1847 Neese, originated two loans totaling $320,658 from a commercial bank secured by two tractors. The loans were payable in 60 fixed monthly installments totaling $5,980 at a rate of 4.5% per annum. The two notes were paid off October 31, 2017 with proceeds from an amendment to the Utica Master Lease Agreement.

NOTE 11—NOTES PAYABLE (TERM LOAN)

On June 13, 2018, Neese entered into a term loan agreement with Home State Bank, pursuant to which Neese issued a promissory note to Home State Bank in the principal amount of $3,654,074 with an annual interest rate of 6.85%. Pursuant to the terms of the note, Neese will make semi-annual payments of $302,270 beginning on January 20, 2019 and continuing every six months thereafter until July 20, 2020, the maturity date; provided however, that Neese will pay the note in full immediately upon demand by Home State Bank. Proceeds of the loan were used to pay the Home State Bank line of credit (see Note 8), the Home State Bank note payable (see Note 10), and reduce the balance of the Utica capitalized lease (see Note 13). The amount applied to the principal amount of the lease and lease buyout amount was $2,780,052, which amount was net of lien release fees of $124,650 and lease deposit of $72,322. The remaining balance of the lease at December 31, 2018 is $453,235. The transaction resulted in an early extinguishment of debt loss of $500,804 including a $95,130 write-off of unamortized debt issuance costs.

The loan agreement contains customary representations and warranties. Pursuant to the terms of the loan agreement and the note, an “Event of Default” includes: (i) if Neese fails to make any payment when due under the note; (ii) if Neese fails to comply with or to perform any other term, obligation, covenant or condition contained in the note or in any of the related documents or to comply with or to perform any term, obligation, covenant or condition contained in any other agreement between Home State Bank and Neese; (iii) if Neese defaults under any loan, extension of credit, security agreement, purchase or sales agreement, or any other agreement, in favor of any other creditor or person that may materially affect any of Home State Bank’s property or Neese’s ability to repay the note or perform Neese’s obligations under the note or any of the related documents; (iv) if any warranty, representation or statement made or furnished to Home State Bank by Neese or on Neese’s behalf under the note or the related documents is false or misleading in any material respect; (v) upon the dissolution or termination of Neese’s existence as a going business, the insolvency of Neese, the appointment of a receiver for any part of Neese’s property, any assignment for the benefit of creditors, any type of creditor workout, or the commencement of any proceeding under any bankruptcy or insolvency laws by or against Neese, (vi) upon commencement of foreclosure or forfeiture proceedings by any creditor of Neese or by any governmental agency against any collateral securing the loan; and (vii) if a material adverse change occurs in Neese’s financial condition, or Home State Bank believes the prospect of payment or performance of the note is impaired. If any Event of Default occurs, all commitments and obligations of Home State Bank immediately will terminate and, at Home State Bank’s option, all indebtedness immediately will become due and payable, all without notice of any kind to Neese. Additionally, upon an Event of Default, the interest rate on the note will be increased by 3 percentage points. However, in no event will the interest rate exceed the maximum interest rate limitations under applicable law.

F-52

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The loan is secured by inventory, accounts receivable, and certain fixed assets of Neese. The loan agreement limited the payment of interest on the promissory notes (See Note 12) to $40,000 annually or fees to the Company’s manager. The Company continues to accrue interest and management fee at the contractual amounts. Such accruals (in excess of $40,000 in interest on the promissory notes) are shown as long-term accrued expenses in the accompanying balance sheet as of December 31, 2018.

If the Company sells property, plant, and equipment securing the loan, it must remit the appraised value of the equipment to Home State Bank. During the year ended December 31, 2018, $21.500 was remitted to Home State Bank pursuant to this requirement.

The Company adopted ASU 2015-03 by deducting $30,513 of net debt issuance costs from the long-term portion of the term loan. Amortization of debt issuance costs totaled $11,866 for the year ended December 31, 2018.

Following is a summary of payments due on the loan for the succeeding five (5) years:

Amount
2019	$293,642
2020	3,292,947
Total payments	3,586,589
Less current portion of principal payments	293,642
Debt issuance costs, net	30,513
Long-term portion of principal payments	$3,262,434

NOTE 12—PROMISSORY NOTES

8% Vesting Promissory Note

As noted above in Note 7, a portion of the purchase price for the acquisition of Neese was paid by the issuance of a vesting promissory note in the principal amount of $1,875,000 (which was determined to have no fair value as of December 31, 2018 and a fair value of $395,634 as of December 31, 2017) by 1847 Neese and Neese to the sellers of Neese. Payment of the principal and accrued interest on the vesting promissory note is subject to vesting and a contingent consideration subject to fair market valuation adjustment at each reporting period. The vesting promissory note bears interest on the vested portion of the principal amount at the rate of eight percent (8%) per annum and is due and payable in full on June 30, 2020 (the “Maturity Date”). The principal of the vesting promissory note vests in accordance with the following formula:

•	Fiscal Year 2017: If Adjusted EBITDA for the fiscal year ending December 31, 2017, exceeds an Adjusted EBITDA target of $1,300,000 (the “Adjusted EBITDA Target”), then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2017 through the Maturity Date. For the year ended December 31, 2017, Adjusted EBITDA was $788,958, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2017.

•	Fiscal Year 2018: If Adjusted EBITDA for the fiscal year ending December 31, 2018, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2018 through the Maturity Date. For the year ended December 31, 2018, Adjusted EBITDA was approximately $320,000, below the threshold amount of $1,300,000, therefore no portion of the note vested in fiscal year 2018.

•	Fiscal Year 2019: If Adjusted EBITDA for the fiscal year ending December 31, 2019, exceeds the Adjusted EBITDA Target, then a portion of the principal amount of the vesting promissory note that is equal to sixty percent (60%) of such excess shall vest. Interest shall be payable on such vested portion of principal from January 1, 2019 through the Maturity Date.

F-53

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

For purposes of the vesting promissory note, “Adjusted EBITDA” means the earnings before interest, taxes, depreciation and amortization expenses, in accordance with GAAP applied on a basis consistent with the accounting policies, practices and procedures used to prepare the financial statements of Neese as of the closing date, plus to the extent deducted in calculating such net income: (i) all expenses related to the transactions contemplated hereby and/or potential or completed future financings or acquisitions, including legal, accounting, due diligence and investment banking fees and expenses; (ii) all management fees, allocations or corporate overhead (including executive compensation) or other administrative costs that arise from the ownership of Neese by 1847 Neese including allocations of supervisory, centralized or other parent-level expense items; (iii) one-time extraordinary expenses or losses; and (iv) any reserves or adjustments to reserves which are not consistent with GAAP. Additionally, for purposes of calculating Adjusted EBITDA, the purchase and sales prices of goods and services sold by or purchased by Neese to or from 1847 Neese, its subsidiaries or affiliates shall be adjusted to reflect the amounts that Neese would have realized or paid if dealing with an independent third-party in an arm’s-length commercial transaction, and inventory items shall be properly categorized as such and shall not be expenses until such inventory is sold or consumed.

At June 30, 2018, management made the determination that the vesting note payable had no value because it estimated that the EBITDA threshold of $1,300,000 for both 2018 and 2019 would be not attained, thus eliminating the requirement for a payment under terms of the note payable.

The vesting promissory note contains customary events of default, including in the event of: (i) non-payment; (ii) a default by 1847 Neese or Neese of any of their covenants under the stock purchase agreement, the vesting promissory note, or any other agreement entered into in connection with the stock purchase agreement, or a breach of any of their representations or warranties under such documents; or (iii) the bankruptcy of 1847 Neese or Neese.

Under terms of the term loan described in Note 11, this note may not be paid until the term loan is paid in full.

10% Promissory Note

As noted above in Note 7, a portion of the purchase price for the acquisition of Neese was paid by the issuance of a promissory note in the principal amount of $1,025,000 by 1847 Neese and Neese to the sellers of Neese. The promissory note bears interest on the outstanding principal amount at the rate of ten percent (10%) per annum and was due and payable in full on March 3, 2018; provided, however, that the unpaid principal, and all accrued, but unpaid, interest thereon shall be prepaid if at any time, and from time to time, the cash on hand of 1847 Neese and Neese exceeds $250,000 and, then, the prepayment shall be equal to the amount of cash in excess of $200,000 until the unpaid principal and accrued, but unpaid, interest thereon is fully prepaid. The promissory note contains the same events of default as the vesting promissory note. The promissory note has not been repaid, thus the Company is in default under this note. Under terms of the term loan described in Note 11, this note may not be paid until the term loan is paid in full. The payees on the note agreed to the modification of its terms by signing the loan agreement for the Home State Bank term loan. Accordingly, the loan is shown as a long-term liability as of December 31, 2018. Additionally, the term loan lender limits the payment of interest on this note to $40,000 annually. The Company continues to accrue interest at the contract rate; however, given the limitations of the term loan, all accrued interest in excess of $40,000 is included in long-term accrued expenses.

NOTE 13—CAPITALIZED LEASES

The cash portion of the purchase price for the acquisition of Neese (Note 7) was financed under a capital lease transaction for Neese’s equipment with Utica Leaseco, LLC (“Utica”), pursuant to a Master Lease Agreement, dated March 3, 2017 (as amended and supplemented, the “Master Lease Agreement”), between Utica, as lessor, and 1847 Neese and Neese, as co-lessees (collectively, the “Lessee”). Under the Master Lease Agreement, Utica loaned an aggregate of $3,240,000 for certain of Neese’s equipment listed therein (the “Equipment”), which it leases to the Lessee. The initial term of the Master Lease Agreement was for 51 months. Under the Master Lease Agreement, the Lessee agreed to pay a monthly rent of $53,000 for the first three (3) months, with such amount increasing to $85,322 for the remaining forty-eight (48) months.

On June 14, 2017, the parties entered into a first amendment to lease documents, pursuant to which the parties agreed to, among other things, extend the term of the Master Lease Agreement from 51 months to 57 months and amend the payments due thereunder. Under the amendment, the Lessee agreed to pay a monthly rent of $53,000 for the first ten (10) months, with such amount increasing to $85,322 for the remaining forty-seven (47) months. In connection with the extension of the term of the Master Lease Agreement, the parties also amended the schedule of stipulated loss values and early termination payment schedule attached thereto. In connection with the amendment, the Lessee agreed to pay Utica an amendment fee of $2,500.

F-54

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

On October 31, 2017, the parties entered into a second equipment schedule to the Master Lease Agreement, pursuant to which Utica loaned an aggregate of $980,000 for certain of Neese’s equipment listed therein. The term of the second equipment schedule is 51 months and agreed monthly payments are $25,807.

If any rent is not received by Utica within five (5) calendar days of the due date, the Lessee shall pay a late charge equal to ten (10%) percent of the amount. In addition, in the event that any payment is not processed or is returned on the basis of insufficient funds, upon demand, the Lessee shall pay Utica a charge equal to five percent (5%) of the amount of such payment. The Lessee is also required to pay an annual administration fee of $5,000. Upon the expiration of the term of the Master Lease Agreement, the Lessee is required to pay, together with all other amounts then due and payable under the Master Lease Agreement, in cash, an end of term buyout price equal to the lesser of: (a) $162,000 (five percent (5%) of the Total Invoice Cost (as defined in the Master Lease Agreement)); or (b) the fair market value of the Equipment, as determined by Utica. Upon the expiration of the Amendment to the Master Lease Agreement, the Lessee is required to pay, together with all other amounts then due and payable under the Master Lease Agreement, in cash, an end of term buyout price equal to the lesser of: (a) $49,000 (five percent (5%) of the Total Invoice Cost (as defined in the Master Lease Agreement)); or (b) the fair market value of the Equipment, as determined by Utica.

Provided that no default under the Master Lease Agreement has occurred and is continuing beyond any applicable grace or cure period, the Lessee has an early buy-out option with respect to all but not less than all of the Equipment, upon the payment of any outstanding rental payments or other fees then due, plus an additional amount set forth in the Master Lease Agreement, which represents the anticipated fair market value of the Equipment as of the anticipated end date of the Master Lease Agreement. In addition, the Lessee shall pay to Utica an administrative charge to be determined by Utica to cover its time and expenses incurred in connection with the exercise of the option to purchase, including, but not limited to, reasonable attorney fees and costs. Furthermore, upon the exercise by the Lessee of this option to purchase the Equipment, the Lessee shall pay all sales and transfer taxes and all fees payable to any governmental authority as a result of the transfer of title of the Equipment to Lessee. The early buy-out option is not available on the second equipment schedule to the Master Lease Agreement until after December 31, 2018.

In connection with the Master Lease Agreement, the Lessee granted a security interest on all of its right, title and interest in and to: (i) the Equipment, together with all related software (embedded therein or otherwise) and general intangibles, all additions, attachments, accessories and accessions thereto whether or not furnished by the supplier; (ii) all accounts, chattel paper, deposit accounts, documents, other equipment, general intangibles, instruments, inventory, investment property, letter of credit rights and any supporting obligations related to any of the foregoing; (iii) all books and records pertaining to the foregoing; (iv) all property of such Lessee held by Utica, including all property of every description, in the custody of or in transit to Utica for any purpose, including safekeeping, collection or pledge, for the account of such Lessee or as to which such Lessee may have any right or power, including but not limited to cash; and (v) to the extent not otherwise included, all insurance, substitutions, replacements, exchanges, accessions, proceeds and products of the foregoing.

On February 1, 2018, Utica agreed to continue the $53,000 payments for three additional months and extend the maturity of the loan by three months. Additionally, Utica agreed to defer the February 3, 2018 payment to February 20, 2018. The Company paid one-half the normal late fee, $2,650 for the late payment. On March 2, 2018, Utica agreed to defer the March 3 payment to March 30, 2018. The Company will pay a late payment fee of $5,300 for the payment deferral.

On April 18, 2018, Utica, the Lessee, and Ellery W. Roberts, as guarantor under the Master Lease Agreement, entered into a forbearance agreement relating to the non-payment of certain rent payments due under the Master Lease Agreement for the months of March 2018 and April 2018 (the “Forbearance Agreement”). Pursuant to the Forbearance Agreement, Utica agreed to forbear from demanding payment in full and exercising its remedies under the Master Lease Agreement until June 3, 2018. Pursuant to the Forbearance Agreement, the Lessee agreed to, among other things, (i) make the payments set forth in the Forbearance Agreement on or before the dates specified therein, totaling $173,376, (ii) be current on all rent due under Schedule 1 of the Master Lease Agreement by June 3, 2018 and be current on all rent due under Schedule 2 of the Master Lease Agreement by May 30, 2018, (ii) reinstate or renew and continue in effect all insurance as required under the Master Lease Agreement at Lessee’s sole cost and expense, (iv) pay a forbearance fee to Utica totaling $4,500, which shall not be due until termination of the Master Lease Agreement and (v) execute a surrender agreement with respect to the Lessee’s equipment, which will be held in escrow by Utica and not deemed effective unless and until the earlier to occur of: (a) the June 3, 2018, provided liabilities under Master Lease Agreement remain due but unpaid; (b) such time as Utica accelerates due and unpaid liabilities pursuant to the term of the Forbearance Agreement and the Master Lease Agreement; or (c) a default occurs under the Forbearance Agreement or the Master Lease Agreement.

F-55

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

A portion of the proceeds from the term loan (Note 11) were applied to reduce the balance of this lease to $475,000. The lease is payable in 46 payments of $12,882 beginning July 3, 2018 and an end-of-term buyout of $38,000. As a result, the parties to the Forbearance Agreement agreed that the Forbearance Agreement is terminated and is no longer in effect. In completing the early payout, the Company incurred a loss of $405,674 plus an additional loss of $95,130 from the write-off of unamortized debt issuance costs. The loss on early extinguishment of debt arose from the buyout provisions in the lease and because the Company had delayed making the regular payment of $85,322 until May 3, 2018, rather than July 3, 2017 as contemplated in the original Master Lease Agreement. Management chose to close the term loan because of the much lower interest rate and the loan allows the Company to make payments that match its operating cycle rather than monthly payments.

If the Company sells equipment, it must remit to Utica the amount loaned against the equipment. Such payments are accumulated and applied to the balance at the end of the lease term. During the year ended December 31, 2018, 704,993 of payments, net of $177,750 lien release payments were remitted to Utica.

The assets and liabilities under the Master Lease Agreement are recorded at the fair value of the assets at the time of acquisition.

The Company adopted ASU 2015-03 by deducting $37,114 of net debt issuance costs from the long-term portion of the capital lease. Amortization of debt issuance costs totaled $23,821 for the year ended December 31, 2018.

At December 31, 2018, annual minimum future lease payments under this Master Lease Agreement are as follows:

Amount
2019	$464,269
2020	464,269
2021	464,269
2022	77,336
Total minimum lease payments	1,470,143
Less amount representing interest	(343,837)
Present value of minimum lease payments	1,126,306
Less current portion of minimum lease	(299,157)
Less debt issuance costs, net	(37,114)
Less payments to Utica for release of lien	(75,000)
Less lease deposits	(38,807)
End of lease buyout payments	87,011
Long-term present value of minimum lease payment	$763,239

The interest rate on the capitalized lease is approximately 15.3%.

NOTE 14—LEASE

The Company leases a piece of equipment on an operating lease. The lease originated in May 2014 for a five (5) year term with annual payments of $11,830 in 2019.

NOTE 15—RELATED PARTIES

Management Services Agreement

On April 15, 2013, the Company and 1847 Partners LLC (the “Manager”), entered into a management services agreement, pursuant to which the Company is required to pay the Manager a quarterly management fee equal to 0.5% (2.0% annualized) of its adjusted net assets for services performed.

On September 15, 2013, the parties entered into an amendment to the management services agreement that provides that in lieu of paying a quarterly management fee under the management services agreement based upon the adjusted net assets of the Company’s management consulting business, the Company will pay the Manager a flat quarterly fee equal to $43,750. This amendment only applies to the Company’s management consulting business and does not apply to Neese or any businesses that the Company acquires in the future.

F-56

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

As of October 1, 2015, the Manager agreed to suspend the flat quarterly management fee in the management consulting business due to the uncertainty of the underlying management services.

Offsetting Management Services Agreement - 1847 Neese

On March 3, 2017, 1847 Neese entered into an offsetting management services agreement with the Manager.

Pursuant to the offsetting management services agreement, 1847 Neese appointed the Manager to provide certain services to it for a quarterly management fee equal to $62,500 per quarter; provided, however, that: (i) pro rated payments shall be made in the first quarter and the last quarter of the term; (ii) if the aggregate amount of management fees paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the management fee to be paid by 1847 Neese for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year; and (iii) if the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the management services agreement (the “Parent Management Fee”) with respect to such fiscal quarter, then the management fee to be paid by 1847 Neese for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the management fee paid or to be paid by 1847 Neese, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

1847 Neese shall also reimburse the Manager for all costs and expenses of 1847 Neese which are specifically approved by the board of directors of 1847 Neese, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Neese in connection with performing services under the offsetting management services agreement.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Neese’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Neese’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines. The Company expensed $250,000 and $219,986 in management fees for the years ended December 31, 2018 and 2017, respectively.

Under terms of the term loan from Home State Bank, no fees may be paid to the Manager without permission of the bank, which the Manager does not expect to be granted within the forthcoming year. Accordingly, $200,808 due the Manager is classified as a long-term accrued liability.

Advances

From time to time, the Company has received advances from certain of its officers and related parties to meet short-term working capital needs. As of December 31, 2018 and 2017, a total of $118,833 and $108,878 advances from related parties are outstanding, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

As of December 31, 2018 and 2017, the Manager has funded the Company $55,500 and $60,870 in related party advances, respectively. These advances are unsecured, bear no interest, and do not have formal repayment terms or arrangements.

F-57

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Promissory Note

On January 3, 2018, the Company issued a grid promissory note to the Manager in the initial principal amount of $50,000. The note provides that the Company may from time to time request additional advances from the Manager up to an aggregate additional amount of $100,000, which will be added to the note if the Manager, in its sole discretion, so provides. Interest shall accrue on the unpaid portion of the principal amount and the unpaid portion of all advances outstanding at a fixed rate of 8% per annum, and along with the outstanding portion of the principal amount and the outstanding portion of all advances, shall be payable in one lump sum due on the maturity date, which is the first anniversary of the date of the note. The maturity date of the grid promissory note was extended until January 3, 2021. If all or a portion of the principal amount or any advance under the note, or any interest payable thereon is not paid when due (whether at the stated maturity, by acceleration or otherwise), such overdue amount shall bear interest at a rate of 12% per annum. In the event the Company completes a financing involving at least $500,000, the Company must, contemporaneously with the closing of such financing transaction, repay the entire outstanding principal and accrued and unpaid interest on the note. The note is unsecured and contains customary events of default. As of December 31, 2018, the Manager has advanced $117,000 of the promissory note and the Company has accrued interest of $7,549.

Building Lease

The Company leases a building from officers of Neese (See Note 17).

NOTE 16—SHAREHOLDERS’ DEFICIT

Allocation Shares

As of December 31, 2018 and, 2017, the Company had authorized and outstanding 1,000 allocation shares. These allocation shares do not entitle the holder thereof to vote on any matter relating to the Company other than in connection with amendments to the Company’s operating agreement and in connection with certain other corporate transactions as specified in the operating agreement.

The Manager owns 100% of the allocation shares of the Company, which are a separate class of limited liability company interests that, together with the common shares and the series A preferred shares, will comprise all of the classes of equity interests of the Company. The Manager received the allocation shares with its initial capitalization of the Company. The allocation shares generally will entitle the Manager to receive a twenty percent (20%) profit allocation as a form of incentive designed to align the interests of the Manager with those of the Company’s shareholders. Profit allocation has two components: an equity-based component and a distribution-based component. The equity-based component will be paid when the market for the Company’s shares appreciates, subject to certain conditions and adjustments. The distribution-based component will be paid when the distributions the Company pays to shareholders exceed an annual hurdle rate of eight percent (8.0%), subject to certain conditions and adjustments. While the equity-based component and distribution-based component are interrelated in certain respects, each component may independently result in a payment of profit allocation if the relevant conditions to payment are satisfied.

The 1,000 allocation shares are issued and outstanding and held by the Manager, which is controlled by Mr. Roberts, the Company’s chief executive officer and controlling shareholder.

Common Shares

The Company is authorized to issue 500,000,000 common shares as of December 31, 2018 and December 31, 2017 and the Company had 3,115,625 common shares issued and outstanding as of December 31, 2018 and 2017. The common shares entitle the holder thereof to one vote per share on all matters coming before the shareholders of the Company for a vote.

On January 22, 2018, the Company completed a 1-for-5 reverse split of its outstanding common shares. As a result of this stock split, the issued and outstanding common shares decreased from 3,115,500 to 623,125 shares.

On May 10, 2018, the Company completed a 5-for-1 forward stock split of its outstanding common shares by way of a share dividend. As a result of this stock split, the issued and outstanding common shares increased from 623,125 to 3,115,625 shares.

All share and per share information has been restated to retroactively show the effect of these stock splits.

Except in connection with the share dividend on May 10, 2018, the Company did not issue any equity securities in the years ended December 31, 2018 and 2017.

F-58

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Noncontrolling Interests

Our Company owns 55.0% of 1847 Neese. For financial interests in which the Company owns a controlling financial interest, the Company applies the provisions of ASC 810, which are applicable to reporting the equity and net income or loss attributable to noncontrolling interests. The results of 1847 Neese are included in the consolidated statement of income. The net loss attributable to the 45% non-controlling interest of the subsidiary amount to $546,513 for the year ended December 31, 2018 and $194,339 for the period March 3, 2017 through December 31, 2018.

NOTE 17—COMMITMENTS AND CONTINGENCIES

Proposed Acquisition of Cornerstone Builders

On November 12, 2018, 1847 CB, a wholly-owned subsidiary of the Company, entered into a stock purchase agreement (the “Purchase Agreement”) with Cornerstone Builders of SW Florida, Inc., a Florida corporation (“Cornerstone”), and Anthony Leopardi (the “Seller”), pursuant to which 1847 CB agreed to acquire all of the issued and outstanding capital stock of Cornerstone for an aggregate purchase price of $18 million in cash, subject to adjustment as described below.

The purchase price is subject to a post-closing working capital adjustment provision. Under this provision, on or before the 75th day following the closing of the acquisition, the purchase price will be adjusted upward if the audited balance sheet of Cornerstone as of the closing date (the “Final Balance Sheet”) indicates working capital that is higher than that shown on the unaudited preliminary balance sheet as of the same date that was prepared by Cornerstone (the “Preliminary Balance Sheet”). The amount of the adjustment would be equal to the difference in working capital amounts. Similarly, if the working capital as shown on the Final Balance Sheet is less than that shown on the Preliminary Balance Sheet, a downward adjustment to the purchase price will be made in the amount of the difference.

In addition to the post-closing working capital adjustment described above, there is a minimum working capital adjustment. “Minimum Working Capital” is defined in the agreement as $300,000. At the closing, if the Minimum Working Capital of Cornerstone exceeds the working capital indicated on the Preliminary Balance Sheet (the “Preliminary Working Capital”), then the purchase price will be reduced at the closing by the amount of such difference. Similarly, if the Preliminary Working Capital exceeds the Minimum Working Capital, then the purchase price will be increased by the difference and all cash or cash equivalents shall be disbursed to the Seller that are in excess of the Minimum Working Capital Amount.

The purchase price will also be reduced by the amount of outstanding indebtedness of Cornerstone existing as of the closing date and the deducted amount will be used to pay off any such indebtedness.

The Purchase Agreement contains customary representations, warranties and covenants, including a covenant that the Seller will not complete with the business of Cornerstone for a period of three (3) years following closing. The Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Purchase Agreement. In the case of the indemnification provided by the Seller with respect to breaches of certain non-fundamental representations and warranties, the Seller will only become liable for indemnified losses if the amount exceeds $100,000. Furthermore, the liability of the Seller for breaches of certain non-fundamental representations and warranties shall not exceed the cash portion of the purchase price payable under the Purchase Agreement.

The closing of the Purchase Agreement is subject to customary closing conditions, including, without limitation, the completion of accounting and legal due diligence investigations; the receipt of all authorizations, consents and approvals of all governmental authorities or agencies; the receipt of any required consents of any third parties; the release of any security interests; 1847 CB obtaining the requisite acquisition financing; and delivery of all opinions and documents required for the transfer of shares of Cornerstone to 1847 CB. In addition, the closing is conditioned on affiliates of the Seller transferring title to all real estate that is used in the Cornerstone business to 1847 CB without additional cost.

F-59

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Purchase Agreement may be terminated at any time prior to closing by (i) mutual agreement of the parties; (ii) by either 1847 CB or the Seller if any governmental entity has issued an order or taken any other action permanently enjoining, restraining or otherwise prohibiting the transactions contemplated by the Purchase Agreement; (iii) by either 1847 CB or the Seller if the closing does not occur on or before the date that is the ninetieth (90th) day following the date that the Seller delivers to 1847 CB the Disclosure Schedule as required by Section 6.11 of the Purchase Agreement; provided that the right to terminate will not be available to any party whose breach of any provision of the Purchase Agreement results in the failure of the closing to occur by such time; (iv) by 1847 CB if the Seller or Cornerstone has breached their respective representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions to be performed by it would not be satisfied; or (v) by the Seller if 1847 CB has breached its representations and warranties or any covenant or other agreement to be performed by it in a manner such that the closing conditions to be performed by it would not be satisfied.

Agreement of Lease - Related Party

On March 3, 2017, Neese entered into an agreement of lease with K&A Holdings, LLC, a limited liability company that is wholly-owned by officers of Neese. The agreement of lease is for a term of ten (10) years and provides for a base rent of $8,333 per month. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The agreement of lease contains customary events of default, including if Neese shall fail to pay rent within five (5) days after the due date, or if Neese shall fail to perform any other terms, covenants or conditions under the agreement of lease, and other customary representations, warranties and covenants.

Future minimum lease payments are approximately as follows:

Operating Leases
2019	$100,000
2020	100,000
2021	100,000
2022	100,000
thereafter	441,667
Total minimum lease payments	$841,667

Under terms of the term loan agreement (Note 11), the Company may not pay salary or rent to such officers of Neese in excess of $100,000 per year beginning on the date of the term loan agreement, June 13, 2018. The Company is accruing monthly rent, but because of the limitation in the term loan, $100,000 of accrued rent is classified as a long-term accrued liability.

Corporate Office

An office space has been leased on a month-by-month basis.

The officers and directors are involved in other business activities and most likely will become involved in other business activities in the future.

NOTE 18—INCOME TAXES

As of December 31, 2018 and 2017, the Company had net operating loss carry forwards of approximately $1,135,000 and $592,000, respectively, that may be available to reduce future years’ taxable income in varying amounts through 2034. Future tax benefits which may arise as a result of these losses have not been recognized in these financial statements, as their realization is determined not likely to occur and accordingly, the Company has recorded a valuation allowance for the deferred tax asset relating to these tax loss carry-forwards.

The provision for Federal income tax consists of the following:

The cumulative tax effect at the expected rate of 41.9% and 34% of significant items comprising the Company’s net deferred tax amount is as follows:

F-60

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Due to the change in ownership provisions of the Tax Reform Act of 1986, net operating loss carry forwards of for Federal income tax reporting purposes are subject to annual limitations. Should a change in ownership occur net operating loss carry forwards may be limited as to use in future years.

The components for the provision of income taxes include:

	December 31, 2018	December 31, 2017
Current Federal and State	$(85,000)	$-
Deferred Federal and State	(697,000)	(1,091,000)
Total (benefit) provision for income taxes	$(782,000)	$(1,091,000)

A reconciliation of the statutory US Federal income tax rate to the Company’s effective income tax rate is as follows:

	December 31, 2018	December 31, 2017
Federal tax	21.0%	34.0%
State tax	8.1%	6.8%
Gain on bargain purchase	5.8%	34.0%
Permanent items	(2.2)%	(0.2)%
Rate change from TCJA	4.3%	31.8%
Other	(2.3)%	34.0%
Effective income tax rate	34.7%	72.1%

On December 22, 2017 the Tax Cuts and Jobs Act (“TCJA”) was signed into law. Pursuant to Staff Accounting Bulletin No 118, a reasonable estimate of the specific income tax effects for the TCJA can be determined and the Company is reporting these provisional amounts. Accordingly, the Company may revise these estimates in the upcoming year.

The TCJA reduces the corporate income tax rate from 34% to 21% effective January 1, 2018. All deferred income tax assets and liabilities, including NOL’s have been measured using the new rate under the TCJA and are reflected in the valuation of these assets as of December 31, 2017.

Deferred income taxes reflect the net tax effect of temporary differences between amounts recorded for financial reporting purposes and amounts used for tax purposes. The major components of deferred tax assets and liabilities are as follows:

	December 31, 2018	December 31, 2017
Deferred tax assets
Receivables	$8,000	$4,000
Accrued management fee	58,000	-
Inventory obsolesce	29,000	-
Other	7,000	-
Loss carryforward	473,000	217,000
Total deferred tax assets	$575,000	$221,000

Deferred tax liabilities
Fixed assets	$(940,000)	$(1,209,000)
IRC Sec 481 Change in Accounting Method	-	-
Total deferred tax liabilities	$(940,000)	$(1,209,000)
	-	-
Total net deferred income tax liabilities	$(365,000)	$(988,000)

The net deferred income tax liability of $(365,000) consists of a net current deferred tax asset of $96,000, and net long term deferred tax liability of $(866,000). At December 31, 2018 a net operating loss (“NOL”) carryforward for federal income tax purposes is $1,135,000. The Federal NOL’s will begin to expire in 2037.

F-61

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Company has recorded activity related to the gross unrecognized tax benefits (excluding interest and penalties) as follows:

	December 31, 2018	December 31, 2017
Gross unrecognized tax benefit at the beginning of the year	$126,000	$130,000
Increase in tax positions to the current year	-	-
Adjustment to acquisition purchase price	(120,000)	-
Decreases due to lapses in applicable statutes of limitations	(6,000)	(4,000)
Total (benefit) provision for income taxes	$-	$126,000

The Company recognizes interest and penalties accrued related to unrecognized tax benefits in income tax expense. At December 31, 2018 and 2017, accrued interest and penalties were $25,000 and $0, respectively. The tax years ended December 31, 2014 through December 31, 2018 are considered to be open under statute and therefore may be subject to examination by the Internal Revenue Service and various state jurisdictions.

The Company’s 2016 federal and state income tax returns were filed showing a refund due of $129,000. The sellers received and retained the refunds related to a year prior to the acquisition on Neese by 1847 Neese. In preparation of the 2017 return, the Company learned that the 2016 return was in error and no refund should have been paid to the sellers. Thus, the funds received by the sellers should have been remitted to the Company. The Company in discussion with the sellers agreed to treat the amount of the tax refund as additional consideration for the purchase of Neese. Accordingly, the Company charged $129,000 to extinguishment of debt for the year ended December 31, 2018.

The Company is a partnership for federal income taxes; however, its subsidiaries are C corporations. The Company owns less than 80 percent of the subsidiaries and thus it cannot file consolidated federal income tax returns. Following is a summary of prepaid and deferred tax assets and liabilities for December 31, 2018 and 2017.

	As of December 31,
	2018	2017
Prepaid income taxes	$173,396	$173,396
Deferred tax liability	$364,601	$988,601

	Years Ended December 31,
	2018	2017
Income tax benefit	$781,200	$1,090,088

NOTE 19—SUBSEQUENT EVENTS

In accordance with SFAS 165 (ASC 855-10), the Company has analyzed its operations subsequent to December 31, 2018 to the date these financial statements were issued, and has determined that, except as set forth below, it does not have any material subsequent events to disclose in these financial statements.

Grid Promissory Note

The maturity date of the grid promissory note was extended until January 3, 2021.

Amendment to Cornerstone Purchase Agreement

On March 13, 2019, 1847 CB, Cornerstone and the Seller entered into Amendment No. 1 to the Stock Purchase Agreement (the “Amendment”). Pursuant to the Amendment, the purchase price was revised to $15,000,000 consisting of: (i) $7,425,000 in cash; (ii) a subordinated promissory note in the aggregate principal amount of $3,338,359; and (iii) a subordinated contingent promissory note in the aggregate amount of $4,236,641. The purchase price assumes that the 1847 CB will be able to verify through its accounting due diligence that Cornerstone is trending to achieve at least $3,673,000 of EBITDA on an adjusted basis as mutually agreed upon between the 1847 CB and the Seller.

As noted above, a portion of the purchase price will be paid by the issuance by 1847 CB to the Seller of a subordinated promissory note in the principal amount of $3,338,359. This note will accrue interest at 8% per annum and will mature on the third anniversary of the closing date, at which time the principal along with any accrued but unpaid interest will be paid in one lump sum. This note will contain customary events of default. The rights of the Seller to receive payments under this note will be subordinate in right to the senior indebtedness of 1847 CB up to a maximum of $7,500,000.

As noted above, a portion of the purchase price will be paid by the issuance by 1847 CB to the Seller of a contingent subordinated promissory note in the principal amount of $4,236,641. This note will accrue interest at 8% per annum. This note will be payable only if Cornerstone achieves a minimum average of $3,673,000 of adjusted EBITDA for the fiscal years ended December 31, 2019, 2020 and 2021, at which time $1,467,731 of the principal, plus accrued but unpaid interest will become immediately due and payable, provided however, that if the actual average adjusted EBITDA for this period exceeds the minimum average adjusted EBITDA, up to a maximum average adjusted EBITDA of $5,509,500, then the amount due and payable under this note will be increased proportionately, up to the full principal, plus accrued but unpaid interest. This note will contain customary events of default. The rights of the Seller to receive payments under this note will be subordinate in right to the senior indebtedness of 1847 CB up to a maximum of $7,500,000.

F-62

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The Amendment also extended the termination date, such that instead of either party’s right to terminate on or before 90 days following the date that the Seller delivers the Disclosure Schedule to 1847 CB, either party may now terminate if the closing does not occur on or before April 15, 2019; provided that the right to terminate will not be available to any party whose breach of any provision of the Purchase Agreement results in the failure of the closing to occur by such time.

Closing Goedeker Transaction and Related Financing

Closing of Goedeker Acquisition

On January 18, 2019, the Company’s formed wholly-owned subsidiary 1847 Goedeker Inc. (“1847 Goedeker”) entered into an Asset Purchase Agreement with Goedeker Television Co., Inc., a Missouri corporation (“Goedeker”) and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which 1847 Goedeker agreed to acquire substantially all of the assets of Goedeker used in its retail appliance and furniture business (the “Goedeker Business”) for the purchase price described below (the “Goedeker Acquisition”).

On March 20, 2019, the Company formed 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and then the Company transferred all of its shares in 1847 Goedeker to 1847 Holdco, such that 1847 Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On April 5, 2019, 1847 Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into an amendment to the Asset Purchase Agreement (as amended, the “Goedeker Purchase Agreement”) and closing of the Acquisition was completed.

The aggregate purchase price is $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; and (iii) up to $600,000 in Earn Out Payments (as defined below). As additional consideration, 1847 Holdco agreed to issue to each of the Stockholders a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Holdco as of the closing date.

The cash portion was decreased by the amount of outstanding indebtedness of Goedeker for borrowed money existing as of the closing. As a result, the cash portion was adjusted to $478,000. In addition, the cash portion of the purchase price is subject to a customary post-closing working capital adjustment provision with a target working capital of -$1,802,000 (negative amount).

As noted above, a portion of the purchase price was paid by the issuance by 1847 Goedeker of a 9% Subordinated Promissory Note in the principal amount of $4,100,000 (the “Goedeker Note”). The Goedeker Note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on the fifth (5th) anniversary of the closing date. 1847 Goedeker has the right to redeem all or any portion of the Goedeker Note at any time prior to the maturity date without premium or penalty of any kind. The Goedeker Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Goedeker of any of its covenants under the Goedeker Purchase Agreement or any other agreement entered into in connection with the Goedeker Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Goedeker. The Goedeker Note also contains a cross default provision, whereby a default under the Revolving Loan or Term Loan (each as defined below), will also constitute an event of default under the Goedeker Note.

Goedeker is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Goedeker Purchase Agreement) targets:

7.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

8.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

9.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

F-63

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, 1847 Goedeker must pay a partial Earn Out Payment to Goedeker in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

During the earn out periods stated above, 1847 Goedeker agreed to (i) operate the Goedeker Business in the ordinary course of business substantially consistent with past practices, (ii) operate the Goedeker Business as a distinct business entity or division so that its results can be verified for purposes of calculating the Earn Out Payment, and (iii) adequately fund the Goedeker Business during the periods. Furthermore, 1847 Goedeker agreed that it would not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding the Earn Out Payment.

The rights of Goedeker to receive payments under the Goedeker Note and any Earn Out Payments are subordinate to the rights of Burnley Capital LLC and Small Business Community Capital II, L.P. under separate Subordination Agreements that Goedeker entered into with them on April 5, 2019 in connection with the Acquisition.

The Goedeker Purchase Agreement contains customary representations, warranties and covenants, including a covenant that Goedeker and the Stockholders will not compete with the Goedeker Business for a period of three (3) years following closing. In addition, 1847 Goedeker provided the Stockholders with certain rights to participate in future stock issuances of 1847 Goedeker.

The Goedeker Purchase Agreement also contains mutual indemnification for breaches of representations or warranties and failure to perform covenants or obligations contained in the Goedeker Purchase Agreement. Goedeker and the Stockholders also indemnified 1847 Goedeker for (i) any Excluded Liability (as defined in the Goedeker Purchase Agreement) and (ii) any liability of Goedeker which is not an Assumed Liability (as defined in the Goedeker Purchase Agreement) and which is imposed upon 1847 Goedeker under any bulk transfer law of any jurisdiction or under any common law doctrine of de facto merger or successor liability so long as such liability arises out of the ownership, use or operation of the assets of Goedeker, or the operation or conduct of the Goedeker Business prior to the closing. 1847 Goedeker also indemnified Goedeker and the Stockholders for (i) any Assumed Liability and (ii) any liability (other than any Excluded Liability) asserted by a third party against any of Goedeker or the Stockholders which arises out of the ownership of the Purchased Assets (as defined in the Goedeker Purchase Agreement) after the closing or the operation by 1847 Goedeker of the business conducted with the Purchased Assets after the closing.

In the case of the indemnification provided with respect to breaches of certain non-fundamental representations and warranties, the party will only become liable for indemnified losses if the amount exceeds an aggregate of $50,000, whereupon such party will be liable for all losses relating back to the first dollar. Notwithstanding the foregoing, this threshold limitation shall not apply to claims by 1847 Goedeker for breaches by Goedeker or the Stockholders of certain fundamental representations. Furthermore, 1847 Goedeker’s aggregate remedy with respect to any and all claims for breaches of representations, warranties and covenants by Goedeker or the Stockholders shall not exceed $2,000,000. 1847 Goedeker’s only recourse for indemnification is to set-off the amount of any claims against the amounts due to Goedeker under the note or that would otherwise be owed to Goedeker under the Earn Out Payments.

F-64

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Pursuant to the Goedeker Purchase Agreement, on April 5, 2019, 1847 Goedeker entered into a Lease Agreement (the “Lease”) with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The Lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, 1847 Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum. The Lease contains customary events of default, including if: (i) 1847 Goedeker shall fail to pay rent within five (5) days after the due date; (ii) any insurance required to be maintained by 1847 Goedeker pursuant to the Lease shall be canceled, terminated, expire, reduced, or materially changed; (iii) 1847 Goedeker shall fail to comply with any term, provision, or covenant of the Lease and shall not begin and pursue with reasonable diligence the cure of such failure within fifteen (15) days after written notice thereof to 1847 Goedeker; (iv) 1847 Goedeker shall become insolvent, make an assignment for the benefit of creditors, or file a petition under any section or chapter of the Bankruptcy Code, or under any similar law or statute of the United States of America or any State thereof; or (v) a receiver or trustee shall be appointed for the leased premises or for all or substantially all of the assets of 1847 Goedeker.

Management Services Agreement

On April 5, 2019, 1847 Goedeker entered into a Management Services Agreement (the “Offsetting MSA”) with the Manager. The Offsetting MSA is an offsetting management services agreement as defined in the management services agreement.

Pursuant to the Offsetting MSA, 1847 Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the management services agreement) (the “Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the Parent Management Fee with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

Notwithstanding the foregoing, payment of the Management Fee is subordinated to the payment of interest on the Goedeker Note, such that no payment of the Management Fee may be made if 1847 Goedeker is in default under the Goedeker Note with regard to interest payments and, for the avoidance of doubt, such payment of the Management Fee will be contingent on 1847 Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the Goedeker Note or the Earn Out Payments, the annual Management Fee shall be capped at $250,000.

In addition, the rights of the Manager to receive payments under the Offsetting MSA are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that the Manager entered into with Burnley and SBCC on April 5, 2019.

1847 Goedeker shall also reimburse the Manager for all costs and expenses of 1847 Goedeker which are specifically approved by the board of directors of 1847 Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Goedeker in connection with performing services under the Offsetting MSA.

F-65

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

Revolving Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Revolving Loan Agreement”) with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the Borrowing Base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) (the “Revolving Loan Amount”) minus reserves established Burnley at any time (the “Reserves”) in accordance with the Revolving Loan Agreement (the “Revolving Loan”). The “Borrowing Base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of 1847 Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by 1847 Goedeker’s Eligible Inventory (as defined in the Revolving Loan Agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, 1847 Goedeker borrowed $744,000 under the Revolving Loan Agreement and issued a Revolving Note to Burnley in the principal amount of up to $1,500,000.

The Revolving Note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The Revolving Note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the Revolving Loan Agreement) plus 6.00% or (ii) 8.50%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. 1847 Goedeker shall pay interest accrued on the Revolving Note in arrears on the last day of each month commencing on April 30, 2019.

1847 Goedeker may at any time and from time to time prepay the Revolving Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the difference of the Revolving Facility Amount minus any Reserves and (ii) the Borrowing Base, then 1847 Goedeker shall immediately prepay the Revolving Note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Revolving Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Revolving Note in an aggregate amount equal to 100% of such Net Proceeds. A “Prepayment Event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of 1847 Goedeker or 1847 Holdco; (ii) a Change of Control (as defined in the Revolving Loan Agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of 1847 Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by 1847 Goedeker of any capital stock or the receipt by 1847 Goedeker of any capital contribution; or (v) the incurrence by 1847 Goedeker or 1847 Holdco of any Indebtedness (as defined in the Revolving Loan Agreement), other than Indebtedness permitted under the Revolving Loan Agreement.

Under the Revolving Loan Agreement, 1847 Goedeker is required to pay a number of fees to Burnley, including the following:

•	an origination fee of $15,000, which was paid at closing on April 5, 2019;

•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the Revolving Loan Agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the Revolving Facility Amount then in effect minus the sum of the outstanding principal balance of the Burney Note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the Revolving Loan Agreement terminates, commencing on the first such date to occur after the closing date;

F-66

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

•	an annual loan facility fee equal to 0.75% of the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

•	a monthly collateral management fee for monitoring and servicing the Revolving Loan equal to $1,700 per month for the term of Revolving Note, which is fully earned and non-refundable as of the date of the Revolving Loan Agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the Revolving Loan or directly by 1847 Goedeker; and

•	if the Revolving Loan is terminated for any reason, including by Burnley following an Event of Default, then 1847 Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the Applicable Percentage multiplied by the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), wherein the term Applicable Percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

In addition to the foregoing, 1847 Goedeker was required under the Revolving Loan Agreement and the Term Loan Agreement described below to pay a consulting fee of $150,000 to GVC Financial Services, LLC at closing.

The Revolving Loan Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Revolving Loan Agreement; (ii) if any representation, warranty or certification in the Revolving Loan Agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the Revolving Loan Agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other Indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if 1847 Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a Material Adverse Effect (as defined in the Revolving Loan Agreement) has occurred; (ix) if a Change of Control (as defined in the Revolving Loan Agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a Material Adverse Effect; and (xii) for the occurrence of any default or event of default under the Term Loan (as defined below), the Goedeker Note, the Leonite Note (as defined below) or any other debt that is subordinated to the Revolving Loan.

The Revolving Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Revolving Note is secured by a first priority security interest in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to Burnley, and (ii) 1847 Goedeker entered into a Deposit Account Control Agreement with Burnley, Small Business Community Capital II, L.P. and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with Burnley to guaranty the obligations under the Revolving Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

F-67

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Term Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Term Loan Agreement”) with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000 (the “Term Loan”), pursuant to which 1847 Goedeker issued to SBCC a Term Note in the principal amount of up to $1,500,000 and a ten-year warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Term Note matures on April 5, 2023 and bears interest at the sum of the Cash Interest Rate (defined as 11% per annum) plus the PIK Interest Rate (defined as 2% per annum); provided that upon an Event of Default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the Cash Interest Rate and the PIK Interest Rate, in each case plus 3.00%. Interest accrued at the Cash Interest Rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK Interest Rate shall be automatically capitalized, compounded and added to the principal amount of the Term Note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an Event of Default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK Interest Rate and not yet added to the principal amount of Term Note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on Term Note, whether accrued at the Cash Interest Rate or the PIK Interest Rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the Term Note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker may prepay the Term Note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Term Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event (as defined above) following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Term Note below in an aggregate amount equal to 100% of such Net Proceeds.

Under the Term Loan Agreement, 1847 Goedeker was required at closing to pay an origination fee of $30,000 to SBCC. Also, as described above, GVC Financial Services, LLC was paid a fee of $150,000 in connection with services it provided in connection with the Term Loan and the Revolving Loan.

The Term Loan Agreement contains the same Events of Default as the Revolving Loan Agreement, provided that the reference to the Term Loan in the cross-default provision refers instead to the Revolving Loan.

The Term Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Term Note is secured by a second priority security interest (subordinate to the Revolving Loan) in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to SBCC, and (ii) 1847 Goedeker entered Deposit Account Control Agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with SBCC to guaranty the obligations under the Term Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

F-68

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Equity-Linked Financing

On April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker (collectively, “1847”) entered into a Securities Purchase Agreement (the “Leonite Purchase Agreement”) with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Leonite Note”). As additional consideration for the purchase of the Leonite Note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Leonite Warrant”), and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The Leonite Note carries an original issue discount of $64,285.71 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the Leonite Note. Therefore, the purchase price of the Leonite Note was $650,000.

The Leonite Note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the Leonite Note (the “Stated Rate”). Any amount of principal or interest on the Leonite Note, which is not paid by the maturity date, shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the Leonite Note, 1847 shall make monthly payments of interest only due under the Leonite Note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the Leonite Note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the Leonite Note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Leonite Note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the Leonite Note, will be due and payable. Unless an event of default as set forth in the Leonite Note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the Leonite Note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The Leonite Note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the Leonite Purchase Agreement or any other agreement entered into in connection with the Leonite Purchase Agreement, or a breach of any of representations or warranties under the Leonite Note, or (iii) the bankruptcy of 1847. The Leonite Note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the Leonite Note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the Leonite Note.

F-69

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

Under the Leonite Note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Leonite Note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the Leonite Note shall be determined by dividing the Conversion Amount by the applicable conversion price then in effect. The term “Conversion Amount” means, with respect to any conversion of the Leonite Note, the sum of: (i) the principal amount of the Leonite Note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described in the Leonite Note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the Leonite Note in excess of that portion of the Leonite Note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Leonite Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Leonite Note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the Leonite Note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the Leonite Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

The Leonite Warrant also contains an ownership limitation. The Company shall not effect any exercise of the Leonite Warrant, and Leonite shall not have the right to exercise any portion of the Leonite Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Leonite Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Leonite Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The Leonite Purchase Agreement contains customary representations, warranties and covenants. In addition, pursuant to the Leonite Purchase Agreement, Leonite was granted piggy-back registration rights with respect to the common shares, the Leonite Warrant and the shares issuable upon exercise of the Leonite Warrant. Also, in the event that the Company proposes to offer and sell its securities in an Equity Financing (as defined in the Leonite Purchase Agreement), Leonite shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the principal amount of the Leonite Note until the earliest of (i) the maturity date, (ii) the date that the Leonite Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Leonite Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

F-70

1847 HOLDINGS LLC

NOTES TO THE CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2018 AND 2017

In addition, as long as Leonite owns at least five percent (5%) of the securities originally purchased under the Leonite Purchase Agreement, the Company must timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed it pursuant to the Securities Exchange Act of 1934, as amended, or make publicly available in accordance with Rule 144(c) such information as is required for Leonite to sell the securities under Rule 144. If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen trading days (the date which such five trading day-period is exceeded, the “Event Date”), then in addition to any other rights Leonite may have under the Leonite Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to Leonite an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.75% of purchase price paid for the securities held by Leonite at the Event Date with a maximum amount of liquidated damages payable being capped at $150,000.

Concurrently with 1847 and Leonite entering into the Leonite Purchase Agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker entered into a Security and Pledge Agreement with Leonite (the “Security Agreement”). Pursuant to the Security Agreement, and in order to secure 1847’s timely payment of the Leonite Note and related obligations and the timely performance of each and all of its covenants and obligations under the Leonite Purchase Agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese, and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the Leonite Note are subordinate to the rights of Burnley and SBCC under separate Subordination Agreements that Leonite entered into with them on April 5, 2019.

F-71

GOEDEKER TELEVISION CO.

UNAUDITED FINANCIAL STATEMENTS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

F-72

GOEDEKER TELEVISION CO.

CONDENSED BALANCE SHEETS

MARCH 31, 2019 AND DECEMBER 31, 2018

	March 31, 2019	December 31, 2018
	(unaudited)
ASSETS
Current assets:
Cash	$1,523,463	$1,525,693
Receivables, net	1,286,511	2,635,932
Deposits with vendors	2,285,952	2,212,181
Merchandise inventory	2,549,115	3,111,594
Due from officers	50,634	50,634
Other assets	4,000	6,784
Total current assets	7,699,675	9,542,818
Property and equipment, net	206,612	216,286
Total assets	$7,906,287	$9,759,104

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, net	$1,944,605	$2,360,562
Customer deposits	2,520,706	3,500,268
Payroll related liabilities	192,023	153,767
Accrued expenses and other liabilities	308,798	345,830
Total current liabilities	4,966,132	6,360,427

Stockholders’ equity
Common stock, no par value, 30,000 shares authorized, 7,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	707,049	707,049
Retained earnings	2,226,106	2,684,628
Total stockholders’ equity	2,940,155	3,398,677

Total liabilities and stockholders’ equity	$7,906,287	$9,759,104

The accompanying notes are an integral part of these financial statements

F-73

GOEDEKER TELEVISION CO.

CONDENSED STATEMENTS OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	2019	2018
Net sales	$11,947,046	$15,236,186
Cost of goods sold	10,269,656	12,326,040
Gross profit	1,677,390	2,910,146

Operating expenses:
Personnel	882,721	933,579
Advertising	600,799	623,874
Bank and credit card fees	257,117	342,399
Other operating expenses	426,122	347,678
Total operating expenses	2,166,759	2,247,530

Income (loss) from operations	(489,369)	662,616

Other income	30,847	35,428

Net income (loss)	$(458,522)	$698,044

Earnings (loss) per share – basic and diluted	$(65.50)	$99.72

Weighted average number of shares outstanding – basic and diluted	7,000	7,000

The accompanying notes are an integral part of these financial statements

F-74

GOEDEKER TELEVISION CO.

CONDENSED STATEMENTS OF STOCKHOLDERS’ EQUITY

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2018	7,000	$7,000	$707,049	$1,393,050	$2,107,099
Net income for the quarter ended March 31, 2018	-	-	-	698,044	698,044
Balance March 31, 2018	7,000	$7,000	$707,049	$2,091,094	2,805,143

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2019	7,000	$7,000	$707,049	$2,684,628	$3,398,677
Net loss for the quarter ended March 31, 2019	-	-	-	(458,522)	(458,522)
Balance March 31, 2019	7,000	$7,000	$707,049	$2,226,106	$2,940,155

The accompanying notes are an integral part of these financial statements

F-75

GOEDEKER TELEVISION CO.

CONDENSED STATEMENTS OF CASH FLOWS

FOR THE THREE MONTHS ENDED MARCH 31, 2019 AND 2018

(UNAUDITED)

	2019	2018
Cash flows from operating activities
Net income (loss)	$(458,522)	$698,044
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation	9,674	9,993
Changes in operating assets and liabilities
Receivables	1,349,421	1,511,702
Deposits with vendors	(73,771)	(133,812)
Inventory	562,479	1,443,664
Other assets	2,784	2,992
Accounts payable	(415,957)	(138,600)
Customer deposits	(979,562)	(2,780,659)
Payroll related liabilities	38,256	31,480
Accrued expenses and other liabilities	(37,032)	23,885
Net cash provided by (used in) operating activities	(2,230)	668,689

Net change in cash	(2,230)	668,689
Cash beginning of period	1,525,693	1,797,419
Cash end of period	$1,523,463	$2,466,108

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-76

GOEDEKER TELEVISION CO.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019

(UNAUDITED)

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Goedeker Television Co. (the “Company”) was formed under the laws of the State of Missouri in 1951 and is an independent retailer of major appliances, as well as furniture, housewares, plumbing products, and lighting. Its single showroom location is in St. Louis, Missouri. Since 2008, it has also sold its products through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Condensed Financial Statements

The accompanying financial statements have been prepared by the Company without audit. In the opinion of management, all adjustments (which include only normal recurring adjustments) necessary to present fairly the financial position, results of operations, and cash flows at March 31, 2019 and for all periods presented herein have been made.

Certain information and footnote disclosures normally included in financial statements prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) have been condensed or omitted. These condensed financial statements should be read in conjunction with the Company's audited financial statements for the year ended December 31, 2018.  The results of operations for the three-month periods ended March 31, 2019 and 2018 are not necessarily indicative of the operating results for the full years.

Basis of Presentation

The financial statements of the Company have been prepared in accordance with GAAP and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company collects the full sales price from the customer at the time the order is placed. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

F-77

GOEDEKER TELEVISION CO.

NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019

(UNAUDITED)

The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each sale of merchandise that the Company makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, the Company’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In the Company’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all the Company’s sales are to individual retail consumers.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by sales type is as follows:

	For the Three Months Ended March 31,
	2019	2018
Appliance sales	$9,072,939	$11,354,998
Furniture sales	2,292,493	3,136,646
Other sales	581,614	744,542
Total revenue	$11,947,046	$15,236,186

Performance Obligations – Our performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company's assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all of its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on an average item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. Reserves for slow-moving and potentially obsolete inventories was $-0- and $-0- as of March 31, 2019 and December 31, 2018, respectively.

F-78

GOEDEKER TELEVISION CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019
(UNAUDITED)

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and office equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset	Years
Equipment	10
Office equipment	7
Vehicles	7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

Income Taxes

The Company is a Subchapter S Corporation and income taxes are the responsibility of the Company’s stockholders.

Basic and Diluted Income (Loss) Per Share

Basic income (loss) per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of March 31, 2019 and December 31, 2018.

Recent Accounting Pronouncements

Recently Adopted

In February 2016, the FASB issued ASU 2016-02, Leases. This ASU is a comprehensive new leases standard that amends various aspects of existing guidance for leases and requires additional disclosures about leasing arrangements. It will require companies to recognize lease assets and lease liabilities by lessees for those leases classified as operating leases under previous GAAP. Topic 842 retains a distinction between finance leases and operating leases. The classification criteria for distinguishing between finance leases and operating leases are substantially similar to the classification criteria for distinguishing between capital leases and operating leases in the previous leases guidance. The ASU is effective for annual periods beginning after December 15, 2018, including interim periods within those fiscal years; and earlier adoption is permitted. In the financial statements in which the ASU is first applied, leases shall be measured and recognized at the beginning of the earliest comparative period presented with an adjustment to equity. Practical expedients are available for election as a package and if applied consistently to all leases. The adoption of this standard was determined to not have a material impact on the Company’s financial statements because the Company does not hold any long-term leases.

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarifies the implementation guidance in a number of other areas.

F-79

GOEDEKER TELEVISION CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019
(UNAUDITED)

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

NOTE 3 — RECEIVABLES

At March 31, 2019 and December 31, 2018, receivables consisted of the following:

	March 31, 2019	December 31, 2018
	(unaudited)
Credit card payments in process of settlement	$574,416	$629,498
Vendor rebates receivable	712,095	2,004,206
Other	-	2,228
Total receivables	$1,286,511	$2,635,932

NOTE 4 — MERCHANDISE INVENTORY

At March 31, 2019 and December 31, 2018, the inventory balances are composed of:

	March 31, 2019	December 31, 2018
	(unaudited)
Appliances	$2,150,571	$2,656,386
Furniture	315,795	327,458
Other	82,749	127,750
Total inventory	$2,549,115	$3,111,594

NOTE 5 — DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income.

F-80

GOEDEKER TELEVISION CO.
NOTES TO CONDENSED FINANCIAL STATEMENTS

MARCH 31, 2019
(UNAUDITED)

NOTE 6 — PROPERTY AND EQUPMENT

At March 31, 2019 and December 31, 2018, property and equipment consisted of the following:

	March 31, 2019	December 31, 2018
	(unaudited)
Equipment	$81,242	$81,242
Warehouse equipment	111,787	111,787
Furniture and fixtures	78,585	78,585
Transportation equipment	170,824	170,824
Leasehold improvements	249,993	249,993
Total	692,431	692,431
Accumulated depreciation	(485,819)	(476,145)
Property and equipment, net	$206,612	$216,286

Depreciation charged to operations for the three-months ended March 31, 2019 and 2018 was $9,675 and $9,993, respectively.

NOTE 7 — CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of concentrated cash balances and rebate receivables. The Company maintains its cash balances in one financial institution located in St. Louis, Missouri. The balances are insured by the Federal Deposit Insurance Corporation (“FDIC”) up to $250,000. At March 31 and December 31, 2018, the Company's cash balances totaled $1,273,463 and $1,275,963 respectively, which are in excess of the FDIC $250,000 insurance limit.

The Company has several contracts with commercial vendors, of which net purchases from five major vendors for the three months ended March 31, 2019 represented 77.8% of the total net purchases, as compared to net purchases from five vendors for the three months ended March 31, 2018 represented 76.6% of the total net purchases.

NOTE 8 — ADVERTISING

The Company’s advertising costs are primarily advertisements placed in local publications, television ads, and online advertising. Advertising costs are expensed as incurred and, for the three months ended March 31, 2019 and 2018 amounted to $600,799 and $623,874, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company leases buildings on a month-to-month lease from certain stockholders. Rental expense paid to related parties for office and warehouse space charged to operations for the three months ended March 31, 2019 and 2018 amounted to $125,000 and $120,000, respectively.

The Company has advanced amounts to certain stockholders on a revolving loan basis. The amount is due upon request. The balance receivable from stockholders as of March 31, 2019 and December 31, 2018 was $50,634.

NOTE 10 — SUBSEQUENT EVENTS

Subsequent events were reviewed through June 19, 2019.

On April 5, 2019, the Company and its stockholders entered into an Asset Purchase Agreement (the “APA”) with 1847 Goedeker Inc., a wholly-owned subsidiary of 1847 Goedeker Holdco, Inc., which is a majority owned subsidiary of 1847 Holdings LLC. Under terms of the APA, 1847 Goedeker Inc. acquired substantially all of the Company’s assets and assumed substantially all its liabilities. The purchase price was $6.1 million paid as $1.5 million in cash, issuance of a $4.1 million subordinated note payable, and an earn out provision of $600,000 based on attainment of certain EBITDA targets. Additionally, 1847 Goedeker Inc. issued 22.5% of its common stock to the Company’s stockholders. Pending a formal valuation of the assets acquired and consideration paid, the Company allocated $5,815,000 of the excess purchase price to Goodwill.

F-81

GOEDEKER TELEVISION CO.

AUDITED FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

F-82

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of Goedeker Television Company:

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Goedeker Television Company (“the Company”) as of December 31, 2018 and 2017, the related statements of income, stockholders’ equity, and cash flows for each of the years in the two-year period ended December 31, 2018 and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of December 31, 2018 and 2017, and the results of its operations and its cash flows for each of the years in the two-year period ended December 31, 2018, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ Sadler, Gibb & Associates, LLC

We have served as the Company’s auditor since 2019.

Salt Lake City, UT

June 19, 2019

F-83

GOEDEKER TELEVISION CO.

BALANCE SHEETS

DECEMBER 31, 2018 AND 2017

	2018	2017
ASSETS
Current assets:
Cash	$1,525,693	$1,797,419
Receivables, net	2,635,932	2,907,708
Deposits with vendors	2,212,181	2,095,900
Merchandise inventory	3,111,594	3,709,575
Due from officers	50,634	50,634
Other assets	6,784	16,500
Total current assets	9,542,818	10,577,736
Property and equipment, net	216,286	255,925
Total assets	$9,759,104	$10,833,661

LIABILITIES AND STOCKHOLDERS’ EQUITY

Current liabilities
Accounts payable, net	$2,360,562	$2,879,670
Customer deposits	3,500,268	5,211,677
Payroll related liabilities	153,767	189,584
Accrued expenses and other liabilities	345,830	445,631
Total current liabilities	6,360,427	8,726,562

Stockholders’ equity
Common stock, no par value, 30,000 shares authorized, 7,000 shares issued and outstanding	7,000	7,000
Additional paid-in capital	707,049	707,049
Retained earnings	2,684,628	1,393,050
Total stockholders’ equity	3,398,677	2,107,099

Total liabilities and stockholders’ equity	$9,759,104	$10,833,661

The accompanying notes are an integral part of these financial statements

F-84

GOEDEKER TELEVISION CO.

STATEMENTS OF INCOME

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Net sales	$56,307,960	$58,555,495
Cost of goods sold	45,409,884	49,104,277
Gross profit	10,898,076	9,451,218

Operating expenses:
Personnel	3,627,883	3,705,336
Advertising	2,640,958	2,197,518
Bank and credit card fees	1,369,557	1,490,641
Other operating expenses	1,370,286	1,220,279
Total operating expenses	9,008,684	8,613,774

Income from operations	1,889,392	837,444

Other income (expense)
Other income	116,135	77,938
Interest expense	(149)	-
Total other income (expense)	115,986	77,938

Net income	$2,005,378	$915,382

Earnings per share – basic and diluted	$286.48	$130.77

Weighted average number of shares outstanding – basic and diluted	7,000	7,000

The accompanying notes are an integral part of these financial statements

F-85

GOEDEKER TELEVISION CO.

STATEMENT OF STOCKHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	Common Stock		Additional Paid-in	Retained	Total Stockholders’
	Shares	Amount	Capital	Earnings	Equity
Balance January 1, 2017	7,000	$7,000	$707,049	$1,458,664	$2,172,713
Net income for the year ended December 31, 2017	-	-	-	915,382	915,382
Distributions to stockholders	-	-	-	(980,996)	(980,996)
Balance December 31, 2017	7,000	7,000	707,049	1,393,050	2,107,099
Net income for the year ended December 31, 2018	-	-	-	2,005,378	2,005,378
Distributions to stockholders	-	-	-	(713,800)	(713,800)
Balance December 31, 2018	7,000	$7,000	$707,049	$2,684,628	$3,398,677

The accompanying notes are an integral part of these financial statements

F-86

GOEDEKER TELEVISION CO.

STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

	2018	2017
Cash flows from operating activities
Net income	$2,005,378	$915,382
Adjustments to reconcile net income to net cash provided by operating activities
Depreciation	39,639	42,858
Changes in operating assets and liabilities
Receivables	271,776	(957,292)
Deposits with vendors	(116,281)	(262,832)
Inventory	597,981	(1,247,732)
Other assets	9,716	43,524
Accounts payable	(519,108)	44,185
Customer deposits	(1,711,409)	1,665,405
Payroll related liabilities	(35,817)	(7,611)
Accrued expenses and other liabilities	(99,801)	39,380
Net cash provided by operating activities	442,074	275,267

Cash flows from financing activities
Distributions to stockholders	(713,800)	(980,996)
Cash used in financing activities	(713,800)	(980,996)

Net change in cash	(271,726)	(705,734)
Cash beginning of period	1,797,419	2,503,153
Cash end of period	$1,525,693	$1,797,419

Supplemental disclosures of cash flow information
Cash paid during the period for interest	$-	$-

The accompanying notes are an integral part of these financial statements

F-87

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 1 — ORGANIZATION AND NATURE OF BUSINESS

Goedeker Television Co. (the “Company”) was formed under the laws of the State of Missouri in 1951 and is an independent retailer of major appliances, as well as furniture, housewares, plumbing products, and lighting. Its single showroom location is in St. Louis, Missouri. Since 2008, it has also sold its products through its website.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The financial statements of the Company have been prepared in accordance with generally accepted accounting principles in the United States of America (“GAAP”) and are presented in US dollars.

Accounting Basis

The Company uses the accrual basis of accounting and GAAP. The Company has adopted a calendar year end.

Cash and Cash Equivalents

The Company considers all highly liquid investments with the original maturities of three months or less to be cash equivalents.

Use of Estimates

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Revenue Recognition and Cost of Revenue

On January 1, 2018, the Company adopted Accounting Standards Update (“ASU”) No. 2014-09, “Revenue from Contracts with Customers (Topic 606),” which supersedes the revenue recognition requirements in Accounting Standards Codification (“ASC”) Topic 605, “Revenue Recognition.” This ASU is based on the principle that revenue is recognized to depict the transfer of goods to customers in an amount that reflects the consideration to which the entity expects to be entitled in exchange for those goods. This ASU also requires additional disclosure about the nature, amount, timing, and uncertainty of revenue and cash flows arising from customer purchase orders, including significant judgments. The Company collects the full sales price from the customer at the time the order is placed. The Company does not incur incremental costs obtaining purchase orders from customers, however, if the Company did, because all the Company’s contracts are less than a year in duration, any contract costs incurred would be expensed rather than capitalized. The Company’s adoption of this ASU resulted in no change to the Company’s results of operations or balance sheet.

The revenue that the Company recognizes arises from orders the Company receives from customers. The Company’s performance obligations under the customer orders correspond to each sale of merchandise that the Company makes to customers under the purchase orders; as a result, each purchase order generally contains only one performance obligation based on the merchandise sale to be completed. Control of the delivery transfers to customers when the customer can direct the use of, and obtain substantially all the benefits from, the Company’s products, which generally occurs when the customer assumes the risk of loss. The transfer of control generally occurs at the point of shipment. Once this occurs, the Company has satisfied its performance obligation and the Company recognizes revenue. Revenue from the sale of long-term service warranties are recognized net of costs to sell the contracts to the third-party warranty service company.

Transaction Price: The Company agrees with customers on the selling price of each transaction. This transaction price is generally based on the agreed upon sales price. In the Company’s contracts with customers, it allocates the entire transaction price to the sales price, which is the basis for the determination of the relative standalone selling price allocated to each performance obligation. Any sales tax, value added tax, and other tax the Company collects concurrently with revenue-producing activities are excluded from revenue.

F-88

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

If the Company continued to apply legacy revenue recognition guidance for the year ended December 31, 2018, revenues, gross margin, and net loss would not have changed.

Cost of revenue includes the cost of purchased merchandise plus the cost of delivering merchandise and where applicable installation, net of promotional rebates and other incentives received from vendors.

Substantially all the Company’s sales are to individual retail consumers.

Disaggregated Revenue ‒ The Company disaggregates revenue from contracts with customers by contract type, as it believes it best depicts how the nature, amount, timing and uncertainty of revenue and cash flows are affected by economic factors.

The Company’s revenue by sales type is as follows:

	For the Years Ended December 31,
	2018	2017
Appliance sales	$42,871,864	$43,134,923
Furniture sales	10,813,453	12,605,779
Other sales	2,622,643	2,814,793
Total revenue	$56,307,960	$58,555,495

Performance Obligations – Our performance obligations include delivery of products and, in some instances, performance of services such as installation. Revenue for the sale of merchandise is recognized upon shipment to the customer; or in some instances, upon delivery and installation of the product which typically occur simultaneously.

Receivables

Receivables consist of credit card transactions in the process of settlement. Vendor rebates receivable represent amounts due from manufactures from whom the Company purchases products. Rebates receivable are stated at the amount that management expects to collect from manufacturers, net of accounts payable amounts due the vendor. Rebates are calculated on product and model sales programs from specific vendors. The rebates are paid at intermittent periods either in cash or through issuance of vendor credit memos, which can be applied against vendor accounts payable. Based on the Company's assessment of the credit history with its manufacturers, it has concluded that there should be no allowance for uncollectible accounts. The Company historically collects substantially all its outstanding rebates receivables. Uncollectible balances are expensed in the period it is determined to be uncollectible.

Inventory

Inventory consists of finished product acquired for resale and is valued at the lower-of-cost-or-market with cost determined on an average item basis. The Company periodically evaluates the value of items in inventory and provides write-downs to inventory based on its estimate of market conditions. Reserves for slow-moving and potentially obsolete inventories was $-0- and $-0- as of December 31, 2018 and 2017, respectively.

Property and Equipment

Property and equipment is stated at cost. Depreciation of furniture, vehicles and office equipment is calculated using the straight-line method over the estimated useful lives as follows:

Asset	Years
Equipment	10
Office equipment	7
Vehicles	7

Fair Value of Financial Instruments

The Company’s financial instruments consist of cash and cash equivalents. The carrying amount of these financial instruments approximates fair value due either to length of maturity or interest rates that approximate prevailing market rates unless otherwise disclosed in these financial statements.

F-89

GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

Income Taxes

The Company is a Subchapter S Corporation and income taxes are the responsibility of the Company’s stockholders.

Basic and Diluted Income Per Share

Basic income per share is calculated by dividing the net loss applicable to common shareholders by the weighted average number of common shares during the period. Diluted earnings per share is calculated by dividing the net income available to common shareholders by the diluted weighted average number of shares outstanding during the year. The diluted weighted average number of shares outstanding is the basic weighted number of shares adjusted for any potentially dilutive debt or equity. There are no such common share equivalents outstanding as of December 31, 2018 and 2017.

Recent Accounting Pronouncements

Recently Adopted

In May 2014, the FASB issued ASU No. 2014-09, “Revenue from Contracts with Customers,” as a new Topic, ASC Topic 606, which supersedes existing accounting standards for revenue recognition and creates a single framework. Additional updates to Topic 606 issued by the FASB in 2015 and 2016 include the following:

•	ASU No. 2015-14, “Revenue from Contracts with Customers (Topic 606): Deferral of the Effective Date,” which defers the effective date of the new guidance such that the new provisions will now be required for fiscal years, and interim periods within those years, beginning after December 15, 2017.

•	ASU No. 2016-08, “Revenue from Contracts with Customers (Topic 606): Principal versus Agent Considerations,” which clarifies the implementation guidance on principal versus agent considerations (reporting revenue gross versus net).

•	ASU No. 2016-10, “Revenue from Contracts with Customers (Topic 606): Identifying Performance Obligations and Licensing,” which clarifies the implementation guidance on identifying performance obligations and classifying licensing arrangements.

•	ASU No. 2016-12, “Revenue from Contracts with Customers (Topic 606): Narrow-Scope Improvements and Practical Expedients,” which clarifies the implementation guidance in a number of other areas.

The underlying principle is to use a five-step analysis of transactions to recognize revenue when promised goods or services are transferred to customers in an amount that reflects the consideration that is expected to be received for those goods or services. The standard permits the use of either a retrospective or modified retrospective application. ASU 2014-09 and ASU 2016-12 are effective for annual reporting periods beginning after December 15, 2017. The Company adopted ASC 606 using the modified retrospective method for annual and interim reporting periods beginning January 1, 2018. The Company has aggregated and reviewed its contracts that are within the scope of ASC 606. Based on its evaluation, the Company does not anticipate the adoption of ASC 606 will have a material impact on its balance sheet or related consolidated statements of earnings, equity or cash flows. Accordingly, the Company will continue to recognize revenue at the time services are delivered and parts and equipment are sold.

NOTE 3 — RECEIVABLES

At December 31, 2018 and 2017, receivables consisted of the following:

	2018	2017
Credit card payments in process of settlement	$629,498	$946,179
Vendor rebates receivable	2,004,206	1,961,529
Other	2,228	-
Total receivables	$2,635,932	$2,907,708

NOTE 4 — MERCHANDISE INVENTORY

At December 31, 2018 and 2017, the inventory balances are composed of:

	2018	2017
Appliances	$2,656,386	$3,264,637
Furniture	327,458	331,033
Other	127,750	113,905
Total merchandise inventory	$3,111,594	$3,709,575

F-90

 GOEDEKER TELEVISION CO.

NOTES TO FINANCIAL STATEMENTS

FOR THE YEARS ENDED DECEMBER 31, 2018 AND 2017

NOTE 5 — DEPOSITS WITH VENDORS

Deposits with vendors represent cash on deposit with one vendor arising from accumulated rebates paid by the vendor. The deposits are used by the vendor to seek to secure the Company’s purchases. The deposit can be withdrawn at any time up to the amount of the Company’s credit line with the vendor. Alternatively, the Company could secure their credit line with a floor plan line from a lender and withdraw all its deposits. The Company has elected to leave the deposits with the vendor on which it earns interest income.

NOTE 6 — PROPERTY AND EQUPMENT

As of December 31, 2018 and 2017, property and equipment consisted of the following:

	2018	2017
Equipment	$81,242	$81,242
Warehouse equipment	111,787	111,787
Furniture and fixtures	78,585	78,585
Transportation equipment	170,824	170,824
Leasehold improvements	249,993	249,993
Total	692,431	692,431
Accumulated depreciation	(476,145)	(436,506)
Property and equipment, net	$216,286	$255,925

Depreciation charged to operations for the years ended December 31, 2018 and 2017 amounted to $39,639 and $42,858, respectively.

NOTE 7 — CONCENTRATION OF CREDIT RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of concentrated cash balances and rebate receivables. The Company maintains its cash balances in one financial institution located in St. Louis, Missouri. The balances are insured by the Federal Deposit Insurance Corporation up to $250,000. At December 31, 2018 and 2017, the Company’s uninsured cash balances total $1,275,693 and $1,542,419, respectively.

The Company has several contracts with vendors, of which net purchases from five major vendors represented 77.5% and 76.1% of total purchases for the years ended December 31, 2018 and 2017, respectively.

NOTE 8 — ADVERTISING

The Company’s advertising costs are primarily advertisements placed in local publications, television ads, and online advertising. Advertising costs are expensed as incurred and, for the years ended December 31, 2018 and 2017, amounted to $2,640,958 and $2,197,518, respectively.

NOTE 9 — RELATED PARTY TRANSACTIONS

The Company leases buildings on a month-to-month lease from certain stockholders. Rental expense paid to related parties for office and warehouse space charged to operations for the years ended December 31, 2018 and 2017 was $480,000 in each year.

The Company has advanced amounts to certain stockholders on a revolving loan basis. The amount is due upon request. The balance receivable from stockholders as of December 31, 2018 and 2017 was $50,634, and $50,634, respectively.

NOTE 10 — SUBSEQUENT EVENTS

Subsequent events were reviewed through June 19, 2019.

On April 5, 2019, the Company and its stockholders entered into an Asset Purchase Agreement (the “APA”) with 1847 Goedeker Inc., a wholly-owned subsidiary of 1847 Goedeker Holdco, Inc., which is a majority owned subsidiary of 1847 Holdings LLC. Under terms of the APA, 1847 Goedeker Inc. acquired substantially all of the Company’s assets and assumed substantially all its liabilities. The purchase price was $6.1 million paid as $1.5 million in cash, issuance of a $4.1 million subordinated note payable, and an earn out provision of $600,000 based on attainment of certain EBITDA targets. Additionally, 1847 Goedeker Inc. issued 22.5% of its common stock to the Company’s stockholders. Pending a formal valuation of the assets acquired and consideration paid, the Company allocated $5,815,000 of the excess purchase price to Goodwill.

F-91

1847 HOLDINGS LLC

UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

F-92

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

SIX MONTHS ENDED JUNE 30, 2019

	1847 Holdings LLC	Goedeker Television Co. (January 1 to April 5, 2019	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$13,020,584	$12,946,899	$-		$25,967,483
Cost of revenue	9,545,726	11,004,843	-		20,550,569
Gross profit	3,474,858	1,942,056	-		5,416,914
Personnel	1,896,233	915,196	-		2,811,429
Advertising	-	714,276	-		714,276
Depreciation and amortization	688,086	9,675	-		697,761
Fuel	360,265	-	-		360,265
Selling, general, and administrative expenses	2,086,670	779,182	65,753	(m-1)	2,931,605
Other Operating expense	-	-	39,452	(r-3)	39,452
Total Operating Expenses	5,031,254	2,418,329	105,205		7,554,788
Loss from operations	(1,556,396)	(476,273)	(105,205)		(2,137,874)
Financing costs and loss on early extinguishment of debt	(175,506)	-	(7,765)	(r-2)	(183,271)
Interest expense	(450,860)	-	(96,041)	(a-1)	(833,123)
			(74,308)	(t-2)
			(20,427)	(r-1)
			(191,487)	(e-2)
Change in warrant liability	2,600	-	-		2,600
Gain on sale of property and equipment	24,224	-	-		24,224
Other Income, net	5,089	31,008	-		36,097
Total other income (expense)	(594,453)	31,008	(390,028)		(953,473)
Loss before income taxes and controlling interests	(2,150,849)	(445,266)	(495,233)		(3,091,348)
Provision for income taxes	259,850	-	-		259,850
Net loss	(1,890,999)	(445,266)	(495,233)		(2,831,498)
Net loss attributable to non-controlling interests	(697,469)	(133,580)	(148,570)	(a-2)	(979,619)
Net loss attributable to 1847 Holdings Shareholders	$(1,193,530)	$(311,686)	$(346,663)		$(1,851,879)

Earnings per share
Basic and Diluted Loss per Share - Common Shares	$(0.38)				$(0.58)
Weighted average number of shares outstanding
Basic and Diluted Common Shares	3,138,981		50,000		3,188,981

F-93

1847 HOLDINGS LLC

PRO FORMA COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2018

	1847 Holdings LLC	Goedeker Television Co.	Pro Forma Adjustments	Notes	Pro Forma Condensed
Revenue	$7,333,847	$56,307,960	$-		$63,641,807
Cost of revenue	2,370,757	45,409,884	-		47,780,641
Gross profit	4,963,090	10,898,076	-		15,861,166
Personnel	2,269,059	3,627,883	-		5,896,942
Advertising	-	2,640,958	-		2,640,958
Depreciation and amortization	1,441,898	-	-		1,441,898
Fuel	1,117,045	-	-		1,117,045
Bank and credit card fees	-	1,369,557	-		1,369,557
Selling, general, and administrative expenses	1,653,683	-	250,000	(m-1)	1,903,683
Other Operating Expense	-	1,370,286	150,000	(r-3)	1,520,286
Total Operating Expenses	6,481,685	9,008,684	400,000		15,890,369
(Loss) income from operations	(1,518,595)	1,889,392	(400,000)		(29,203)
Financing costs and loss on early extinguishment of debt	(536,491)	-	(29,834)	(r-2)	(566,325)
Write-down assets	(129,400)	-	-		(129,400)
Write-off contingent consideration	395,634	-	-		395,634
Interest expense	(562,629)	(149)	(369,000)	(a-1)	(2,023,973)
			(278,000)	(t-1)
			(78,481)	(r-1)
			(735,714)	(e-1)
Gain (loss) on sale of property and equipment	28,408	-	-		28,408
Other Income, net	-	116,135	-		116,135
Total other expense	(804,478)	115,986	(1,491,029)		(2,179,521)
(Loss) income before income taxes and controlling interests	(2,323,073)	2,005,378	(1,891,029)		(2,208,724)
(Provision) benefit from income taxes	781,200	-	-		781,200
Net loss (income)	(1,541,873)	2,005,378	(1,891,029)		(1,427,524)
Net loss attributable to non-controlling interests	546,513	-	(20,836)	(a-2)	525,677
Net loss attributable to 1847 Holdings Shareholders	$(995,360)	$2,005,378	$(1,911,865)		$(901,847)

Earnings per share
Basic and Diluted Loss per Share - Common Shares	$(0.49)				$(0.45)
Weighted average number of shares outstanding
Basic and Diluted Common Shares	3,115,625		50,000		3,165,625

F-94

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

NOTE 1 – DESCRIPTION OF THE TRANSACTION

On January 18, 2019, 1847 Goedeker Inc. (“1847 Goedeker”), a wholly-owned subsidiary of 1847 Holdings LLC (the “Company”), entered into an Asset Purchase Agreement (the “Purchase Agreement”) with Goedeker Television Co., a Missouri corporation (“Goedeker”), and Steve Goedeker and Mike Goedeker (the “Stockholders”), pursuant to which 1847 Goedeker agreed to acquire substantially all of the assets of Goedeker used in its retail appliance and furniture business (the “Goedeker Business”) for an aggregate purchase price $6,200,000 consisting of: (i) $1,500,000 in cash, subject to adjustment; (ii) the issuance of a promissory note in the principal amount of $4,100,000; (iii) up to $600,000 in Earn Out Payments (as defined below) and (iv) the issuance to each Stockholder of a number of shares of common stock equal to 11.25% of the issued and outstanding stock of 1847 Goedeker as of the closing date (22.50% in the aggregate) (the “Acquisition”).

On March 20, 2019, the Company established 1847 Goedeker Holdco Inc. (“1847 Holdco”) as a wholly-owned subsidiary in the State of Delaware and subsequently transferred all of its shares in 1847 Goedeker to 1847 Holdco, such that 1847 Goedeker became a wholly-owned subsidiary of 1847 Holdco.

On April 5, 2019, 1847 Goedeker, 1847 Holdco, Goedeker and the Stockholders entered into Amendment No. 1 to the Asset Purchase Agreement (the “Amendment”) to amend certain terms of the Purchase Agreement. Following entry into the Amendment, closing of the Acquisition was completed on the same day.

Pursuant to the Amendment, 1847 Holdco, rather than 1847 Goedeker, issued to each Stockholder a number of shares of its common stock equal to a 11.25% non-dilutable interest in all of the issued and outstanding stock of 1847 Goedeker as of the closing date. The Amendment also added certain representations and warranties by 1847 Holdco and certain closing conditions for 1847 Holdco.

The Amendment also clarified that a Digital Marketing Agreement between Goedeker and Power Digital Marketing would not be assigned to 1847 Goedeker in the Acquisition. Goedeker agreed to cooperate with 1847 Goedeker in determining a reasonable arrangement designed to provide 1847 Goedeker with the benefits under such Digital Marketing Agreement. In consideration for Goedeker so cooperating, 1847 Goedeker agreed to pay to Goedeker a total of $20,000, which amount Goedeker will use to pay Power Digital Marketing for amounts due under the Digital Marketing Agreement for services to be rendered during the months of April 2019 and May 2019. Goedeker also agreed to cause the Digital Marketing Agreement to be terminated as of May 30, 2019 to ensure that Goedeker no longer has any obligations under the Digital Marketing Agreement.

As noted above, a portion of the purchase price was paid by the issuance by 1847 Goedeker of a 9% Subordinated Promissory Note in the principal amount of $4,100,000 (the “Goedeker Note”). The Goedeker Note will accrue interest at 9% per annum, amortized on a five-year straight-line basis and payable quarterly in accordance with the amortization schedule attached thereto, and mature on the fifth (5th) anniversary of the closing date. 1847 Goedeker has the right to redeem all or any portion of the Goedeker Note at any time prior to the maturity date without premium or penalty of any kind. The Goedeker Note contains customary events of default, including in the event of (i) non-payment, (ii) a default by 1847 Goedeker of any of its covenants under the Purchase Agreement or any other agreement entered into in connection with the Purchase Agreement, or a breach of any of representations or warranties under such documents, or (iii) the bankruptcy of 1847 Goedeker. The Goedeker Note also contains a cross default provision, whereby a default under the Revolving Loan or Term Loan (each as defined below), will also constitute an event of default under the Goedeker Note.

Goedeker is also entitled to receive the following payments (the “Earn Out Payments”) to the extent the Goedeker Business achieves the applicable EBITDA (as defined in the Purchase Agreement) targets:

1.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the closing date is $2,500,000 or greater;

2.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the first anniversary of closing date is $2,500,000 or greater; and

3.	An Earn Out Payment of $200,000 if the EBITDA of the Goedeker Business for the trailing twelve (12) month period from the second anniversary of the closing date is $2,500,000 or greater.

F-95

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

To the extent the EBITDA of the Goedeker Business for any applicable period is less than $2,500,000 but greater than $1,500,000, 1847 Goedeker must pay a partial Earn Out Payment to Goedeker in an amount equal to the product determined by multiplying (i) the EBITDA Achievement Percentage by (ii) the applicable Earn Out Payment for such period, where the “Achievement Percentage” is the percentage determined by dividing (A) the amount of (i) the EBITDA of the Goedeker Business for the applicable period less (ii) $1,500,000, by (B) $1,000,000. For avoidance of doubt, no partial Earn Out Payments shall be earned or paid to the extent the EBITDA of the Goedeker Business for any applicable period is equal or less than $1,500,000.

To the extent Goedeker is entitled to all or a portion of an Earn Out Payment, the applicable Earn Out Payment(s) (or portion thereof) shall be paid on the date that is three (3) years from the closing date, and shall accrue interest from the date on which it is determined Goedeker is entitled to such Earn Out Payment (or portion thereof) at a rate equal to five percent (5%) per annum, computed on the basis of a 360 day year for the actual number of days elapsed.

During the earn out periods stated above, 1847 Goedeker agreed to (i) operate the Goedeker Business in the ordinary course of business substantially consistent with past practices, (ii) operate the Goedeker Business as a distinct business entity or division so that its results can be verified for purposes of calculating the Earn Out Payment, and (iii) adequately fund the Goedeker Business during the periods. Furthermore, 1847 Goedeker agreed that it would not, directly or indirectly, take any actions in bad faith that would have the purpose of avoiding the Earn Out Payment.

The rights of Goedeker to receive payments under the Goedeker Note and any Earn Out Payments are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that Goedeker entered into with Burnley and SBCC on April 5, 2019 in connection with the Acquisition.

Pursuant to the Purchase Agreement, on April 5, 2019, 1847 Goedeker entered into a Lease Agreement (the “Lease”) with S.H.J., L.L.C., a Missouri limited liability company and affiliate of Goedeker. The Lease is for a term five (5) years and provides for a base rent of $45,000 per month. In addition, 1847 Goedeker is responsible for all taxes and insurance premiums during the lease term. In the event of late payment, interest shall accrue on the unpaid amount at the rate of eighteen percent (18%) per annum.

Management Services Agreement

On April 5, 2019, 1847 Goedeker Inc. entered into a Management Services Agreement (the “Offsetting MSA”) with the Company’s manager, 1847 Partners LLC (the “Manager”). The MSA is an Offsetting Management Services Agreement as defined in that certain Management Services Agreement, dated April 15, 2013, between the Company and the Manager (the “MSA”).

Pursuant to the Offsetting MSA, 1847 Goedeker appointed the Manager to provide certain services to it for a quarterly management fee equal to the greater of $62,500 or 2% of Adjusted Net Assets (as defined in the MSA) (the “Management Fee”); provided, however, that (i) pro rated payments shall be made in the first quarter and the last quarter of the term, (ii) if the aggregate amount of management fees paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal year exceeds, or is expected to exceed, 9.5% of the Company’s gross income with respect to such fiscal year, then the Management Fee to be paid by 1847 Goedeker for any remaining fiscal quarters in such fiscal year shall be reduced, on a pro rata basis determined by reference to the management fees to be paid to the Manager by all of the subsidiaries of the Company, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal year, does not exceed 9.5% of the Company’s gross income with respect to such fiscal year, and (iii) if the aggregate amount the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to any fiscal quarter exceeds, or is expected to exceed, the aggregate amount of the management fee (before any adjustment thereto) calculated and payable under the MSA (the “Parent Management Fee”) with respect to such fiscal quarter, then the Management Fee to be paid by 1847 Goedeker for such fiscal quarter shall be reduced, on a pro rata basis, until the aggregate amount of the Management Fee paid or to be paid by 1847 Goedeker, together with all other management fees paid or to be paid by all other subsidiaries of the Company to the Manager, in each case, with respect to such fiscal quarter, does not exceed the Parent Management Fee calculated and payable with respect to such fiscal quarter.

F-96

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Notwithstanding the foregoing, payment of the Management Fee is subordinated to the payment of interest on the Goedeker Note, such that no payment of the Management Fee may be made if 1847 Goedeker is in default under the Goedeker Note with regard to interest payments and, for the avoidance of doubt, such payment of the Management Fee will be contingent on 1847 Goedeker being in good standing on all associated loan covenants. In addition, during the period that that any amounts are owed under the Goedeker Note or the Earn Out Payments, the annual Management Fee shall be capped at $250,000.

In addition, the rights of the Manager to receive payments under the Offsetting MSA are subordinate to the rights of Burnley and SBCC (each as defined below) under separate Subordination Agreements that the Manager entered into with Burnley and SBCC on April 5, 2019 in connection with the Acquisition.

1847 Goedeker shall also reimburse the Manager for all costs and expenses of 1847 Goedeker which are specifically approved by the board of directors of 1847 Goedeker, including all out-of-pocket costs and expenses, that are actually incurred by the Manager or its affiliates on behalf of 1847 Goedeker in connection with performing services under the Offsetting MSA.

The services provided by the Manager include: conducting general and administrative supervision and oversight of 1847 Goedeker’s day-to-day business and operations, including, but not limited to, recruiting and hiring of personnel, administration of personnel and personnel benefits, development of administrative policies and procedures, establishment and management of banking services, managing and arranging for the maintaining of liability insurance, arranging for equipment rental, maintenance of all necessary permits and licenses, acquisition of any additional licenses and permits that become necessary, participation in risk management policies and procedures; and overseeing and consulting with respect to 1847 Goedeker’s business and operational strategies, the implementation of such strategies and the evaluation of such strategies, including, but not limited to, strategies with respect to capital expenditure and expansion programs, acquisitions or dispositions and product or service lines.

NOTE 2 – FINANCING TRANSACTIONS

Revolving Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Revolving Loan Agreement”) with Burnley Capital LLC (“Burnley”) for revolving loans in an aggregate principal amount that will not exceed the lesser of (i) the Borrowing Base or (ii) $1,500,000 (provided that such amount may be increased to $3,000,000 in Burnley’s sole discretion) (the “Revolving Loan Amount”) minus reserves established Burnley at any time (the “Reserves”) in accordance with the Revolving Loan Agreement (the “Revolving Loan”). The “Borrowing Base” means an amount equal to the sum of the following: (i) the product of 85% multiplied by the liquidation value of 1847 Goedeker’s inventory (net of all liquidation costs) identified in the most recent inventory appraisal by an appraiser acceptable to Burnley (ii) multiplied by 1847 Goedeker’s Eligible Inventory (as defined in the Revolving Loan Agreement), valued at the lower of cost or market value, determined on a first-in-first-out basis. In connection with the closing of the Acquisition on April 5, 2019, 1847 Goedeker borrowed $744,000 under the Revolving Loan Agreement and issued a Revolving Note to Burnley in the principal amount of up to $1,500,000.

The Revolving Note matures on April 5, 2022, provided that at Burnley’s sole and absolute discretion, it may agree to extend the maturity date for two successive terms of one year each. The Revolving Note bears interest at a per annum rate equal to the greater of (i) the LIBOR Rate (as defined in the Revolving Loan Agreement) plus 6.00% or (ii) 8.50%; provided that upon an Event of Default (as defined below) all loans, all past due interest and all fees shall bear interest at a per annum rate equal to the foregoing rate plus 3.00%. 1847 Goedeker shall pay interest accrued on the Revolving Note in arrears on the last day of each month commencing on April 30, 2019.

F-97

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 Goedeker may at any time and from time to time prepay the Revolving Note in whole or in part. If at any time the outstanding principal balance on the Revolving Note exceeds the lesser of (i) the difference of the Revolving Loan Amount minus any Reserves and (ii) the Borrowing Base, then 1847 Goedeker shall immediately prepay the Revolving Note in an aggregate amount equal to such excess. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Revolving Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Revolving Note in an aggregate amount equal to 100% of such Net Proceeds. A “Prepayment Event” means (i) any sale, transfer, merger, liquidation or other disposition (including pursuant to a sale and leaseback transaction) of any property of 1847 Goedeker or 1847 Holdco; (ii) a Change of Control (as defined in the Revolving Loan Agreement); (iii) any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property of 1847 Goedeker or 1847 Holdco with a fair value immediately prior to such event equal to or greater than $25,000; (iv) the issuance by 1847 Goedeker of any capital stock or the receipt by 1847 Goedeker of any capital contribution; or (v) the incurrence by 1847 Goedeker or 1847 Holdco of any Indebtedness (as defined in the Revolving Loan Agreement), other than Indebtedness permitted under the Revolving Loan Agreement.

Under the Revolving Loan Agreement, 1847 Goedeker is required to pay a number of fees to Burnley, including the following:

•	an origination fee of $15,000, which was paid at closing on April 5, 2019;

•	a commitment fee during the period from closing to the earlier of the maturity date or termination of Burnley’s commitment to make loans under the Revolving Loan Agreement, which shall accrue at the rate of 0.50% per annum on the average daily difference of the Revolving Loan Amount then in effect minus the sum of the outstanding principal balance of the Revolving Note, which such accrued commitment fees are due and payable in arrears on the first day of each calendar month and on the date on which Burnley’s commitment to make loans under the Revolving Loan Agreement terminates, commencing on the first such date to occur after the closing date;

•	an annual loan facility fee equal to 0.75% of the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), which is fully earned on the closing date for the term of the loan (including any extension) but shall be due and payable on each anniversary of the closing date;

•	a monthly collateral management fee for monitoring and servicing the Revolving Loan equal to $1,700 per month for the term of Revolving Note, which is fully earned and non-refundable as of the date of the Revolving Loan Agreement, but shall be payable monthly in arrears on the first day of each calendar month; provided that payment of the collateral management fee may be made, at the discretion of Burnley, by application of advances under the Revolving Loan or directly by 1847 Goedeker; and

•	if the Revolving Loan is terminated for any reason, including by Burnley following an Event of Default, then 1847 Goedeker shall pay, as liquidated damages and compensation for the costs of being prepared to make funds available, an amount equal to the Applicable Percentage multiplied by the Revolving Commitment (i.e., the maximum amount that 1847 Goedeker may borrow under the Revolving Loan), wherein the term Applicable Percentage means (i) 3%, in the case of a termination on or prior to the first anniversary of the closing date, (ii) 2%, in the case of a termination after the first anniversary of the closing date but on or prior to the second anniversary thereof, and (iii) 0.5%, in the case of a termination after the second anniversary of the closing date but on or prior to the maturity date.

In addition to the foregoing, 1847 Goedeker was required under the Revolving Loan Agreement and the Term Loan Agreement described below to pay a consulting fee of $150,000 to GVC Financial Services, LLC at closing.

F-98

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Revolving Loan Agreement contains customary events of default, including, among others (each, an “Event of Default”): (i) for failure to pay principal and interest on the Revolving Note when due, or to pay any fees due under the Revolving Loan Agreement; (ii) if any representation, warranty or certification in the Revolving Loan Agreement or any document delivered in connection therewith is incorrect in any material respect; (iii) for failure to perform any covenant or agreement contained in the Revolving Loan Agreement or any document delivered in connection therewith; (iv) for the occurrence of any default in respect of any other Indebtedness of more than $100,000; (v) for any voluntary or involuntary bankruptcy, insolvency or dissolution; (vi) for the occurrence of one or more judgments, non-interlocutory orders, decrees or arbitration awards involving in the aggregate a liability of $25,000 or more; (vii) if 1847 Goedeker or 1847 Holdco, or officer thereof, is charged by a governmental authority, criminally indicted or convicted of a felony under any law that would reasonably be expected to lead to forfeiture of any material portion of collateral, or such entity is subject to an injunction restraining it from conducting its business; (viii) if Burnley determines that a Material Adverse Effect (as defined in the Revolving Loan Agreement) has occurred; (ix) if a Change of Control (as defined in the Revolving Loan Agreement) occurs; (x) if there is any material damage to, loss, theft or destruction of property which causes, for more than thirty consecutive days beyond the coverage period of any applicable business interruption insurance, the cessation or substantial curtailment of revenue producing activities; (xi) if there is a loss, suspension or revocation of, or failure to renew any permit if it could reasonably be expected to have a Material Adverse Effect; and (xii) for the occurrence of any default or event of default under the Term Loan (as defined below), the Goedeker Note, the Leonite Note (as defined below) or any other debt that is subordinated to the Revolving Loan.

The Revolving Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Revolving Note is secured by a first priority security interest in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with Burnley, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to Burnley, and (ii) 1847 Goedeker entered into a Deposit Account Control Agreement with Burnley, Small Business Community Capital II, L.P. and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with Burnley to guaranty the obligations under the Revolving Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

Term Loan

On April 5, 2019, 1847 Goedeker, as borrower, and 1847 Holdco entered into a Loan and Security Agreement (the “Term Loan Agreement”) with Small Business Community Capital II, L.P. (“SBCC”) for a term loan in the principal amount of $1,500,000 (the “Term Loan”), pursuant to which 1847 Goedeker issued to SBCC a Term Note in the principal amount of up to $1,500,000 and a ten-year warrant (the “SBCC Warrant”) to purchase shares of the most senior capital stock of 1847 Goedeker equal to 5.0% of the outstanding equity securities of 1847 Goedeker on a fully-diluted basis for an aggregate price equal to $100.

The Term Note matures on April 5, 2023 and bears interest at the sum of the Cash Interest Rate (defined as 11% per annum) plus the PIK Interest Rate (defined as 2% per annum); provided that upon an Event of Default all principal, past due interest and all fees shall bear interest at a per annum rate equal to the Cash Interest Rate and the PIK Interest Rate, in each case plus 3.00%. Interest accrued at the Cash Interest Rate shall be due and payable in arrears on the last day of each month commencing May 31, 2019. Interest accrued at the PIK Interest Rate shall be automatically capitalized, compounded and added to the principal amount of the Term Note on each last day of each quarter unless paid in cash on or prior to the last day of each quarter; provided that (i) interest accrued pursuant to an Event of Default shall be payable on demand, and (ii) in the event of any repayment or prepayment, accrued interest on the principal amount repaid or prepaid (including interest accrued at the PIK Interest Rate and not yet added to the principal amount of Term Note) shall be payable on the date of such repayment or prepayment. Notwithstanding the foregoing, all interest on Term Note, whether accrued at the Cash Interest Rate or the PIK Interest Rate, shall be due and payable in cash on the maturity date unless payment is sooner required by the Term Loan Agreement.

1847 Goedeker must repay to SBCC on the last business day of each March, June, September and December, commencing with the last business day of June 2019, an aggregate principal amount of the Term Note equal to $93,750, regardless of any prepayments made, and must pay the unpaid principal on the maturity date unless payment is sooner required by the Term Loan Agreement.

F-99

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

1847 Goedeker may prepay the Term Note in whole or in part from time to time; provided that if such prepayment occurs (i) prior to the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 5.0% of such prepayment, (ii) prior to the second anniversary of the closing date and on or after the first anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 3.0% of such prepayment, or (iii) prior to the third anniversary of the closing date and on or after the second anniversary of the closing date, 1847 Goedeker shall pay SBCC an amount equal to 1.0% of such prepayment, in each case as liquidated damages for damages for loss of bargain to SBCC. In addition, in the event and on each occasion that any Net Proceeds (as defined in the Term Loan Agreement) are received by or on behalf of 1847 Goedeker or 1847 Holdco in respect of any Prepayment Event (as defined above) following the occurrence and during the continuance of an Event of Default, 1847 Goedeker shall, immediately after such Net Proceeds are received, prepay the Term Note below in an aggregate amount equal to 100% of such Net Proceeds.

Under the Term Loan Agreement, 1847 Goedeker was required at closing to pay an origination fee of $30,000 to SBCC. Also, as described above, GVC Financial Services, LLC was paid a fee of $150,000 in connection with services it provided in connection with the Term Loan and the Revolving Loan.

The Term Loan Agreement contains the same Events of Default as the Revolving Loan Agreement, provided that the reference to the Term Loan in the cross-default provision refers instead to the Revolving Loan.

The Term Loan Agreement contains customary representations, warranties and affirmative and negative financial and other covenants for a loan of this type. The Term Note is secured by a second priority security interest (subordinate to the Revolving Loan) in all of the assets of 1847 Goedeker and 1847 Holdco. In connection with such security interest, on April 5, 2019, (i) 1847 Holdco entered into a Pledge Agreement with SBCC, pursuant to which 1847 Holdco pledged the shares of 1847 Goedeker held by it to SBCC, and (ii) 1847 Goedeker entered Deposit Account Control Agreement with Burnley, SBCC and Montgomery Bank relating to the security interest in 1847 Goedeker’s bank accounts.

In addition, on April 5, 2019, the Company entered into a Guaranty with SBCC to guaranty the obligations under the Term Loan Agreement upon the occurrence of certain prohibited acts described in the Guaranty.

Equity-Linked Financing

On April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker (collectively, “1847”) entered into a Securities Purchase Agreement (the “Leonite Purchase Agreement”) with Leonite Capital LLC, a Delaware limited liability company (“Leonite”), pursuant to which 1847 issued to Leonite a secured convertible promissory note in the aggregate principal amount of $714,285.71 (the “Leonite Note”). As additional consideration for the purchase of the Leonite Note, (i) the Company issued to Leonite 50,000 common shares, (ii) the Company issued to Leonite a five-year warrant to purchase 200,000 common shares at an exercise price of $1.25 per share (subject to adjustment), which may be exercised on a cashless basis (the “Leonite Warrant”), and (iii) 1847 Holdco issued to Leonite shares of common stock equal to a 7.5% non-dilutable interest in 1847 Holdco.

The Leonite Note carries an original issue discount of $64,285.71 to cover Leonite’s legal fees, accounting fees, due diligence fees and/or other transactional costs incurred in connection with the purchase of the Leonite Note. Therefore, the purchase price of the Leonite Note was $650,000.

The Leonite Note bears interest at the rate of the greater of (i) 12% per annum and (ii) the prime rate as set forth in the Wall Street Journal on April 5, 2019 plus 6.5% guaranteed over the holding period on the unconverted principal amount, on the terms set forth in the Leonite Note (the “Stated Rate”). Any amount of principal or interest on the Leonite Note, which is not paid by the maturity date, shall bear interest at the rate at the lesser of 24% per annum or the maximum legal amount permitted by law (the “Default Interest”).

F-100

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

Beginning on May 5, 2019 and on the same day of each and every calendar month thereafter throughout the term of the Leonite Note, 1847 shall make monthly payments of interest only due under the Leonite Note to Leonite at the Stated Rate as set forth above. 1847 shall pay to Leonite on an accelerated basis any outstanding principal amount of the Leonite Note, along with accrued, but unpaid interest, from: (i) net proceeds of any future financings by the Company, but not its subsidiaries, whether debt or equity, or any other financing proceeds, except any transaction having a specific use of proceeds requirement that such proceeds are to be used exclusively to purchase the assets or equity of an unaffiliated business and the proceeds are used accordingly; (ii) net proceeds from any sale of assets of 1847 or any of its subsidiaries other than sales of assets in the ordinary course of business or receipt by 1847 or any of its subsidiaries of any tax credits, subject to rights of Goedeker, or other financing sources of 1847 (including its subsidiaries) existing prior to the date of the Leonite Note; and (iii) net proceeds from the sale of any assets outside of the ordinary course of business or securities in any subsidiary.

The Leonite Note will mature 12 months from the issue date, or April 5, 2020, at which time the principal amount and all accrued and unpaid interest, if any, and other fees relating to the Leonite Note, will be due and payable. Unless an event of default as set forth in the Leonite Note has occurred, 1847 has the right to prepay principal amount of, and any accrued and unpaid interest on, the Leonite Note at any time prior to the maturity date at 115% of the principal amount (the “Premium”), provided, however, that if the prepayment is the result of any of the occurrence of any of the transactions described in subparagraphs (i), (ii) or (iii) above then such prepayment shall be the unpaid principal amount, plus accrued and unpaid interest and other amounts due but without the Premium.

The Leonite Note contains customary events of default, including in the event of (i) non-payment, (ii) a breach by 1847 of its covenants under the Leonite Purchase Agreement or any other agreement entered into in connection with the Leonite Purchase Agreement, or a breach of any of representations or warranties under the Leonite Note, or (iii) the bankruptcy of 1847. The Leonite Note also contains a cross default provision, whereby a default by 1847 of any covenant or other term or condition contained in any of the other financial instrument issued by of 1847 to Leonite or any other third party after the passage all applicable notice and cure or grace periods that results in a material adverse effect shall, at Leonite’s option, be considered a default under the Leonite Note, in which event Leonite shall be entitled to apply all rights and remedies under the terms of the Leonite Note.

Under the Leonite Note, Leonite has the right at any time at its option to convert all or any part of the outstanding and unpaid principal amount and accrued and unpaid interest of the Leonite Note into fully paid and non-assessable common shares or any shares of capital stock or other securities of the Company into which such common shares may be changed or reclassified. The number of common shares to be issued upon each conversion of the Leonite Note shall be determined by dividing the Conversion Amount by the applicable conversion price then in effect. The term “Conversion Amount” means, with respect to any conversion of the Leonite Note, the sum of: (i) the principal amount of the Leonite Note to be converted plus (ii) at Leonite’s option, accrued and unpaid interest, plus (iii) at Leonite’s option, Default Interest, if any, plus (iv) Leonite’s expenses relating to a conversion, plus (v) at Leonite’s option, any amounts owed to Leonite. The conversion price shall be $1.00 per share (the “Fixed Conversion Price”) (subject to adjustment as further described in the Leonite Note for common share distributions and splits, certain fundamental transactions, and anti-dilution adjustments), provided that at any time after any event of default under the Leonite Note, the conversion price shall immediately be equal to the lesser of (i) the Fixed Conversion Price less 40%; and (ii) the lowest weighted average price of the common shares during the 21 consecutive trading day period immediately preceding the trading day that 1847 receives a notice of conversion or (iii) the discount to market based on subsequent financings with other investors.

Notwithstanding the foregoing, in no event shall Leonite be entitled to convert any portion of the Leonite Note in excess of that portion of the Leonite Note upon conversion of which the sum of (1) the number of common shares beneficially owned by Leonite and its affiliates (other than common shares which may be deemed beneficially owned through the ownership of the unconverted portion of the Leonite Note or the unexercised or unconverted portion of any other security of the Company subject to a limitation on conversion or exercise analogous to the limitations contained in the Leonite Note, and, if applicable, net of any shares that may be deemed to be owned by any person not affiliated with Leonite who has purchased a portion of the Leonite Note from Leonite) and (2) the number of common shares issuable upon the conversion of the portion of the Leonite Note with respect to which the determination of this proviso is being made, would result in beneficial ownership by Leonite and its affiliates of more than 4.99% of the outstanding common shares of the Company. Such limitations on conversion may be waived (up to a maximum of 9.99%) by Leonite upon, at its election, not less than 61 days’ prior notice to the Company, and the provisions of the conversion limitation shall continue to apply until such 61st day (or such later date, as determined by Leonite, as may be specified in such notice of waiver).

F-101

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Leonite Warrant also contains an ownership limitation. The Company shall not effect any exercise of the Leonite Warrant, and Leonite shall not have the right to exercise any portion of the Leonite Warrant, to the extent that after giving effect to issuance of common shares upon exercise the Leonite Warrant, Leonite, together with its affiliates, and any other persons acting as a group together with Leonite or any of its affiliates, would beneficially own in excess of 4.99% of the number of common shares outstanding immediately after giving effect to the issuance of common shares issuable upon exercise of the Leonite Warrant. Upon no fewer than 61 days’ prior notice to the Company, Leonite may increase or decrease such beneficial ownership limitation provisions and any such increase or decrease will not be effective until the 61st day after such notice is delivered to the Company.

The Leonite Purchase Agreement contains customary representations, warranties and covenants. In addition, pursuant to the Leonite Purchase Agreement, Leonite was granted piggy-back registration rights with respect to the common shares, the Leonite Warrant and the shares issuable upon exercise of the Leonite Warrant. Also, in the event that the Company proposes to offer and sell its securities in an Equity Financing (as defined in the Leonite Purchase Agreement), Leonite shall have the right, but not the obligation, to participate in the purchase of the securities being offered in such Equity Financing up to an amount equal to the principal amount of the Leonite Note until the earliest of (i) the maturity date, (ii) the date that the Leonite Note and all accrued but unpaid interest shall have been repaid in full, and (iii) the closing date of an Equity Financing in which all, or any remaining portion, of the outstanding principal amount of the Leonite Note along with accrued but unpaid interest thereon shall have been converted, in full, into, and on the same terms as, the securities being offered in such Equity Financing.

In addition, as long as Leonite owns at least five percent (5%) of the securities originally purchased under the Leonite Purchase Agreement, the Company must timely file (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed it pursuant to the Securities Exchange Act of 1934, as amended, or make publicly available in accordance with Rule 144(c) such information as is required for Leonite to sell the securities under Rule 144. If the Company fails to remain current in its reporting obligations or to provide currently publicly available information in accordance with Rule 144(c) and such failure extends for a period of more than fifteen trading days (the date which such five trading day-period is exceeded, the “Event Date”), then in addition to any other rights Leonite may have under the Leonite Purchase Agreement or under applicable law, on each such Event Date and on each monthly anniversary of each such Event Date until the information failure is cured, the Company shall pay to Leonite an amount in cash, as partial liquidated damages and not as a penalty, equal to 0.75% of purchase price paid for the securities held by Leonite at the Event Date with a maximum amount of liquidated damages payable being capped at $150,000.

Concurrently with 1847 and Leonite entering into the Leonite Purchase Agreement and as security for 1847’s obligations thereunder, on April 5, 2019, the Company, 1847 Holdco and 1847 Goedeker entered into a Security and Pledge Agreement with Leonite (the “Security Agreement”). Pursuant to the Security Agreement, and in order to secure 1847’s timely payment of the Leonite Note and related obligations and the timely performance of each and all of its covenants and obligations under the Leonite Purchase Agreement and related documents, 1847 unconditionally and irrevocably granted, pledged and hypothecated to Leonite a continuing security interest in and to, a lien upon, assignment of, and right of set-off against, all presently existing and hereafter acquired or arising assets. Such security interest is a first priority security interest with respect to the securities that the Company owns in 1847 Holdco and in 1847 Neese Inc., and a third priority security interest with respect to all other assets.

The rights of Leonite to receive payments under the Leonite Note are subordinate to the rights of Burnley and SBCC under separate Subordination Agreements that Leonite entered into with them on April 5, 2019.

NOTE 3 – BASIS OF PRO FORMA PRESENTATION

The unaudited pro forma combined statement of operations for the six months ended June 30, 2019 combines the historical statement of operations of the Company with the historical statement of operations of Goedeker and was prepared as if the Acquisition had occurred on January 1, 2019. The unaudited pro forma combined statement of operations for the year ended December 31, 2018 combines the historical statement of operations of the Company with the historical statement of operations of Goedeker and was prepared as if the Acquisition had occurred on January 1, 2018.  The historical financial information is adjusted in the unaudited pro forma combined financial information to give effect to pro forma events that are (1) directly attributable to the proposed acquisition, (2) factually supportable, and (3) with respect to the combined statement of operations, expected to have a continuing impact on the combined results.

F-102

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

The Company accounted for the acquisition in the unaudited pro forma combined financial information using the acquisition method of accounting in accordance with Financial Accounting Standards Board Accounting Standards Codification Topic 805 “Business Combinations” (“ASC 805”). In accordance with ASC 805, the Company used its best estimates and assumptions to assign fair value to the tangible and intangible assets acquired and liabilities assumed at the Acquisition date. Goodwill as of the Acquisition date is measured as the difference of fair value of the net tangible assets and identifiable assets acquired over the purchase consideration.

The pro forma adjustments described below were developed based on management’s assumptions and estimates, including assumptions relating to the consideration paid and the allocation thereof to the assets acquired and liabilities assumed from Goedeker based on preliminary estimates to fair value. The final purchase consideration and allocation of the purchase consideration will differ from that reflected in the unaudited pro forma combined financial information after the final valuation procedures are performed and the amounts are finalized.

The unaudited pro forma combined financial information is provided for illustrative purposes only and does not purport to represent what the actual consolidated results of operations or the consolidated financial position of the combined company would have been had the acquisition occurred on the dates assumed, nor are the necessarily indicative of future consolidated results of operations or financial position.

The Company expects to incur costs and realize benefits associated with integrating the operations of the Company and the Goedeker Business. The unaudited pro forma combined financial statements do not reflect the costs of any integration activities or any benefits that may result from operating efficiencies or revenue synergies. The unaudited pro forma combined statement of operations does not reflect any non-recurring charges directly related to the Acquisition that the combined companies incurred upon completion of the Acquisition.

NOTE 4 – ESTIMATED PRELIMINARY PURCHASE PRICE CONSIDERATION

The Company has performed a preliminary valuation analysis of the fair market value of Goedeker’s assets acquired and liabilities assumed. The following table summarizes the preliminary allocation of the purchase price as of the Acquisition date:

Purchase consideration:
Note payable to Goedeker	$4,100,000
Cash due to Goedeker	478,000
Cash due to Power Digital Marketing	20,000
Amount of consideration:	$4,598,000

Assets acquired and liabilities assumed at preliminary fair value
Cash	$1,523,463
Accounts receivable	1,286,511
Deposits with vendors	2,285,952
Inventories	2,549,115
Due from related party	553,733
Other current assets	50,634
Prepaid and other current assets	4,000
Property and equipment	206,612
Accounts payable and accrued expenses	(2,445,426)
Customer deposits	(2,520,706)
Other liabilities	-
Net tangible assets acquired	$3,493,888

Total net assets acquired	$3,493,888
Consideration paid	4,598,000
Preliminary goodwill	$1,104,112

F-103

1847 HOLDINGS LLC

NOTES TO UNAUDITED PRO FORMA COMBINED FINANCIAL INFORMATION

This preliminary purchase price allocation has been used to prepare pro forma adjustments in the unaudited pro forma condensed combined balance sheet and statement of operations. Due to the recent completion of the Acquisition, the determination of the purchase price and the allocation of the purchase price used in the unaudited pro forma condensed combined financial information are based upon preliminary estimates, which are subject to change during the measurement period (up to one year from the acquisition date) as the Company finalizes the valuations of the assets acquired and liabilities assumed, including, but not limited to, contract receivables, prepaid expenses and other current assets, intangible assets, accounts payable, and deferred revenue. It is expected that the financial statement basis and income tax basis for the assets acquired and liabilities assumed will be the same. The final allocation could differ materially from the preliminary allocation used in the pro forma adjustments.

NOTE 5 – PRO FORMA ADJUSTMENTS

As the Acquisition has recently been completed, the Company is currently in the process of completing the purchase price allocation treating the Acquisition as a business combination (see Note 3). The purchase price allocation for Goedeker will be included in the Company’s consolidated financial statements in the second quarter of the year ending December 31, 2019.

The pro forma adjustments included in the unaudited pro forma condensed combined financial statements are as follows:

Asset Purchase Agreement

(a-1) Reflects the interest expense resulting from the Promissory Notes of annualized interest of 9% or approximately $369,000 for the year ended December 31, 2018 and $96,041 for the period of January 1, 2019 through April 5, 2019.

(a-2) Reflects the non-controlling interest of the 30% interest in 1847 Holdco.

Management Services Agreement

(m-1) Reflects an annualized management services agreement of a maximum of $250,000 paid to 1847 Partners LLC for the year ended December 31, 2018 and $65,753 for the period of January 1, 2019 through April 5, 2019 .

Revolving Loan

(r-1) Interest expense – Reflects the interest expense of $78,481 and $20,427 resulting from the Revolving Note of annualized interest of 8.5% or approximately $64,148 and $16,696 and the amortization of debt discount of financing costs of $14,333 and $3,731 for the year ended December 31, 2018 and period of January 1, 2019 through April 5, 2019, respectively.

(r-2) Financing costs – Reflects financing costs of the Revolving Loan for a commitment fee of 0.5% per annum, loan facility fee of 0.75% per annum and monthly collateral management fee of $1,700.

(r-3) Consulting fee – Represents the $150,000 and $39,452 for a consulting fee due to GVC Financial Services, LLC for the year ended December 31, 2018 and for the period of January 1, 2019 through April 5, 2019, respectively.

Term Loan

(t-1) Interest expense – Reflects the interest expense of $278,000 resulting from the Term Loan financing including the annualized interest of 11% or approximately $165,000, PIK interest of 2% or approximately $30,000, the amortization of debt discount of financing costs of $25,750 and amortization of the warrant feature of $57,250 for the year ended December 31, 2018.

(t-2) Interest expense –  Reflects the interest expense of $74,308 resulting from the Term Loan financing including the annualized interest of 11% or approximately $44,897, PIK interest of 2% or approximately $7,808, the amortization of debt discount of financing costs of $6,702 and amortization of the warrant feature of $14,901 for the period January 1, 2019 through April 5, 2019 .

Equity-Linked Financing

(e-1) Interest expense – Reflects the interest expense of $735,714 resulting from the Leonite Note including the annualized interest of 12% or approximately $85,714, the amortization of debt discount of financing costs of $15,000, debt discount of amortization of share issuance of $100,000, amortization of the warrant feature of $145,259 and amortization of the beneficial conversion feature of $389,741 for the year ended December 31, 2018.

(e-2) Interest expense –  Reflects the interest expense of $191,487 resulting from the Leonite Note including the annualized interest of 12% or approximately $22,309, the amortization of debt discount of financing costs of $3,904, debt discount of amortization of share issuance of $26,027, amortization of the warrant feature of $37,807 and amortization of the beneficial conversion feature of $101,439 for the period January 1, 2019 through April 5, 2019.

F-104

PART III – EXHIBITS

Exhibit Index

Exhibit No.	Description
1.1*	Engagement Agreement, dated August 6, 2019, between 1847 Holdings LLC and Craft Capital Management LLC
1.2*	Amendment to Engagement Agreement, dated October 8, 2019, between 1847 Holdings LLC and Craft Capital Management LLC
2.1	Certificate of Formation of 1847 Holdings LLC (incorporated by reference to Exhibit 3.1 to the Registration Statement on Form S-1 filed on February 7, 2014)
2.2	Second Amended and Restated Operating Agreement of 1847 Holdings LLC, dated January 19, 2018 (incorporated by reference to Exhibit 3.1 to the Current Report on Form 8-K filed on January 22, 2018)
2.3 *	Form of Share Designation of Series A Preferred Shares
3.1	Specimen certificate evidencing a Series A Preferred Share of 1847 Holdings LLC (included in Exhibit 2.3)
3.2	Common Share Purchase Warrant issued by 1847 Holdings LLC to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.22 to the Current Report on Form 8-K filed April 8, 2019)
4.1 *	Form of Subscription Agreement
6.1

Management Services Agreement, dated April 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.1 to the Registration Statement on Form S-1/A filed on March 14, 2014)

6.2

Amendment No. 1 to Management Services Agreement, dated September 15, 2013, between 1847 Holdings LLC and 1847 Partners LLC (incorporated by reference to Exhibit 10.2 to the Registration Statement on Form S-1 filed on February 7, 2014)

6.3	Management Services Agreement, dated March 3, 2017, between 1847 Neese Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed March 9, 2017)
6.4	Management Services Agreement, dated April 5, 2019, between 1847 Goedeker Inc. and 1847 Partners LLC (incorporated by reference to Exhibit 10.7 to the Current Report on Form 8-K filed April 8, 2019)
6.5

Management Fee Subordination Agreement, dated April 5, 2019, between Burnley Capital LLC and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.8 to the Current Report on Form 8-K filed April 8, 2019)

6.6

Management Fee Subordination Agreement, dated April 5, 2019, between Small Business Community Capital II, L.P. and 1847 Partners LLC and Acknowledged by 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.9 to the Current Report on Form 8-K filed April 8, 2019)

6.7

Stock Purchase Agreement, dated March 3, 2017, among 1847 Neese Inc., Neese, Inc., Alan Neese and Katherine Neese (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed on March 9, 2017)

6.8

8% Vesting Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017 (incorporated by reference to Exhibit 10.2 to the current report on Form 8-K filed March 9, 2017)

6.9

10% Short Term Promissory Note issued by 1847 Neese Inc. and Neese, Inc. to Alan Neese and Katherine Neese on March 3, 2017 (incorporated by reference to Exhibit 10.3 to the current report on Form 8-K filed March 9, 2017)

6.10

Stock Purchase Agreement, dated November 12, 2018, among 1847 CB, Inc., Cornerstone Builders of SW Florida, Inc. and Anthony Leopardi (incorporated by reference to Exhibit 10.10 to the Annual Report on Form 10-K filed April 15, 2019)

6.11

Amendment No. 1 to Stock Purchase Agreement, dated March 13, 2019, among 1847 CB, Inc., Cornerstone Builders of SW Florida, Inc. and Anthony Leopardi (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed March 19, 2019)

6.12

Asset Purchase Agreement, dated January 18, 2019, among 1847 Goedeker Inc., Goedeker Television Co., Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 8, 2019)

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6.13

Amendment No. 1 to Asset Purchase Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc., Goedeker Television Co. and Steve Goedeker and Mike Goedeker (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 8, 2019)

6.14

9% Subordinated Promissory Note issued by 1847 Goedeker Inc. to Steve Goedeker, in his capacity as the Seller’s Representative, on April 5, 2019 (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K filed April 8, 2019)

6.15

Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed April 8, 2019)

6.16

Subordination Agreement, dated April 5, 2019, between Goedeker Television Co. and Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed April 8, 2019)

6.17	Master Lease Agreement, dated March 3, 2017, among Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc. (incorporated by reference to Exhibit 10.5 to the Current Report on Form 8-K filed March 9, 2017)
6.18

First Amendment to Lease Documents, dated June 14, 2017, among Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed June 15, 2017)

6.19

Equipment Schedule No. 2, dated October 31, 2017, among Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc. (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed November 6, 2017)

6.20

Forbearance Agreement, dated April 18, 2018, among Utica Leaseco, LLC, 1847 Neese Inc., Neese, Inc. and Ellery W. Roberts (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K filed April 24, 2018)

6.21	Surrender Agreement, dated April 18, 2018, among Utica Leaseco, LLC, 1847 Neese Inc. and Neese, Inc. (incorporated by reference to Exhibit 10.2 to the Current Report on Form 8-K filed April 24, 2018)
6.22	Promissory Note issued by Neese, Inc. in favor of Home State Bank on July 21, 2017 (incorporated by reference to Exhibit 10.3 to the Quarterly Report on Form 10-Q/A filed November 21, 2017)
6.23	Promissory Note issued by Neese, Inc. in favor of Home State Bank on September 18, 2017 (incorporated by reference to Exhibit 10.4 to the Quarterly Report on Form 10-Q/A filed November 21, 2017)
6.24	Promissory Note issued by Neese, Inc. in favor of Home State Bank on September 18, 2017 (incorporated by reference to Exhibit 10.5 to the Quarterly Report on Form 10-Q/A filed November 21, 2017)
6.25	Promissory Note issued by Neese, Inc. in favor of Home State Bank on September 26, 2017 (incorporated by reference to Exhibit 10.6 to the Quarterly Report on Form 10-Q/A filed November 21, 2017)
6.26

Commercial Security Agreement, dated September 26, 2017, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.7 to the Quarterly Report on Form 10-Q/A filed November 21, 2017)

6.27	Business Loan Agreement, dated June 13, 2018, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.1 to the Current Report on Form 8-K/A filed on July 12, 2018)
6.28	Promissory Note issued by Neese, Inc. in favor of Home State Bank on dated June 13, 2018 (incorporated by reference to Exhibit 10.2 to the Form 8-K/A filed on July 12, 2018)
6.29	Commercial Security Agreement, dated June 13, 2018, between Neese, Inc. and Home State Bank (incorporated by reference to Exhibit 10.3 to the Current Report on Form 8-K/A filed on July 12, 2018)
6.30

Grid Promissory Note issued by 1847 Holdings LLC in favor of 1847 Partners LLC on dated January 3, 2018 (incorporated by reference to Exhibit 4.1 to the Current Report on Form 8-K filed January 4, 2018)

6.31

Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Burnley Capital LLC (incorporated by reference to Exhibit 10.10 to the Current Report on Form 8-K filed April 8, 2019)

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6.32	Revolving Note issued by 1847 Goedeker Inc. to Burnley Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.11 to the Current Report on Form 8-K filed April 8, 2019)
6.33	Pledge Agreement, dated April 5, 2019, by 1847 Goedeker Holdco Inc. in favor of Burnley Capital LLC (incorporated by reference to Exhibit 10.12 to the Current Report on Form 8-K filed April 8, 2019)
6.34	Guaranty, dated April 5, 2019, by 1847 Holdings LLC in favor of Burnley Capital LLC (incorporated by reference to Exhibit 10.14 to the Current Report on Form 8-K filed April 8, 2019)
6.35

Loan and Security Agreement, dated April 5, 2019, among 1847 Goedeker Inc., 1847 Goedeker Holdco Inc. and Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.15 to the Current Report on Form 8-K filed April 8, 2019)

6.36

Term Loan Note issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 10.16 to the Current Report on Form 8-K filed April 8, 2019)

6.37

Warrant to Purchase Company Shares issued by 1847 Goedeker Inc. to Small Business Community Capital II, L.P. on April 5, 2019 (incorporated by reference to Exhibit 10.17 to the Current Report on Form 8-K filed April 8, 2019)

6.38

Pledge Agreement, dated April 5, 2019, by 1847 Goedeker Holdco Inc. in favor of Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.18 to the Current Report on Form 8-K filed April 8, 2019)

6.39

Guaranty, dated April 5, 2019, by 1847 Holdings LLC in favor of Small Business Community Capital II, L.P. (incorporated by reference to Exhibit 10.19 to the Current Report on Form 8-K filed April 8, 2019)

6.40

Deposit Account Control Agreement, dated April 5, 2019, among 1847 Goedeker Inc., Burnley Capital LLC, Small Business Community Capital II, L.P. and Montgomery Bank (incorporated by reference to Exhibit 10.13 to the Current Report on Form 8-K filed April 8, 2019)

6.41

Securities Purchase Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.20 to the Current Report on Form 8-K filed April 8, 2019)

6.42

Secured Convertible Promissory Note issued by 1847 Holdings LLC, 1847 Goedeker Holdco Inc. and 1847 Goedeker Inc. to Leonite Capital LLC on April 5, 2019 (incorporated by reference to Exhibit 10.21 to the Current Report on Form 8-K filed April 8, 2019)

6.43

Security and Pledge Agreement, dated April 5, 2019, among 1847 Holdings LLC, 1847 Goedeker Holdco Inc., 1847 Goedeker Inc. and Leonite Capital LLC (incorporated by reference to Exhibit 10.23 to the Current Report on Form 8-K filed April 8, 2019)

6.44

Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Burnley Capital LLC and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.24 to the Current Report on Form 8-K filed April 8, 2019)

6.45

Subordination Agreement, dated April 5, 2019, by Leonite Capital LLC in favor of Small Business Community Capital II, L.P. and Acknowledged by 1847 Goedeker Inc. and 1847 Goedeker Holdco Inc. (incorporated by reference to Exhibit 10.25 to the Current Report on Form 8-K filed April 8, 2019)

6.46	Agreement of Lease, dated March 3, 2017, between K&A Holdings, LLC and Neese, Inc. (incorporated by reference to Exhibit 10.4 to the Current Report on Form 8-K filed March 9, 2017)
6.47	Lease Agreement, dated April 5, 2019, between S.H.J., L.L.C. and 1847 Goedeker Inc. (incorporated by reference to Exhibit 10.6 to the Current Report on Form 8-K filed April 8, 2019)
8.1 *	Form of Escrow Agreement
10	Power of Attorney (included on the signature page of this offering statement)
11.1*	Consent of Sadler, Gibb & Associates, LLC for 1847 Holdings LLC
11.2*	Consent of Sadler, Gibb & Associates, LLC for Goedeker Television Co.
11.3 *	Consent of Bevilacqua PLLC (included in Exhibit 12.1)
12.1*	Opinion of Bevilacqua PLLC
___________

* filed herewith

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SIGNATURES

Pursuant to the requirements of Regulation A, the issuer certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form 1-A and has duly caused this offering statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Rockville, State of Maryland, on October 8, 2019.

1847 HOLDINGS LLC

By:	/s/ Ellery W. Roberts
Ellery W. Roberts Chairman, Chief Executive Officer and Chief Financial Officer

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This offering statement has been signed by the following persons, in the capacities, and on the dates indicated.

SIGNATURE	TITLE	DATE

/s/ Ellery W. Roberts	Chairman, Chief Executive Officer and Chief Financial Officer (Principal Executive Officer and Principal Financial and Accounting Officer)	October 8, 2019
Ellery W. Roberts

*	Director	October 8, 2019
Paul Froning

*	Director	October 8, 2019
Robert D. Barry

*By:	/s/ Ellery W. Roberts
Ellery W. Roberts
Attorney-In-Fact

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